 Exhibit 6

Documento di Economia e Finanza

2023
Ministero dell’Econonia e delle Finanze	Nota di Aggiornamento

Documento di Economia e Finanza

2023

Nota di Aggiornamento

Presentata dal Presidente del Consiglio dei Ministri

Giorgia Meloni

e dal Ministro dell'Economia e delle Finanze

Giancarlo Giorgetti

Ministero dell’Econonia e delle Finanze	Deliberata dal Consiglio dei ministri il 27 settembre 2023

PREMESSA
La presente Nota di Aggiornamento del Documento di Economia e Finanza (NADEF) vede la luce in una situazione economica e di finanza pubblica più delicata di quanto prefigurato in primavera. Dopo una buona partenza nei primi mesi del 2023, nel secondo trimestre la crescita dell’economia italiana ha subìto una temporanea inversione di tendenza, risentendo dell’erosione del potere d’acquisto delle famiglie dovuto all’elevata inflazione, della permanente incertezza causata dalla guerra in Ucraina, della sostanziale stagnazione dell’economia europea e della contrazione del commercio mondiale.
Alla luce della modesta crescita dell’attività economica prefigurata dalle stime interne per il secondo semestre, tali fattori portano a rivedere al ribasso la previsione di crescita annuale del prodotto interno lordo (PIL) in termini reali del 2023 dall’1,0 per cento del DEF allo 0,8 per cento e la proiezione tendenziale a legislazione vigente per il 2024, dall’1,5 per cento all’1,0 per cento. Resta invece sostanzialmente invariata, rispetto al DEF, la proiezione tendenziale di crescita del PIL per il 2025, all’1,3 per cento, mentre quella per il 2026 migliora marginalmente, dall’1,1 per cento all’1,2 per cento.
Per quanto riguarda la finanza pubblica, gli andamenti dell’indebitamento netto della PA e del fabbisogno di cassa del settore pubblico nell’anno in corso hanno fortemente risentito dell’impatto dei crediti di imposta legati agli incentivi edilizi introdotti durante la pandemia, in particolare del superbonus. A tale impatto si è aggiunto l’effetto del rialzo dei tassi di interesse sul costo del finanziamento del debito pubblico e della discesa dei prezzi all’importazione sul gettito delle imposte indirette. La revisione al rialzo delle stime di erogazione degli incentivi edilizi comporta maggiori compensazioni fiscali e, pertanto, un fabbisogno di cassa del settore pubblico che resterà elevato lungo tutto il triennio coperto dalla prossima legge di bilancio. A loro volta, proiezioni più elevate del fabbisogno di cassa comportano un’accumulazione di debito pubblico che rende più arduo conseguire una significativa discesa del rapporto debito/PIL.
La revisione al rialzo dell’impatto di bilancio dei crediti d’imposta legati al superbonus (1,1 per cento del PIL) causa una revisione in aumento dell’indebitamento netto tendenziale previsto per quest’anno, dal 4,5 per cento al 5,2 per cento del PIL. Cionondimeno, il Governo conferma la propria determinazione a perseguire una graduale, ma significativa, discesa dell’indebitamento netto della PA e un ritorno del rapporto debito/PIL al di sotto del livello precrisi pandemica entro la fine del decennio.
D’altro canto, la riduzione della crescita stimata per il 2023 e il 2024 e la necessità di proteggere il potere d’acquisto delle famiglie italiane argomentano a favore di una politica fiscale che sostenga la crescita e l’occupazione e contenga il rialzo dei prezzi al consumo.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	I

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

In base a tali considerazioni, contestualmente all’approvazione del presente documento e sentita la Commissione europea, il Governo ha inviato al Parlamento una Relazione ai fini dell’autorizzazione al ricorso a maggiore indebitamento netto, in cui rivede al rialzo gli obiettivi di indebitamento netto della PA nell’orizzonte di previsione 2023-2026, pur continuando a ricondurre il deficit ad un livello inferiore al 3 per cento del PIL entro il 2026. Gli obiettivi di indebitamento, sui quali si baserà la manovra di bilancio in corso di predisposizione, sono pari al 5,3 per cento del PIL quest’anno, 4,3 per cento nel 2024, 3,6 per cento nel 2025 e 2,9 per cento nel 2026.
Per quanto riguarda il rapporto tra debito pubblico e PIL, la recente revisione al rialzo della stima Istat del PIL nominale dello scorso biennio, pari all’1,9 per cento per il 2021 e al 2,0 per cento per il 2022, ha portato a una riduzione del rapporto debito/PIL, che si attesta a fine 2022 al 141,7 per cento dal 144,4 stimato in precedenza. Tuttavia, in prospettiva, i livelli più elevati del fabbisogno di cassa ora attesi nel periodo 2023-2026, a causa del maggior tiraggio dei già citati incentivi fiscali, incidono sfavorevolmente sulla dinamica prevista del rapporto debito/PIL, facendo sì che nello scenario tendenziale quest’ultimo resti al disopra del 140 per cento fino a tutto il 2026. Per mitigare questo effetto, e coerentemente con una gestione più dinamica delle partecipazioni pubbliche, il nuovo scenario programmatico prevede proventi da dismissioni pari ad almeno l’1 per cento del PIL nell’arco del triennio 2024-2026.
Grazie anche ad altre entrate straordinarie previste per il 2024, il rapporto debito/PIL dello scenario programmatico segue un profilo di lieve discesa, raggiungendo il 139,6 per cento nel 2026. Riduzioni più rilevanti del rapporto debito/PIL sono proiettate per gli anni seguenti, dato che l’impatto dei crediti d’imposta si ridurrà marcatamente dopo il 2026 e che il Governo continuerà a seguire una politica di consolidamento della finanza pubblica, tale da produrre significativi miglioramenti del saldo primario (ovvero esclusi i pagamenti per interessi).

La strategia del Governo si basa, dunque, sull‘individuazione di un punto di equilibrio tra sostegno alla crescita, agli investimenti e al potere d’acquisto delle famiglie italiane, da un lato, e disciplina di bilancio e riduzione del rapporto debito/PIL, dall’altro. Ciò sarà possibile anche attraverso la dismissione di partecipazioni societarie pubbliche, rispetto alle quali esistono impegni nei confronti della Commissione europea legati alla disciplina degli aiuti di Stato, oppure la cui quota di possesso del settore pubblico eccede quella necessaria a mantenere un’opportuna coerenza e unitarietà di indirizzo strategico.

La variabile fondamentale per garantire la sostenibilità, non solo del debito ma anche dell’equilibrio socioeconomico del Paese, è la crescita economica. Pur in presenza di un contesto geopolitico, ambientale e demografico assai complesso, è necessario conseguire ritmi di crescita nettamente più elevati rispetto a quelli dello scorso decennio. Per questo motivo, la realizzazione del Piano Nazionale di Ripresa e Resilienza (PNRR) e la sua efficace revisione, anche con l’aggiunta del nuovo capitolo dedicato al Piano REPowerEU, giocano un ruolo centrale nella strategia di crescita e innovazione del Governo. Oltre a questo fondamentale pilastro, il Governo ha in programma non solo di dismettere asset, ma anche di

II	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

acquisire partecipazioni strategiche in settori chiave per la modernizzazione e digitalizzazione della nostra economia, quali le reti di telecomunicazione, nonché di adottare politiche innovative per lo sviluppo delle infrastrutture.
Un elemento chiave della strategia di crescita è quello dell’innovazione e della ricerca scientifica e applicata. Il PNRR finanzia cinque centri di eccellenza della ricerca applicata, in aggiunta ai quali stanno vedendo la luce ulteriori iniziative che puntano a replicare il successo dell’Istituto Italiano di Tecnologia, di cui questo mese si è celebrato il ventennale. Nelle prossime settimane sarà inaugurata la Fondazione per la progettazione dei circuiti integrati da semiconduttore, con sede principale a Pavia, dove si è già autonomamente sviluppato un distretto del design dei semiconduttori.
Nel frattempo, proseguono, o sono in fase di avanzata progettazione, anche con il sostegno di fondi nazionali ed europei, importanti investimenti produttivi in settori chiave, quali i semiconduttori, i pannelli fotovoltaici di nuova generazione e la fabbricazione di batterie per auto elettriche. A livello globale, l’innovazione tecnologica corre a velocità sempre più sostenuta: per recuperare terreno e favorire la transizione di importanti filiere industriali quali quella dell’auto, l’Italia, pur penalizzata da minori spazi di bilancio rispetto ad altri Paesi dell’Unione europea, dovrà essere rapida, efficace e selettiva. Per questo motivo, la legge di bilancio continuerà a dedicare notevoli risorse agli investimenti pubblici e al supporto per quelli privati tramite strumenti quali i contratti di sviluppo, gli accordi per l’innovazione e i progetti di comune interesse europeo (IPCEI). Si perseguirà, inoltre, la massima efficienza nel combinare risorse pubbliche e private e nella capacità del settore pubblico di erogare garanzie sul credito sempre più mirate e selettive.

Nei giorni scorsi, il Governo ha emanato un nuovo decreto per contrastare gli effetti del caro energia e le implicazioni dell’elevata inflazione che abbiamo attraversato negli ultimi due anni. Tali interventi sono ancor più mirati rispetto ai precedenti provvedimenti, puntando a proteggere, dal caro bollette e dall’aumento dei prezzi dei carburanti, soprattutto le famiglie a basso reddito. Ipotizzando che, anche grazie agli elevati livelli di riempimento degli stoccaggi, il prezzo del gas resti relativamente basso durante l’inverno, nel 2024 si provvederà ad adottare misure sempre più mirate, che tutelino le fasce della popolazione a rischio di povertà energetica e a ridurre ulteriormente gli oneri di bilancio derivanti dal contrasto al caro energia.
Sebbene si preveda che il tasso di inflazione cali sensibilmente nei prossimi mesi, il forte rincaro dei prezzi dei beni e dei servizi inclusi nel paniere dei consumi, e in particolare dei generi alimentari, resta una delle principali preoccupazioni del Governo. Per questo motivo, oltre ad iniziative quali l’accordo con le categorie produttive e distributive per il ‘Trimestre Anti-Inflazione’, il Governo ha deciso di confermare per il 2024 il taglio contributivo attuato quest’anno. In termini di impatto sulla finanza pubblica, si tratta della principale misura della legge di bilancio. Si è deciso di prorogarla perché essa soddisfa al contempo l’esigenza di proteggere il reddito disponibile delle famiglie con redditi medi e bassi, di contenere il costo del lavoro delle imprese e l’aumento dei prezzi e di continuare a migliorare la competitività della nostra economia.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	III

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

La riforma fiscale è una delle principali iniziative strutturali che il Governo intende mettere in campo. La legge di bilancio finanzierà l’attuazione della prima fase della riforma, con il passaggio dell’imposta sui redditi delle persone fisiche a tre aliquote e il mantenimento della flat tax per partite IVA e professionisti con ricavi ovvero compensi inferiori a 85 mila euro. La riforma ridurrà la pressione fiscale sulle famiglie, giacché essa sarà solo parzialmente coperta da una revisione delle spese fiscali. Sempre nell’ottica di un recupero del reddito disponibile delle famiglie, la legge di bilancio finanzierà anche il rinnovo contrattuale del pubblico impiego, con una particolare attenzione al settore sanitario.
In presenza di una preoccupante flessione delle nascite, il Governo intende promuovere ulteriormente la genitorialità e sostenere le famiglie con più di due figli. È pertanto allo studio una misura innovativa a favore delle famiglie con redditi medi e bassi, che sarà anch’essa finanziata dalla legge di bilancio.
L’intonazione più espansiva rispetto allo scenario tendenziale della politica di bilancio nel 2024 e, in minor misura, nel 2025, darà luogo ad un impatto positivo sulla crescita del PIL, pari a 0,2 punti percentuali nel 2024 e 0,1 punti percentuali nel 2025. Pertanto, la crescita programmatica è prevista pari all’1,2 per cento nel 2024 e all’1,4 per cento nel 2025. L’esigenza di ridurre il deficit prefigura, invece, un moderato consolidamento della finanza pubblica nel 2026, che sarà attuato attraverso la revisione della spesa e misure volte a ridurre il tax gap. Ne conseguirà un impatto lievemente negativo sulla crescita del PIL reale nell’anno finale della previsione, che è comunque prevista pari all’1,0 per cento.

In sintesi, in una situazione in cui la finanza pubblica è gravata dall’onere degli incentivi edilizi, dal rialzo dei tassi di interesse e dal rallentamento del ciclo economico internazionale, è necessario fare scelte difficili. Il Governo ha optato per misure che affrontino i problemi più impellenti del Paese – l’inflazione, la povertà energetica e alimentare, la decrescita demografica – promuovendo al contempo gli investimenti, l’innovazione, la crescita sostenibile e la capacità di reagire dell’economia.
Ottenuto il consenso del Parlamento su queste priorità di politica di bilancio, le nostre energie si concentreranno sull’attuazione di nuove iniziative nel campo delle infrastrutture, della ricerca e della formazione, per riportare l’Italia su un sentiero di crescita che valorizzi al massimo i lavoratori e le imprese, che sono la vera forza del nostro Paese e che, con la loro dedizione e inventiva, ne fanno uno dei maggiori esportatori europei e mondiali.

Giancarlo Giorgetti

Ministro dell’Economia e delle Finanze

IV	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE
I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	Tendenze recenti dell’economia e della finanza pubblica
I.2	Quadro macroeconomico tendenziale
I.3	Finanza pubblica tendenziale
I.4	Quadro macroeconomico e di finanza pubblica programmatico

II.	QUADRO MACROECONOMICO
II.1	L’economia internazionale
II.2	Economia italiana: tendenze recenti
II.3	Economia italiana: prospettive
II.4	Scenario programmatico

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	Indebitamento netto: dati di consuntivo e previsioni tendenziali
III.2	Percorso programmatico di finanza pubblica
III.3	Evoluzione del rapporto debito/PIL
III.4	Il percorso di riduzione del debito nella nuova governance economica europea
III.5	Scenari di sensitività di finanza pubblica e proiezione del rapporto debito/PIL nel medio periodo
III.6	Principali provvedimenti di finanza pubblica adottati nel 2023

IV.	LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA
IV.1	Introduzione
IV.2	Perseguire una politica di bilancio prudente e di supporto alla crescita sostenibile (CSR1)
IV.3	Accelerare l’attuazione del PNRR, di REPower-EU e dei programmi della politica di coesione (CSR2)
IV.4	Promuovere la sostenibilità ambientale (CSR3)

ALLEGATI
Nota illustrativa sulle leggi pluriennali di spesa in conto capitale a carattere non permanente
Rapporto programmatico recante gli interventi in materia di spese fiscali
Rapporto sui risultati conseguiti in materia di misure di contrasto all’evasione fiscale e contributiva

MINISTERO DELL’ECONOMIA E DELLE FINANZE	V

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

INDICE DELLE TAVOLE

Tavola I.1	Quadro macroeconomico tendenziale sintetico
Tavola I.2	Quadro macroeconomico programmatico sintetico
Tavola I.3	Indicatori di finanza pubblica
Tavola II.1	Esogene internazionali
Tavola II.2	Quadro macroeconomico tendenziale
Tavola II.3	Quadro macroeconomico programmatico
Tavola III.1a	Conto della PA a legislazione vigente (in milioni)
Tavola III.1b	Conto della PA a legislazione vigente (in percentuale del PIL)
Tavola III.1c	Conto della PA a legislazione vigente (variazioni percentuali)
Tavola III.2	Impatto del RRF sulle previsioni – sovvenzioni
Tavola III.3	Impatto del RRF sulle previsioni – prestiti
Tavola III.4	Quadro programmatico sintetico di finanza pubblica
Tavola III.5	La finanza pubblica corretta per il ciclo
Tavola III.6	Deviazioni significative
Tavola III.7	Misure una tantum a legislazione vigente
Tavola III.8	Debito delle amministrazioni pubbliche per sottosettore
Tavola III.9	Sensitività alla crescita
Tavola III.10	Effetti cumulati dei principali provvedimenti adottati nel 2023 sui saldi di finanza pubblica
Tavola III.11	Effetti netti dei principali provvedimenti di finanza pubblica adottati nel 2023 sull’indebitamento netto della PA
Tavola IV.1	Raccomandazioni del Consiglio dell’UE per l'Italia

VI	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE

INDICE DELLE FIGURE

Figura I.1	Prodotto interno lordo e produzione industriale
Figura I.2	Prezzo del gas naturale 2020-2023 e prezzi a termine 2023-2026
Figura I.3	Prezzi al consumo
Figura I.4	Saldo del conto corrente della bilancia dei pagamenti dell’Italia
Figura I.5	Rendimenti sui titoli di Stato italiani
Figura I.6	Fabbisogno di cassa del settore statale
Figura I.7	Indebitamento netto e debito della PA in rapporto al PIL
Figura II.1	Prezzi del Brent e gas naturale
Figura II.2	Indici dei prezzi delle principali commodities
Figura II.3	Indice PMI globale composito e per paese
Figura II.4	Inflazione al consumo dei maggiori paesi
Figura II.5	PIL reale delle maggiori economie
Figura II.6	Inflazione al consumo dell’eurozona
Figura II.7	Tassi di policy delle principali banche centrali
Figura II.8	Contributi alla crescita del PIL
Figura II.9	Tasso di disoccupazione e tasso di partecipazione
Figura II.10	Prestiti al settore privato
Figura II.11	Sofferenze verso residenti
Figura II.12	Esportazioni di beni e servizi in volume
Figura II.13	Esportazioni di beni per i principali settori di attività economica
Figura III.1	Indici dei prezzi e saldi a legislazione vigente
Figura III.2	Andamento del rapporto debito/PIL al lordo e al netto degli aiuti europei
Figura III.3	Dinamica del rapporto debito/PIL negli scenari di sensitività
Figura III.4a	Proiezione stocastica del rapporto debito/PIL con shock ad alta volatilità
Figura III.4b	Proiezione stocastica del rapporto debito/PIL con shock a volatilità limitata
Figura III.5	Proiezione di medio termine del rapporto debito/PIL

MINISTERO DELL’ECONOMIA E DELLE FINANZE	VII

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

INDICE DEI BOX

Capitolo II	Inflazione e la dinamica dei prezzi
La revisione delle stime per il 2023 e gli anni seguenti
Un’analisi di rischio (o di sensibilità) sulle variabili esogene

Capitolo III	Superbonus 110: revisione dell’impatto sulle finanze pubbliche
Le recenti iniziative adottate in risposta al caro energia
Le tendenze di medio-lungo periodo del sistema pensionistico italiano e delle spese pubbliche connesse all’invecchiamento
Confronto con le previsioni di finanza pubblica della Commissione europea
Il processo di riforma della governance economica europea
La valutazione delle maggiori entrate strutturali derivanti dal miglioramento della compliance fiscale

Capitolo IV	L’autonomia differenziata

VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	TENDENZE RECENTI DELL’ECONOMIA E DELLA FINANZA PUBBLICA
L’evoluzione del PIL nel corso del 2023
Nella prima metà del 2023 l’andamento dell’economia italiana ha risentito dell’indebolimento del quadro ciclico globale. Al dato del primo trimestre, caratterizzato da un sostanzioso incremento congiunturale (+0,6 per cento), ha fatto seguito nel secondo trimestre una contrazione del prodotto interno lordo di quattro decimi. La crescita nei confronti dello stesso trimestre dell’anno precedente si è portata a 0,4 punti percentuali. Il dato, pur risultando su base tendenziale il decimo incremento consecutivo del prodotto interno lordo, segnala una significativa decelerazione del ritmo di crescita del PIL. Il settore dei servizi, che aveva mostrato una decisa risalita fino ai primi mesi dell’anno, ha rallentato e non è più riuscito a compensare la contrazione del comparto industriale iniziata nella seconda parte dello scorso anno. La fase di espansione della domanda interna, e in particolare degli investimenti, si è – sia pur solo temporaneamente – arrestata.

FIGURA I.1: PRODOTTO INTERNO LORDO E PRODUZIONE INDUSTRIALE

Fonte: Istat.

Gli indicatori congiunturali più recenti delineano uno scenario di lieve ripresa dell’attività a partire dal terzo trimestre dell’anno. Infatti, il PMI manifatturiero si sta progressivamente allontanando dai minimi di giugno e il traffico merci su rotaia

MINISTERO DELL’ECONOMIA E DELLE FINANZE	1

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

registra notevoli incrementi. Inoltre, i consumi elettrici delle imprese energivore, così come la produzione di energia, sono in recupero negli ultimi mesi, anche grazie alla riduzione dei prezzi dell’energia; ciò è coerente col progressivo rientro dell’inflazione e con il conseguente recupero del potere di acquisto delle famiglie. Difatti, le immatricolazioni di autovetture nei mesi estivi sono cresciute a ritmi significativi. Le analisi interne, basate su modelli statistici alimentati dagli indicatori ad alta frequenza, prospettano una graduale ripresa della crescita in chiusura d’anno.
In considerazione di tali elementi, la previsione di crescita del PIL per il 2023 viene corretta in via prudenziale al ribasso, passando dall’1,0 per cento riportato nel Documento di Economia e Finanza (DEF) allo 0,8 per cento.
Si ricorda, in ogni caso, che il 22 settembre l’Istat ha rivisto verso l’alto, per un ammontare sostanziale1 , la stima del livello del Prodotto Interno Lordo a partire dal 2021. Il dato mette in luce la capacità di ripresa dell’economia italiana ed è in prospettiva incoraggiante in termini di potenziale di crescita. Ciò comporta un significativo incremento del livello del PIL, sia nominale sia reale, previsto per quest’anno e il prossimo triennio.
L’approvvigionamento e i prezzi dell’energia, e le tendenze dell’inflazione.
Sul fronte energetico, grazie alla riduzione dei consumi2 e alla diversificazione delle fonti di approvvigionamento, sono state scongiurate le tensioni sul prezzo del gas naturale che si erano verificate nel 2022 durante il periodo estivo.

FIGURA I.2: PREZZO DEL GAS NATURALE 2020-2023 E PREZZI A TERMINE 2023-2026

Fonte: GME - Gestore Mercati Energetici.

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1 Nel 2021 la revisione del PIL nominale è di circa due punti percentuali e supera il punto percentuale a prezzi costanti.
2 I consumi nazionali di gas nei primi sette mesi dell’anno sono stati inferiori del 15,1 per cento rispetto al medesimo periodo del 2022.

2	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Nonostante la quota importata dalla Russia oramai rappresenti una piccola frazione sul totale delle importazioni di gas3 , gli stoccaggi si sono mantenuti su livelli elevati; il tasso di riempimento è attualmente superiore al 95 per cento.
Gli interventi di calmierazione delle bollette e delle spese energetiche, seppure in netta riduzione rispetto al 2022 in ragione della discesa dei prezzi, risultano sostanziosi nel 2023 e pari a circa 1,3 punti percentuali del PIL in termini lordi (2,8 punti percentuali nel 2022). Tali interventi hanno consentito di limitare l’impatto dei rincari sulle famiglie e sulle imprese, in particolare quelle più vulnerabili. A dispetto di ciò i consumi privati hanno comunque rallentato.
La riduzione dei corsi dei beni energetici si è riflessa sulla progressiva decelerazione dell’indice armonizzato dei prezzi al consumo (IPCA), che in agosto ha raggiunto il 5,5 per cento, un valore in linea con quello dell’area euro e destinato a ridursi ulteriormente nei mesi finali dell’anno.
La componente di fondo dell’inflazione (al netto dell’energia e degli alimentari freschi), sia pure con fisiologico ritardo, ha seguito la tendenza dell’indice generale: dopo il picco raggiunto in febbraio (7,0 per cento), ha gradualmente rallentato, attestandosi al 5,0 per cento in agosto.
Il mercato del lavoro e il settore estero
Nonostante l’elevata inflazione e il rallentamento del ciclo economico, il mercato del lavoro è risultato particolarmente resiliente. Il tasso di disoccupazione ha raggiunto un livello storicamente basso, pari al 7,6 per cento a luglio.

FIGURA I.3: PREZZI AL CONSUMO (INDICE ARMONIZZATO, VARIAZIONI PERCENTUALI A/A)

Fonte: Istat.

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3 L’afflusso dal punto di ingresso del Tarvisio, attraverso cui passa gran parte dell’import dalla Russia, è sceso nei primi sette mesi dell’anno da 10,5 miliardi di standard metri cubi (SMC) del 2022 a 2,3 miliardi di SMC e la quota sul totale delle importazioni di gas naturale è passata dal 24 al 6 per cento. La sostituzione del gas di provenienza russa è avvenuta tramite maggiori afflussi dal gasdotto dell’Algeria e un forte incremento delle importazioni di gas liquefatto.

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Secondo l’indagine sulle forze di lavoro, il numero di occupati, consolidando la scia di incrementi in corso da novembre 2022, si è portato al di sopra dei 23,5 milioni. Di conseguenza, a giugno il tasso di occupazione ha raggiunto il valore massimo in serie storica, il 61,5 per cento, diminuendo solo lievemente, al 61,3 per cento, in luglio.
Per quanto riguarda gli scambi con l’estero, l’effetto combinato delle politiche monetarie restrittive e dell’elevata inflazione verificatasi negli ultimi due anni sta frenando la domanda globale. Ne hanno risentito le esportazioni italiane. Dopo il forte recupero del biennio 2021-2022 (in cui hanno raggiunto un livello superiore di oltre il 10 per cento a quello pre-pandemia), nei primi due trimestri dell’anno l’export di beni e servizi si è ridotto in termini congiunturali.
Tuttavia, anche le importazioni sono diminuite per effetto del rallentamento della domanda interna. Inoltre, la decisa attenuazione delle tensioni sul mercato del gas e la flessione dei prezzi delle materie prime in confronto alla prima metà del 2022, unitamente ad un calo dei volumi, hanno dato luogo ad un marcato miglioramento del saldo commerciale. Nei primi sette mesi dell’anno la bilancia commerciale dell’Italia ha registrato un surplus di 16,2 miliardi, a fronte del disavanzo di poco più di 15 miliardi nello stesso periodo dell’anno scorso. In linea con il saldo commerciale, nei dodici mesi terminanti a luglio il disavanzo corrente della bilancia dei pagamenti si è attestato a -3,0 miliardi, in evidente miglioramento rispetto al 2022 (-23,3 miliardi).

FIGURA I.4: SALDO DEL CONTO CORRENTE DELLA BILANCIA DEI PAGAMENTI DELL’ITALIA

Fonte: Refinitiv.
L’evoluzione dell’area dell’euro
Le evoluzioni interne all’area dell’euro sono, tra i fattori di livello internazionale, quelli in grado di condizionare in modo più rilevante l’economia italiana e la sua finanza pubblica. In questa fase si riscontrano dinamiche molto simili a quelle italiane. L’inflazione di fondo, in rallentamento da marzo, si è

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portata al 6,2 per cento in agosto. Il calo dei prezzi dell’energia e la postura restrittiva della politica monetaria sembrano quindi favorire la convergenza dell’inflazione verso i valori giudicati congrui con la stabilità dei prezzi. La Banca centrale europea (BCE) prevede che nel 2025 il tasso di inflazione scenda ad un livello grosso modo in linea con l’obiettivo del 2 per cento.
Le politiche restrittive messe in atto dalla BCE iniziano ad avere effetti rilevanti sulle condizioni finanziarie e, di conseguenza, sulla crescita reale. Il rialzo dei tassi d’interesse-guida si sta trasferendo sui tassi passivi medi per famiglie e imprese. I volumi di credito sono in contrazione da inizio anno. In prospettiva, anche alla luce dell’attuale congiuntura internazionale, il conseguente indebolimento della domanda interna potrebbe non trovare un adeguato contrappeso nel canale dell’export.
Nonostante il rallentamento dell’economia, anche nell’area dell’euro le condizioni del mercato del lavoro restano favorevoli. Il tasso di disoccupazione in luglio è sceso al 6,4 per cento, nuovo minimo storico, mentre la crescita del costo del lavoro rimane al di sotto di quella dei prezzi al consumo, decelerando nel secondo trimestre 2023 al 4,5 per cento su base annua, dal 5,2 del trimestre precedente.
In questo quadro, l’aumento dei tassi di policy e la ristabilita calma sui mercati finanziari dopo le isolate crisi bancarie di marzo, hanno creato le condizioni perché i tassi d’interesse a lungo termine risalissero verso i valori toccati a inizio anno. Al momento, le attese dei mercati sulle future decisioni di politica monetaria sembrano convergere verso un primo taglio al tasso sui depositi della BCE – attualmente al 4 per cento - nella prossima estate.
Con riferimento ai debiti sovrani, la sostanziale stabilità degli spread tra i Paesi dell’area suggerisce che a guidare i rendimenti sono ancora i fondamentali comuni, in primo luogo la politica monetaria.
I tassi e la finanza pubblica in Italia
Nel mercato dei titoli di Stato italiani intorno a metà anno si è assistito a un moderato restringimento del differenziale di rendimento rispetto al Bund tedesco, che sulla scadenza decennale nel periodo giugno-agosto è risultato inferiore in media all’1,7 per cento. Più recentemente, la tendenza al rialzo dello spread ha portato il rendimento del BTP decennale a superare il 4,5 per cento, rispetto a una media d’anno del 4,2 per cento (valori che per il Bund sono rispettivamente il 2,7 e il 2,4 per cento).

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FIGURA I.5: RENDIMENTI SUI TITOLI DI STATO ITALIANI (BOT a 1 anno e BTP a dieci anni)

Fonte: Bloomberg.

Con riferimento alla finanza pubblica, i conti dei settori istituzionali dell’Istat indicano un incremento dell’indebitamento netto delle amministrazioni pubbliche nel primo trimestre, al 12,1 per cento del PIL dall’11,3 per cento del corrispondente periodo del 2022 (in termini non destagionalizzati)4 . L’andamento delle entrate è stato, in ogni caso, positivo nei primi sette mesi dell’anno, con una crescita delle entrate tributarie del 7,9 per cento e di quelle contributive del 4,8 per cento.
Inoltre, secondo i dati provvisori relativi ai primi otto mesi dell’anno, il fabbisogno di cassa è salito a 77 miliardi, con un aumento di 43,3 miliardi rispetto ai 33,7 miliardi del corrispondente periodo del 2022. Nel confronto, occorre considerare che sul risultato dello scorso anno aveva inciso in maniera favorevole l’erogazione nel mese di aprile della prima rata da 10 miliardi di sovvenzioni della Recovery and Resilience Facility; il pagamento della terza rata, atteso nelle prossime settimane, e della quarta rata contribuiranno al miglioramento del fabbisogno.
Tra i fattori che incidono negativamente sul fabbisogno nell’anno corrente rileva in particolare l’elevato ammontare dei crediti d’imposta legati alle incentivazioni relative al settore edilizio; questo fattore impatta anche sulle proiezioni di cassa per gli anni futuri.

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4 Con l’eccezione degli ultimi anni, da considerare fuori dalla norma in quanto segnati dalla pandemia, dalla crisi energetica e da interventi di politica fiscale a sostegno dell’economia, il primo trimestre registra normalmente i livelli più elevati di indebitamento netto di tutto l’anno. Come menzionato nel testo, i dati trimestrali di indebitamento non sono destagionalizzati.

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FIGURA I.6: FABBISOGNO DI CASSA DEL SETTORE STATALE (valori cumulati a 12 mesi)

Fonte: Elaborazioni MEF sui dati mensili della RGS per il settore statale e della Banca d’Italia per le amministrazioni pubbliche.
L’attuazione del PNRR e le riforme
Consapevole della fase delicata del ciclo internazionale e delle sfide economiche in atto, l’azione di riforma del Governo nei mesi passati è stata incentrata sull’attuazione delle riforme e degli investimenti previsti dal PNRR. Allo stesso tempo, si è proceduto a una revisione del Piano, tesa a favorirne un’attuazione efficace e in linea con i tempi previsti, nonché a incorporare il nuovo capitolo RePowerEU5 . Il processo di revisione del Piano ha comportato, innanzitutto, la definizione di una nuova struttura di governance che se, da una parte, ha disposto l’accentramento di alcuni compiti e attività presso la Presidenza del Consiglio dei ministri, dall’altra ha previsto un maggiore coinvolgimento delle parti sociali ed economiche, in particolare a livello locale, tramite il loro inserimento nella Cabina di regia. L’esame puntuale dei singoli progetti del Piano e l’inserimento dei nuovi progetti del Capitolo RePowerEU hanno portato a definire una proposta di revisione complessiva del PNRR, attualmente all’esame della Commissione europea.
Relativamente all’attuazione delle riforme6 , fra quelle di più ampia portata si segnala, innanzitutto, l’approvazione ad agosto della legge delega di riforma fiscale. Fra gli obiettivi della riforma si evidenzia un più efficace contrasto all’evasione ed elusione fiscale assieme alla semplificazione e all’efficientamento del sistema. Il Governo è intervenuto anche sul mercato del lavoro7 , disponendo diverse misure tese ad attivare la ricerca di lavoro e ad aumentare l’occupabilità degli individui. Sono stati, infine, predisposti diversi interventi diretti a riformare
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5 Il Capitolo RePowerEU definisce e identifica i progetti per attuare, a livello nazionale, il Piano europeo diretto ad assicurare sicurezza ed indipendenza energetica all’Europa (Regolamento 435/2023), in particolare per quanto riguarda le forniture di combustibili fossili dalla Russia.
6 Sia previste dal PNRR, sia in risposta alle raccomandazioni della Commissione o per rendere il contesto economico maggiormente favorevole alla crescita.
7 D.L. n. 48/2023, cosiddetto D.L. ‘Lavoro’.
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la Pubblica Amministrazione, nell’ottica di rafforzare la capacità amministrativa. Si ricordano, in particolare, le misure disposte dai decreti-legge ‘PNRR ter’ e ‘PA’5, dirette a semplificare le procedure di reclutamento del personale, accrescere il capitale umano nelle amministrazioni, migliorare l’efficacia della formazione e accelerare la digitalizzazione. L’azione del Governo prosegue in linea con gli impegni presi nel PNNR e le raccomandazioni rivolte al Paese dalla Commissione europea e continuerà anche nel medio termine secondo queste linee.
I.2	QUADRO MACROECONOMICO TENDENZIALE
Aggiornamento della previsione del PIL alla luce delle nuove esogene
Come premesso, a testimonianza del forte recupero post pandemico dell’economia italiana, l’Istat ha recentemente rivisto al rialzo la crescita del PIL reale nel 2021 al 8,3 per cento (dal precedente 7,0 per cento) e confermato il successivo 3,7 per cento per il 2022. Grazie anche a una revisione del deflatore implicito, la stima del PIL nominale del 2021 è salita di 34,7 miliardi e quella del 2022 di 37,3 miliardi. Ciò ha anche accentuato la discesa del rapporto debito/PIL nel biennio 2021-2022.
Come già indicato, nel corso del 2023 la crescita dell’attività economica ha rallentato. Nel nuovo scenario tendenziale la previsione di crescita del PIL reale per l’anno in corso passa allo 0,8 per cento, dall’1,0 per cento contenuto nel quadro programmatico del DEF. Soprattutto per via dell’effetto di trascinamento del rallentamento in corso, la revisione è più marcata nel 2024, dall’1,5 per cento all’1,0 per cento. La crescita prevista resta invariata per il 2025 e nell’ultimo anno oggetto di proiezione viene rivista marginalmente al rialzo. Limitatamente al 2023, anche la variazione del deflatore del PIL è rivista al ribasso; ciò in relazione a un dato congiunturale, quello del secondo trimestre, molto inferiore alle attese.
Nel dettaglio, acquisiti i livelli del PIL e delle componenti nella prima metà dell’anno, il profilo di crescita prospettato per l’anno in corso riflette una dinamica dell’attività solo lievemente espansiva negli ultimi due trimestri, sostenuta prevalentemente dalla ripresa dell’industria e dai servizi.
La variazione del PIL prevista per la seconda metà dell’anno permetterebbe di iniziare il 2024 con una crescita acquisita relativamente bassa (0,3 punti percentuali). Tuttavia, la ripresa è attesa proseguire nei restanti trimestri, favorita dall’impulso agli investimenti privati fornito dal PNRR e dal rientro dell’inflazione verso l’obiettivo statutario della BCE. La revisione della stima di crescita del PIL rispetto al DEF è spiegata, oltre che dalla sorpresa negativa relativa al secondo trimestre del 2023, dal deterioramento dello scenario internazionale.
Come argomentato più dettagliatamente nel Capitolo II, la previsione di crescita del commercio estero rilevante per l’Italia è stata rivista al ribasso per l’anno in corso, in cui si prevede una contrazione, e per il 2024. Risulta, invece, più vivace la dinamica nell’ultimo biennio di previsione.

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Per quanto riguarda i prezzi energetici, il profilo tracciato dai contratti futures sul gas naturale TTF risulta, ad eccezione del 2023, più elevato dei livelli proiettati nel DEF8. Analogamente per i prezzi attesi del petrolio Brent.
Come conseguenza delle decisioni di politica monetaria della BCE, i tassi di interesse a breve termine risultano più alti per l’anno in corso e per il 2024, mentre non si registrano significative variazioni sui rendimenti a lunga scadenza.
Infine, il tasso di cambio dell’euro risulta meno competitivo rispetto ai livelli utilizzati per le previsioni del DEF.
Allo stesso tempo, con l’aggiornamento delle proiezioni sull’utilizzo dei fondi legati al PNRR si è proceduto a una rimodulazione della loro allocazione temporale; da ciò è scaturita una maggiore concentrazione della spesa negli anni finali del Piano, a partire dal 2024.
Quanto al dettaglio della revisione, gli investimenti – pur sostenuti dall’utilizzo dei fondi legati al PNRR – saranno nel breve termine meno dinamici di quanto previsto nel DEF, anche per effetto del peggioramento delle condizioni del credito e dell’aumento dei prezzi. I consumi delle famiglie sono soggetti a una revisione più contenuta e riprenderanno a crescere nella seconda parte del 2023, essendo sostenuti da un graduale recupero del potere di acquisto grazie al rallentamento dell’inflazione. Questa è prevista scendere con decisione nel quarto trimestre di quest’anno, dal momento che i livelli dei prezzi dei beni energetici si confronteranno con quelli degli ultimi mesi del 2022, periodo in cui avevano raggiunto il loro picco. Un rallentamento meno marcato caratterizzerà l’andamento dell’inflazione core, a causa della persistenza dei prezzi nel settore dei servizi, che nel 2024 si attesterà al di sopra di quella complessiva.
La crescita del costo del lavoro, che risponde con ritardo alla salita dell’inflazione dati i meccanismi di aggiustamento delle retribuzioni contrattuali, è attesa al 4,0 per cento quest’anno (dal 3,1 per cento del DEF), per poi rallentare al 2,3 per cento nel 2024, in linea con la precedente previsione.
Le previsioni riguardanti il mercato del lavoro vengono riviste in chiave migliorativa per l’anno in corso, sia in termini di crescita degli occupati che di calo del tasso di disoccupazione, mentre dal 2024 la dinamica dell’occupazione rallenta, risentendo del più ampio rallentamento previsto per il PIL. La crescita dell’occupazione misurata in unità di lavoro standard è stata corretta al rialzo di 0,4 punti percentuali, all’1,4 per cento, nel 2023, per poi scendere allo 0,6 per cento (dal precedente 1,1 per cento) nel 2024. Il tasso di disoccupazione è previsto scendere da una media del 7,6 per cento nel 2023 fino al 7,2 per cento nel 2026.
Infine, il saldo delle partite correnti della bilancia dei pagamenti è previsto in avanzo dal 2023 al 2026, beneficiando del recupero delle ragioni di scambio.
La stima di crescita qui riportata è basata su un criterio prudenziale: lo scenario prospettato, infatti, tiene conto dei rischi connessi alle previsioni, in particolare quelli riguardanti le implicazioni che il complesso quadro geopolitico, l’orientamento delle banche centrali e il rallentamento del commercio mondiale possono esercitare sulle scelte di famiglie e imprese. Va tuttavia sottolineato che,

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8 TTF è l’acronimo del Title Transfer Facility, un mercato del gas virtuale gestito dalla società olandese Gasunie. Il prezzo che vi si determina è considerato il principale riferimento per il mercato europeo. Il gas scambiato sul TTF deve essere già entrato nel sistema di trasporto Gasunie e tutti gli scambi tra controparti devono essere comunicati al gestore del mercato. I futures sul TTF sono scambiati sul mercato telematico Intercontinental Exchange (ICE).

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essendo il quadro presentato a legislazione vigente, eventuali interventi di politica economica potranno rappresentare un fattore di supporto alla crescita e alla mitigazione dei rischi a cui l’economia è esposta.

TAVOLA I.1: QUADRO MACROECONOMICO TENDENZIALE SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
PIL	3,7	0,8	1,0	1,3	1,2
Deflatore PIL	3,0	4,5	2,9	2,1	2,0
Deflatore consumi	7,2	5,6	2,4	2,0	2,0
PIL nominale	6,8	5,3	3,9	3,4	3,2
Occupazione (ULA) (2)	3,5	1,4	0,6	1,0	0,8
Occupazione (FL) (3)	2,4	1,6	0,6	0,9	0,8
Tasso di disoccupazione	8,1	7,6	7,4	7,3	7,2
Bilancia partite correnti (saldo misurato sul PIL)	-1,2	0,8	1,3	1,8	1,9
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

La previsione macroeconomica tendenziale per il 2023 e 2024 è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 21 settembre 2023, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 13 maggio 2022.
Rischi per la previsione
Lo scenario economico continua ad essere gravato da un’estrema incertezza.
La prosecuzione del conflitto tra Russia e Ucraina implica un crescente coinvolgimento finanziario da parte dei Paesi dell’alleanza del Nord-Atlantico. Come già paventato nel DEF 2023, il petrolio potrebbe guidare un nuovo ciclo di rialzi delle materie prime. Inoltre, persiste la debolezza ciclica dell’economia europea, in una congiuntura che vede poco spazio di manovra per stimoli fiscali e con la BCE ancora impegnata a contenere le spinte inflattive di fondo.
In aggiunta, i rischi scaturenti dall’asincronia dei cicli economici di Stati Uniti, Europa, Cina e Giappone potrebbero condurre a uno scenario ancor più problematico per l’economia europea.
In primo luogo, la resilienza dell’economia statunitense e le dinamiche in atto sul mercato dei Treasury potrebbero condizionare il ciclo finanziario internazionale attraverso il mantenimento da parte della FED di tassi d’interesse elevati, con conseguente impatto negativo sul commercio mondiale e sulla stabilità finanziaria dei Paesi più vulnerabili. Nonostante gli effetti delle politiche monetarie sulla liquidità inizino a essere evidenti9 , la massa monetaria si mantiene superiore alla traiettoria pre-pandemia e la velocità di circolazione ha potenzialmente ancora margine per sopperire alla riduzione della quantità di moneta. Oltre a ciò, si consideri che la dinamica del mercato del lavoro è ancora vivace10. Incerta la
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9 A settembre, l’aggregato monetario M2 negli Stati Uniti risultava in contrazione di circa il 9 per cento reale dal picco di aprile 2022.
10 Nonostante la creazione di nuovi posti di lavoro sia in rallentamento, il numero di posizioni lavorative aperte risulta ancora circe cinque volte superiore al numero di disoccupati.

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tendenza dei tassi a lungo termine del Tesoro americano; non è da escludersi che possano restare su livelli elevati11.
In secondo luogo, la dinamica dell’economia cinese presenta diversi fattori da considerare. Da un punto di vista strutturale, il modello di sviluppo potrebbe venire riorientato verso la domanda interna e per alimentare scambi più intensi con i Paesi BRICS, affievolendo una fonte di domanda estera per l’Europa. Da un punto di vista congiunturale, invece, si intravedono rischi sia in caso di prolungato rallentamento dell’economia, amplificato dalle difficoltà del settore immobiliare, sia in caso di ripresa. Nel primo scenario, gli effetti sarebbero evidenti sulla crescita del commercio mondiale; nel secondo scenario, l’impatto sui prezzi delle materie prime potrebbe generare una seconda ondata inflazionistica; meno pronunciata di quella appena vissuta, ma tale da mettere in difficoltà le autorità monetarie occidentali12.
Infine, nonostante il numero dei nuovi casi da Covid-19 risulti estremamente basso, l’Organizzazione Mondiale della Sanità (OMS) ha invitato gli Stati a mantenere attive le proprie misure di tracciamento e contrasto, alla luce della continua comparsa di nuove varianti.
Dato un tale quadro d’insieme, l’economia europea continuerebbe a essere caratterizzata da pressioni inflazionistiche dal lato dell’offerta e da una debole domanda estera. In mancanza di un contributo da parte della domanda interna privata, le prospettive di crescita sarebbero condizionate dalla domanda del settore pubblico.

Tenendo conto di quanto sopra descritto, nel Capitolo II del presente Documento si descrivono scenari di rischio per le principali variabili esogene della previsione, afferenti al commercio mondiale, alla competitività dell’Italia, al prezzo delle materie prime energetiche e alle condizioni dei mercati finanziari.
Il primo scenario di rischio concerne il commercio mondiale. Rispetto allo scenario tendenziale, un arretramento del tasso di crescita della domanda mondiale del 2,5 per cento cumulato su tutto l’orizzonte di previsione implicherebbe una minor crescita dell’economia italiana dello 0,5 per cento. Con riferimento al solo 2024, assumendo un tasso di crescita della domanda mondiale (pesata per gli scambi con l’Italia) pari all’1,7 per cento, anziché al 2,2 per cento del tendenziale, il PIL ne sarebbe impattato negativamente dello 0,1 per cento.
Il secondo scenario indaga l’impatto di una perdita di competitività attraverso il canale del tasso di cambio. Rispetto allo scenario tendenziale, si assume un più sensibile apprezzamento dell’euro nei confronti delle altre valute. Per il 2024 e il 2025, un tasso di cambio nominale effettivo più alto (apprezzamento) del 2,8 per cento cumulato si ripercuoterebbe sulla crescita per uno 0,8 per cento.
Lo scenario di rischio relativo ai prezzi delle materie prime energetiche è stato condotto considerando un rialzo marcato del prezzo del petrolio. In particolare, e

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11 Da un lato, le esigenze di cassa del governo federale, sia per finanziare le misure fiscali a sostegno dell’economia sia per il conto interessi, ne dovrebbero verosimilmente causare un aumento dell’offerta. Dall’altro, si assiste alla riduzione delle quantità di debito pubblico statunitense possedute dalla Cina, dai Paesi produttori di petrolio e dal Giappone. Le quantità di titoli del debito pubblico statunitense possedute dalla Cina sono scese da 1 trilione di dollari a inizio 2022 a 0,8 trilioni a giugno 2023. Nel caso del Giappone, un progressivo allentamento del controllo della curva dei tassi dovrebbe rendere le obbligazioni domestiche relativamente più redditizie (anche nei confronti di quelle europee), contribuendo a mantenere una pressione al rialzo sui tassi a lungo termine.
12 Questa seconda ipotesi prende forza se si guarda alla domanda di petrolio del Paese, che l’OPEC stima crescere nel 2023 del 6,5 per cento e nel 2024 del 3,7 per cento. OECD, ‘Monthly Oil Market Report’, 12 settembre 2023.

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coerentemente con la variabilità riscontrata nelle previsioni del più recente Consensus Forecasts, nel prossimo anno si è ipotizzato un prezzo del petrolio più alto del 20 per cento rispetto a quanto previsto nel quadro macroeconomico. L’aumento di prezzo è previsto parzialmente rientrare nei successivi due anni, conducendo il prezzo del petrolio a essere ancora più alto del 5 per cento del valore tendenziale assunto per il 2026. L’impatto di questo shock sulle ragioni di scambio e sulla domanda interna è previsto corrispondere ad un -0,4 per cento di PIL nel 2024, di cui la metà recuperato l’anno successivo per effetto del parziale rientro dello shock.
L’ultimo fattore di rischio considerato riguarda le condizioni finanziarie dell’economia. Attraverso l’allargamento del differenziale fra i titoli di Stato italiani e il Bund, il modello econometrico cattura l’inasprimento delle condizioni di finanziamento di famiglie e imprese e il graduale deterioramento dei loro bilanci a opera di una prolungata politica monetaria restrittiva. Rispetto al quadro macroeconomico, 100 punti base in più per ogni anno restituiscono una minor crescita cumulata sull’orizzonte previsionale pari all’1 per cento, ma con un impatto lieve (-0,1 per cento) sul 2024.
I.3	FINANZA PUBBLICA TENDENZIALE
L’andamento della finanza pubblica tendenziale rappresentato in questa Nota di Aggiornamento del DEF tiene conto del mutato contesto di riferimento. La revisione al ribasso della crescita economica, di circa 2 decimi di punto percentuale nel 2023 e 5 decimi di punto percentuale nel 2024, implica una minore dinamicità nel profilo delle entrate. Si osserva inoltre che l’acquisizione di informazioni più complete e dettagliate ha portato ad un’ulteriore revisione al rialzo dei crediti di imposta relativi al Superbonus e del bonus facciate. Il 22 settembre scorso l’Istat ha rivisto al rialzo dal 2,6 al 2,8 per cento del PIL il costo dei due incentivi per l’anno 2022. Allo stesso tempo, la Nota rivede al rialzo, di 0,7 punti percentuali di PIL, la stima tendenziale del deficit per il 2023 rispetto agli obiettivi programmati nel DEF incorporando nuove valutazioni sul costo per il superbonus provenienti dal monitoraggio (+1,1 per cento del PIL). Risulta evidente che in assenza della revisione dei costi del superbonus, l’obiettivo programmatico previsto per il 2023 sarebbe stato più che raggiunto.
Il gettito tributario a legislazione vigente è atteso salire nell’anno in corso fino al 29,3 per cento del PIL, per poi scendere nei tre anni successivi, fino a raggiungere il 28,3 per cento nel 2026. I contributi sociali in rapporto al PIL scenderanno al 13,1 per cento nell’anno in corso, per poi mantenersi sostanzialmente stabili su un livello medio pari al 13,6 per cento nei tre anni successivi.
L’inflazione esercita effetti rilevanti sulla spesa pubblica nell’anno in corso e nel 2024, principalmente per effetto dell’indicizzazione delle pensioni all’inflazione dell’anno precedente, misurata con l’indice dei prezzi al consumo. Il quadro macroeconomico ipotizza un rallentamento della crescita dei prezzi a partire dal 2024. Coerentemente, la spesa per prestazioni sociali basata sullo scenario a legislazione vigente aumenterà dell’5,9 per cento nel 2024 e assumerà un ritmo di crescita più contenuto, del 2,5 per cento in media all’anno, nel biennio 2025-2026; nello stesso periodo la crescita delle pensioni è del 7,3 per cento nel 2024 ed è

12	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

prevista rallentare ad un tasso medio del 3,0 per cento nel biennio 2025-2026. A fronte di tale andamento, le prestazioni sociali in denaro in rapporto al PIL raggiungeranno un valore massimo del 21,1 per cento nel 2024, per poi scendere al 20,7 per cento nel 2026.
Nel 2023, il livello della spesa per interessi a legislazione vigente si ridurrà rispetto al 2022 per effetto del venir meno – in buona parte – della significativa rivalutazione dei titoli indicizzati all’inflazione pregressa, in conseguenza della progressiva riduzione del tasso di inflazione a livello nazionale e dell’area euro. Negli anni 2024-2026 seguiranno progressivi aumenti della spesa per interessi, dovuti all’incremento del costo del debito sulle nuove emissioni, mentre la componente di spesa legata ai titoli indicizzati all’inflazione continuerà a ridursi per effetto del calo dell’inflazione.
L’andamento degli investimenti pubblici risente delle nuove ipotesi relative ai flussi di spesa finanziata con sovvenzioni e prestiti RRF, rivisti al ribasso nel 2023 e in misura minore nel 2024 e maggiormente concentrati negli anni 2025 e 2026. L’effetto delle nuove ipotesi adottate implica un rapporto degli investimenti fissi lordi della PA sul PIL del 2,9 e 3,2 per cento, rispettivamente nel 2023 e 2024, e quindi del 3,4 per cento nel 2025 e 3,2 per cento nel 2026.
I contributi agli investimenti scontano anche il maggiore impatto finanziario dei bonus edilizi scaturente dai dati di monitoraggio più recenti. In linea con i nuovi criteri contabili adottati dall’Istat a marzo, in accordo con Eurostat, il maggiore costo emerso è registrato all’interno di questa voce di spesa nel 2023, per l’intero importo. Inoltre, per il biennio successivo viene effettuata una riclassificazione dei crediti d’imposta connessi al superbonus, da crediti pagabili a non pagabili.
Date queste proiezioni, e considerate la revisione al rialzo del livello del PIL nominale nel 2021 e 2022 apportata dall’Istat e quelle apportate alle stime del conto delle amministrazioni pubbliche13, il saldo primario a legislazione vigente è previsto migliorare al -1,4 per cento del PIL nel 2023, dal -3,8 per cento del 2022.
Nel 2024 il saldo primario tornerebbe in avanzo, collocandosi allo 0,6 per cento del PIL, un livello superiore rispetto allo 0,4 per cento previsto in aprile. L’avanzo primario si rafforzerebbe progressivamente, raggiungendo un livello pari allo 0,9 per cento del PIL nel 2025 e quindi l’1,4 per cento del PIL nel 2026 (a fronte di un obiettivo del 2,0 per cento atteso in aprile).
La previsione di spesa per interessi in rapporto al PIL è prevista scendere al 3,8 per cento nel 2023 e quindi tornare a salire fino a raggiungere il 4,6 per cento nel 2026. In termini di rapporto sul PIL, la revisione al rialzo rispetto alle stime presenti nel DEF è contenuta, e pari a un decimo di punto di PIL all’anno fino al 2026; ciò a conferma del fatto che l’elevata durata media del debito pubblico italiano consente di smussare nel tempo l’impatto dei rialzi dei tassi di interesse sul costo implicito del debito, compresi quelli non previsti in sede di elaborazione del DEF.
Come sintesi di tali proiezioni, l’indebitamento netto a legislazione vigente della PA è previsto ridursi al 5,2 per cento del PIL nel 2023, al 3,6 per cento nel 2024, e quindi al 3,4 per cento nel 2025 e al 3,1 per cento nel 2026.
Tali previsioni si collocano su livelli superiori rispetto agli obiettivi programmati nel DEF lungo l’intero orizzonte previsivo, ad eccezione del 2024, in cui la previsione a legislazione vigente si colloca lievemente al di sotto dell’obiettivo prefissato. A

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13 Istat, ‘Conti Economici Nazionali’, 22 settembre 2023.

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NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

pesare sulla revisione concorrono, come spiegato, la revisione al rialzo della spesa per interessi, la rimodulazione della spesa finanziata dai fondi del PNRR, i maggiori costi emersi per i bonus edilizi e il rallentamento della crescita economica previsto in particolare per l’anno in corso e per il 2024.
Nello scenario a legislazione vigente, il rapporto debito/PIL è previsto ridursi al 140,0 per cento nel 2023, dal 141,7 per cento del 2022. Tali livelli risultano inferiori rispetto agli obiettivi fissati nel DEF per effetto del miglioramento derivante dalle revisioni operate dall’Istat sulle stime di preconsuntivo dei conti nazionali. La riduzione annua attesa nel 2023 è di 1,7 punti percentuali, leggermente inferiore ai 2,3 punti percentuali indicati nello scenario programmatico di aprile.
Nel prossimo triennio, diversi fattori eserciteranno maggiore pressione sul rapporto debito/PIL. L’incertezza del contesto internazionale influirà negativamente sulla crescita economica che vedrà un rallentamento, almeno fino al 2024. Inoltre, una maggiore quota dei titoli di debito recepirà i maggiori tassi di rendimento derivanti dall’aumento dei tassi di riferimento deciso dalla Banca centrale europea, spingendo al rialzo la spesa per interessi.
A fronte di tali fattori, nello scenario tendenziale a legislazione vigente il percorso di riduzione del rapporto debito/PIL continuerebbe nel 2024 con un decremento pari a circa 0,3 punti percentuali per poi interrompersi nel 2025. Occorre fare presente che, il previsto flusso di crediti di imposta relativi alle agevolazioni edilizie, in ulteriore aumento alla luce della crescita dei costi emersi dal monitoraggio, contribuirà ad alzare il fabbisogno di cassa14. In assenza di un tale impatto, anche nello scenario di finanza pubblica tendenziale, la proiezione mostrerebbe una continua discesa del rapporto debito/PIL.
I.4	QUADRO MACROECONOMICO E DI FINANZA PUBBLICA PROGRAMMATICO
La manovra di bilancio per il prossimo triennio 2024-2026 continuerà ad essere orientata a princìpi di prudenza, cercando il giusto equilibrio tra l’obiettivo di fornire il sostegno necessario all’economia nell’immediato attraverso misure mirate, e quello di assicurare sia il rientro del deficit al di sotto della soglia del 3 per cento del PIL, sia un percorso di riduzione credibile e duraturo del rapporto debito/PIL.
In considerazione dell’elevata incertezza del quadro economico, il Governo ha deciso di richiedere con la Relazione che accompagna il presente Documento l’autorizzazione del Parlamento a fissare un nuovo sentiero programmatico per l’indebitamento netto della PA. I nuovi obiettivi programmatici di deficit in rapporto al PIL sono posti al 5,3 per cento nel 2023, 4,3 per cento nel 2024, 3,6 nel 2025 e 2,9 per cento nel 2026.
La politica economica impostata dal Governo sin dal suo insediamento è coerente con gli orientamenti espressi dalla Commissione europea, rivolti in primo luogo alla necessità di continuare ad attenuare in modo temporaneo e mirato gli

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14 Ai fini del debito pubblico, questi crediti di imposta rilevano in base al profilo di cassa della loro effettiva fruizione in compensazione. Essi, quindi, si riflettono nell’aumento della componente relativa all’aggiustamento stock-flussi, che include al suo interno la voce relativa al disallineamento tra competenza e cassa.

14	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

impatti sulle famiglie e le attività economiche dell’aumento dei prezzi dei beni energetici. Nell’attuale fase di progressiva discesa e stabilizzazione dei prezzi dei beni energetici, iniziata dalla fine del 2022, le misure di sostegno saranno gradualmente ritirate entro il 2024, mantenendo una politica fiscale prudente, anche alla luce della disattivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita prevista per la fine dell’anno in corso.
I margini di bilancio rispetto alla previsione dello scenario tendenziale, oggetto della autorizzazione del Parlamento15, sono destinati a finanziare le misure di finanza pubblica che saranno dettagliate nel prossimo Documento Programmatico di Bilancio e attuate con la manovra di finanza pubblica per il triennio 2024-2026.
Proseguendo lungo le linee programmatiche definite nel DEF di aprile, il Governo continuerà a sostenere la domanda privata e a contrastare il calo del potere di acquisto delle retribuzioni causato dall’inflazione, attraverso interventi mirati. Gran parte delle risorse aggiuntive del 2024 saranno utilizzate per la riduzione del cuneo fiscale. Si aggiungono ulteriori stanziamenti per l’avvio della riforma del sistema fiscale e per supportare le famiglie più numerose. Tali misure mirano a ridurre la pressione fiscale, aumentare il reddito disponibile e sostenere i consumi.

TAVOLA I.2: QUADRO MACROECONOMICO PROGRAMMATICO SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
PIL	3,7	0,8	1,2	1,4	1,0
Deflatore PIL	3,0	4,5	2,9	2,1	2,1
Deflatore consumi	7,2	5,6	2,3	2,0	2,1
PIL nominale	6,8	5,3	4,1	3,6	3,1
Occupazione (ULA) (2)	3,5	1,4	0,7	1,1	0,7
Occupazione (FL) (3)	2,4	1,6	0,8	0,9	0,7
Tasso di disoccupazione	8,1	7,6	7,3	7,2	7,1
Bilancia partite correnti (saldo misurato sul PIL)	-1,2	0,8	1,3	1,8	1,9
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

La riduzione del cuneo fiscale può altresì conferire ulteriore impulso al mercato del lavoro al fine di preservare e consolidare i progressi conseguiti negli ultimi anni. Inoltre, il sostegno ai redditi dei lavoratori può contribuire a limitare pressioni sui salari e i conseguenti effetti sui prezzi, pertanto mitigando le aspettative inflazionistiche sia degli operatori economici sia dei mercati finanziari.
La legge di bilancio 2024 prevederà inoltre stanziamenti, per il triennio 2024-2026, da destinare al personale del sistema sanitario e per incentivare gli investimenti nel Mezzogiorno.
Infine, saranno destinate risorse per le cosiddette politiche invariate, quali quelle relative ai rinnovi contrattuali della pubblica amministrazione oltre ad altre spese necessarie per preservare la continuità dei servizi pubblici.

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15 La richiesta di autorizzazione a ricorrere a maggior indebitamento è effettuata rispetto agli obiettivi di deficit fissati dal DEF di aprile al 4,5 per cento nel 2023, 3,7 per cento nel 2024, 3,0 per cento nel 2025 e 2,5 per cento nel 2026.

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NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

Nello scenario programmatico, grazie ai suddetti interventi, il tasso di crescita del PIL reale nel 2024 sale all’1,2 per cento, all’1,4 per cento nel 2025 e diminuisce di due decimi di punto rispetto al tendenziale, all’1,0 per cento, nel 2026.
La riduzione del cuneo fiscale contribuirà inoltre a sospingere la crescita del PIL prevalentemente tramite l’impulso fornito ai consumi. Come anticipato nel DEF, si gettano le fondamenta dell’ambizioso programma di medio-lungo termine del Governo, che include, in particolare, la riforma complessiva del sistema fiscale, nella quale particolare attenzione sarà data alla modifica del regime fiscale delle famiglie.

TAVOLA I.3: INDICATORI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
	2021	2022	2023	2024	2025	2026
QUADRO PROGRAMMATICO
Indebitamento netto	-8,8	-8,0	-5,3	-4,3	-3,6	-2,9
Saldo primario	-5,3	-3,8	-1,5	-0,2	0,7	1,6
Interessi passivi	3,5	4,3	3,8	4,2	4,3	4,6
Indebitamento netto strutturale (2)	-8,2	-8,7	-5,9	-4,8	-4,3	-3,5
Variazione strutturale	-3,5	-0,5	2,9	1,1	0,5	0,7
Debito pubblico (lordo sostegni) (3)	147,1	141,7	140,2	140,1	139,9	139,6
Debito pubblico (netto sostegni) (3)	143,9	138,8	137,4	137,5	137,4	137,2
QUADRO TENDENZIALE
Indebitamento netto	-8,8	-8,0	-5,2	-3,6	-3,4	-3,1
Saldo primario	-5,3	-3,8	-1,4	0,6	0,9	1,4
Interessi passivi	3,5	4,3	3,8	4,2	4,3	4,6
Indebitamento netto strutturale (2)	-8,3	-8,8	-5,7	-4,0	-3,9	-3,7
Variazione strutturale	-3,5	-0,5	3,0	1,8	0,0	0,3
Debito pubblico (lordo sostegni) (3)	147,1	141,7	140,0	139,7	140,1	140,1
Debito pubblico (netto sostegni) (3)	143,9	138,8	137,3	137,1	137,6	137,7
MEMO: DEF 2023 (QUADRO PROGRAMMATICO)
Indebitamento netto	-9,0	-8,0	-4,5	-3,7	-3,0	-2,5
Saldo primario	-5,5	-3,6	-0,8	0,3	1,2	2,0
Interessi passivi	3,6	4,4	3,7	4,1	4,2	4,5
Indebitamento netto strutturale (2)	-8,3	-8,5	-4,9	-4,1	-3,7	-3,2
Variazione strutturale	-3,3	-0,2	3,6	0,9	0,4	0,6
Debito pubblico lordo sostegni	149,9	144,4	142,1	141,4	140,9	140,4
Debito pubblico netto sostegni	146,7	141,5	139,3	138,7	138,3	138,0
PIL nominale tendenziale (val. ass. x 1000)	1822,3	1946,5	2050,6	2130,5	2203,1	2274,0
PIL nominale programmatico (val. ass. x 1000)	1822,3	1946,5	2050,6	2135,2	2212,2	2281,7
(1) Eventuali imprecisioni derivano da arrotondamenti.
(2) Al netto delle misure una tantum e della componente ciclica.
(3) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali interventi è stato pari a 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito’ del 15 settembre 2023). Le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Si ipotizza una riduzione delle giacenze di liquidità del MEF rispetto al livello molto elevato raggiunto a fine 2022. Inoltre, nello scenario programmatico sono inclusi proventi da dismissioni di partecipazioni e il parziale rimborso anticipato dei prestiti bilaterali da parte della Grecia. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.

16	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Il finanziamento degli interventi di politica di bilancio, e delle cosiddette politiche invariate, che non sono incluse nelle proiezioni di finanza pubblica a legislazione vigente16, avverrà individuando le opportune coperture all’interno del bilancio pubblico, al fine di preservare la sostenibilità delle finanze pubbliche.
Le attività di contrasto all’evasione saranno volte a migliorare la tax compliance dei contribuenti e a rafforzare i controlli mirati, indirizzandoli verso i soggetti più a rischio. Per perseguire questi obiettivi, sarà potenziata l’interoperabilità, la piena utilizzazione delle banche dati e la capacità operativa dell’amministrazione finanziaria anche attraverso investimenti negli strumenti di data analysis e in tecniche di machine learning.
Inoltre, le amministrazioni centrali dello Stato concorreranno al finanziamento degli interventi che il Governo si appresta a introdurre con la legge di bilancio, continuando il percorso già avviato dallo scorso anno, di una rinnovata attività di valutazione e revisione della spesa17. Le predette amministrazioni assicureranno, con un’attività di revisione della spesa, il proprio concorso alla prossima manovra di finanza pubblica.
Più in generale, i saldi di bilancio saranno ricondotti ai valori programmatici tramite misure di controllo della spesa, revisione dei sussidi e riduzione del tax-gap.
Anche grazie all’attivazione da parte del Governo di questa nuova fase di revisione della spesa pubblica e alle ulteriori misure di riduzione della spesa previste nella prossima manovra, le previsioni indicano il sostanziale rispetto delle raccomandazioni fiscali ricevute per il 2024.
Nonostante il rallentamento della crescita economica e il peggioramento delle prospettive di bilancio, la sostenibilità della finanza pubblica rimane solida nel medio termine.
Come già chiarito, nel 2026 l’indebitamento netto sarà ricondotto entro il limite del 3 per cento previsto dal Patto di Stabilità e Crescita. Tale soglia resta il parametro europeo di riferimento per l’apertura di una procedura per deficit eccessivi a livello europeo, anche nell’ambito della prevista revisione delle regole fiscali.
Coerentemente con questo obiettivo, la politica di bilancio diventerà lievemente restrittiva nel 2026 rispetto allo scenario tendenziale, con il conseguimento di un miglioramento più sostanzioso del saldo primario in tale anno.
In linea con il piano delineato in aprile, nello scenario programmatico di questo Documento il rapporto debito/PIL continuerebbe a calare nell’anno corrente, raggiungendo il 140,2 per cento.
Nel 2024 e 2025, il rapporto debito/PIL calerà lievemente, fino al 139,9 per cento, anche grazie ad un parziale utilizzo delle disponibilità liquide del Tesoro e all’avvio di un piano di dismissioni di partecipazioni dello Stato. Sul rallentamento del ritmo di discesa pesano sia i diversi fattori che influenzano gli andamenti di finanza pubblica a legislazione vigente già descritti, sia l’impatto sul saldo primario del 2024 e del 2025 derivante dalla prossima manovra di finanza pubblica.

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16 Le stesse riguardano spese ricorrenti ma non finanziate dalla legislazione in essere e che di norma vengono finanziate di anno in anno con la legge di bilancio in considerazione di impegni internazionali, di natura contrattuale o relative ad altre occorrenze.
17 Tali attività sono svolte nell’ambito della procedura prevista dall’articolo 22-bis della legge n. 196 del 2009 e del suo profilo di riforma abilitante del PNRR (riforma 1.13).

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NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2023

L’intonazione prudente della politica di bilancio, la gestione del debito per scadenze ed emissioni e la prosecuzione del programma di valorizzazione e dismissione degli asset pubblici contribuiranno a rafforzare la discesa del rapporto debito/PIL nel 2026, quando tale rapporto si ridurrebbe ulteriormente scendendo al 139,6 per cento, un livello inferiore rispetto all’obiettivo del 140,4 per cento indicato dal DEF.
Il sentiero programmatico qui delineato è coerente con l’obiettivo già enunciato nei precedenti documenti programmatici di riportare il rapporto debito/PIL su livelli prossimi a quello precrisi entro la fine del decennio.
Nel suo insieme il quadro programmatico di finanza pubblica aggiornato in questo Documento appare coerente le indicazioni fornite dalla Commissione europea per il 2024. La spesa primaria netta si colloca al di sotto del limite prefissato e il Governo presidierà con grande attenzione la spesa pubblica preservando i miglioramenti dei saldi di bilancio qui delineati. La politica di bilancio continuerà, inoltre, a dare impulso agli investimenti pubblici, sempre in linea con le raccomandazioni della Commissione europea. Si rileva, infine, che le variazioni in termini di saldo primario strutturale sono congrue e raccolgono lo spirito della proposta di riforma della governance economica europea, come evidenziato anche negli scenari di medio periodo del rapporto debito/PIL presenti nel capitolo III.
In ottemperanza alle norme della legge di contabilità e finanza pubblica sui contenuti obbligatori della Nota di Aggiornamento del DEF, il saldo netto da finanziare del bilancio dello Stato di competenza potrà aumentare fino a 202,5 miliardi nell’anno 2024, 168 miliardi nel 2025 e 134 miliardi nel 2026. Il corrispondente livello del saldo netto da finanziare di cassa potrà aumentare fino a 252 miliardi nell’anno 2024, 212 miliardi nel 2025 e 179 miliardi nel 2026.

FIGURA I.7: INDEBITAMENTO NETTO E DEBITO DELLA PA IN RAPPORTO AL PIL

Fonte: Istat, Banca d’Italia. Dal 2023 previsioni dello scenario programmatico.

18	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

A completamento della manovra di bilancio 2024-2026, il Governo dichiara quali collegati alla decisione di bilancio i seguenti disegni di legge:

●	Interventi a sostegno della competitività dei capitali (A.S. 674);
●	Misure organiche per la promozione, la valorizzazione e la tutela del Made in Italy (A.C. 1341);
●
Delega al Governo in materia di revisione del sistema degli incentivi alle imprese e disposizioni di semplificazione delle relative procedure nonché in materia di termini di delega per la semplificazione dei controlli sulle attività economiche (A.C.1406);

●	Misure in materia di tecnologie innovative;
●	Misure in materia di politiche spaziali e di sostegno all’industria spaziale;
●	Misure in materia di semplificazione normativa;
●	Revisione del Testo Unico degli Enti locali;
●	Semplificazioni in materia scolastica;
●	Istituzione della filiera formativa tecnologico-professionale;
●	Disciplina della professione di guida turistica (A.S. 833);
●	Interventi in materia di disciplina pensionistica;
●	Misure a sostegno delle politiche per il lavoro;
●	Interventi a favore delle politiche di contrasto alla povertà;
●	Misure a sostegno della maternità nei primi mesi di vita del bambino;
●	Misure per il sostegno alle famiglie numerose;
●	In materia di riorganizzazione e potenziamento dell’assistenza territoriale nel Servizio Sanitario nazionale e dell’assistenza ospedaliera;
●	Delega in materia di riordino delle professioni sanitarie e degli enti vigilati dal Ministero della salute;
●	Misure per il sostegno, la promozione e la tutela delle produzioni agricole nazionali e delle relative filiere agroalimentari e del patrimonio forestale;
●	Misure in materia di consumo di suolo, ricomposizione fondiaria e riutilizzo terre pubbliche a fini agricoli;
●
Misure per la realizzazione delle infrastrutture di preminente interesse nazionale e di altri interventi strategici in materia di lavori pubblici nonché per il potenziamento del trasporto e della logistica;

●	Misure in materia di economia blu;
●	Disposizioni per l'attuazione dell'autonomia differenziata di cui all'articolo 116, terzo comma, della Costituzione (A.S. 615);
●	Misure di sostegno alla filiera dell'editoria libraria;
●	Codice in materia di disabilità;
●	Rafforzamento del sistema della formazione superiore e della ricerca;
●	Delega al Governo in materia di politiche abitative per gli studenti universitari;
●	Revisione delle circoscrizioni giudiziarie, anche con riferimento al Tribunale per le persone, per i minorenni e per le famiglie;
●	Disposizioni in materia di magistratura onoraria;
●	Disposizioni in materia di giovani e servizio civile universale e deleghe al Governo per il riordino della materia;

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●	Interventi di adeguamento alla legge quadro sulla partecipazione dell’Italia alle missioni internazionali;
●	Disposizioni in materia di sviluppo della carriera dirigenziale e della valutazione della performance del personale dirigenziale e non dirigenziale delle pubbliche amministrazioni.
●	Delega per la revisione della gestione dei diritti audiovisivi, connessi agli eventi e ai contenuti, e per lo sviluppo delle infrastrutture in ambito sportivo.

20	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II.	QUADRO MACROECONOMICO
II.1	L’ECONOMIA INTERNAZIONALE
L’inflazione, il commercio internazionale e la crescita mondiale
In chiusura del 2023, in un contesto di crescita globale in rallentamento rispetto alla media dello scorso anno, l’attività economica e le politiche monetarie continuano a essere influenzate dall’elevata inflazione. Anche se il punto più alto è stato toccato nell’ottobre del 2022 (10,7 per cento a/a nell’area dell’OCSE) e da allora appare in graduale riduzione, la dinamica dei prezzi appare ancora sostenuta. Le condizioni di finanziamento restrittive applicate dalle maggiori banche centrali rappresentano un freno per la domanda aggregata, già indebolita dalla perdita di potere di acquisto dei consumatori prodottasi nel corso degli ultimi due anni.
Come detto, nel corso del 2023, l’andamento dei prezzi ha iniziato progressivamente a rallentare. Nell’area dell’OCSE1, a luglio, l’inflazione si è ridotta al 5,9 per cento2 principalmente grazie al rientro dei prezzi energetici (-7,5 per cento a/a); la componente dell’inflazione legata ai beni alimentari, invece, decelera con maggiore lentezza, essendo ancora appena al di sotto del 10 per cento (9,2 per cento). Anche l’inflazione di fondo risulta persistente; sempre in luglio era ancora pari al 6,7 per cento, con una modesta discesa rispetto al picco del 7,8 per cento a/a registrato a ottobre 2022. I maggiori previsori si attendono una progressiva diminuzione nel corso del 2024 e secondo le più recenti stime dell’OCSE, l’inflazione nelle economie del G20 dovrebbe portarsi al 4,8 per cento dal 6,0 per cento del 2023; nelle economie avanzate del G20 risulterebbe più accentuata la decelerazione della componente di fondo, che si attesterebbe al 2,8 per cento dal 4,3 per cento di quest’anno3.
Riguardo ai principali beni energetici, il calo delle quotazioni del gas è stato marcato e si è consolidato nel corso della prima parte del 2023; la media del prezzo spot null’hub olandese TTF in agosto, pari a 35,2 euro al MWh, è inferiore dell’85 per cento di quella registrata nell’agosto 2022. Negli ultimi mesi il comportamento dei prezzi dei futures segnala un’interruzione della discesa delle quotazioni del gas; tuttavia, allo stesso tempo, ci sono ragioni per ritenere che i rischi di nuovi bruschi rialzi siano limitati; infatti, nel confronto con il 2022, i fattori che governano la domanda e offerta di gas in Europa appaiono ora più equilibrati.

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1 OECD, ‘Consumer price index. Statistics News Release’, 5 settembre 2023.
2 In lieve risalita dal 5,7 per cento di giugno, registrando così la prima accelerazione dall’ottobre 2022, riconducibile principalmente a un forte incremento dei prezzi in Turchia.
3 OECD, ‘Confronting Low Inflation and Low Growth’, Economic Outlook, Interim Report, 19 settembre 2023, https://www.oecd-ilibrary.org/docserver/1f628002-en.pdf?expires=1695115490&id=id&accname=oid029882&checksum=5D622DC233EE879A7CC767E04F045A31.

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Nonostante il deciso rientro del livello dei prezzi verificatosi nel corso del 2023, nei primi sette mesi dell’anno il consumo di gas nell’Unione europea è stato inferiore del 13 per cento rispetto ai corrispondenti mesi dell’anno precedente4. È dunque possibile ritenere che, grazie all’efficientamento energetico nelle attività industriali e degli edifici, all’uso di combustibili alternativi e comportamenti più attenti e consapevoli a livello di consumo domestico, una buona parte della riduzione della domanda europea sia permanente. Dal lato dell’offerta, nonostante il calo della quota delle importazioni dalla Russia, da circa il 20 per cento in media nel 2022 a circa l’8 per cento in media nel corso del 20235, la diversificazione delle forniture di gas e la costruzione di nuovi terminali per lo stoccaggio e la rigassificazione di GNL hanno permesso di sostenere il fabbisogno e mantenere un livello ancora più elevato degli stoccaggi nell’Unione europea che risultano pieni oltre il 90 per cento.

FIGURA II.1: PREZZI DEL BRENT E GAS NATURALE

Fonte: EIA, elaborazioni MEF e Refinitiv.

Diversamente da quella del gas, la dinamica del prezzo del petrolio è risultata nettamente al rialzo nei mesi estivi, riportando le quotazioni in linea con quelle osservate a inizio anno. Il comportamento nel corso del 2023 è risultato altalenante. Nel secondo trimestre le quotazioni erano rimaste deboli in relazione ai timori di un rallentamento della domanda mondiale; a fine giugno alcuni segnali di resilienza delle principali economie del pianeta hanno determinato una inversione di tendenza. Mentre la domanda mondiale si portava verso il massimo storico, l’offerta non saliva in modo sufficiente a riequilibrare il mercato, che osservava scorte in diminuzione6. In particolare, le riserve strategiche degli Stati Uniti hanno toccato

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4 Eurostat, ‘Inland consumption’ NRG_CB_GASM dataset.
5 Bruegel ‘European natural gas imports’, https://www.bruegel.org/.
6 IEA, ‘Oil Market Report’, agosto 2023, https://www.iea.org/reports/oil-market-report-august-2023. La domanda globale nel 2023 dovrebbe toccare i 102,2 milioni di barili al giorno.

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ad agosto il livello più basso degli ultimi 40 anni7. Al contempo, i paesi dell’OPEC+ hanno messo in atto e sembrano intenzionati a protrarre nel tempo una politica di tagli alla produzione che, in prospettiva, dovrebbe mantenere il prezzo del greggio su livelli elevati.
Quanto ai prezzi delle materie prime non energetiche, nel corso del 2023, l’indice di riferimento del FMI8 si contrae rispetto al 2022, pur mantenendosi su livelli medi decisamente più alti nel confronto con il periodo precedente alla pandemia COVID. Nello specifico, durante l’anno in corso e nel confronto con il 2022, i prezzi delle materie prime alimentari9 e dei metalli calano in media rispettivamente del 2 per cento e del 4,8 per cento ma permangono entrambi su un livello circa il 40 per cento più alto rispetto alla media 2018-2019. Allo stesso modo, i fertilizzanti, pur arretrando del 30 per cento, si scambiano al doppio del prezzo medio pre-pandemia. Diversa la dinamica delle materie prime agricole non alimentari, che diminuiscono nel corso dell’anno e i cui prezzi risultano sostanzialmente allineati rispetto ai livelli del 2019.

FIGURA II.2: INDICI DEI PREZZI DELLE PRINCIPALI COMMODITIES (indici 2016=100)

Fonte: IMF, Commodity Data Portal.

Anche il commercio mondiale, già appesantito dalle tensioni geopolitiche, è stato ulteriormente condizionato dalla dinamica dei prezzi. Dopo il forte rallentamento alla fine del 2022, nei primi sette mesi del 2023 il volume degli scambi di merci è risultato inferiore dell’1,6 per cento rispetto allo stesso periodo dell’anno precedente. Nel luglio di quest’anno, la contrazione tendenziale del

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7 EIA, https://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=PET&s=WCSSTUS1&f=W.
8 IMF, ‘Non-Fuel Commodities Index’: https://www.imf.org/en/Research/commodity-prices.
9 Tra i cereali, il prezzo del riso è superiore del 19 per cento nel 2023 rispetto al 2022 mentre quello del grano è inferiore del 17 per cento. Sulla dinamica del prezzo del grano, che è ancora del 70 per cento maggiore dei livelli medi pre-pandemia, potrà influire la durata del blocco navale sulle esportazioni dell’Ucraina attraverso il Mar Nero a partire da luglio 2023.

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commercio mondiale di merci si è accentuata (-3,2 per cento), sebbene il volume degli scambi sia risultato ancora superiore del 4,8 a quello precrisi (luglio 2019)10. Nonostante l’attenuarsi delle restrizioni sulle catene globali del valore e la flessione dei prezzi alla produzione, anche la produzione globale in apertura del terzo trimestre dell’anno si è ridotta su base annua dello 0,2 per cento, per effetto della debole domanda, appesantita anche dalla ripresa meno vivace delle attese della Cina.
Le difficoltà del contesto mondiale si rispecchiano nell’andamento dell’indice composito globale dei responsabili degli acquisti (PMI) che, dopo essere cresciuto nei primi mesi del 2023, da maggio ha iniziato a ridursi, raggiungendo il livello dei 50,6 punti in agosto. Nel corso degli ultimi mesi, la debolezza della manifattura risulta sempre meno controbilanciata dall’espansione dei servizi, il cui indice ha iniziato a ripiegare.

FIGURA II.3: INDICE PMI GLOBALE COMPOSITO E PER PAESE

Fonte: Refinitiv.

Le statistiche macroeconomiche delle principali economie prefigurano un quadro eterogeneo, ma con aspettative comuni di un deterioramento ciclico nella seconda parte del 2023; persiste la priorità di raffreddare le pressioni inflazionistiche pur garantendo la stabilità finanziaria.
Negli Stati Uniti, i principali indicatori qualitativi segnalano la possibilità di una lieve recessione; tuttavia, i dati quantitativi pervenuti relativi al terzo trimestre confermano una sostanziale tenuta dell’economia. Per quanto riguarda l’inflazione, mentre quella complessiva ha registrato importanti progressi, quella di fondo si è dimostrata più vischiosa, specialmente nei servizi.
Il PIL reale nel secondo trimestre del 2023 è cresciuto a un tasso annualizzato del 2,1 per cento t/t, simile a quello del primo trimestre. Anche se la dinamica

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10 Central Planning Bureau, https://www.cpb.nl/en/worldtrademonitor.

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II. QUADRO MACROECONOMICO

della domanda interna al netto delle scorte decelera, la spesa per consumi tiene11 e gli investimenti privati sono sostenuti dall’azione dell’esecutivo statunitense. L’amministrazione Biden è intervenuta con finanziamenti diretti e incentivi fiscali per le aziende private tramite numerosi provvedimenti quali il CHIPS Act, l’Inflation Reduction Act e l’Infrastructure Investment and Jobs Act.
Dopo il picco toccato a giugno del 2022 (9,1 per cento a/a), l’inflazione al consumo ha rallentato continuamente, attestandosi nel 2022 in media all’8,0 per cento e proseguendo la sua discesa; nel giugno 2023 si registrava un tasso del 3,0 per cento a/a ma, dopo il dato stabile di luglio, in agosto ha fatto seguito un modesto rialzo che ha portato l’inflazione al 3,7 per cento a/a12. Rimane più tenace l’inflazione di fondo che, da una crescita media del 6,2 per cento nel 2022, ha raggiunto ad agosto 2023 il 4,3 per cento a/a13. Tali dinamiche hanno favorito la decisione della FED di mantenere invariati i tassi d’interesse nella riunione di settembre, dopo che il rialzo di giugno aveva portato il tasso di riferimento al livello più alto degli ultimi 22 anni14.
In questo contesto, gli effetti della politica monetaria restrittiva sul mercato del lavoro tardano a manifestarsi, alimentando il dibattito sull’effettiva esistenza di un trade-off tra bassa disoccupazione e disinflazione. Nel corso dell’anno, il tasso di disoccupazione è rimasto vicino ai minimi storici, attestandosi ad agosto 2023 al 3,8 per cento, senza che questo abbia impedito il processo di disinflazione. Finora gli aumenti salariali sono stati tesi al recupero due anni di potere d’acquisto perduto; vi è la possibilità che la tenuta del mercato del lavoro possa dare luogo a ulteriori aumenti che finirebbero con il dare nuova linfa all’inflazione. Per tenere sotto controllo queste dinamiche, la FED monitora il cosiddetto indice supercore15, che si concentra sui prezzi dei servizi di base, esclusi gli alloggi, e che, di recente, ha subito una netta flessione, avvicinandosi a un tasso annuo del 3 per cento16.
In prospettiva, è ancora possibile che l’economia statunitense incorra in una breve e moderata recessione nella parte finale dell’anno, o agli inizi del prossimo, risentendo degli effetti della stretta monetaria, cui si somma il graduale ridursi dei risparmi accumulati durante la pandemia e del sostegno governativo alla crescita. In particolare, la spesa pubblica, che ha rappresentato uno dei principali fattori di crescita positivi per il 2023, è destinata a ridursi a seguito dell’approvazione del Fiscal Responsibility Act che ha scongiurato la crisi del tetto del debito pubblico

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11 Effettivamente, la spesa per consumi ha continuato a sorprendere in positivo negli ultimi mesi, sebbene in prospettiva l’aumento dei costi di indebitamento dei consumatori, la ridotta disponibilità di credito, l’esaurimento degli extra-risparmi accumulati durante la pandemia e il riavvio dei rimborsi dei prestiti agli studenti potrebbero rallentarne la dinamica nell’ultima parte dell’anno.
12 Oltre la metà dell’accelerazione di agosto dell’indice complessivo è stata determinata dall’aumento dei prezzi dell’energia, mentre le altre voci confermano un generale rallentamento dell’inflazione, nonostante i prezzi dei servizi di alloggio e di trasporto restino vischiosi.
13 BLS, ‘Consumer price index’, agosto 2023, https://www.bls.gov/news.release/pdf/cpi.pdf.
14 Restano divisi i mercati sulla probabilità di un ulteriore rialzo tra novembre e dicembre, considerando che la solida espansione dell’attività economica osservata nel terzo trimestre rischia di perdere slancio nei prossimi mesi ma, d’altra parte, l’aumento dei prezzi dell’energia può mantenere la pressione al rialzo sull’inflazione complessiva.
15 In relazione all’inflazione supercore, Wilson e Zhao (2023) notano che storicamente tale indice mostra una ridotta sensibilità a mutamenti delle condizioni del mercato del lavoro; ciò implica che riduzioni dell’inflazione supercore non siano necessariamente associate a riduzioni della domanda complessiva (si veda ‘Will a Cooler Labor Market Slow Supercore Inflation?’, Leduc, S., Wilson, D. J., & Zhao, C. (2023), FRBSF Economic Letter, 2023(18), 1-6).
16 FRED, ‘Sticky Price Consumer Price Index less Food, Energy, and Shelter’, https://fred.stlouisfed.org/series/CRESTKCPIXSLTRM159SFRBATL.

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prevedendo una riduzione delle spese discrezionali che agirà da freno alla crescita nel corso di quest’anno e all’inizio del prossimo17. Tuttavia, complessivamente si ritiene che la possibilità che l’economia statunitense entri in recessione sia molto contenuta.

FIGURA II.4: INFLAZIONE AL CONSUMO DEI MAGGIORI PAESI (variazioni percentuali a/a)

Fonte: Refinitiv.

In Cina, a seguito dell’abolizione delle restrizioni anti-Covid e grazie al turismo e all’aumento della spesa per i servizi, l’economia aveva iniziato il 2023 con grande slancio, ma nei mesi seguenti la crescita ha gradualmente perso vigore. Come anticipato dai principali dati macroeconomici (vendite al dettaglio, investimenti e vendite immobiliari) i dati trimestrali di contabilità per il secondo trimestre hanno confermato il raffreddamento della ripresa. La crescita del PIL, un modesto (per gli standard cinesi) 0,8 per cento t/t, risulta caratterizzata da una variazione molto contenuta dei consumi; gli investimenti in capitale fisso sono cresciuti grazie all’ampio intervento dello Stato. Il terzo trimestre è iniziato sulla stessa linea, con il persistere delle difficoltà dell’industria manifatturiera, a causa dell’indebolimento della domanda globale, e un basso livello di fiducia associato alla situazione precaria del settore immobiliare18, che si rispecchia nel rallentamento degli investimenti fissi delle imprese. In risposta, ad agosto le autorità monetarie hanno tagliato il tasso di riferimento sulle operazioni di

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17 Conference Board, ‘Economic Forecast for the US Economy’, 12 settembre 2023, https://www.conference-board.org/research/us-forecast/us-forecast.
18 Il 14 agosto la società immobiliare cinese Sino-Ocean ha mancato il pagamento di interessi su obbligazioni per 21 milioni di dollari. Il giorno successivo Country Garden, una delle più importanti società immobiliari del paese, ha cercato di ritardare il pagamento di una propria obbligazione e ha sospeso la negoziazione di altre undici obbligazioni. Pochi giorni dopo, la società immobiliare Evergrande ha presentato istanza di protezione dal fallimento presso un tribunale di New York, così da proteggere i suoi beni statunitensi durante le negoziazioni per un accordo di ristrutturazione del debito. Questi fatti rappresentano la punta dell’iceberg di una crisi immobiliare iniziata nel 2020, quando si sono presentati i primi segnali di difficoltà del settore, fortemente indebitato.

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finanziamento a medio termine (MLF) di 15pb al 2,5 per cento e il tasso di riferimento per i prestiti a un anno (LPR) di 10pb, al 3,45 per cento19.
La seconda economia mondiale deve inoltre fare i conti con la deflazione dei prezzi alla produzione e al consumo; in agosto si è osservata una crescita annuale dello 0,1 per cento dei prezzi al consumo e un calo più moderato – rispetto ai mesi precedenti - dei prezzi alla produzione, diminuiti del 3,0 per cento a/a.
Nel mercato del lavoro, ad agosto il tasso di disoccupazione si è attestato al 5,2 per cento, valore intorno al quale oscilla dall’inizio dell’anno. Più preoccupante il tasso di disoccupazione giovanile, che a giugno superava il valore record del 21,3 per cento, rimanendo per il terzo mese consecutivo al di sopra del 20 per cento.20
Nel breve termine, l’economia potrebbe continuare a indebolirsi, mettendo a rischio l’obiettivo di crescita del 5 per cento fissato dal governo per quest’anno. L’intervento pubblico a sostegno della domanda interna potrebbe, in tal senso, rivelarsi determinante in un contesto in cui il persistente freno del settore immobiliare, l’alto livello di indebitamento privato e una domanda estera più debole rappresentano i principali ostacoli per una ripresa economica sostenibile21.

FIGURA II.5: PIL REALE DELLE MAGGIORI ECONOMIE (variazioni percentuali t/t)

Fonte: OCSE.

L’economia del Giappone, nel corso del 2023, ha sperimentato un’accelerazione, con un aumento del PIL dello 0,8 per cento t/t nel primo trimestre e dell’1,2 per cento t/t nel secondo. In quest’ultimo, pur in presenza di

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19 Dopo due riduzioni da giugno, a settembre le autorità hanno mantenuto invariato il tasso di policy a medio termine, con un margine di manovra per ulteriori tagli limitato dal forte indebolimento dello yuan. Nelle ultime settimane, la BoPC ha confermato anche i tassi di riferimento per i prestiti a uno e cinque anni (LPR), rispettivamente al 3,45 per cento e al 4,2 per cento.
20 Da allora il governo cinese non ha più pubblicato le statistiche relative alla disoccupazione giovanile.
21 World Bank, ‘Sustained growth through the recovery and beyond’, giugno 2023,
https://thedocs.worldbank.org/en/doc/a9fcfb131b5dc335abe8d283998fd9f6-0070012023/original/CEU-June-2023-EN.pdf.

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una lieve contrazione della domanda interna, la crescita è stata assicurata da un incremento delle esportazioni nette. Permane la resilienza nel mercato del lavoro; il tasso di disoccupazione medio dei primi sei mesi del 2023 era al 2,6 per cento, in linea con il dato annuo del 2022, e livelli occupazionali sostanzialmente stabili. In un contesto di rallentamento della domanda internazionale, la debolezza di quella domestica può rappresentare, in prospettiva, un elemento di fragilità e di rischio per il Paese.
A partire da febbraio 2023, con il normalizzarsi dei prezzi internazionali dell’energia, il tasso d’inflazione si è stabilizzato su livelli poco superiori al 3 per cento; la crescita dell’indice headline in agosto era pari al 3,1 per cento. L’inflazione core continua a essere più elevata, 4,3 per cento a/a sempre ad agosto, sospinta in alto dalla crescita dei prezzi dei beni alimentari e dei beni di consumo non durevoli.

L’economia in Europa, similmente ad altre economie avanzate, ha rallentato nella prima metà del 2023. Nel secondo trimestre la crescita del PIL è stata pari allo 0,1 per cento, lo stesso risultato del trimestre precedente. Il contributo dei consumi privati è stato nullo, a dimostrazione della difficoltà delle famiglie a fronteggiare la riduzione del potere d’acquisto dovuta all’inflazione. Resta positiva la crescita degli investimenti fissi lordi che, nonostante i maggiori costi di finanziamento, registrano una variazione dello 0,3 per cento t/t. Infine, in un contesto di debolezza della domanda mondiale, il calo dell’export ha reso negativo il contributo del settore estero alla crescita del PIL22.
Il rallentamento dell’economia per ora non ha indebolito il mercato del lavoro. Al contrario, il tasso di disoccupazione dell’Eurozona a giugno e luglio 2023 (6,4 per cento) è sui livelli più bassi mai registrati nell’area23. L’aumento delle persone occupate nei primi due trimestri dell’anno (rispettivamente dello 0,5 e dello 0,2 per cento) si affianca ad un aumento del tasso di partecipazione, segnale – anch’esso – positivo.
La discesa del tasso di disoccupazione ha favorito una accelerazione della dinamica salariale in diversi paesi europei, dovuta anche al recupero di parte del potere d’acquisto perso a causa dell’elevata inflazione.

Allo stesso tempo, la caduta dei prezzi energetici (in particolare di quello del gas) ha innescato un rallentamento dell’inflazione, attualmente appena al di sopra del 5 per cento (5,2 per cento in agosto). L’inflazione dovrebbe continuare a decelerare nei mesi a venire anche se il rientro dell’inflazione di fondo (al netto dei beni energetici e alimentari freschi) procede lentamente, essendosi

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22 In riferimento alle statistiche di commercio, nel 2T entrambi i flussi di importazioni e di esportazioni diminuiscono rispetto al primo trimestre. Il fenomeno riguarda sia quelli intra che extra Eurozona. In particolare, il calo delle esportazioni all’interno dell’area è maggiore di quello verso l’esterno, mentre la discesa delle importazioni dall’estero, che continua ad essere maggiore di quella tra paesi membri, è in decelerazione.
23 Anche in ragione del diverso grado di utilizzo della forza lavoro disponibile il quadro resta abbastanza variegato all’interno delle principali economie europee. Rispetto alla media del 2022, in Germania il tasso di occupazione, tra i 20 ed i 64 anni, raggiunge l’81,6 per cento (+0,6pp), in Francia il 74,5 per cento (+0,5pp), in Spagna il 70,8 per cento (+0,8pp) e in Italia il 66 per cento (+1pp).

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avviato solo a partire dalla primavera di quest’anno; in agosto era stimata pari al 6,2 per cento a/a24.

FIGURA II.6: INFLAZIONE AL CONSUMO DELL’EUROZONA (variazione percentuale a/a)

Fonte: Eurostat.

Nel Regno Unito continua la fase di debolezza dell’economia iniziata nel corso del 2022. Nel secondo trimestre del 2023 il PIL è aumentato dello 0,2 per cento t/t, dallo 0,1 per cento del trimestre precedente. La lieve crescita è stata sostenuta dai consumi delle famiglie e da quelli pubblici, parzialmente controbilanciati dalla diminuzione degli scambi con l’estero.
Nel 2023 il mercato del lavoro britannico ha iniziato a risentire della fase di prolungata debolezza del ciclo economico. Il tasso di disoccupazione, dopo il valore minimo del 3,5 per cento del trimestre luglio-settembre 2022, nel trimestre maggio-luglio del 2023 è salito al 4,3 per cento.
L’inflazione, dopo il picco del quarto trimestre del 2022, ha iniziato a decelerare, raggiungendo ad agosto il 6,7 per cento a/a. L’inflazione di fondo, in discesa soltanto da giugno, si è ridotta significativamente al 7,1 per cento ad agosto.
Anche sulla base di tali evidenze, la Bank of England, nella riunione del 21 settembre, ha lasciato il tasso di interesse di riferimento invariato al 5,25 per cento. La decisione della Monetary Policy Commitee interrompe la stretta monetaria in atto da dicembre 2021. Tuttavia, non si escludono ulteriori rialzi del Bank Rate qualora dovessero verificarsi nuove spinte inflazionistiche.

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24 Nei prossimi mesi del 2023, si attende un maggiore calo dell’inflazione tendenziale headline per effetto del confronto con i livelli particolarmente elevati raggiunti dall’indice negli ultimi mesi del 2022. Al contrario, nei primi mesi del 2024, per il venir meno del contributo negativo della componente energetica, ci si attende un lieve aumento, in modo tale da allineare maggiormente i tassi headline e core.

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Le politiche monetarie in atto e i mercati finanziari
Per riportare la dinamica dei prezzi in linea con i propri obiettivi di medio termine, la politica monetaria ha accentuato l’intonazione restrittiva, caratterizzata da una rilevante risalita dei tassi di riferimento da parte delle maggiori banche centrali (con le importanti eccezioni di quella cinese e giapponese). Inoltre, seppur lentamente, è continuata la riduzione degli attivi di bilancio delle autorità monetarie che, diminuendo l’ammontare di liquidità disponibile per il sistema finanziario e aumentando l’offerta netta di titoli obbligazionari (soprattutto governativi) sul mercato secondario, contribuisce a inasprire le condizioni di finanziamento per l’economia reale25.
La resilienza dell’economia statunitense e l’inflazione in molti Paesi ancora lontana dall’obiettivo del 2 per cento hanno spostato le attese per una prima riduzione dei tassi di policy alla primavera/estate del prossimo anno26; hanno assunto maggiore peso le dichiarazioni dei banchieri centrali che sembrano orientati, in mancanza di eventi negativi significativi, a mantenere i tassi elevati più a lungo. Ad esempio, negli Stati Uniti si è ridotta la distanza con le proiezioni dei membri del FOMC, i quali a giugno prefigurano il tasso al 4,6 per cento alla fine del 202427, al fine di mantenere le aspettative ancorate all’obiettivo di inflazione del 2 per cento28.
Nell’area dell’euro, la BCE ha iniziato il ciclo restrittivo a luglio del 2022. L’Istituto centrale ha portato il tasso di interesse sui depositi, riferimento per il mercato interbancario, dal -0,50 per cento al 4,00 per cento deciso nella riunione dello scorso 14 settembre29, stimando per il 2024 l’inflazione al 3,2 per cento; più alta, dunque, rispetto alle proiezioni del Consensus Forecast (al 2,7 per cento). Contemporaneamente, la BCE ha ridotto il proprio bilancio di oltre il 20 per cento, a 7.100 miliardi (pari al 52 per cento del PIL dell’Eurozona nel 2022), attraverso il mancato reinvestimento a partire da marzo di una parte di titoli di debito in scadenza nell’ambito dell’Asset Purchase Program (APP), ma soprattutto con la restituzione da parte delle banche dei fondi TLTRO30. Dopo aver toccato il picco con 4.964 miliardi a giugno 2022, il valore dei titoli detenuti dalla BCE per scopi di politica monetaria si è ridotto a inizio settembre a 4.810 miliardi31. La flessibilità

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25 La Federal Reserve ha iniziato il ciclo di rialzi più intenso dall’epoca Volcker, portando a luglio 2023 il limite inferiore sui fed funds al 5,25 per cento, dopo una pausa a giugno. Per riportare fiducia ai mercati dopo le crisi di alcune banche regionali, a marzo l’Istituto centrale ha predisposto il Bank Term Funding Program da cui le banche hanno attinto fondi per 80 miliardi di dollari nelle prime settimane, per arrivare a circa 110 miliardi a settembre. Questo intervento ha solo rallentato la contrazione del bilancio della FED, che ad inizio settembre ammontava a 8,1 trilioni (31 per cento del PIL), dai 9,0 trilioni (37 per cento del PIL) di aprile 2022, inizio del Quantitative Tightening (QT).
26 Bloomberg, futures sui fed funds.
27 FOMC, ‘Economic Projections’, 14 giugno 2023. Nelle proiezioni di marzo il tasso di interesse a fine 2024 risultava al 4,3 per cento.
28 Tale obiettivo sembra quasi raggiunto: nel secondo trimestre l’inflazione media su un orizzonte di 5 anni è stata proiettata al 2,2 per cento, con un aumento marginale negli ultimi mesi dovuto alla crescita del prezzo del petrolio (Federal Reserve Bank of St. Louis, 5-Year Breakeven Inflation Rate). Il dato è calcolato utilizzando i titoli governativi a cinque anni con e senza indicizzazione all’inflazione.
29 Il tasso sulle operazioni di rifinanziamento principali e quello sulle operazioni di rifinanziamento marginale si trovano, rispettivamente, al 4,5 per cento e al 4,75 per cento.
30 I fondi TLTRO III da restituire ammontano a 525,4 miliardi, di cui il 61 per cento entro marzo e la restante parte entro dicembre 2024, https://www.ecb.europa.eu/mopo/implement/omo/html/index.en.html.
31 Da marzo 2023 l’ammontare di titoli dell’APP e del PEPP si sta riducendo al ritmo rispettivamente di 19,5 miliardi e 1,7 miliardi al mese (European Central Bank, Statistical Data Warehouse).

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garantita dal PEPP (Pandemic Emergency Purchase Program), i cui reinvestimenti dei titoli in scadenza proseguiranno fino almeno alla fine del 2024, ha garantito l’assenza di tensioni sui rendimenti sovrani32.
Diversamente dalle maggiori economie occidentali, nelle principali economie asiatiche la politica monetaria è rimasta espansiva, anche se si iniziano a intravedere traiettorie divergenti da parte delle autorità monetarie giapponese e cinese. In Giappone, la politica monetaria è chiamata a innalzare, anziché ridurre, le aspettative d’inflazione degli operatori, condizionate a lungo dal processo deflazionistico che ne ha caratterizzato l’economia. Per questo motivo, nonostante l’inflazione core superi l’obiettivo del 2 per cento da circa un anno, la Banca centrale ha parzialmente mantenuto la politica cd. ultra-accomodante per consolidare nell’economia domestica aspettative di inflazione ancorate al target. Da un lato, il tasso d’interesse a breve termine sarà probabilmente espansivo fino a quando, come più volte dichiarato, l’Istituto non sarà sufficientemente certo che le pressioni inflazionistiche dipendano dalla domanda interna e non da shock di offerta33.

FIGURA II.7: TASSI DI POLICY DELLE PRINCIPALI BANCHE CENTRALI (valori percentuali)

Fonte: Refinitiv.

D’altro canto, i primi segnali di una inversione di tendenza si sono avuti nel dicembre del 2022, nell’ambito della politica di controllo della curva dei tassi d’interesse, quando la pressione dei mercati ha necessitato una correzione di +25pb del limite superiore del rendimento del titolo governativo decennale, salito allo 0,50 per cento. Inoltre, il nuovo Governatore della Banca del Giappone, Kazuo

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32 Non si è reso pertanto necessario l’utilizzo del Transmission Protection Instrument.
33 Il tasso di rifinanziamento principale è fermo allo 0,3 per cento da dicembre 2008 e quello sui depositi al ‑0,1 per cento da febbraio 2016.

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Ueda, a luglio ha innalzato lo stesso limite di altri 50 punti base, con il tasso del titolo decennale ormai stabilmente superiore allo 0,7 per cento e in crescita34.
Nella seconda economia mondiale, da giugno la People’s Bank of China (PBoC) ha ridotto i tassi d’interesse sulle operazioni a sette giorni e a un anno di 20pb, rispettivamente all’1,80 e al 3,45 per cento, per dare supporto all’economia, che da maggio mostra stagnazione dei prezzi al consumo e una crescita in rallentamento. In questa direzione va anche il taglio del coefficiente di riserva obbligatoria delle banche, che da inizio anno è stato ridotto di 50 punti base, portando il coefficiente medio del sistema bancario al 7,4 per cento. Dopo una politica di bilancio espansiva nello scorso anno, da gennaio l’attivo della PBoC risulta stabile intorno al 35 per cento del PIL.
Nei mercati finanziari, le quotazioni azionarie hanno ripreso slancio da aprile, dopo che la crisi di alcune banche regionali statunitensi è risultata un’occorrenza isolata. I risultati aziendali del secondo trimestre, soprattutto nel settore bancario, e il rallentamento dell’inflazione hanno sostenuto le quotazioni fino a luglio; successivamente si è assistito a un ritracciamento verso il basso allorché ha ripreso forza l’ipotesi che le banche centrali avrebbero mantenuto più a lungo una stance restrittiva35. Questo ha influito anche sui rendimenti dei titoli sovrani, che da marzo sono risaliti fino ai valori antecedenti le crisi bancarie. Dai primi di agosto i rendimenti del decennale statunitense e tedesco sono superiori rispettivamente al 4,0 e al 2,5 per cento, e hanno raggiunto a metà settembre il 4,3 e 2,7 per cento. La relativa stabilità dei differenziali di rendimento tra i titoli c.d. benchmark e quelli di altri emittenti pubblici e privati indica che i movimenti delle curve sono ancora principalmente guidati dalle scelte di politica monetaria.
Anche nel mercato dei cambi sembra essere la politica monetaria a dettare la traiettoria. Con il raffreddamento dell’inflazione statunitense registrata i primi di luglio, il mercato valutario ha assistito ad un repentino deprezzamento del dollaro nei confronti delle principali valute. La risalita del prezzo del petrolio, la resilienza dell’economia statunitense e, quindi, le ipotesi su una Fed relativamente più restrittiva di altre banche centrali hanno ridato forza al dollaro, che è tornato sui valori massimi registrati quest’anno36. In particolare, a metà settembre l’euro è scivolato sotto quota 1,07 dollari, un valore in linea con le quotazioni di inizio anno. Nei confronti dello yuan, il dollaro è in apprezzamento da gennaio 2023 di circa il 6 per cento, costringendo recentemente la PBoC ad intervenire per evitare che il cambio superasse i 7,3 yuan per dollaro. La stessa dinamica si osserva anche nei confronti dello yen, deprezzatosi del 13 per cento da inizio anno e arrivato a superare a settembre quota 147 yen per dollaro. In entrambi i casi, la tendenza al deprezzamento sembra poter proseguire stante l’attuale relativa forza dell’economia statunitense.

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34 ‘Nell’ambito della politica di controllo della curva dei tassi d’interesse, la BoJ decide la forchetta di valori entro cui può muoversi il rendimento di un titolo governativo su una particolare scadenza, utilizzando operazioni di mercato aperto per garantirne il rispetto. Le pressioni di mercato sul rendimento del decennale, oltre che dal deprezzamento dello yen, iniziavano a emergere delle opportunità di arbitraggio con i titoli su scadenze ravvicinate.
35 Bloomberg, ‘MSCI ACWI Index’. Rispetto al massimo storico di gennaio 2022, il livello dell’indice risultava inferiore del 6,5 per cento a fine luglio 2023 e del 10,0 per cento a metà settembre 2023.
36 Bloomberg, ‘U.S. Dollar Index’. Dopo aver toccato a ottobre quota 150 yen (massimo dal 1990), il dollaro ha perso il 12 per cento. Rispetto alla valuta cinese, dai 7,3 yuan per dollaro di ottobre (massimo dal 2008) il deprezzamento è stato del 6 per cento.

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Le prospettive
Complessivamente, le prospettive per l’economia mondiale appaiono condizionate da diversi rischi che includono l’ancora elevata inflazione e condizioni finanziarie più stringenti, cui si aggiungono altri rischi al ribasso come le tensioni geo-politiche, crescenti restrizioni agli scambi internazionali, l’insicurezza energetica e alimentare, maggiori rischi per la stabilità finanziaria, e livelli più elevati di debito.
Secondo le più recenti previsioni dell’OCSE37, rispetto alla valutazione di giugno, nel 2023 la crescita mondiale è stata rivista al rialzo di 0,3 punti percentuali (al 3,0 per cento), grazie ai risultati più positivi delle attese dell’economia degli Stati Uniti, cui si accompagna una crescita più sostenuta del Giappone, unico Paese del G20 che non ha aumentato i tassi di interesse. Al contrario, nell’area dell’euro e nel Regno Unito diventano più evidenti gli effetti della politica monetaria restrittiva, cui si affianca il risultato più contenuto della Cina. Nel 2024 il PIL mondiale è atteso in rallentamento, con un tasso di crescita al 2,7 per cento, lievemente al di sotto delle precedenti stime. Data la debolezza della domanda, gli scambi internazionali saranno meno intensi nella seconda metà dell’anno, come rilevato dalla componente dei nuovi ordini esteri dell’indice PMI globale (47,9 in agosto).
Pur partendo da ampie divergenze nei tassi di crescita tra le maggiori economie l’inflazione al consumo complessiva - in decelerazione nel corso del 2023, per effetto dei minori prezzi dei beni energetici e dell’inferiore domanda di beni, è attesa in ulteriore rallentamento, ma a livelli ancora superiori agli obiettivi delle banche centrali.

TAVOLA II.1: ESOGENE INTERNAZIONALI
	2023		2024		2025-2026
	DEF 2023	NOTA AGG.	DEF 2023	NOTA AGG.	DEF 2023	NOTA AGG.
Commercio internazionale (Variazioni percentuali)	0,5	0,6	4,2	2,7	4,1	4,4
Prezzo del petrolio (USD/barile, futures, Brent)	82,3	81,6	77,9	81,4	72,2	75,9
Cambio dollaro/euro	1,06	1,085	1,06	1,085	1,06	1,085

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37 OECD, Economic Outlook, Interim Report, op. cit.

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II.2	ECONOMIA ITALIANA: TENDENZE RECENTI
Con il recente aggiornamento dei Conti Economici Nazionali relativi al triennio 2020-202238, l’Istat ha confermato il tasso di crescita del PIL reale del 2022, pari al 3,7 per cento. Il livello del PIL è risultato tuttavia più elevato per effetto dell’importante revisione nell’anno precedente. In particolare, il PIL a prezzi correnti del 2021 è superiore di 34,7 miliardi di euro rispetto alla stima di aprile, con una variazione al rialzo del tasso di crescita rispetto all’anno precedente pari a 2,1 punti percentuali (al 9,7 per cento dal 7,6 per cento). Il tasso di variazione del PIL reale nello stesso anno passa dal 7,0 per cento all’8,3 per cento per effetto di una correzione al rialzo delle componenti della domanda interna (ad esclusione della spesa delle AP), mentre non si registrano revisioni apprezzabili per la componente estera netta. Dal lato dell’offerta per lo stesso anno si nota un miglioramento della dinamica dell’industria in senso stretto e in misura più consistente dei servizi; la revisione del comparto del commercio, alloggio e ristorazione spiega 0,7 punti di PIL della revisione totale.

Nonostante gli effetti negativi derivanti dalla guerra in Ucraina, nel 2022 l’attività italiana è cresciuta del 3,7 per cento, anche grazie al prolungarsi della spinta del processo di normalizzazione successivo alla pandemia. Nel corso del 2023 le prospettive si sono modificate; infatti, dopo un primo trimestre in cui il PIL è aumentato in modo significativo, mostrando ancora un soddisfacente grado di resilienza, nel secondo trimestre si è verificata una contrazione. Sul risultato negativo ha inciso l’orientamento restrittivo delle politiche monetarie e il deterioramento del ciclo internazionale, condizionato dall’inflazione ancora elevata; tali fattori hanno impattato anche sulla domanda interna italiana.
Produzione e domanda aggregata
Nel primo trimestre il PIL è cresciuto dello 0,6 per cento t/t – un valore superiore alla media dell’Area Euro. Il diverso comportamento della domanda interna è alla base dell’inversione di tendenza del secondo trimestre, per il quale si è determinata una contrazione dello 0,4 per cento t/t.
Nel dettaglio delle componenti, dopo l’incremento – superiore alle attese – nel primo trimestre (+0,8 per cento t/t), i consumi privati sono risultati stazionari nel secondo, condizionati da un’inflazione ancora elevata e dal maggior costo del credito. Complessivamente, nel primo semestre dell’anno la spesa delle famiglie si è orientata prevalentemente sugli acquisti di beni durevoli e di servizi, mentre la componente dei beni non durevoli e semidurevoli è risultata più debole. Parallelamente, con la ripresa del turismo internazionale a partire dai mesi

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38 Conformemente alla politica di revisione statistica raccomandata dalla Commissione Europea per i Paesi membri dell’Unione Europea, il 22 settembre 2023 ISTAT ha rilasciato un aggiornamento dei Conti Economici Nazionali relativi al triennio 2020-2022, rivedendo le stime rilasciate nell’aprile scorso in ragione del recepimento di nuove fonti statistiche relative ai conti economici delle imprese. La portata della revisione è risultata eccezionale per il 2021 e situazioni analoghe si sono verificate anche in altri paesi. Con riferimento al 2022, il livello del PIL nominale non ha registrato revisioni nel tasso di crescita, risultando tuttavia più elevato rispetto a quello stimato in aprile per un valore di 37,3 miliardi. Per ulteriori dettagli si rimanda al comunicato stampa Istat (https://www.istat.it/it/archivio/288173).

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primaverili, si è registrata una notevole accelerazione della spesa dei non residenti sul territorio economico.

FIGURA II.8: CONTRIBUTI ALLA CRESCITA DEL PIL (pp del PIL, scala sx; variazioni % t/t, scala dx)

Fonte: Istat.

Nel primo trimestre dell’anno, in linea con la ripresa dell’attività economica, è stata registrata una marcata crescita sia del reddito disponibile lordo nominale delle famiglie consumatrici (3,2 per cento t/t, dallo 0,9 per cento precedente) sia del potere d’acquisto delle famiglie (3,1 per cento t/t, dal -3,7 per cento t/t). In ragione della crescita, pur sostanziale ma più contenuta, della spesa per consumi, la propensione al risparmio è tornata ad aumentare, attestandosi al 7,6 per cento (dal 5,3 per cento del quarto trimestre del 2022). In assenza dei dati ufficiali, si valuta che nel secondo trimestre dell’anno le minori pressioni sui prezzi e la dinamica positiva dei redditi da lavoro abbiamo contribuito ad un ulteriore recupero del tasso di risparmio. Nel complesso, la situazione patrimoniale delle famiglie si conferma solida: nel primo trimestre, il loro debito si è attestato al 61,1 per cento del reddito disponibile (in flessione rispetto al quarto trimestre del 2022), un livello nettamente inferiore alla media dell’area dell’euro (92,1 per cento).
Gli investimenti, risultati particolarmente vivaci nel biennio precedente, hanno perso di tono nel primo trimestre dell’anno (0,4 per cento t/t, dall’1,2 per cento dell’ultimo trimestre del 2022), per poi contrarsi nel secondo (-1,8 per cento t/t). In ogni modo, la spesa per investimenti complessiva in rapporto al PIL permane su valori particolarmente elevati, attestandosi al 21,3 per cento del PIL. La dinamica dell’accumulazione ha risentito del deterioramento delle condizioni generali per investire39, delle più rigide condizioni di finanziamento e della riduzione della

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39 ‘Indagine sulle aspettative di inflazione e crescita – 2°trimestre 2023’, Banca d’Italia, 10 luglio 2023.
https://www.bancaditalia.it/pubblicazioni/indagine-inflazione/2023-indagine-inflazione/06/Statistiche_iai_2023Q2.pdf.

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domanda di credito delle imprese legata ai più elevati tassi di interesse40. Tra i comparti, all’espansione dei mezzi di trasporto – ritornati al di sopra dei valori pre- Covid – si è contrapposta la riduzione degli investimenti in costruzioni (-3,6 per cento). Tale flessione ha coinvolto sia gli investimenti in costruzioni non residenziali che quelli in abitazioni, che tuttavia rimangono intorno ai livelli più alti dell’ultimo decennio.
Riguardo all’interscambio con l’estero, le esportazioni hanno subìto un calo in entrambi i trimestri, riflesso dell’indebolimento della domanda mondiale. Nel dettaglio, mentre le esportazioni di servizi sono cresciute a ritmi sostenuti, quelle di beni hanno segnato una flessione.
In tale quadro, la fase di riduzione dei prezzi dei beni energetici importati ha favorito il graduale riassorbimento del disavanzo energetico del conto corrente: nei dodici mesi terminati a luglio, infatti, il deficit di parte corrente si è attestato al -0,2 per cento del PIL.

Dal lato dell’offerta, sono emersi andamenti settoriali divergenti. Continua la fase ciclica negativa dell’industria in senso stretto, il cui valore aggiunto, legato alla produzione industriale, ha subito una pronunciata contrazione nel secondo trimestre (-0,9 per cento t/t), tornando al di sotto dei livelli pre-pandemici. La fase di debolezza del settore manifatturiero è, peraltro, comune ad altri paesi europei.
Il settore delle costruzioni, dopo il rilevante incremento rilevato nell’ultimo biennio, ha perso in parte abbrivio già nel primo trimestre, per poi contrarsi nel secondo (-3,2 per cento), quando si è registrata la prima variazione negativa su base annua dopo la fase pandemica.
In tale quadro, i servizi sono risultati complessivamente più dinamici degli altri settori, reagendo con ritardo al rallentamento ciclico: infatti, dopo la robusta espansione del primo trimestre (0,9 per cento t/t), nel secondo trimestre l’attività si è lievemente ritratta (-0,1 per cento t/t), risentendo della flessione della domanda privata e dell’elevato livello dei prezzi. Tuttavia, rimane robusta la crescita delle attività artistiche e di intrattenimento, che sono tornate ai livelli precedenti alla pandemia.
Lavoro e retribuzioni
Nella prima parte del 2023 il mercato del lavoro è si è mostrato particolarmente resiliente, facendo registrare un notevole incremento dell’occupazione e una riduzione del tasso di disoccupazione - malgrado il rallentamento dell’attività.

In base alla rilevazione sulle forze di lavoro, nei primi sei mesi dell’anno il numero di occupati è cresciuto in modo significativo e, nonostante l’indebolimento dell’attività nel secondo trimestre dell’anno, l’occupazione ha continuato ad espandersi (0,6 per cento t/t; 1,7 per cento a/a). Gli occupati hanno raggiunto così il massimo storico, superando la soglia dei 23,5 milioni e portando il tasso di

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40 ‘‘Indagine sul credito bancario nell’area dell’euro: principali risultati per le banche italiane. 2° trimestre 2023 e prospettive per il 3° trimestre del 2023’, Banca d’Italia, 25 luglio 2023.
https://www.bancaditalia.it/statistiche/tematiche/moneta-intermediari-finanza/intermediari-finanziari/indagine-credito-bancario/risultati/BLS_Luglio_2023.pdf.

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occupazione al 61,3 per cento (+0,3 punti rispetto al primo trimestre). Si è rafforzata la crescita dell’occupazione dipendente, come risultato dell’aumento degli addetti a tempo indeterminato e della flessione di quelli a termine. In deciso incremento la componente dei lavoratori autonomi, che si colloca - tuttavia - ancora sotto i valori pre-pandemici.
Differentemente dall’occupazione, che normalmente risponde con ritardo alle fluttuazioni cicliche, le ore lavorate hanno seguito l’andamento dell’attività economica con maggiore sincronia, crescendo dell’1,2 per cento t/t nel primo trimestre per poi contrarsi dello 0,5 per cento t/t nel secondo.

Parallelamente, la riduzione delle persone in cerca di occupazione ha portato il tasso di disoccupazione del secondo trimestre al 7,6 per cento (-0,3 punti percentuali rispetto ai tre mesi precedenti), il valore più basso nell’ultimo decennio. Rispetto allo stesso periodo del 2022, il numero di disoccupati si è ridotto di 101 mila unità. Il tasso di partecipazione (15-64), infine, si è portato su livelli massimi in chiusura del secondo trimestre, al 66,5 per cento (dal 66,3 per cento nel primo trimestre).

FIGURA II.9: TASSO DI DISOCCUPAZIONE E TASSO DI PARTECIPAZIONE (valori percentuali)

Fonte: ISTAT.

Le dinamiche sottostanti i dati aggregati sul mercato del lavoro sono abbastanza complesse, legate al cambiamento della struttura demografica e al fenomeno, che ha avuto inizio in anni molto recenti, di contrazione della popolazione in età lavorativa41. Inoltre, In un contesto di crescita occupazionale e di tasso di disoccupazione in discesa, ma pur sempre ancora consistente, continuano ad osservarsi a livello settoriale fenomeni di mismatch. Nel secondo trimestre si è

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41 ‘In un quadro di sostenuta crescita degli occupati, la forza lavoro, seppur in aumento, presenta un divario ancora significativo rispetto al livello della fase pre-pandemica, che nel secondo trimestre è pari a 81,2 mila unità. Il ritmo di ripresa è rallentato dalla diminuzione delle forze di lavoro nella coorte 35-49 anni.

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verificato, ad esempio, un aumento del tasso di posti vacanti (al 2,3 per cento, dal 2,1 per cento del primo trimestre), concentrato soprattutto nelle costruzioni e nelle attività dei servizi di alloggio e ristorazione.
Per quanto riguarda le tendenze dei salari, la coesistenza di un tasso di posti vacanti elevato e un tasso di disoccupazione eccezionalmente basso si è accompagnata ad una crescita comunque contenuta delle retribuzioni. Quelle di fatto per dipendente, dopo il marcato incremento del primo trimestre (1,1 per cento t/t) dovuto alla corresponsione di somme una tantum nel comparto dei servizi, hanno rallentato nel secondo (0,3 per cento). Le retribuzioni contrattuali per dipendente, invece, sono risultate lievemente più vivaci nel secondo trimestre (0,7 per cento t/t). Su base annua, le retribuzioni contrattuali hanno accelerato nel secondo trimestre, al 2,7 per cento (dal 2,2 per cento nel primo trimestre del 2023), cogliendo l’effetto del recepimento di nuovi contratti collettivi nazionali.
Prezzi
Nella prima metà del 2023, l’inflazione misurata dall’indice armonizzato dei prezzi al consumo ha intrapreso un percorso di graduale rientro dopo le forti tensioni registrate nel 2022. Per effetto della riduzione del prezzo dei beni energetici, in particolare del gas naturale, e del superamento degli ostacoli all’approvvigionamento di materie prime sui mercati internazionali, nel primo trimestre dell’anno l’inflazione al consumo è passata al 9,5 per cento a/a (dal 12,5 per cento del quarto trimestre del 2022). Nel secondo trimestre l’inflazione ha poi ulteriormente rallentato (al 7,8 per cento), accompagnandosi alla decisa contrazione dei prezzi all’import e a quella, più contenuta, dei prezzi alla produzione nell’industria. Nel corso del 2023, tra le componenti, al più tempestivo e pronunciato rallentamento dell’inflazione per i beni, connessa con il rientro dei prezzi dei beni alimentari e dei trasporti (si veda il focus ‘Inflazione e dinamica dei prezzi’), si è contrapposta l’accelerazione dell’inflazione per i servizi, che ha iniziato a ridursi solo da giugno.
Nella prima parte dell’anno anche le pressioni all’origine si sono progressivamente attenuate. A partire da marzo 2023, l’inflazione di fondo ha segnato una graduale decelerazione, raggiungendo il 5,0 per cento in agosto.

FOCUS	Inflazione e la dinamica dei prezzi

Il graduale rientro dell’inflazione dopo la fiammata del 2022
Dopo l’eccezionale crescita dell’indice nazionale dei prezzi al consumo per l’intera collettività (NIC) dell’8,1 per cento nel 2022, l’inflazione si è progressivamente ridotta fino a raggiungere il 5,4 per cento ad agosto. Cala anche l’inflazione di fondo (che esclude i beni energetici e alimentari freschi) al 4,8 per cento nello stesso mese, dal picco di febbraio 2023 (6,3 per cento). L’inflazione acquisita ad agosto per il 2023 è pari al 5,7 per cento

Come noto, l’episodio inflattivo e il progressivo rientro a cui si sta assistendo in questi mesi è, anch’esso, il riflesso del ripiego che è avvenuto nei prezzi delle materie prime energetiche, in primo luogo gas e petrolio. Altri elementi hanno ovviamente fatto da sfondo. Inoltre, l’attenuazione della dinamica inflattiva nel 2023 (come vedremo, in ulteriore intensificazione negli ultimi mesi dell’anno) beneficia anche di effetti di confronto con gli elevati prezzi avuti nel 2022. In tale contesto, il Governo è intervenuto in varie fasi, per attenuare dapprima il costo dell’energia e il rialzo dei prezzi dei carburanti e, successivamente, l’impatto

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dell’eccezionale crescita dei prezzi sul potere d’acquisto delle famiglie. A partire da fine 2022, con il rientro del costo del gas e dell’elettricità, le proroghe delle misure sono state sempre più quelle selettive, per sostenere le famiglie e le imprese in difficoltà economica, in linea con le indicazioni europee. Le misure prorogate nel terzo trimestre dell’anno in corso sono limitate al contenimento dei costi delle bollette, in particolare tramite i bonus sociali per le famiglie più vulnerabili, mentre per il quarto trimestre si sono resi necessari interventi mirati anche a far fronte all’aumento dei prezzi dei carburanti che è stato osservato negli ultimi mesi (cfr. Iniziative del governo italiano su caro energia).

Infatti, dopo lo straordinario livello raggiunto dal prezzo del gas naturale e dell’elettricità durante l’estate scorsa si è assistito ad una graduale diminuzione, divenuta più marcata successivamente all’accordo sul tetto del prezzo del gas raggiunto dalla UE a dicembre 2022. Nonostante il progressivo e costante rientro delle quotazioni, che su base annua si sono più che dimezzate rispetto al 2022, il loro livello risulta ancora elevato dal momento che è quasi il doppio rispetto il valore medio del quinquennio 2015 -2019.

Tali effetti si sono riflessi sulla dinamica tendenziale dell’indice dei prezzi al consumo dei beni energetici che, dopo aver raggiunto il picco di ottobre 2022, si è progressivamente ridotta fino a divenire lievemente negativa ad agosto 2023[42]. Per i beni alimentari la crescita dei prezzi, dopo il picco a novembre 2022, si è lievemente ridotta assestandosi al 9,7 per cento ad agosto 2023, ben superiore all’inflazione complessiva.

FIGURA R1: INFLAZIONE E CONTRIBUTI DEI PRINCIPALI AGGREGATI

Altri beni e tabacchi
Servizi
Beni alimentari lavorati
Beni alimentari non lavorati
Beni energetici
NIC variazioni tendenziali
14,00
12,00
10,00
8,00
6,00
4,00
2,00
0,00
-2,00
-4,00
gen-19
apr-19
lug-19
ott-19
gen-20
apr-20
lug-20
ott-20
gen-21
apr-21
lug-21
ott-21
gen-22
apr-22
lug-22
ott-22
gen-23
apr-23
lug-23

Fonte: Elaborazioni su dati Istat.

Tali aumenti sono diffusi sia al comparto degli alimentari freschi che a quello degli alimentari lavorati, con incrementi dell’ordine del 20 per cento nel biennio agosto 2021 – agosto 2023[43]. I prezzi dei beni, al netto dell’energia e degli alimentari, e dei servizi hanno registrato

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42 Il calo dell’inflazione dei beni energetici in un primo momento è stato sospinto in prevalenza dalla riduzione del prezzo del gas e dell’energia del mercato regolamentato che si è adeguato più velocemente ai prezzi di mercato, mentre ha contribuito in misura minore la componente non regolamentata che è stata condizionata anche dall’andamento dei prezzi dei carburanti.
43 Nel dettaglio i prezzi degli alimentari lavorati hanno raggiunto il picco massimo di crescita tendenziale del 15,5 per cento a febbraio 2023 per poi iniziare a decelerare nei mesi seguenti fino a raggiungere il 10,0 per cento ad

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dinamiche più contenute, che tuttavia stanno risultando più persistenti. I primi, in accelerazione dalla prima metà del 2022 fino allo scorso febbraio (5,5 per cento), stanno mostrando una graduale decelerazione (4,1 per cento ad agosto). Similmente i servizi, forti della domanda generata della ripresa delle attività sociali e ricreative a seguito della pandemia, hanno raggiunto un picco ad aprile 2023 (4,8 per cento) che si è poi ridotto progressivamente fino ad arrivare al 3,6 per cento di agosto. Entrambi i settori hanno avuto aumenti dei prezzi superiori al 7 per cento nel biennio che termina ad agosto 2023.

A livello di singole componenti la crescita maggiore dei prezzi ha riguardato servizi ricettivi e di ristorazione (6,8 per cento ad agosto, 13.9 per cento nel biennio) ed in particolare i servizi di alloggio (11,2 per cento) e i pacchetti vacanza (15,3 per cento). Anche i prezzi dei servizi di trasporto, sebbene in diminuzione (-1,5 per cento), hanno registrato un incremento del 20,5 per cento nel biennio, mentre rimane ancora sostenuta la dinamica dei prezzi beni e servizi per la manutenzione ordinaria della casa (7,5 per cento).

La catena di trasmissione dei prezzi e il rientro dell’inflazione
Il calo dei prezzi dell’energia si è trasferito dapprima sui prezzi alla produzione dell’industria che, a partire da aprile 2023, hanno registrato una diminuzione su base tendenziale, raggiungendo a luglio il -10,2 per cento. Tale calo si è trasmesso anche sui prezzi dei prodotti intermedi che, complice anche la minore domanda, si sono progressivamente ridotti passando dal 9,9 per cento di gennaio al -4,2 per cento a luglio 2023. Anche nei servizi i prezzi alla produzione iniziano a rallentare la loro dinamica crescendo su base annua nel secondo trimestre dell’anno al 2,8 per cento il ritmo più basso da fine 2021.

Tuttavia, l’aggiustamento dei listini a fronte della riduzione dei costi di produzione è avvenuto con un certo ritardo, e questo, insieme all’iniziale asimmetria nell’adeguamento dei prezzi in risposta all’aumento dei costi, ha posto l’attenzione sull’analisi dal lato dell’offerta e in particole sulla dinamica del mark-up e della quota profitti, per valutare il loro ruolo nelle pressioni inflazionistiche interne. A tal fine, si osserva l’andamento del deflatore del valore aggiunto, che è una sintesi della dinamica del deflatore della produzione e del valore dei consumi intermedi e la cui variazione può essere facilmente scomposta nel contributo dei salari unitari e dei profitti unitari. Da tale scomposizione si evince che nel 2021 il calo dello 0,2 per cento del deflatore è stato condizionato da una contrazione dei profitti unitari e una lieve crescita del costo del lavoro. Durante il 2022, invece, il deflatore del valore aggiunto ha accelerato al 3,0 per cento e i profitti hanno contribuito mediamente in misura maggiore alla sua variazione, rappresentando più del 60 per cento dell’aumento complessivo. Ciò riflette la tendenza dei margini di profitto, in quel periodo, a rafforzare le pressioni interne sui prezzi, contribuendo attivamente all’inflazione.

Infatti, il mark-up complessivo, successivamente alla contrazione registrata nel corso del 2021, tra il primo trimestre del 2022 e il primo del 2023, è cresciuto dell’1 per cento, favorendo una crescita di 1,2 punti percentuali della quota dei profitti, il che ha contribuito a determinare una variazione del deflatore dell’output (6,2 per cento) superiore a quella dei costi variabili unitari (5,1 per cento). Tali dinamiche suggeriscono che le imprese, a fronte delle perdite subite nel 2021 e trovandosi a fronteggiare un’inflazione più persistente del previsto, abbiano rivisto le proprie aspettative, modificando le strategie di prezzo per tutelarsi

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agosto. La crescita della componente relativa agli alimentari freschi, dopo il picco del 12,9 per cento di ottobre 2022, e diverse oscillazioni in parte dovute per i beni di produzione interna all’impatto delle condizioni metereologiche avverse che hanno portato a fenomeni di siccità ed alluvioni interessando diverse regioni italiane si è assestata ad agosto al 9,2 per cento.

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da possibili ulteriori forti aumenti dei prezzi degli input e per distribuire uniformemente nel tempo le variazioni dei prezzi[44].

Va notato, inoltre, che la pressione sui prezzi esercitata dai profitti nel 2022 è sintesi di andamenti molto differenziati a livello settoriale e riflette la formazione di profitti superiori alla norma solo in pochi specifici settori, mentre, nella restante parte dell’economia, la forte crescita degli utili nell’ultimo anno è servita sostanzialmente a recuperare il loro precedente calo[45]. In tal senso, il ritardo nell’adeguamento dei prezzi dell’output alla riduzione dei costi di produzione è stato favorito dal recupero dei profitti da parte delle imprese, che, a sua volta, dovrebbe rappresentare in prospettiva una tutela contro parte del trasferimento dell’aumento del costo del lavoro, che normalmente si adegua con ritardo all’inflazione[46].

FIGURA 2. SCOMPOSIZIONE DEL DEFLATORE DEL VALORE AGGIUNTO (variazione percentuale t/t)

Salari unitari
Profitti unitari
Deflatore VA
4,0%
3,5%
3,0%
2,5%
2,0%
1,5%
1,0%
0,5%
0,0%
-0,5%
-1,0%
-1,5%
0,3%
0,5%
-0,3%
0,3%
0,2%
0,1%
0,5%
0,5%
0,4%
1,4%
-0,7%
0,1%
-0,1%
-0,2%
0,3%
-0,4%
1,2%
1,6%
-0,3%
3,4%
1,1%
0,0%
2018T1
2018T2
2018T3
2018T4
2019T1
2019T2
2019T3
2019T4
2020T1
2020T2
2020T3
2020T4
2021T1
2021T2
2021T3
2021T4
2022T1
2022T2
2022T3
2022T4
2023T1
2023T2

Fonte: Elaborazioni su dati Istat.

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44 L’iniziale reazione delle imprese per fronteggiare il rapido aumento dei prezzi degli input all’inizio del 2021 è stata, al contrario, quella di trasferire sui prezzi il solo aumento dei costi, riducendo il proprio mark-up per contenere l’effetto dei maggiori costi sulla domanda e quindi sugli utili dell’impresa, presumibilmente come risultato di una prevalente aspettativa di aumento temporaneo dei prezzi degli input. Affinché gli utili restino invariati, e non vadano quindi a contribuire all’inflazione, il calo del mark-up deve essere tale da compensare l’aumento dei costi; se ciò non avviene, all’aumentare dei costi cresceranno anche gli utili, sebbene in misura minore (sul ruolo dei profitti nelle pressioni interne sui prezzi si vedano, Colonna, F., Torrini, R., & Viviano, E. (2023), ‘The profit share and firm markup: how to interpret them?’, Bank of Italy Occasional Paper, (770); Hahn, E. (2023), ‘How have unit profits contributed to the recent strengthening of euro area domestic price pressures?’, Economic Bulletin Boxes, 4).
45 Nel dettaglio dei settori, quelli in cui si è registrata la più rapida crescita dei profitti sono l’industria estrattiva e la fornitura di energia elettrica e gas, cui si affiancano, con incrementi relativamente più contenuti, l’agricoltura e i servizi finanziari e assicurativi, beneficiando questi ultimi dell’aumento dei tassi d’interesse da metà del 2022. Nell’insieme di questi settori, la crescita dei profitti unitari ha contribuito per oltre il 90 per cento alla variazione complessiva del rispettivo deflatore del valore aggiunto nel 2022, mentre per la restante parte dell’economia la variazione dei profitti unitari ha rappresentato, come in media, più del 60 per cento dell’aumento del deflatore. Anche il settore di commercio e trasporto ha registrato una crescita continua, seppur moderata, dei profitti su tutto il periodo, mentre la manifattura ha più che compensato l’iniziale perdita subita, recuperando dalla seconda metà del 2022. Infine, le imprese degli altri settori dei servizi hanno visto ridursi i propri margini, che, mediamente, non sono ancora tornati ai livelli precedenti all’iniziale aumento dei costi.
46 Dalla fine del 2022, le retribuzioni hanno iniziato a recuperare la perdita subita, pur crescendo in media a un tasso inferiore a quello dei prezzi.

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Dagli ultimi dati sembra che nel secondo trimestre del 2023 il paradigma sia cambiato, grazie alla continua discesa dei prezzi degli input, che ha permesso il venir meno della spinta dei profitti sui prezzi, favorendo il calo del deflatore dell’output. A favorire il rientro dell’inflazione ha contribuito, e continuerà a contribuire, anche l’impatto sulla domanda aggregata esercitato dall’inasprimento della politica monetaria.

Le proiezioni relative all’inflazione per l’anno in corso
Per i mesi a venire si prefigura una forte riduzione tendenziale dei beni energetici in chiusura d’anno, che dal prossimo ottobre beneficia in particolare del confronto con i prezzi di ottobre 2022, mese in cui i prezzi dei beni energetici hanno raggiunto il picco inflattivo del 71,1 per cento e sono cresciuti del 26,8 per cento rispetto al mese precedente. Infatti, tale confronto determinerà un contributo negativo della componente energetica alla fine del 2023 e all’inizio del 2024 e un’inflazione core superiore a quella complessiva, che si attesterà intorno al 2 per cento. Questo scenario è giustificato dall’andamento dei prezzi delle materie prime energetiche, in forte calo rispetto all’anno precedente (del -65,2 per cento del prezzo medio del gas, del -19,3 per cento del petrolio e del -58,4 per cento dell’elettricità) e caratterizzato da importanti differenziali nell’ultimo trimestre 2023. Nel 2024, invece, i prezzi di petrolio ed elettricità risultano pressoché stabili, mentre si prospetta un aumento del 27,3 per cento del prezzo del gas.

In aggiunta, negli ultimi mesi si sono attenuate le forti oscillazioni sul mercato tutelato dei beni energetici. Per quanto riguarda l’elettricità, ARERA ha decretato la sostanziale stabilità delle tariffe nel terzo trimestre del 2023 rispetto al trimestre precedente, mentre si è ridotta la variabilità delle tariffe mensili del gas a partire da maggio. Attualmente, il prezzo del gas sul mercato tutelato è stato fissato pari a 34,07 €/MWh per la bolletta di agosto (in calo del 71 per cento rispetto al picco raggiunto a dicembre 2022, pari a 116,60 €/MWh).

Tutti gli aspetti appena discussi lasciano presagire un forte calo dell’inflazione headline dell’indice NIC nell’ultimo trimestre del 2023, seguito da un lieve aumento nel corso del 2024 anche per il venir meno del contributo negativo della componente energetica. Un rallentamento meno marcato caratterizzerà invece l’andamento dell’inflazione core, a causa della persistenza dei servizi, attesi più dinamici dell’inflazione complessiva. È opportuno segnalare che lo scenario appena descritto non tiene conto di eventi climatici estremi, né di inattese tensioni nel panorama geopolitico internazionale, che potrebbero inasprire i prezzi, soprattutto dei beni energetici e degli alimentari.

Per concludere, quindi, si prevede che l’indice NIC registri un aumento del 5,8 per cento nel 2023 e si assesti al 2,5 per cento nel 2024. Negli anni a seguire, 2025 e 2026, ci si attende un rientro dell’inflazione al 2,0 per cento.

L’inversione di tendenza dei prezzi dei beni energetici si è riflessa sulla dinamica del deflatore delle importazioni, che si è ridotto del 4,3 per cento t/t nel primo trimestre e del 2,3 per cento nel secondo. Il deflatore del PIL, dopo aver rallentato nel primo trimestre (all’1,3 per cento, dal 3,0 per cento del quarto trimestre del 2022), ha registrato una variazione lievemente negativa nel secondo (-0,1 per cento t/t).

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Andamento del credito
Gli effetti dell’intonazione restrittiva di politica monetaria si sono trasmessi al settore privato, accompagnandosi alla diminuzione del credito concesso e, in generale, al prevalere di condizioni di finanziamento più stringenti e onerose47.
Nella prima parte del 2023, i ripetuti aumenti dei tassi di policy da parte della BCE si sono progressivamente riflessi sui tassi praticati agli operatori: in particolare, in giugno, quelli alle famiglie per l’acquisto di abitazioni si attestavano al 4,65 per cento (+0,07 pp rispetto a maggio), quelli alle società non finanziarie al 5,04 per cento (+0,23 pp). Parallelamente, i tassi di interesse applicati sui depositi hanno mediamente registrato solo un moderato incremento (allo 0,76 per cento).
La flessione del credito, iniziata lo scorso anno, si è ulteriormente accentuata nella prima parte del 2023 (-2,3 per cento tendenziale a luglio)48; i prestiti alle imprese hanno registrato un calo più ampio rispetto a quelli alle famiglie, risentendo della riduzione della domanda di credito per investimenti e dell’incremento dei tassi di interesse praticati49.

FIGURA II.10: PRESTITI AL SETTORE PRIVATO (variazioni percentuali a/a)

Fonte: Banca di Italia.

In relazione alla qualità del credito, le ultime rilevazioni mostrano un leggero aumento dei crediti in sofferenza in termini assoluti a partire da maggio. In rapporto alle consistenze dei prestiti, l’incidenza delle sofferenze è ancora su livelli storicamente bassi, inferiore all’1,6 per cento per i prestiti alle famiglie e al 2,9 per cento per quelli alle imprese.

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47 ‘Le aspettative dei consumatori sui tassi di interesse nel ciclo di inasprimento della politica monetaria’, Charalampkis, E., Di Nino, V., in Bolettino Economico 5/2023, 10 agosto 2023.
https://www.bancaditalia.it/pubblicazioni/bollettino-eco-bce/2023/bol-eco-5-2023/bolleco-BCE-5-2023.pdf.
48 ‘Banche e moneta: serie nazionali – luglio 2023’, Banca d’Italia, 11 settembre 2023.
49 ‘Indagine sul credito bancario nell’area dell’euro: principali risultati per le banche italiane. 2° trimestre 2023 e prospettive per il 3° trimestre del 2023’, op.cit.

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FIGURA II.11: SOFFERENZE VERSO RESIDENTI (in percentuale dei prestiti totali)

% sul totale dei prestiti
Famiglie consumatrici
Società non finanziarie
0
2
4
6
8
10
12
14
16
18
20
lug-13
lug-14
lug-15
lug-16
lug-17
lug-18
lug-19
lug-20
lug-21
lug-22
lug-23

Fonte: Banca di Italia.
Commercio estero
Le statistiche di contabilità nazionale riportano che le esportazioni di beni e servizi hanno mantenuto soddisfacenti tassi di crescita fino alla fine del 2022, quando risultavano superiori del 10,4 per cento ai livelli pre-pandemia. Nel corso del 2023 si sono invece indebolite risentendo, in particolare, del rallentamento globale.
Riguardo al commercio dei beni, nei primi sette mesi del 2023, le esportazioni in valore sono cresciute del 2,3 per cento a/a, rallentando progressivamente fino a registrare una contrazione del 7,7 per cento a/a in luglio, che ha interessato con intensità maggiore i mercati europei. Contemporaneamente, il volume delle esportazioni si è contratto del 4,2 per cento a/a.
L’incertezza del contesto internazionale si riflette sul totale delle esportazioni, coinvolgendo in misura più ampia alcune aree economiche e categorie merceologiche. Da notare che, negli anni più recenti, la performance delle esportazioni italiane è risultata più sostenuta rispetto ad altri partner europei. Inoltre, le esportazioni hanno beneficiato di una specializzazione geografica e settoriale orientata verso aree meno colpite dalla pandemia e lavorazioni meno soggette alle difficoltà di approvvigionamento che hanno interessato alcuni fattori di produzione.

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FIGURA II.12: ESPORTAZIONI DI BENI E SERVIZI IN VOLUME (variazioni percentuali a/a)

Fonte: Eurostat.

Considerando il peso sulle esportazioni complessive, nei primi sette mesi del 2023, le vendite di beni all’estero sono diminuite verso la Germania50 e risultano in rallentamento verso gli altri tradizionali partner commerciali, in particolare, la Francia e gli Stati Uniti. Continuano su un sentiero positivo le vendite verso la Svizzera, mentre si riducono verso il Regno Unito; quelle verso la Cina si rivelano ancora sostenute, grazie all’eccezionale incremento delle esportazioni del comparto farmaceutico, nonostante il rallentamento del Paese.
Le vendite di servizi hanno mostrato una maggiore tenuta; anche se si sono progressivamente ridimensionate in termini di tasso di espansione annua, hanno conservato un ritmo di crescita superiore al periodo pre-pandemico; la domanda di servizi, come negli altri paesi europei più interessati dai flussi turistici internazionali, è stata probabilmente favorita da un mutamento delle abitudini e da una riconfigurazione delle mete di destinazione. Nella media dei primi due trimestri dell’anno le esportazioni di servizi sono aumentate del 14 per cento.

Il continuo ridursi dei prezzi delle materie energetiche, a partire da marzo, si rispecchia nella flessione del valore delle importazioni (-6,1 per cento a/a nel periodo gennaio-luglio). Pertanto, il saldo commerciale ritorna ad essere positivo per circa 16,2 miliardi (rispetto al disavanzo di poco più di 15 miliardi dello stesso periodo del 2022); aumenta, inoltre, l’ampio avanzo al netto della componente dell’energia (per quasi 55,1 miliardi).

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50 A causa della forte contrazione rilevata nel settore dei metalli di base e prodotti in metallo e in quello farmaceutico, mentre mantiene un buon ritmo di crescita il comparto dei mezzi di trasporto.

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Nel terzo trimestre del 2023, la domanda estera appare ancora poco vivace, con il relativo indice PMI degli ordini per la manifattura che permane in territorio negativo, raggiungendo i 48,1 punti ad agosto.

FIGURA II.13: ESPORTAZIONI DI BENI PER I PRINCIPALI SETTORI DI ATTIVITÀ ECONOMICA (gennaio-luglio 2023, variazioni percentuali a/a)

Fonte: Istat.

II.3	ECONOMIA ITALIANA: PROSPETTIVE
Le prospettive economiche sono condizionate dagli effetti del rialzo dei tassi di interesse, dall’evoluzione dell’inflazione e degli scambi mondiali.
La dinamica del PIL nel primo semestre dell’anno è risultata, in media, inferiore alle aspettative per via del dato negativo del secondo trimestre. Gli ultimi indicatori congiunturali prefigurano, tuttavia, una ripresa del tasso di crescita del PIL nel terzo e quarto trimestre dell'anno. Pur in presenza di un calo della produzione industriale registrato in luglio, il settore manifatturiero è atteso in lieve recupero nei prossimi mesi, favorito anche dalle ultime indicazioni sulla produzione elettrica e sui consumi elettrici industriali. Il PMI manufatturiero è in aumento nonostante risulti ancora in territorio di contrazione (a 45,4 da 44,5); tuttavia migliorano i sotto-indici della produzione e dei nuovi ordini e si riduce quello dei prezzi. Nel secondo trimestre si è ridotto ulteriormente il numero di imprese che riscontra ostacoli all’export, soprattutto in ragione dei minori costi e della riduzione dei tempi di consegna. D’altra parte, in agosto il nuovo calo del clima di fiducia delle imprese manifatturiere (97,8 da 99,1 di luglio) è tale da portare l’indice sui valori minimi da gennaio 2021.
Anche le costruzioni sono attese in lieve recupero nella parte finale dell’anno, dopo il calo del secondo trimestre sia pure in presenza di una riduzione della produzione rilevata in luglio e di un segnale, rilevato dall’indice PMI di agosto, di

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una nuova diminuzione del volume degli ordini. In ogni modo, il livello dell’attività resta ampiamente al di sopra dei livelli pre-pandemici.
Il settore dei servizi continuerebbe a crescere, seppure a tassi moderati. Nella media dei primi due mesi del terzo trimestre, l’indice PMI resta al di sopra della soglia di espansione. Nell’indagine di agosto, tuttavia, le imprese segnalano una riduzione dei nuovi ordini in concomitanza con un aumento dei costi. Nella stessa direzione puntano i climi di fiducia delle imprese dei servizi di mercato e del commercio al dettaglio, entrambi in calo in agosto. L’elevata inflazione, seppur in riduzione, continua a pesare sul commercio al dettaglio: in luglio le vendite in volume hanno registrato una nuova flessione a causa della componente non alimentare. In agosto, nonostante il clima di fiducia dei consumatori arretri per il secondo mese consecutivo (106,5 da 106,7 di luglio), resta tuttavia su valori superiori ai livelli medi della prima parte dell’anno.
Scenario a legislazione vigente
L’espansione del PIL nella prima metà dell’anno - inferiore alle attese - porta a rivedere lievemente al ribasso la previsione di crescita per il 2023 rispetto al DEF. Ipotizzando un lieve aumento dell’attività economica nel terzo e quarto trimestre, la variazione annuale del PIL per il 2023 scende dall’1,0 per cento allo 0,8 per cento.
Anche la previsione di crescita del PIL per il 2024 risulta ridimensionata all’1,0 per cento, contro l’1,5 per cento del DEF. Tale revisione al ribasso è riconducibile, da un lato, agli effetti della politica monetaria restrittiva, che si traduce in maggiori costi di finanziamento e in una restrizione delle condizioni di accesso al credito per famiglie e imprese, dall’altro, al rallentamento del commercio internazionale e dell’apprezzamento dell’euro. In senso opposto, la crescita del PIL nel prossimo anno sarà favorita dalla riduzione delle pressioni inflazionistiche, fattore che dovrebbe comportare un riassorbimento dell’incertezza di famiglie e imprese sul futuro (cfr. focus ‘La revisione delle stime per il 2023-2024 e gli anni seguenti’).
Nel biennio seguente, la crescita del PIL risulta pari all’1,3 per cento nel 2025 e all’1,2 per cento nel 2026, sostanzialmente in linea con quanto prospettato nel DEF. Lo scenario si fonda sull’ipotesi che non vi siano ulteriori difficoltà nell’approvvigionamento di materie prime energetiche. Tuttavia, in un contesto caratterizzato da ampia incertezza, e in analogia con i precedenti documenti, la presente Nota di Aggiornamento fornisce una valutazione degli effetti sull’economia italiana di alcuni scenari di rischio delle variabili esogene (cfr. ‘Scenari di rischio’).
Per quanto riguarda le componenti della domanda, i consumi delle famiglie sono previsti aumentare a tassi contenuti nella seconda metà di quest’anno, nonostante il rallentamento dell’inflazione. La crescita dei consumi risulterà più robusta nel corso del 2024, grazie anche alla ulteriore moderazione dei prezzi al dettaglio. Il tasso di risparmio è atteso diminuire lievemente rispetto allo scorso anno per poi stabilizzarsi intorno a valori in linea con il periodo pre-pandemico a fine periodo. Dopo la riduzione del 2022, il reddito disponibile reale è previsto in aumento quest’anno e in ulteriore espansione negli anni successivi, sospinto dalla tenuta del mercato del lavoro e dalla ripresa dei salari del settore privato.
L’accumulazione di capitale continuerà a beneficiare delle risorse a sostegno degli investimenti previste dal PNRR lungo tutto l’arco della previsione. Tuttavia, le decisioni delle imprese saranno anche influenzate da condizioni di finanziamento

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più restrittive. Gli investimenti fissi lordi in rapporto al PIL saliranno a un livello di poco inferiore al 22,5 per cento a fine periodo. Per la componente in costruzioni, nel 2026 il rapporto si attesterà intorno all’11 per cento.
La frenata del commercio mondiale, insieme all’apprezzamento dell'euro, comportano un rallentamento delle esportazioni per quest’anno. Tuttavia, la ripresa della domanda estera prevista per gli anni successivi contribuirà a sostenere l’export. Nel complesso, nel biennio 2023-2024 il contributo delle esportazioni nette alla crescita risulta neutrale, mentre nell’ultimo biennio sarebbe invece marginalmente positivo. Il saldo corrente della bilancia dei pagamenti tornerebbe in avanzo già nel 2023 grazie al surplus del saldo merci indotto dal sensibile calo dei prezzi dei beni energetici.
Dal lato dell’offerta, l’espansione del PIL quest’anno è trainata esclusivamente dalla crescita del valore aggiunto dei servizi privati. Nel triennio successivo, la ripresa della domanda mondiale e la riduzione dei prezzi stimoleranno la crescita di tutti i settori.
Grazie al risultato acquisito nei primi sei mesi dell’anno, la crescita annuale degli occupati risulterà comunque pari all’1,6 per cento; nel triennio successivo proseguirà l’espansione del numero di occupati, anche se a tassi inferiori rispetto al recente passato, arrivando a circa 24 milioni a fine periodo. Contestualmente ad un aumento dell’offerta di lavoro, quest’anno il tasso di disoccupazione si attesterebbe in media al 7,6 per cento per poi scendere al 7,4 per cento nel 2024 e gradualmente al 7,2 per cento a fine periodo. Per l’anno in corso, la dinamica dell’input di lavoro misurato in termini di unità standard di lavoro è superiore a quella del PIL, determinando una riduzione della produttività del lavoro. La dinamica della produttività dovrebbe invertirsi a partire dal 2024 e restare lievemente positiva lungo tutto l’arco previsivo.
Il deflatore dei consumi è previsto in decelerazione al 5,6 per cento quest’anno, dal 7,2 per cento del 2022, come sintesi del calo dei prezzi dei beni energetici contrapposto alla persistenza dell’aumento dei prezzi nella componente core (cfr. riquadro ‘Inflazione e dinamica dei prezzi’). La crescita del deflatore si attenuerà già nel 2024, al 2,4 per cento, per poi rallentare al 2,0 per cento nel 2025 e nel 2026. Il costo del lavoro per unità di lavoro dipendente continuerà ad accelerare nel 2023 per poi rallentare negli anni successivi. Tale previsione si basa sull’ipotesi che l’aumento delle retribuzioni contrattuali del settore privato, basato sull’indice IPCA al netto degli energetici importati, recupererà i differenziali rispetto al tasso di inflazione degli ultimi due anni con gradualità. Il costo del lavoro per unità di prodotto è atteso in accelerazione quest’anno, per poi rallentare negli anni successivi. Di conseguenza, l’inflazione interna, misurata dal deflatore del PIL, sarebbe pari al 4,5 per cento nel 2023, scenderebbe al 2,9 per cento nel 2024 e al 2,1 e 2,0 per cento nel 2025 e 2026, rispettivamente.
Complessivamente, i rischi della previsione di crescita provenienti dal contesto internazionale risultano orientati al ribasso.
Permane infatti l’incertezza sugli sviluppi della guerra in Ucraina e sui riposizionamenti geopolitici in atto, che aumenta la potenziale instabilità del ciclo economico e finanziario internazionale. Le prospettive di crescita globale possono essere influenzate in modo avverso dalla evoluzione dell’economia cinese, che potrebbe rallentare ulteriormente.

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Inoltre, l’inflazione potrebbe rallentare meno velocemente di quanto previsto per via di nuovi shock esogeni legati alla strategia di offerta dei paesi produttori di petrolio o per eventi climatici estremi, che spingerebbero al rialzo i prezzi di alcuni beni alimentari e/o di altre materie prime non energetiche, concedendo minor spazio di espansione ai consumi. Infine, la prolungata restrizione delle condizioni finanziarie espone il sistema all’incremento delle fragilità legate alle posizioni debitorie, con esiti non facilmente prevedibili.

La previsione macroeconomica tendenziale per il 2023 e 2024 è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 21 settembre 2023, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 13 maggio 2022.

TAVOLA II.2: QUADRO MACROECONOMICO TENDENZIALE (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
ESOGENE INTERNAZIONALI
Commercio internazionale	5,6	0,6	2,7	4,8	4,0
Prezzo del petrolio (Brent, USD/barile, futures)	101,0	81,6	81,4	77,5	74,4
Cambio dollaro/euro	1,053	1,085	1,085	1,085	1,085
MACRO ITALIA (VOLUMI)
PIL	3,7	0,8	1,0	1,3	1,2
Importazioni	12,4	0,1	3,1	4,1	3,7
Consumi finali nazionali	3,9	1,1	0,6	0,9	1,0
Consumi famiglie e ISP	5,0	1,3	1,0	1,0	1,1
Spesa della PA	0,7	0,6	-0,6	0,9	0,4
Investimenti	9,7	1,0	2,8	2,3	1,9
- macchinari, attrezzature e beni immateriali	8,1	2,0	2,5	2,4	1,8
- mezzi di trasporto	7,4	14,0	3,3	2,4	2,4
- costruzioni	11,4	-1,3	2,9	2,2	2,0
Esportazioni	9,9	0,7	2,4	4,3	3,5

pm. saldo corrente bil. pag.in % PIL	-1,2	0,8	1,3	1,8	1,9
CONTRIBUTI ALLA CRESCITA DEL PIL (1)
Esportazioni nette	-0,5	0,2	-0,2	0,1	0,0
Scorte	-0,8	-0,3	0,1	0,0	0,0
Domanda nazionale al netto delle scorte	5,0	0,9	1,1	1,2	1,1
PREZZI
Deflatore importazioni	21,4	-5,4	-0,2	0,7	1,5
Deflatore esportazioni	11,0	2,5	1,8	1,5	1,5
Deflatore PIL	3,0	4,5	2,9	2,1	2,0
PIL nominale	6,8	5,3	3,9	3,4	3,2
Deflatore consumi	7,2	5,6	2,4	2,0	2,0

LAVORO
Costo lavoro	3,2	4,0	2,3	2,1	1,8
Produttività (misurato su PIL)	0,2	-0,5	0,4	0,3	0,3
CLUP (misurato su PIL)	3,0	4,6	1,9	1,8	1,4
Occupazione (ULA)	3,5	1,4	0,6	1,0	0,8
Tasso di disoccupazione	8,1	7,6	7,4	7,3	7,2
Tasso di occupazione (15-64 anni)	60,1	61,2	61,9	62,7	63,6
pm. PIL nominale (valori assoluti in milioni euro)	1946479	2050599	2130484	2203066	2274049
(1) Eventuali imprecisioni derivano dagli arrotondamenti. (2) Fonte: Istat. PIL e componenti in volume (valori concatenati anno di riferimento 2015), dati non corretti per i giorni lavorativi.

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FOCUS	La revisione delle stime per il 2023 e gli anni seguenti[51]
In analogia con i precedenti documenti, in questo riquadro viene presentata un’analisi dei principali fattori sottostanti la revisione delle previsioni macroeconomiche per il 2023-2024 rispetto a quelle del DEF 2023.

In primo luogo, la Nota di Aggiornamento considera nuove informazioni sull’andamento dell’economia italiana per l’anno in corso, con riferimento sia ai dati trimestrali di contabilità nazionale, disponibili ora per i primi due trimestri dell’anno, sia alle nuove prospettive del quadro internazionale. I valori riportati nella tabella sono relativi ai dati destagionalizzati e corretti per i giorni lavorativi.

I principali fattori sottostanti la revisione della previsione macroeconomica per il 2023-2024 sono illustrati nella Tavola R.1.

Le prime due colonne confrontano le stime di crescita del PIL e delle sue componenti per l’anno 2023 della NADEF e del DEF, mentre la terza riporta il differenziale tra le due (Delta 2023). Le previsioni di crescita del PIL per quest’anno sono riviste al ribasso di 0,2 punti percentuali rispetto al DEF. La revisione è stata scomposta in: i) andamento dell’attività economica lievemente peggiore del previsto in media nel primo semestre rispetto a quanto stimato nel DEF 2023; ii) impatto sostanzialmente invariato del mutamento delle variabili esogene; iii) marginale revisione al ribasso delle stime per la seconda metà del 2023.

Differentemente da quanto stimato ad aprile, nel primo trimestre dell’anno si è registrato un aumento dell’attività economica maggiore del previsto, seguito però da un calo superiore alle attese, delineando una minore crescita acquisita al primo semestre.
Il profilo di crescita della seconda parte dell’anno è stato rivisto al ribasso rispetto al DEF, in considerazione dell’evoluzione degli ultimi dati congiunturali e dell’incertezza sull’evoluzione del contesto internazionale. La crescita del deflatore dei consumi è rimasta sostanzialmente invariata, mentre quella del deflatore del PIL è stata rivista al rialzo per il miglioramento delle ragioni di scambio.

Le colonne successive mostrano lo scostamento tra la previsione attuale e quella di aprile per il 2024. In questo caso, il delta della previsione di crescita è pari a -0,5 punti percentuali. La stima di crescita del PIL è rivista al ribasso in considerazione del minore trascinamento dal 2023 e dell’impatto negativo dell’aggiornamento delle variabili esogene.

Le nuove ipotesi relative al contesto internazionale risultano, infatti, meno favorevoli rispetto a quanto ipotizzato nell’ultimo Documento di Economia e Finanza. Il deterioramento del contesto internazionale incide negativamente sulla crescita nel prossimo biennio, per poi contribuire positivamente nell’ultimo anno di previsione (Tavola R.2).

Rispetto al DEF, le stime sull’andamento della domanda estera (pesata per la composizione geografica dell’export italiano)[52] per il 2023 sono state riviste significativamente al ribasso e si prospetta una crescita inferiore anche nel 2024, a cui segue un recupero più marcato nel biennio 2025-2026. Conseguentemente, l’impatto della domanda mondiale sulle esportazioni italiane, e quindi sul PIL, risulta negativo nell’anno in corso (-0,1) e nel 2024 (-0,4) e positivo negli anni successivi (0,1 sia nel 2025 che nel 2026).

L’evoluzione del tasso di cambio effettivo nominale incide negativamente sulla previsione di crescita delle esportazioni, per via dell’apprezzamento dell’euro. Per la proiezione delle valute è stata adottata un’ipotesi tecnica che implica che il tasso di cambio resti fisso al valore medio degli ultimi 10 giorni lavorativi terminanti il 31 agosto. L’aggiornamento del

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51 In questo riquadro si fa riferimento ai dati dei conti economici trimestrali (corretti per i giorni lavorativi) rilasciati dall’Istat lo scorso 1° settembre. Le serie trimestrali coerenti con i dati annuali di contabilità nazionale resi noti il 22 settembre saranno pubblicate il 4 ottobre. Le modifiche intervenute sulle componenti della domanda potrebbero avere un impatto sul trascinamento del 2023.
52 Si ricorda che le proiezioni di andamento del PIL e del commercio internazionale a livello globale sono di fonte Oxford Economics.

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tasso di cambio nominale effettivo rispetto ad aprile vede un apprezzamento dell’euro rispetto alle altre valute pari al 3,0 per cento nel 2023 e allo 0,9 per cento nel 2024. L’impatto macroeconomico che ne deriva è negativo su entrambi gli anni e nullo nei due anni successivi, poiché il tasso di cambio effettivo nominale risulta invariato.

TAVOLA R1: PRINCIPALI VARIABILI DEL QUADRO MACROECONOMICO (dati destagionalizzati)
	Previsione 2023			di cui: revisione acquisito 1 sem 2023	di cui: Impatto Esogene rispetto al DEF	di cui: revisione della previsione	Previsione 2024			di cui: Impatto Esogene	di cui: altri fattori per la revisione della previsione
	NADEF 2023	DEF 2023	Delta 2023	Delta (1)	Delta (2)	Delta (3)	NADEF 2023	DEF 2023	Delta 2024	Delta (1)	Delta (2)
MACRO ITALIA
PIL	0,9	1,1	-0,2	-0,1	0,0	-0,1	0,9	1,4	-0,5	-0,6	0,1
Spesa delle famiglie	1,3	0,7	0,6	0,8	0,2	-0,4	1,0	1,3	-0,3	0,0	-0,3
Spesa della PA	0,6	-1,3	1,9	1,1	0,0	0,8	-0,6	-1,2	0,6	0,0	0,6
Investimenti fissi lordi	1,0	3,8	-2,8	-2,8	0,1	0,0	2,7	3,4	-0,7	-1,3	0,6
Macchinari, attrezzature e vari	2,0	5,3	-3,2	-2,9	0,1	-0,4	2,5	3,5	-1,0	-1,7	0,7
Costruzioni	-1,3	2,3	-3,6	-3,9	0,0	0,3	2,9	3,3	-0,4	-0,9	0,5
Esportazioni di beni e servizi	0,7	3,2	-2,4	-2,0	-0,8	0,4	2,4	3,7	-1,3	-1,8	0,6
Importazioni di beni e servizi	0,1	2,5	-2,4	-2,8	-0,2	0,7	3,1	3,8	-0,7	-0,3	-0,4
Deflatori
Deflatore PIL	4,5	4,8	-0,3	-0,7	-0,1	0,5	2,9	2,7	0,1	0,0	0,1
Deflatore consumi	5,6	5,7	-0,1	-0,2	-0,7	0,7	2,4	2,7	-0,2	0,4	-0,6

Il prezzo del petrolio per l’anno in corso è inferiore rispetto a quanto proiettato nel DEF, mentre la quotazione dei futures sale lievemente dal 2024 al 2026, incidendo sfavorevolmente sui prezzi al consumo e sulla domanda interna nell’ultimo biennio di previsione53. Seguendo quanto delineato negli ultimi documenti programmatici, viene considerato tra le variabili esogene anche il prezzo del gas54. Quest’ultimo rimane a livelli inferiori a quelli prospettati in precedenza per l’anno in corso, mentre supera le proiezioni del DEF negli anni successivi. Cumulando gli effetti dei rincari di petrolio e gas, risulta un impatto positivo di 3 decimi di punto per il PIL nel 2023, di 1 decimo di punto nel 2024 e un impatto negativo cumulato di 4 decimi di punto nel biennio 2025-2026.

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53 La proiezione attuale basata sui contratti futures, fa riferimento alla media degli ultimi 10 giorni lavorativi terminanti il 31/08/2023.
54 Le ipotesi avanzate riguardano il profilo del prezzo del gas TTF e sono basate sui contratti futures. Come per il Brent, si fa riferimento alla media degli ultimi 10 giorni lavorativi terminanti il 31/08/2023.

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Infine, si registrano variazioni anche sui rendimenti dei titoli di Stato. Coerentemente con le politiche più rigide da parte delle autorità monetarie per contrastare le pressioni inflazionistiche, già dall’anno in corso si prospettano dei tassi a breve termine più elevati insieme a livelli più alti del costo del credito bancario per l’anno in corso e nel 2024, anno in cui è previsto il loro picco di massimo. Risulta più modesto, invece, l’incremento sui titoli a lungo termine. Secondo le stime del modello econometrico questi fattori comportano un effetto negativo sulla crescita nel 2024, nullo nel 2025 e marginalmente positivo nel 2026.

TAVOLA R.2: EFFETTI SUL PIL DELLE VARIABILI ESOGENE DELLA PREVISIONE RISPETTO ALLO SCENARIO DEL DEF 2023 (IMPATTO SUI TASSI DI CRESCITA)
	2023	2024	2025	2026
1. Commercio mondiale	-0,1	-0,4	0,1	0,1
2. Tasso di cambio nominale effettivo	-0,2	-0,2	0,0	0,0
3. Prezzo del petrolio e del gas	0,3	0,1	-0,3	-0,1
4. Ipotesi tassi d'interesse	0,0	-0,1	0,0	0,1
Totale	0,0	-0,6	-0,2	0,2
Nota per il Totale: eventuali imprecisioni derivano da arrotondamenti. Fonte: elaborazioni MEF.

Le stime più aggiornate delle istituzioni internazionali si attestano in media su una crescita del PIL di circa 1 punto percentuale per l’anno in corso, quindi al di sopra della previsione del Quadro macroeconomico tendenziale. Tuttavia, alcune di queste non includono la revisione al ribasso del PIL effettuata dall’Istat con il rilascio dei dati del 2T 2023. Nel 2024 la previsione tendenziale risulta marginalmente superiore rispetto alla media degli altri previsori.

TAVOLA R.3: PREVISIONI DI CRESCITA PER L'ITALIA
PIL reale (per cento a/a)	Data previsione	2023	2024
NADEF 2023	set-23	0,8	1,0
Commissione europea	set-23	0,9	0,8
OCSE	set-23	0,8	0,8
UPB	ago-23	1,0	1,1
FMI (WEO)	lug-23	1,1	0,9
(*) Per OCSE dati corretti per i giorni lavorativi.

FOCUS	Un’analisi di rischio (o di sensibilità) sulle variabili esogene
Nelle pagine precedenti è stata descritta l’evoluzione delle variabili esogene internazionali nell’orizzonte di previsione, illustrando come queste contribuiscano a delineare il quadro tendenziale per l’economia italiana. Come si è visto, lo scenario internazionale di riferimento presenta un ulteriore deterioramento nell’anno in corso e nel 2024 rispetto a quanto prefigurato nel DEF di aprile 2023. Concorrono a configurare un quadro internazionale debole, almeno nel breve-medio periodo, le tensioni geopolitiche e l’intonazione restrittiva delle politiche monetarie, nonché la ripresa meno vigorosa del previsto nell’economia cinese e il tenue andamento del prodotto in Europa.

Ognuno di questi elementi, così come altri qui non menzionati, è soggetto a un evidente grado di incertezza riguardo la loro intensità e persistenza, configurando in tal modo dei fattori di rischio per l’evoluzione delle variabili dello scenario internazionale. È dunque opportuno effettuare una valutazione del loro impatto sul quadro macroeconomico tendenziale, al fine di cogliere, almeno in parte, l’incertezza che avvolge le previsioni. Vengono quindi esaminate

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talune ipotesi, meno favorevoli rispetto a quelle prefigurate nello scenario tendenziale, riguardo l’evoluzione di variabili esogene internazionali: il commercio mondiale, i tassi di cambio, il prezzo del petrolio e le condizioni dei mercati finanziari. Mediante il modello econometrico ITEM e il modello MACGEM-IT, sono stati effettuati esercizi di simulazione per ognuno di questi fattori di rischio.

Il primo scenario alternativo riguarda l’andamento della domanda mondiale. Questa risulterebbe meno sostenuta rispetto allo scenario tendenziale sin dal primo trimestre del 2024. Si ipotizza che, dopo il calo dell’1,5 per cento del 2023, nel 2024 il rimbalzo della domanda mondiale (pesata per gli scambi con l’Italia) risulti attenuato rispetto a quello previsto nel quadro tendenziale: il tasso di crescita sarebbe pari all’1,7 invece che al 2,2 per cento. Anche nei due anni successivi, l’incremento della domanda mondiale risulterebbe più contenuto, pari al 3,4 per cento nel 2025 e al 2,5 per cento nel 2026, a fronte rispettivamente del 4,4 e del 3,5 per cento dello scenario tendenziale.

Con riferimento ai tassi di cambio, nel quadro tendenziale si adotta l’usuale ipotesi tecnica di mantenerli invariati, nell’orizzonte di previsione, ai livelli medi delle quotazioni giornaliere più recenti (in particolare, sono state considerate le quotazioni degli ultimi dieci giorni lavorativi del mese di agosto 2023). Nello scenario alternativo, si pongono i livelli dei tassi di cambio pari a quelli osservati di recente per i tassi di cambio a termine sulle diverse scadenze (forward exchange rates). Ciò implica, nel 2023, un minore apprezzamento dell’euro nei confronti del dollaro rispetto allo scenario di base (2,8 per cento invece di 3,0) e un leggero apprezzamento nel 2024, a fronte di un impercettibile deprezzamento nel 2024 nello scenario tendenziale (0,3 invece di -0,1 per cento). Nel 2025 e 2026 l’euro si apprezzerebbe rispetto al dollaro, rispettivamente, dello 0,6 e 0,2 per cento, a fronte di un’invarianza in entrambi gli anni del valore dell’euro rispetto al dollaro nello scenario di base. Nei confronti delle altre valute in questo scenario si registra, rispetto a quello tendenziale, un più sensibile apprezzamento dell’euro. In particolare, mentre nel 2023 l’apprezzamento del tasso di cambio nominale effettivo sarebbe uguale nei due scenari, nel 2024 esso risulterebbe maggiore rispetto allo scenario tendenziale (dell’1,8 invece che dello 0,9 per cento). Nel 2025 e 2026 la variazione del tasso di cambio effettivo sarebbe, rispettivamente, dell’1,9 e 1,0 per cento, a fronte di una variazione annuale nulla nello scenario di base.

Il terzo scenario di rischio contempla una maggiore pressione al rialzo sui prezzi del petrolio in concomitanza con la riduzione dell’offerta di greggio da parte dei Paesi OPEC+ nel 2023 e a inizio 2024. Come sottolineato dall’Agenzia Internazionale dell’Energia, i tagli alla produzione dei membri dell’OPEC+ sono stati finora compensati dall’aumento delle forniture da parte degli altri produttori, in particolare USA, Brasile e Iran. Da settembre in poi, l’ulteriore taglio produttivo dell’OPEC+ determinerà un significativo calo dell’offerta nel quarto trimestre. Ciò aumenterà il rischio di ulteriori aumenti della volatilità dei prezzi. Si è, pertanto, ipotizzato che il prezzo del petrolio risulti più elevato del 20 per cento nel 2024 rispetto a quanto previsto nel quadro macroeconomico[55]. Nel 2025 e nel 2026 i prezzi sarebbero più elevati, rispettivamente, del 10 e del 5 per cento, tornando quindi gradualmente verso i prezzi delineati nel quadro macroeconomico.

Il quarto scenario si riferisce ad elementi di rischio della previsione associati alle condizioni finanziarie dell’economia. In particolare, per il triennio 2024-2026 si è ipotizzato che i livelli del tasso di rendimento del BTP a dieci anni e dello spread BTP - Bund fossero più elevati di 100 punti base rispetto a quelli dello scenario tendenziale. Questa ipotesi alternativa intende cogliere il rischio di un deterioramento delle condizioni nei mercati finanziari, che indurrebbe le banche a inasprire le condizioni per la concessione dei prestiti alle famiglie e le imprese, fissando tassi di interesse più elevati.

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55 La percentuale riflette la forchetta tra il prezzo medio e il prezzo massimo del petrolio nelle previsioni del Consensus Forecasts di settembre 2023.

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La Tavola R1 riporta i risultati della valutazione su come gli elementi di rischio insiti nel quadro internazionale di riferimento possano ripercuotersi sui livelli di attività economica del quadro tendenziale. L’ipotesi di un andamento più debole del commercio mondiale dal 2024 e per tutto l’orizzonte di previsione comporterebbe un impatto negativo di entità limitata sul tasso di crescita del PIL del 2024, che risulterebbe di soli 0,1 punti percentuali inferiore a quello del quadro tendenziale, e solo leggermente più marcato negli anni 2025 e 2026 (-0,2 rispetto allo scenario tendenziale).

Lo scenario che contempla un maggiore apprezzamento dell’euro nei confronti delle altre valute ridurrebbe il tasso di crescita del PIL, rispetto allo scenario tendenziale, di 0,3 punti percentuali nel 2024, 0,5 punti nel 2025 e 0,3 punti percentuali nel 2026.

Riguardo al più sfavorevole andamento del prezzo del petrolio nello scenario di rischio, questo comporta nel 2024 una diminuzione del tasso di crescita del PIL rispetto allo scenario di riferimento di 0,4 punti percentuali, mentre nel 2025 e nel 2026 si ha un percorso di rientro, con un miglioramento del tasso di crescita del prodotto nei confronti del quadro tendenziale di, rispettivamente, 0,2 e 0,1 punti percentuali.

Infine, nello scenario in cui, a partire dal 2024, si prospettano condizioni finanziarie più restrittive rispetto a quelle del quadro di riferimento, si assisterebbe a un effetto negativo sul profilo di crescita dell’economia italiana. Il tasso di variazione del prodotto risulterebbe inferiore, rispetto allo scenario tendenziale, di 0,1 punti percentuali nel 2024 e di 0,4 e 0,5 punti, rispettivamente, nel 2025 e 2026.

TAVOLA R.1: EFFETTI SUL PIL DEGLI SCENARI DI RISCHIO (impatto sui tassi di crescita in percentuale)
	2023	2024	2025	2026
1. Commercio mondiale	0,0	-0,1	-0,2	-0,2
2. Tasso di cambio nominale effettivo	0,0	-0,3	-0,5	-0,3
3. Prezzo del petrolio	0,0	-0,4	0,2	0,1
4. Condizioni finanziarie (Spread BTP-Bund)	0,0	-0,1	-0,4	-0,5

II.4	SCENARIO PROGRAMMATICO
La pianificazione finanziaria per il triennio 2024-2026 manterrà una direzione improntata al principio di prudenza, cercando di conciliare adeguatamente l'obiettivo di fornire un necessario sostegno immediato all'economia tramite misure mirate con la necessità di garantire sia il conseguimento di un deficit inferiore al 3 per cento del PIL, sia la definizione di un credibile e sostenibile percorso di riduzione del rapporto debito/PIL nel lungo termine.
In questo contesto, gli obiettivi di deficit programmatico vengono rivisti rispetto al DEF. Tuttavia, viene conservata la traiettoria di graduale riduzione dell’indebitamento netto, ovvero: pari al 5,3 per cento nel 2023, al 4,3 per cento nel 2024, al 3,6 per cento nel 2025, per poi arrivare al 2,9 per cento nel 2026.
Alla luce di tali obiettivi e dalle proiezioni a legislazione vigente, si rendono disponibili risorse per il triennio 2023-2025, soprattutto per il 2024. Nel 2026, invece, il Governo si pone l’obiettivo di ridurre ulteriormente il deficit rispetto allo scenario a legislazione vigente.
In considerazione di tale evidenza, l’obiettivo fondamentale del Governo – in linea con quanto già realizzato lungo le linee programmatiche definite nel DEF –

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rimane quello di ridurre l’onere inflazionistico sui redditi delle famiglie lavoratrici. Tale proposito viene concretizzato mediante un nuovo alleggerimento del carico fiscale, orientato ad accrescere il reddito disponibile delle famiglie. Contestualmente, l’azione del governo conferma il rifinanziamento delle cosiddette politiche invariate - una serie di spese non presenti nello scenario a legislazione vigente, che garantiscono la continuità del servizio pubblico, a cui si accompagna un’oculata razionalizzazione della spesa. Il risparmio derivante, unitamente al recupero dell’evasione fiscale, è atteso garantire il sostenimento di tali politiche, mantenendo una politica fiscale prudente anche in prospettiva della disattivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita prevista per la fine dell’anno in corso.
In particolare, per il 2024 le misure che verranno introdotte nella prossima Legge di bilancio sono volte a ridurre il cuneo fiscale attraverso la prosecuzione della decontribuzione per i redditi da lavoro dipendente. Ciò si accompagnerà a interventi a sostegno delle famiglie più numerose e alla semplificazione del sistema fiscale.
Vengono inoltre stanziate risorse per il triennio 2024-2026 destinate al personale del sistema sanitario e per incentivare gli investimenti nel mezzogiorno.
In virtù degli effetti degli interventi del Governo sull’attività economica, nello scenario programmatico il tasso di crescita del PIL reale risulta pari all’1,2 per cento nel 2024 e all’1,4 per cento nel 2025.
Rispetto alla previsione tendenziale, la maggiore crescita del PIL nel 2024 (+0,2 punti percentuali) è da ricondurre soprattutto all’effetto espansivo esercitato dal taglio contributivo sul livello dell’attività economica. In particolare, l’alleggerimento del carico fiscale incrementa il reddito disponibile delle famiglie con un conseguente aumento dei consumi di 0,3 punti percentuali nel 2024. Inoltre, il sostegno ai redditi dei lavoratori può contribuire a mitigare le pressioni salariali e i conseguenti effetti inflazionistici. La maggiore domanda stimolerebbe ulteriormente l’attività delle imprese, con un impatto positivo sugli investimenti fissi lordi (3,0 per cento) e sulla dinamica dell’occupazione. Di conseguenza, ciò si rifletterebbe in un corrispondente aumento della domanda di importazioni (3,3 per cento, +0,2 punti percentuali).
Nel 2025, in un quadro di accelerazione dell’attività, le misure di riduzione della pressione fiscale continuerebbero a sostenere la crescita dei consumi delle famiglie (1,1 per cento) e dell’occupazione rispetto alla previsione tendenziale, favorendo l’innalzamento della crescita del PIL all’1,4 per cento.
Per il 2026, l’obiettivo di riportare il deficit al di sotto del 3,0 per cento del PIL richiederà coperture finanziarie rispetto al 2025, il cui impatto sulla crescita sarà moderatamente negativo. In considerazione di ciò, valutazioni di carattere prudenziale portano a prefigurare una minore crescita del PIL nell’anno finale della previsione, pari all’1,0 per cento.

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TAVOLA II.3: QUADRO MACROECONOMICO PROGRAMMATICO (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025	2026
ESOGENE INTERNAZIONALI
Commercio internazionale	5,6	0,6	2,7	4,8	4,0
Prezzo del petrolio (Brent, USD/barile, futures)	101,0	81,6	81,4	77,5	74,4
Cambio dollaro/euro	1,053	1,085	1,085	1,085	1,085
MACRO ITALIA (VOLUMI)
PIL	3,7	0,8	1,2	1,4	1,0
Importazioni	12,4	0,1	3,3	4,1	3,6
Consumi finali nazionali	3,9	1,1	0,8	1,0	0,8
Consumi famiglie e ISP	5,0	1,3	1,3	1,1	1,0
Spesa della PA	0,7	0,6	-1,0	0,8	0,0
Investimenti	9,7	1,0	3,0	2,4	1,9
- macchinari, attrezzature e beni immateriali	8,1	2,0	2,8	2,6	1,8
- mezzi di trasporto	7,4	14,0	3,3	2,4	2,4
- costruzioni	11,4	-1,3	3,1	2,2	2,0
Esportazioni	9,9	0,7	2,4	4,3	3,5

pm. saldo corrente bil. pag.in % PIL	-1,2	0,8	1,3	1,8	1,9
CONTRIBUTI ALLA CRESCITA DEL PIL (1)
Esportazioni nette	-0,5	0,2	-0,2	0,1	0,0
Scorte	-0,8	-0,3	0,1	0,0	0,0
Domanda nazionale al netto delle scorte	5,0	0,9	1,3	1,3	1,0
PREZZI
Deflatore importazioni	21,4	-5,4	-0,2	0,7	1,5
Deflatore esportazioni	11,0	2,5	1,8	1,5	1,5
Deflatore PIL	3,0	4,5	2,9	2,1	2,1
PIL nominale	6,8	5,3	4,1	3,6	3,1
Deflatore consumi	7,2	5,6	2,3	2,0	2,1
Inflazione programmata[56]	8,1	5,6	2,3
LAVORO
Costo lavoro	3,2	4,0	2,3	2,1	1,8
Produttività (misurato su PIL)	0,2	-0,5	0,5	0,3	0,3
CLUP (misurato su PIL)	3,0	4,6	1,8	1,8	1,5
Occupazione (ULA)	3,5	1,4	0,7	1,1	0,7
Tasso di disoccupazione	8,1	7,6	7,3	7,2	7,1
Tasso di occupazione (15-64 anni)	60,1	61,2	62,0	62,9	63,7
pm. PIL nominale (valori assoluti in milioni euro)	1946479	2050599	2135238	2212160	2281743
(1) Eventuali imprecisioni derivano dagli arrotondamenti. (2) Fonte: Istat. PIL e componenti in volume (valori concatenati anno di riferimento 2015), dati non corretti per i giorni lavorativi.

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55 Il dato del 2022 è riferito all’indice dei prezzi al consumo FOI al netto dei tabacchi di fonte ISTAT; per il 2023, l’inflazione programmata è stata rivista al rialzo - rispetto alla previsione del ‘Documento di Economia e Finanza - DEF 2023’ (aprile 2023) - dal 5,4 per cento al 5,6 per cento; per il 2023 la stima è coerente con il quadro macroeconomico programmatico.

56	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	INDEBITAMENTO NETTO: DATI DI CONSUNTIVO E PREVISIONI TENDENZIALI
Risultati conseguiti nel 2022
Il recente aggiornamento delle stime di consuntivo dell’Istat ha rivisto al rialzo il livello del PIL nominale di 34,7 miliardi nel 2021 e 37,3 miliardi nel 2022. La revisione, sebbene di grande portata, è parte integrante del normale processo di consolidamento delle informazioni di base ed è stata dovuta principalmente al fatto che i dati di consuntivo per il valore aggiunto del 2021 sono risultati molto superiori alle stime precedenti.
D’altro canto, è stata anche effettuata una revisione significativa delle uscite in conto capitale del 2022, pari a circa 5,8 miliardi, alla quale ha contribuito per 4,6 miliardi l’aggiornamento in rialzo dei crediti di imposta relativi ai bonus edilizi contabilizzati tra i contributi agli investimenti.
Nel complesso, tali revisioni comportano una riduzione del rapporto tra l’indebitamento netto delle amministrazioni pubbliche e il PIL di circa due decimi di punti percentuali nel 2021, e lasciano inalterato quello del 2022. Le nuove stime confermano pertanto la tendenza al ribasso del rapporto deficit/PIL, che passa dall’8,8 per cento del 2021 all’8,0 per cento del 20221.
Il deficit primario è ora stimato al 3,8 per cento del PIL, in calo dal 5,3 per cento del 2021. La spesa per interessi ha raggiunto nel 2022 il 4,3 per cento del PIL, dal 3,5 per cento dell’anno precedente. Le stime di preconsuntivo degli interessi passivi sono riviste in chiave migliorativa di circa un decimo di punto di PIL in entrambi gli anni del biennio 2021-2022 rispetto ad aprile, mentre le revisioni per il saldo primario comportano un miglioramento di due decimi di punto nel 2021 e un lieve peggioramento di un decimo di punto nel 20222.
I principali fattori sottostanti il miglioramento dell’indebitamento netto e del deficit primario nel passaggio dal 2021 al 2022 sono individuabili nella ripresa economica, che ha sostenuto l’aumento del gettito fiscale, nonché in una tendenza più contenuta della spesa primaria.
In rapporto al PIL, la spesa primaria si riduce al 51,8 dal 52,8 per cento del 2021. La spesa in conto capitale passa dall’8,0 del 2021 al 7,7 per cento. Gli investimenti pubblici hanno segnato un modesto calo (0,2 per cento) rispetto al

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1 Istat, ‘Conti Economici Nazionali’, 22 settembre 2023. Nella pubblicazione Istat ‘PIL e indebitamento netto AP’ del 1° marzo 2023, per effetto della revisione del trattamento contabile dei crediti d’imposta del superbonus e del bonus facciate il rapporto indebitamento netto/PIL del 2021 era stato innalzato al 9,0 per cento, quello del 2022 era stimato all’8,0 per cento.
2 Le revisioni delle serie storiche eseguite dall’Istat per gli anni 2020-2022 hanno anche rivisto al rialzo per il 2020 il livello del PIL nominale per circa 220 milioni e al ribasso l’indebitamento netto per lo 0,1 per cento del PIL.

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2021, collocandosi al 2,7 per cento del PIL, mentre risultano ancora in forte crescita i contributi agli investimenti, che scontano anche l’impatto della riclassificazione delle agevolazioni edilizie come crediti di imposta pagabili coerentemente con i nuovi criteri contabili Eurostat.
Previsioni tendenziali per il quadriennio 2023-2026
L’aggiornamento del quadro di finanza pubblica a legislazione vigente considera le informazioni più aggiornate disponibili al momento della predisposizione di questo Documento, includendo:
●	l’aggiornamento delle previsioni macroeconomiche;
●	gli elementi emersi nell’ambito dell’attività di monitoraggio sull’andamento di entrate e uscite della PA;
●	una revisione al rialzo delle spese per bonus edilizi nel 2023 e una riclassificazione contabile dei crediti fiscali connessi al superbonus del 2024 e 2025;
●
un riallineamento delle ipotesi relative alle spese finanziate dal programma Next Generation EU, con riferimento sia al loro profilo temporale sia alla loro classificazione tra gli aggregati economici di spesa;

●	gli effetti finanziari dei provvedimenti legislativi emanati dopo il DEF.
Come esito di questi aggiornamenti, l’indebitamento netto a legislazione vigente della PA è previsto al 5,2 per cento del PIL nel 2023, al 3,6 per cento nel 2024, al 3,4 per cento nel 2025 e al 3,1 per cento nel 2026.
Tali previsioni si collocano su livelli superiori rispetto agli obiettivi programmati nel DEF lungo l’intero orizzonte previsivo, ad eccezione del 2024 in cui la previsione a legislazione vigente si colloca lievemente al di sotto dell’obiettivo prefissato. Nello scenario programmatico del DEF, gli obiettivi di deficit erano indicati, infatti, al 4,5 per cento per l’anno in corso e al 3,7 per cento nel 2024. In assenza della revisione dei costi del superbonus, l’obiettivo programmatico previsto per il 2023 sarebbe stato più che raggiunto. Nel 2025 il deficit era atteso dapprima raggiungere la soglia di riferimento del 3 per cento del PIL fissata dal Patto di Stabilità e Crescita, per poi scendere ben al di sotto della stessa e attestarsi al 2,5 per cento nel 2026.
Il deficit primario a legislazione vigente è previsto rientrare in modo meno pronunciato rispetto alle attese nel 2023, raggiungendo il -1,4 per cento del PIL. Nel 2024 il saldo primario tornerebbe in avanzo, collocandosi allo 0,6 per cento del PIL, un livello superiore rispetto allo 0,3 per cento previsto in aprile. L’avanzo primario si rafforzerebbe progressivamente, raggiungendo un livello pari allo 0,9 per cento del PIL nel 2025 e all’1,4 per cento del PIL nel 2026 (a fronte di un obiettivo del 2,0 per cento atteso in aprile).
Nel 2023, il livello della spesa per interessi (pari a oltre 78 miliardi in valore assoluto) si ridurrà rispetto al 2022 di 4,5 miliardi per effetto del calo della rivalutazione dei titoli indicizzati all’inflazione, che sconta la progressiva riduzione del tasso di inflazione a livello nazionale e dell’area euro osservata nel corso dell’anno.

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Negli anni 2024-2026 seguiranno progressivi aumenti della spesa per interessi, dovuti all’incremento del costo del debito sulle nuove emissioni che risente del rialzo dei tassi di riferimento operato dalla Banca centrale europea. La componente di spesa legata ai titoli indicizzati all’inflazione continuerà a ridursi, invece, per effetto del calo dell’inflazione.
Per tali ragioni, il rapporto tra interessi passivi e PIL è previsto scendere al 3,8 per cento nel 2023 e quindi tornare a salire fino al 4,6 per cento nel 2026. La revisione al rialzo rispetto ad aprile è contenuta e pari a un decimo di punto di PIL all’anno fino al 2026, a conferma del fatto che l’elevata durata media del debito pubblico italiano consente di smussare nel tempo l’impatto dei rialzi dei tassi di interesse sul costo implicito del debito, compresi quelli non previsti in sede di elaborazione del DEF.
Il disallineamento tra previsioni a legislazione vigente e obiettivi programmatici indicati nel DEF è riconducibile a diversi fattori.
Il rallentamento della crescita economica incide principalmente nell’anno in corso e nel 2024. La crescita del PIL nominale è rivista al ribasso di 5 decimi di punto percentuale nel 2023, conseguentemente al deterioramento del contesto internazionale, e di 4 decimi di punto percentuale nel 2024, in cui il PIL a legislazione vigente è ora previsto crescere del 3,9 per cento in termini nominali contro il 4,3 per cento prefigurato nello scenario programmatico del DEF.
Questa nuova previsione di crescita implica una minore dinamicità del gettito fiscale rispetto alle attese. Il gettito tributario a legislazione vigente è atteso rimanere stabile nell’anno in corso al 29,3 per cento del PIL, per poi scendere nei tre anni successivi fino al 28,3 per cento del PIL del 2026. I contributi sociali in rapporto al PIL scenderanno al 13,1 per cento nell’anno in corso, per effetto degli interventi di riduzione del cuneo fiscale, per poi mantenersi sostanzialmente stabili su un livello medio del 13,6 per cento nei tre anni successivi.
Coerentemente agli andamenti descritti, nel 2023 la pressione fiscale è attesa scendere al 42,5 per cento, per poi continuare a calare di circa 0,2 punti percentuali del PIL in media all’anno, e raggiungere il 41,8 per cento nel 2026.

FIGURA III.1: INDICI DEI PREZZI E SALDI A LEGISLAZIONE VIGENTE (variazione a/a e % del PIL)

Fonte: Istat. Dal 2023, previsioni a legislazione vigente di questo Documento.

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L’inflazione continuerà ad avere effetti rilevanti sulla spesa pubblica nell’anno in corso e nel 2024, per effetto principalmente dell’indicizzazione delle pensioni all’inflazione dell’anno precedente (la cui spesa raggiunge i 317 miliardi nel 2023 in valore assoluto), misurata con l’indice dei prezzi al consumo. Il quadro macroeconomico ipotizza un rallentamento della crescita dei prezzi a partire dal 2024. Coerentemente, la spesa per prestazioni sociali assumerà un ritmo di crescita più contenuto, del 2,5 per cento in media nel biennio 2025-2026 (3,0 per cento per le pensioni).
A fronte di tale andamento, le prestazioni sociali in denaro in rapporto al PIL raggiungeranno un valore massimo del 21,1 per cento nel 2024, per poi scendere al 20,7 per cento nel 2026.
Il disallineamento delle previsioni del Conto della PA a legislazione vigente rispetto agli obiettivi indicati in aprile è ascrivibile anche a fattori non legati al contesto economico, in particolare il maggiore impatto finanziario atteso da alcune agevolazioni fiscali per ristrutturazioni edilizie ed efficientamento energetico.
Dalle informazioni di monitoraggio più recenti emerge una stima dei costi connessi ai bonus edilizi superiore rispetto a quanto considerato nelle previsioni del DEF. In linea con i nuovi criteri contabili adottati dall’Istat, in accordo con Eurostat, il maggiore costo di queste misure è registrato per l’intero importo, come contributi agli investimenti, nella spesa del 2023.
Le previsioni a legislazione vigente del Conto della PA scontano, inoltre, la riclassificazione, da crediti pagabili a non pagabili, dei crediti d’imposta relativi a bonus edilizi che insistono sul prossimo biennio. Di conseguenza, l’importo, precedentemente imputato nella spesa del 2024 e del 2025 è ora contabilizzato a riduzione delle entrate tributarie su quattro anni a partire dal 20253.

Le misure adottate successivamente al DEF hanno avuto un impatto complessivo sull’indebitamento netto del 2023 sostanzialmente trascurabile, pur comportando effetti in termini di ricomposizione della spesa e delle entrate.
Gli effetti finanziari del decreto-legge ‘Lavoro’ di maggio4 erano, infatti, già inclusi negli obiettivi di indebitamento netto programmati nel DEF. Si ricorda che l’impatto espansivo sul deficit è stato di circa due decimi di punto percentuale di PIL, sia nel 2023 sia nel 2024, ascrivibile al finanziamento del taglio del cuneo fiscale temporaneo attuato per il 2023 e al rifinanziamento del Fondo per la riduzione della pressione fiscale per il 2024.
Il decreto ‘Energia’ di giugno5 ha prorogato al terzo trimestre 2023 alcune misure di calmierazione delle bollette, a vantaggio soprattutto delle famiglie con redditi più bassi, senza alcun aggravio di deficit, valutate in termini lordi (ovvero considerando le maggiori spese e minori entrate) in circa 0,8 miliardi e sono state coperte con le risorse disponibili nel bilancio della Cassa per i servizi energetici e ambientali (CSEA).
Le proroghe e le nuove misure temporanee di calmierazione dei prezzi energetici previste per il quarto trimestre dell’anno avranno un impatto nullo

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3 Cfr. Riquadro ‘Superbonus 110: revisione dell’impatto sulle finanze pubbliche’.
4 D.L. n. 48 del 4 maggio 2023.
5 D.L. n. 79/2023, confluito, in sede di conversione, nel D.L. n. 57/2023.

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sull’indebitamento netto, con effetti solo in termini di ricomposizione della spesa e delle entrate6.
Il venir meno, a partire dal 2024, delle misure temporanee introdotte in risposta all’aumento dei prezzi dell’energia e l’ormai completo azzeramento degli interventi eccezionali per far fronte agli effetti della pandemia, compenseranno gli aumenti attesi della spesa pubblica, con il risultato finale di un netto ridimensionamento del tasso di crescita della spesa corrente primaria, dal 2,6 per cento del 2023 all’1,1 per cento nel 2026; la spesa primaria in rapporto al PIL è prevista in progressiva diminuzione dal 49,2 per cento del 2023 fino a poco meno del 45 per cento nell’ultimo anno di previsione.

All’interno del quadro di finanza pubblica, è confermata la piena attuazione dei programmi di spesa finanziati dal Dispositivo per la ripresa e la resilienza (Recovery and Resilience Facility, RRF), che contribuiranno in maniera decisiva al sostegno della spesa per investimenti fissi lordi.
In occasione di questo aggiornamento, è stata effettuata una rimodulazione del profilo temporale della spesa finanziata dal programma RRF che comporta una revisione al ribasso della spesa nel 2023 e nel 2024 e una conseguente maggiore concentrazione della stessa negli anni 2025 e 2026.
Inoltre, le previsioni scontano una diversa classificazione contabile delle spese in conto capitale finanziate dal programma rispetto al DEF, con minori investimenti fissi lordi e maggiori contributi agli investimenti.
A fronte di queste nuove ipotesi, il valore degli investimenti fissi lordi in rapporto al PIL è previsto portarsi al 2,9 per cento nel 2023, per poi salire ulteriormente fino al 3,4 per cento nel 2025 e ridiscendere al 3,2 per cento nel 2026.
Le spese che si prevede di finanziare con le sovvenzioni e i prestiti del RRF sono riportate nelle Tavole III.2 e III.3. I valori relativi alle singole annualità saranno resi noti nel DEF del prossimo anno, successivamente agli esiti delle interlocuzioni in corso con le istituzioni europee per la revisione e la rimodulazione di alcuni degli interventi previsti dal PNRR e delle relative milestone e target, anche considerando l’inclusione del nuovo capitolo dedicato al RePowerEU.

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6 Decreto-legge approvato dal Consiglio dei ministri il 25 settembre 2023 non ancora pubblicato in Gazzetta ufficiale. Per maggiori dettagli si veda il riquadro ‘Le recenti iniziative adottate in risposta al caro energia’.

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TAVOLA III.1A: CONTO DELLA PA A LEGISLAZIONE VIGENTE (in milioni)
	2022	2023	2024	2025	2026
SPESE
Redditi da lavoro dipendente	187.233	188.709	186.651	188.604	188.373
Consumi intermedi	167.313	170.871	171.025	173.182	172.731
Prestazioni sociali	406.901	424.020	448.830	459.440	471.670
di cui: Pensioni	297.190	317.490	340.560	350.240	361.240
Altre prestazioni sociali	109.711	106.530	108.270	109.200	110.430
Altre spese correnti	96.678	96.428	88.572	85.854	84.394
Totale spese correnti al netto di interessi	858.125	880.029	895.078	907.080	917.168

Interessi passivi	82.888	78.377	88.970	94.442	103.561

Totale spese correnti	941.013	958.406	984.047	1.001.522	1.020.729
di cui: Spesa sanitaria	131.103	134.734	132.946	136.701	138.972

Totale spese in conto capitale	150.517	129.027	94.571	106.335	102.830
Investimenti fissi lordi	52.226	58.730	69.183	74.102	72.235
Contributi in c/capitale	81.442	64.907	23.639	27.672	26.120
Altri trasferimenti	16.849	5.391	1.749	4.562	4.476

Totale spese finali al netto di interessi	1.008.642	1.009.056	989.648	1.013.416	1.019.998
Totale spese finali	1.091.530	1.087.434	1.078.618	1.107.857	1.123.559

ENTRATE
Totale entrate tributarie	569.507	601.246	611.369	627.320	643.963
Imposte dirette	291.037	309.236	305.425	313.634	322.275
Imposte indirette	276.760	290.388	304.393	312.120	320.109
Imposte in c/capitale	1.710	1.622	1.551	1.566	1.579
Contributi sociali	260.941	269.547	289.888	298.910	307.670
Contributi effettivi	256.932	265.300	285.544	294.471	303.142
Contributi figurativi	4.009	4.247	4.344	4.439	4.528
Altre entrate correnti	88.216	89.909	91.386	93.710	91.019
Totale entrate correnti	916.954	959.080	991.092	1.018.374	1.041.073

Entrate in c/capitale non tributarie	16.424	20.443	9.230	12.292	10.202

Totale entrate finali	935.088	981.145	1.001.873	1.032.232	1.052.854
p.m. Pressione fiscale	42,7	42,5	42,3	42,0	41,8
SALDI
Saldo primario	-73.554	-27.911	12.225	18.816	32.856
in % di PIL	-3,8	-1,4	0,6	0,9	1,4
Saldo di parte corrente	-24.059	674	7.045	16.852	20.344
in % di PIL	-1,2	0,0	0,3	0,8	0,9
Indebitamento netto	-156.442	-106.288	-76.745	-75.625	-70.705
in % di PIL	-8,0	-5,2	-3,6	-3,4	-3,1
PIL nominale tendenziale (x 1.000)	1.946,5	2.050,6	2.130,5	2.203,1	2.274,0
Nota: Eventuali imprecisioni derivano da arrotondamenti.

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TAVOLA III.1B: CONTO DELLA PA A LEGISLAZIONE VIGENTE (in percentuale del PIL)
	2022	2023	2024	2025	2026
SPESE
Redditi da lavoro dipendente	9,6	9,2	8,8	8,6	8,3
Consumi intermedi	8,6	8,3	8,0	7,9	7,6
Prestazioni sociali	20,9	20,7	21,1	20,9	20,7
di cui: Pensioni	15,3	15,5	16,0	15,9	15,9
Altre prestazioni sociali	5,6	5,2	5,1	5,0	4,9
Altre spese correnti	5,0	4,7	4,2	3,9	3,7
Totale spese correnti al netto di interessi	44,1	42,9	42,0	41,2	40,3

Interessi passivi	4,3	3,8	4,2	4,3	4,6

Totale spese correnti	48,3	46,7	46,2	45,5	44,9
di cui: Spesa sanitaria	6,7	6,6	6,2	6,2	6,1

Totale spese in conto capitale	7,7	6,3	4,4	4,8	4,5
Investimenti fissi lordi	2,7	2,9	3,2	3,4	3,2
Contributi in c/capitale	4,2	3,2	1,1	1,3	1,1
Altri trasferimenti	0,9	0,3	0,1	0,2	0,2

Totale spese finali al netto di interessi	51,8	49,2	46,5	46,0	44,9
Totale spese finali	56,1	53,0	50,6	50,3	49,4

ENTRATE
Totale entrate tributarie	29,3	29,3	28,7	28,5	28,3
Imposte dirette	15,0	15,1	14,3	14,2	14,2
Imposte indirette	14,2	14,2	14,3	14,2	14,1
Imposte in c/capitale	0,1	0,1	0,1	0,1	0,1
Contributi sociali	13,4	13,1	13,6	13,6	13,5
Contributi effettivi	13,2	12,9	13,4	13,4	13,3
Contributi figurativi	0,2	0,2	0,2	0,2	0,2
Altre entrate correnti	4,5	4,4	4,3	4,3	4,0
Totale entrate correnti	47,1	46,8	46,5	46,2	45,8

Entrate in c/capitale non tributarie	0,8	1,0	0,4	0,6	0,4

Totale entrate finali	48,0	47,8	47,0	46,9	46,3
p.m. Pressione fiscale	42,7	42,5	42,3	42,0	41,8
SALDI
Saldo primario	-3,8	-1,4	0,6	0,9	1,4
Saldo di parte corrente	-1,2	0,0	0,3	0,8	0,9
Indebitamento netto	-8,0	-5,2	-3,6	-3,4	-3,1
Nota: I rapporti al PIL sono calcolati sulle previsioni del quadro tendenziale. Eventuali imprecisioni derivano da arrotondamenti.

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TAVOLA III.1c: CONTO DELLA PA A LEGISLAZIONE VIGENTE (variazioni percentuali)
	2023	2024	2025	2026
SPESE
Redditi da lavoro dipendente	0,8	-1,1	1,0	-0,1
Consumi intermedi	2,1	0,1	1,3	-0,3
Prestazioni sociali	4,2	5,9	2,4	2,7
di cui: Pensioni	6,8	7,3	2,8	3,1
Altre prestazioni sociali	-2,9	1,6	0,9	1,1
Altre spese correnti	-0,3	-8,1	-3,1	-1,7
Totale spese correnti al netto di interessi	2,6	1,7	1,3	1,1

Interessi passivi	-5,4	13,5	6,2	9,7

Totale spese correnti	1,8	2,7	1,8	1,9
di cui: Spesa sanitaria	2,8	-1,3	2,8	1,7

Totale spese in conto capitale	-14,3	-26,7	12,4	-3,3
Investimenti fissi lordi	12,5	17,8	7,1	-2,5
Contributi in c/capitale	-20,3	-63,6	17,1	-5,6
Altri trasferimenti	-68,0	-67,6	160,8	-1,9

Totale spese finali al netto di interessi	0,0	-1,9	2,4	0,6
Totale spese finali	-0,4	-0,8	2,7	1,4

ENTRATE
Totale entrate tributarie	5,6	1,7	2,6	2,7
Imposte dirette	6,3	-1,2	2,7	2,8
Imposte indirette	4,9	4,8	2,5	2,6
Imposte in c/capitale	-5,1	-4,4	1,0	0,8
Contributi sociali	3,3	7,5	3,1	2,9
Contributi effettivi	3,3	7,6	3,1	2,9
Contributi figurativi	5,9	2,3	2,2	2,0
Altre entrate correnti	1,9	1,6	2,5	-2,9
Totale entrate correnti	4,6	3,3	2,8	2,2

Entrate in c/capitale non tributarie	24,5	-54,8	33,2	-17,0

Totale entrate finali	4,9	2,1	3,0	2,0

TAVOLA III.2: IMPATTO DEL RRF SULLE PREVISIONI – SOVVENZIONI
2020-2026
Entrate da sovvenzioni RRF (% PIL)
SOVVENZIONI RRF incluse nelle previsioni di entrata	3,3
Esborsi di cassa per SOVVENZIONI RRF dall’UE	3,4

TOTALE SPESE CORRENTI	0,8
Investimenti fissi lordi P.51g	0,9
Trasferimenti in c/capitale D.9	1,5
TOTALE SPESE IN CONTO CAPITALE	2,5

Riduzione entrate tributarie	0,0
Altri costi con impatto sulle entrate	0,0
Transazioni finanziarie	0,0

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TAVOLA III.3: IMPATTO DEL RRF SULLE PREVISIONI – PRESTITI
2020-2026
Cash flow dei prestiti RRF previsto dal PNRR (% PIL)
Esborsi di PRESTITI RRF dall’UE	5,9
Restituzioni di PRESTITI RRF all’UE	0,0

TOTALE SPESE CORRENTI	0,4
Investimenti fissi lordi P.51g	3,9
Trasferimenti in c/capitale D.9	1,2
TOTALE SPESE IN CONTO CAPITALE	5,2

Riduzione entrate tributarie	0,0
Altri costi con impatto sulle entrate	0,0
Transazioni finanziarie	0,1

FOCUS	Superbonus 110: revisione dell’impatto sulle finanze pubbliche
Questa Nota di Aggiornamento rivede al rialzo, di 0,7 punti percentuali di PIL, la stima tendenziale del deficit per il 2023 rispetto agli obiettivi programmati nel DEF incorporando nuove valutazioni sul costo del superbonus per l’anno in corso provenienti dal monitoraggio (+1,1 per cento del PIL).

Un primo obiettivo del focus consiste nell’illustrare le dinamiche che hanno portato ad una progressiva revisione verso l’alto nella quantificazione dei costi collegati alla misura.
Dal momento che la revisione non riguarda soltanto il deficit ma si prospetta un ulteriore aggravio per gli anni futuri in termini di cassa, la parte finale di questo approfondimento si concentra sulle conseguenze per la dinamica del debito della PA.

L’evoluzione normativa e il ricorso al superbonus

L’impatto della misura nel corso del tempo è riconducibile alla combinazione di diversi fattori, che hanno inciso con tempistiche e modalità differenti sulle variazioni osservate nel numero di interventi e in termini di spesa sostenuta.

Dopo l’istituzione del superbonus[7], gli interventi normativi che si sono succeduti hanno influito sia sulla propensione all’adesione al bonus, sia sulla capacità del sistema di assorbire l’elevata quantità di crediti d’imposta progressivamente originati. Tali misure, successivamente prorogate con la legge di bilancio 2022 fino al 2025, sia pure con aliquote decrescenti nel tempo, avevano portato a un’inarrestabile dinamica nelle adesioni, come segnalato dai monitoraggi effettuati. L’unico vincolo è stato rappresentato dalla capacità del settore costruzioni di soddisfare la crescente domanda.

Già nella Nota di Aggiornamento del DEF 2022 le previsioni tendenziali sono state aggiornate per tenere conto dell’andamento crescente delle agevolazioni. L’aumento delle spese non si è tuttavia arrestato in assenza di un tetto massimo per la misura. Il Governo in carica è dovuto intervenire per tutelare gli equilibri di finanza pubblica. Con l’articolo 9 del decreto-legge n. 176 del 2022 si è provveduto, per l’anno 2023, a ridurre dal 110 per cento al 90 per cento la percentuale di detrazione del superbonus per gli interventi realizzati nel 2023 dai condomini, dalle persone fisiche su edifici composti da due a quattro unità immobiliari, anche se posseduti da un unico proprietario, e dagli enti del terzo settore. Contestualmente, si manteneva la detrazione al 110 per cento per gli interventi per i quali venivano assolte le

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7 D.L. n. 34/2020, articolo 119.

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formalità urbanistiche anche nella settimana successiva all’entrata in vigore del decreto-legge (quindi fino al 25 novembre 2022).
Tale misura ha influenzato il numero di interventi che hanno potuto continuare a beneficiare della detrazione nella misura più elevata del 110 per cento.
In una fase successiva, con il decreto-legge 16 febbraio 2023, n. 11, è stato vietato l’esercizio dell’opzione per lo sconto in fattura o la cessione dei crediti. Nel contempo, tale facoltà veniva mantenuta per gli interventi per i quali erano state assolte le formalità urbanistiche prima dell’entrata in vigore del decreto-legge (17 febbraio 2023).

La previsione di deroghe rispetto all’immediata applicazione delle misure restrittive sopra citate risponde all’esigenza di tutela nei confronti di cittadini che avevano intrapreso delle azioni concrete, magari avendo anche fronteggiato dei costi iniziali, e che dunque nutrivano legittime aspettative. Ogni modifica normativa ha mostrato la difficoltà di bilanciare la tutela della sostenibilità della finanza pubblica con quella di proteggere la vasta platea di beneficiari dell’agevolazione.

Le variazioni di rilievo delle spese sostenute per gli interventi agevolati con il superbonus osservate in particolari periodi sono anche riconducibili agli incrementi dei prezzi nei settori produttivi interessati dalla misura, generati da fattori non prevedibili ex ante. Tra tali fattori, in gran parte di natura eccezionale, rientrano l’incremento dei costi energetici, il conflitto russo-ucraino, l’aumento del costo delle materie prime nel settore delle costruzioni[8] causato anche dal picco della domanda e dall’assenza di qualsiasi controllo dei prezzi dal lato delle parti contrattuali. Una crescita di rilievo del costo degli interventi si è registrata a partire dal mese di aprile 2022, in corrispondenza dei primi mesi del conflitto russo-ucraino, quando è entrato in vigore il Decreto del MITE n. 75 del 14 febbraio 2022, che ha disciplinato l’aggiornamento dei tetti massimi dei prezzi dei materiali e prodotti impiegati per gli interventi di riqualificazione energetica agevolati dai bonus fiscali.[9]

Implicazioni per la sostenibilità delle finanze pubbliche

Sulla base dei criteri indicati dalla nuova versione del Manuale sul deficit e sul debito pubblico di Eurostat, lo scorso marzo le autorità statistiche hanno riclassificato il superbonus 110 e il bonus facciate come crediti ‘pagabili’ ai sensi del SEC 2010 per gli anni 2020-2022; di conseguenza, le agevolazioni sono state registrate nei conti nazionali come spesa (contributi agli investimenti) per l’intero importo maturato del credito nell’anno in cui il contribuente ha sostenuto la spesa che dà luogo al beneficio fiscale.

Nei conti pubblicati da Istat il 22 settembre scorso la spesa per i due bonus edilizi relativa al 2022 è stata rivista al rialzo (dal 2,6 al 2,8 per cento del PIL) rispetto alle stime dello scorso marzo.

Le modifiche normative introdotte nell’anno in corso, che hanno eliminato in via generale la trasferibilità e lo sconto in fattura dal 18 febbraio 2023, hanno previsto una serie di eccezioni per le spese sostenute nel 2023, per le quali continuano ad applicarsi le condizioni di utilizzo previgenti relative alla trasferibilità del credito e allo sconto in fattura. Le evidenze ad oggi disponibili segnalano che le spese sostenute nell’anno in corso sono in larghissima misura riferibili alle citate deroghe, in relazione alle spese già avviate o approvate prima del blocco delle cessioni. Pertanto, anche la spesa 2023 è classificata come credito ‘pagabile’, come peraltro confermato da Eurostat nel parere formale pubblicato il 26 settembre scorso.

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8 Secondo i dati del Construction Cost 2022 Report-Studio GAD, nel 2022, per esempio, la voce di costo cemento e calcestruzzo è aumentata del 59 per cento rispetto all’anno precedente. Secondo i dati osservabili nei Prezziari regionali, i costi relativi ai ponteggi, includendo montaggio e smontaggio, sono cresciuti di oltre il 50 per cento nelle regioni maggiormente interessate dalla misura.
9 Rispetto agli importi previsti dal Decreto ‘Requisiti Tecnici e massimali di costo’ (DM 6 agosto 2020), il tetto massimo di costo è stato rivisto in aumento di circa il 20 per cento, così da considerare i rincari delle materie prime e i maggiori costi energetici.

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Sulla base dell’interpretazione delle regole del Manuale sul deficit e sul debito, si ipotizza, invece, che la spesa da sostenere nel biennio 2024-2025 debba essere registrata come credito ‘non pagabile’ poiché, a legislazione vigente, non è più consentita la trasferibilità del credito e lo sconto in fattura delle detrazioni maturate sugli interventi superbonus, se non per una ridotta platea di beneficiari.

Le previsioni sull’indebitamento netto nell’orizzonte 2023-2026, nel confronto con le stime DEF 2023, risentono degli effetti combinati dell’aggiornamento al rialzo della spesa per l’anno in corso e della revisione del criterio di registrazione per il biennio 2024-2025.

In particolare, si riscontra un peggioramento dell’impatto sull’indebitamento 2023 in relazione all’aumento stimato del ricorso alla misura superbonus (dallo 0,7 per cento all’1,8 per cento del PIL) e un miglioramento per l’indebitamento 2024 e 2025 (+0,3 e +0,2 punti percentuali di PIL, rispettivamente) collegato agli effetti della riclassificazione.

Nel confronto con le previsioni DEF l’impatto sul debito, indipendente dagli effetti della riclassificazione, è determinato dalla revisione degli importi stimati per la spesa del biennio 2022-2023 secondo il profilo di utilizzo per cassa delle agevolazioni fiscali. Il peggioramento è stimato in 0,1 punti percentuali di PIL nel 2023 e in 0,3 punti percentuali di PIL per ciascun anno del triennio 2024-2026.

In generale, la classificazione degli incentivi come ‘pagabili’ determina un rilevante disallineamento tra le dinamiche di cassa e di competenza dei saldi di finanza pubblica negli anni dell’orizzonte di programmazione. L’esistenza di rilevanti oneri di cassa che si manifesteranno nei prossimi anni condiziona fortemente la possibilità di aggiustamento della finanza pubblica, in particolare per quanto riguarda la riduzione dello stock di debito in rapporto al PIL. Simulazioni condotte dal Ministero dell’economia e delle finanze mostrano che, in assenza degli esborsi connessi alle due agevolazioni, il rapporto debito/PIL sarebbe in continua discesa già nello scenario di finanza pubblica tendenziale 2023-2026, per circa 1 punto percentuale di PIL all’anno. A questi costi passati e futuri che, come detto, sono stati oggetto di significative revisioni al rialzo, si contrappongono impatti positivi, ma di difficile quantificazione sul PIL, negli anni compresi tra il 2021 e l’anno in corso. Per quanto riguarda la finanza pubblica, si ritiene che lo stimolo esercitato dal provvedimento sull’attività economica e sul gettito fiscale non sia stato sufficiente a compensarne i costi.[10]

FOCUS	Le recenti iniziative adottate in risposta al caro energia
Nei mesi più recenti i prezzi dei beni energetici hanno segnato una tendenza in discesa, pur rimanendo su livelli storicamente elevati, in un contesto ancora caratterizzato dai rischi legati al contesto geopolitico internazionale[11].

Il Governo ha continuato a fornire supporto all’economia con misure selettive, dando priorità alla proroga e all’estensione delle misure mirate alle famiglie e alle imprese più vulnerabili, e ha proseguito, al contempo, il processo di graduale rimozione (phasing-out) delle misure emergenziali[12], limitando quelle dal carattere più generalizzato e meno efficienti, che generano distorsioni in termini di segnali di prezzo o che sono in contrasto con obiettivi di risparmio energetico.

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10 Banca d’Italia, in data 29 marzo, nell’’Audizione nell’ambito dell’indagine conoscitiva sugli effetti macroeconomici e di finanza pubblica derivanti dagli incentivi fiscali in materia edilizia’, sosteneva che l’effetto espansivo ‘non è stato tale da rendere lo strumento a impatto nullo per il conto economico delle Amministrazioni pubbliche’.
11 Cfr. riquadro ‘Inflazione e la dinamica dei prezzi’ nel cap. II.
12 Per maggiori dettagli sulle misure adottate nel periodo 2021-2023 si rimanda ai riquadri nella NADEF 2022 e nel DEF 2023.

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Il novero delle misure di supporto prorogate al terzo trimestre 2023[13] risulta ridotto rispetto a quelle prorogate nel secondo trimestre, includendo i seguenti interventi:
●         Contenimento dei costi delle bollette del gas. È stato confermato l’azzeramento degli oneri di sistema sulle bollette del gas e la riduzione dell’IVA al 5 per cento sulla somministrazione di gas ad uso combustione, per teleriscaldamento e per energia termica.

●        Bonus sociali per le utenze elettriche e del gas. Prorogato il rafforzamento e l’innalzamento da 20.000 a 30.000 euro della soglia ISEE per l’accesso ai bonus delle famiglie numerose. Questi bonus, in vigore già da anni, sono una misura strutturale, molto flessibile e dall’elevato grado di selettività; perciò, il loro rafforzamento si è dimostrato uno strumento fondamentale e molto efficiente per il sostegno alle famiglie più fragili,

●        Welfare aziendale. Le somme pagate o rimborsate dai datori di lavoro ai lavoratori dipendenti con figli a carico per il pagamento delle utenze domestiche sono incluse tra i cd. fringe benefit che possono essere esclusi dal reddito imponibile fino a un limite di 3.000 euro.

A queste misure si aggiungono quelle valide per l’intero 2023 e relative alla rateizzazione delle bollette e ai regimi agevolati di garanzie pubbliche per le imprese.

Nel terzo trimestre dell’anno in corso non sono stati invece prorogati i crediti di imposta per le imprese relativi alle spese sostenute per l’acquisto di energia elettrica e gas. Per quanto siano stati senz’altro utili nel corso della fase più acuta della crisi nel 2022. Con l’attenuarsi dei prezzi energetici è venuta progressivamente meno la necessità di tali strumenti.

Il Consiglio dei ministri del 25 settembre ha approvato un decreto-legge recante le misure per il quarto trimestre 2023. Il decreto prevede la proroga delle misure di contenimento delle bollette del gas e di potenziamento dei bonus sociali, ulteriormente integrati con un contributo straordinario, e l’introduzione di un contributo a favore delle famiglie disagiate per l’acquisto di carburanti. Si attuerebbe quindi un intervento di natura mirata contro il recente rincaro dei carburanti, anziché riproporre un taglio delle accise, come nel 2022, che rappresenta una misura generalizzata, regressiva da un punto di vista distributivo e che tende a provocare distorsioni sia in termini di prezzi relativi dei combustibili fossili, sia in termini di disincentivi verso comportamenti ambientalmente virtuosi.

A seguito degli aggiornamenti, il pacchetto energia per il 2023 è quantificabile in circa 25,7 miliardi[14] (1,3 per cento del PIL), un valore che rappresenta meno della metà dell’ammontare del 2022, in cui le misure energia sono quantificate in 53,8 miliardi (2,8 per cento del PIL).

Al netto del maggiore gettito previsto dalle misure discrezionali di entrata connesse al caro energia, ossia il prelievo sui ricavi dei produttori di energia da fonti rinnovabili e l’imposta sugli extra-profitti[15] delle imprese energetiche, il pacchetto energia ammonta a circa 22,2 miliardi (1,1 per cento del PIL).

Da un punto di vista qualitativo, oltre la metà (56 per cento) delle risorse stanziate nel 2023 sono destinate a misure targeted, cioè mirate alle famiglie e alle imprese più vulnerabili. La

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13 Adottate con il D.L. n. 48/2023 e con il D.L. n. 79/2023.
14 La stima sconta l’abrogazione del cd. ‘bonus termico’ previsto dal D.L. n. 34/2023 in caso di un aumento del prezzo del gas nel quarto trimestre 2023. Inoltre, il taglio dei contributi sociali a carico dei lavoratori dipendenti in vigore nel secondo semestre del 2023 (D.L. n. 48/2023) non è incluso all’interno del pacchetto, diversamente da altre riduzioni contributive, di natura emergenziale, adottate in precedenza. La misura ha lo scopo di tutelare il reddito disponibile dei lavoratori a redditi medio-bassi, non in un contesto di emergenza, quanto in un momento in cui l’adeguamento dei salari contrattuali all’inflazione comporterebbe un onere troppo gravoso per le imprese. La motivazione dell’intervento è quindi la moderazione del costo del lavoro per le imprese, un obiettivo che sarà perseguito anche nel medio termine, non ascrivibile agli interventi emergenziali.
15 Cfr. riquadro nel DEF 2023 per maggiori dettagli. Il D.L. n. 61/2023 ha abrogato la modifica introdotta dal D.L. n. 34/2023 che comportava una riduzione della base imponibile relativa all’imposta sugli extra-profitti.

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quota aumenta significativamente rispetto al 46 per cento registrato nel 2022, quando già risultava particolarmente elevata rispetto alla media degli altri paesi europei.

Il Governo rinnova l’obiettivo di completare il ritiro di queste misure temporanee emergenziali entro il 2024, e di destinare i conseguenti risparmi di bilancio al miglioramento del saldo primario, in linea con le raccomandazioni della Commissione europea.

FOCUS	Le tendenze di medio-lungo periodo del sistema pensionistico italiano e delle spese pubbliche connesse all’invecchiamento
La valutazione sulla sostenibilità di lungo periodo delle finanze pubbliche italiane richiede la formulazione di previsioni sugli andamenti di medio-lungo termine della spesa connessa all’invecchiamento della popolazione e, in particolare, della spesa per pensioni in rapporto al PIL. Nell’ambito di questa Nota di Aggiornamento del DEF, le previsioni per il medio e lungo periodo della spesa per pensioni in rapporto al PIL sono elaborate mantenendo l’impostazione consolidata in passato con riferimento a due diversi scenari: lo scenario nazionale base e lo scenario EPC-WGA.

Nel primo, lo scenario nazionale base, la previsione dell’andamento di medio-lungo periodo della spesa pensionistica in rapporto al PIL[16] utilizza le previsioni della popolazione dello scenario mediano Istat con base 2021 rilasciate nell’agosto 2022. Per quanto riguarda il quadro macroeconomico, per il periodo 2023-2026, le ipotesi di crescita sono coerenti con quelle delineate nel presente documento. Complessivamente, dal 2023 al 2070, il tasso di crescita del PIL reale si attesta attorno allo 0,8 per cento medio annuo, mentre il tasso di occupazione nella fascia di età 15-64 anni aumenta di 6,1 punti percentuali.

Lo scenario EPC-WGA invece ipotizza, a partire dall’ultimo anno di previsione di questo Documento, la convergenza nel medio/lungo termine verso i principali parametri sottostanti al nuovo scenario macroeconomico e demografico di riferimento del Rapporto sull’Invecchiamento 2024 (Ageing Report 2024) della Commissione europea. Tale quadro demo-economico è stato approvato a livello europeo nel mese di luglio 2023 e verrà utilizzato per le proiezioni di medio-lungo periodo pubblicate dalla Commissione nella primavera del 2024.

La previsione della spesa pensionistica sconta gli effetti delle misure contenute negli interventi di riforma adottati nel corso degli ultimi decenni. Si fa riferimento, in particolare, all’applicazione del regime contributivo (legge n. 335/1995) e alle regole introdotte nel 2004, nel 2010 e successivamente con la legge n. 214/2011 che, elevando i requisiti di accesso per il pensionamento di vecchiaia e anticipato, hanno migliorato in modo significativo la sostenibilità del sistema pensionistico nel medio-lungo periodo, garantendo una maggiore equità tra le generazioni. Il processo di riforma ha previsto altresì l’estensione, a partire dal 2012, del regime contributivo a tutti i lavoratori. Infine, a partire dal 2013, tutti i requisiti di età (inclusi quelli per l’accesso all’assegno sociale) e quello contributivo per l’accesso al pensionamento anticipato indipendentemente dall’età anagrafica, sono periodicamente indicizzati alle variazioni della speranza di vita, misurata dall’Istat. Con medesima periodicità e analogo procedimento è previsto, inoltre, l’adeguamento dei coefficienti di trasformazione in funzione delle probabilità di sopravvivenza. Entrambi gli adeguamenti sono stati effettuati ogni tre anni dal 2013 al 2019 e ogni due anni

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16 L’andamento di medio-lungo periodo della spesa pensionistica in rapporto al PIL viene presentato in attuazione di quanto previsto dall’articolo 1, comma 5 della legge n. 335/1995.

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successivamente, secondo un procedimento che rientra interamente nella sfera di azione amministrativa e che garantisce la certezza delle date prefissate per le future revisioni[17].

Le previsioni della spesa per pensioni in rapporto al PIL sono elaborate a legislazione vigente e includono le ultime misure adottate con la legge di bilancio 2023 in tema di indicizzazione delle pensioni e schemi di accesso al pensionamento anticipato[18].

Le previsioni tengono altresì conto degli interventi attuati con precedenti provvedimenti quali, per esempio, il decreto-legge n. 4/2019 convertito con legge n. 26/2019 e la legge di bilancio 2022[19].

Il primo intervento ha introdotto significative agevolazioni al pensionamento anticipato, consentendo ai soggetti che nel triennio 2019-2021[20] hanno maturato, in via congiunta, i requisiti anagrafici e contributivi rispettivamente di 62 anni di età e di 38 anni di contributi (cd. ‘Quota 100’), di ritirarsi anticipatamente, nonché stabilendo la disapplicazione dell’adeguamento del requisito contributivo per l’accesso al pensionamento anticipato indipendente dall’età anagrafica agli incrementi della speranza di vita per il periodo 2019-2026[21] e riaprendo i termini di accesso a Opzione donna, oggetto di successive proroghe.

Come previsto dal D.L. n. 4/2019, il canale di pensionamento anticipato Quota 100 riguarda i soggetti che hanno maturato i requisiti al 31 dicembre 2021. Tuttavia, anche gli anni successivi al 2021 risentono degli effetti di questa misura, sia per il carattere pluriennale del periodo di anticipo del pensionamento consentito dalla misura, sia in quanto i soggetti eleggibili che hanno maturato i requisiti nel triennio 2019-2021 ma che non hanno acceduto al pensionamento in base a Quota 100 entro il triennio 2019-2021 ovvero alla prima scadenza utile, conservano in ogni caso anche negli anni successivi il diritto al pensionamento con il più favorevole regime.

A questi effetti si sommano anche quelli dovuti alla possibilità di accedere al pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (cd. ‘Quota 102’) prevista dalla legge di bilancio 2022, nonché per i soggetti che maturano i requisiti congiunti di 62 anni di età e 41 anni di contributi nell’anno 2023 (cd. ‘Quota 103’, introdotta dalla legge di bilancio 2023). Tali effetti sono, peraltro, significativamente più contenuti in ragione dei più elevati requisiti, della limitata durata temporale e, in particolare, dell’applicazione di Quota 100 che ha consentito un significativo accesso al pensionamento nel periodo precedente.

La previsione della spesa pensionistica in rapporto al PIL basata sulle ipotesi dello scenario nazionale è riportata nella Figura R.1. A partire dal 2010, il rapporto tra spesa pensionistica

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17 A questo riguardo, occorre ricordare che, con decreto ministeriale del 27 ottobre 2021 pubblicato in G.U. n.268 il 10 novembre 2021, è stato adottato l’adeguamento dei requisiti di accesso al pensionamento con decorrenza 2023, avente, al pari di quello del 2021, incremento nullo. Inoltre, con decreto direttoriale del 1° dicembre 2022, pubblicato in G.U. n. 294 del 17 dicembre 2022, è stato deliberato, con decorrenza dal 1° gennaio 2023, anche l’adeguamento dei coefficienti di trasformazione.
18 Le disposizioni contenute nella legge n. 197/2022 prevedono, per il biennio 2023-2024, una parziale revisione del meccanismo di indicizzazione ai prezzi delle pensioni e un incremento transitorio per le pensioni complessivamente pari o inferiori al trattamento minimo INPS. In materia di accesso al pensionamento la medesima legge prevede la possibilità di accedere al pensionamento anticipato, oltre ai requisiti ordinari, anche per i soggetti che maturano i requisiti congiunti di 62 anni di età e 41 anni di contributi nell’anno 2023 (cd. ‘Quota 103’, con un posticipo della decorrenza di tre mesi per i lavoratori dipendenti privati e di sei mesi per i lavoratori dipendenti pubblici). È altresì prevista la proroga di Opzione donna a condizioni più restrittive, ovvero la possibilità di accesso al pensionamento anticipato con ricalcolo contributivo del trattamento pensionistico per le lavoratrici che hanno maturato nel 2022 35 anni di contributi e 60 anni di età, che prevede la riduzione di un anno per ogni figlio nel limite massimo di due anni, e a condizione che tali lavoratrici soddisfino determinati requisiti selettivi in relazione a specifiche condizioni di bisogno (con un posticipo della decorrenza di dodici mesi per le lavoratrici dipendenti e di diciotto mesi per le lavoratrici autonome).
19 Legge n. 234/2021.
20 È comunque previsto un posticipo della prima decorrenza utile dei trattamenti pensionistici a partire dalla data di maturazione dei requisiti pari a tre mesi per il settore privato e sei mesi per il settore pubblico.
21 È comunque previsto, dal 2019, un posticipo della prima decorrenza utile dei trattamenti pensionistici a partire dalla data di maturazione dei requisiti pari a tre mesi.

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e PIL, già in crescita negli anni precedenti a causa alla fase acuta della recessione, continua ad aumentare in ragione dell’ulteriore fase di contrazione economica. Dal 2015, in presenza di un andamento economico più favorevole e della graduale prosecuzione del processo di innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spesa pensionistica e PIL si riduce per circa un triennio, attestandosi al 15,2 per cento nel 2018.

Dal 2019 al 2022, il rapporto tra spesa pensionistica e PIL aumenta, prima repentinamente, raggiungendo un picco pari al 16,9 per cento nel 2020, e poi si riduce nei due anni seguenti, attestandosi al 2022[22] su un livello pari al 15,3 per cento. La spesa in rapporto al PIL cresce significativamente a causa della forte contrazione dei livelli di prodotto dovuti agli effetti della fase iniziale e più acuta dell’emergenza sanitaria. Tale andamento è condizionato anche dall’applicazione delle misure in ambito previdenziale contenute nel decreto-legge n. 4/2019 (tra cui Quota 100), le quali, favorendo il pensionamento anticipato, determinano per gli anni 2019-2021 un sostanziale incremento del numero di pensioni in rapporto al numero di occupati.

FIGURA. R.1: SPESA PUBBLICA PER PENSIONI IN PERCENTUALE DEL PIL (scenario nazionale base)

18
17
16
15
14
13
12
2010
2015
2020
2025
2030
2035
2040
2045
2050
2055
2060
2065
2070

Fonte: elaborazioni MEF.

Tenuto anche conto dell’elevato livello dell’indicizzazione nel biennio 2023-2024 (imputabile al rilevante incremento del tasso di inflazione registrato a partire dalla fine del 2021 al 2023), la spesa in rapporto al PIL aumenta significativamente portandosi, alla fine del biennio, al 16 per cento (0,8 punti percentuali sopra il dato del 2018), livello che viene sostanzialmente mantenuto fino al 2029.

Successivamente, dal 2030 il rapporto tra spesa e PIL riprende ad aumentare fino a raggiungere il 17 per cento nel 2042. Tale dinamica è essenzialmente dovuta all’incremento del rapporto fra numero di pensioni e numero di occupati indotto dalla transizione demografica, solo parzialmente compensato dall’innalzamento dei requisiti minimi di accesso al pensionamento. L’effetto dovuto all’aumento del numero dei trattamenti previdenziali sopravanza quello relativo al contenimento degli importi pensionistici esercitato dalla graduale applicazione del sistema di calcolo contributivo sull’intera vita lavorativa.

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17 La riduzione dell’incidenza della spesa in rapporto al PIL nell’anno 2022 beneficia anche del significativo incremento della componente nominale del PIL, nel mentre gli effetti dell’aumento dei prezzi sull’indicizzazione delle pensioni si riflettono negli anni successivi.

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Dopo un triennio di sostanziale stabilità, a partire dal 2045 il rapporto tra spesa pensionistica e PIL diminuisce rapidamente portandosi al 16 per cento nel 2050 e al 14 per cento nel 2070. La rapida riduzione nell’ultima fase del periodo di previsione è determinata dall’applicazione generalizzata del calcolo contributivo che si accompagna all’inversione di tendenza del rapporto fra numero di pensioni e numero di occupati. Tale andamento risente sia della progressiva uscita delle generazioni del baby boom sia degli effetti dell’adeguamento automatico dei requisiti minimi di pensionamento in funzione della speranza di vita.

A fronte delle previsioni del sistema pensionistico descritte sopra, basate sullo scenario nazionale e utili a valutarne le tendenze di medio periodo, le previsioni fino al 2070 delle spese age-related (pensioni, sanità, long-term care e istruzione), funzionali alla valutazione della sostenibilità delle finanze pubbliche in ambito europeo, sono elaborate sulla base dello scenario definito e concordato dal Comitato di Politica Economica, Working Group on Ageing (EPC-WGA) del Consiglio Europeo, per il round di previsioni 2024, i cui risultati saranno presentati nell’Ageing Report 2024 che verrà pubblicato nella primavera del 2024.

L’esercizio triennale di previsione nello scenario EPC-WGA, che recepisce le proiezioni demografiche Eurostat con base 2022, è finalizzato a supportare in modo coordinato e omogeneo l’analisi della sostenibilità delle finanze pubbliche dei diversi Paesi europei nell’ambito della verifica del rispetto delle regole fiscali del Patto di Stabilità e Crescita e dei processi di formulazione delle Raccomandazioni Specifiche emesse dal Consiglio per il Semestre europeo.

Sulla base dello scenario definito in ambito EPC-WGA per il round 2024 che assume, nel corso dell’orizzonte previsivo, un tasso di crescita del PIL reale pari all’1,05 per cento medio annuo, il totale della spesa pubblica age-related in rapporto al PIL registra un incremento di circa 1,9 punti percentuali nel periodo dal 2019 al 2040, anno in cui il complesso della spesa pubblica connessa all’invecchiamento raggiunge il picco del 28,3 per cento del PIL (Tavola. R.1). Tale aumento è ascrivibile all’andamento della spesa pensionistica e di quella sanitaria. La prima, infatti, aumenta poco meno di 1,9 punti percentuali, raggiungendo il valore di maggiore incidenza sul PIL, pari al 17,3 per cento, nel 2036; mentre la seconda aumenta di 0,4 punti percentuali di PIL. La spesa per LTC, invece, segna un incremento di 0,2 punti percentuali di PIL, più che compensato da una riduzione della spesa per istruzione di 0,3 punti percentuali.

TAVOLA. R.1: PREVISIONE DELLA SPESA PUBBLICA AGE-RELATED (PENSIONI, SANITÀ, LTC, SCUOLA) IN PERCENTUALE DEL PIL - SCENARIO EPC-WGA
	2010	2015	2020	2025	2030	2035	2040	2045	2050	2055	2060	2065	2070
Pensioni	14,7	15,6	16,9	15,9	16,6	17,2	17,2	16,6	15,5	14,5	13,7	13,4	13,7
Sanità	6,9	6,6	7,4	6,2	6,3	6,6	6,8	7,0	7,2	7,2	7,3	7,3	7,2
di cui componente LTC	0,7	0,7	0,7	0,6	0,7	0,7	0,8	0,8	0,9	1,0	1,0	1,0	1,0
LTC - componente socio-assistenziale	1,1	1,1	1,1	1,0	1,0	1,0	1,1	1,2	1,3	1,4	1,5	1,5	1,4
Scuola	3,9	3,6	4,0	3,8	3,5	3,3	3,3	3,4	3,4	3,4	3,3	3,2	3,2
Totale	26,6	26,9	29,4	26,8	27,4	28,2	28,3	28,2	27,4	26,5	25,8	25,3	25,5

Dopo aver raggiunto il livello massimo nel 2040, l’incidenza della spesa pubblica age-related rispetto al PIL diminuisce progressivamente negli anni successivi. Alla fine dell’orizzonte di previsione, tale l’aggregato di spesa si riduce di 2,9 punti percentuali di PIL grazie al contributo della spesa pensionistica, la cui incidenza sul PIL passa dal 17,3 per cento del 2036 al 13,7 per cento nel 2070, diminuendo di 3,6 punti percentuali. Il rapido decremento del rapporto fra spesa pensionistica e PIL nella fase finale del periodo di previsione è determinato dall’applicazione generalizzata del calcolo contributivo che si accompagna alla stabilizzazione, e successiva inversione di tendenza, del rapporto fra numero di pensioni e numero di occupati. Tale andamento è dovuto sia all’adeguamento automatico dei requisiti

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minimi di pensionamento in funzione della speranza di vita sia alla progressiva uscita delle generazioni del baby boom.

La Figura R.2 presenta la previsione della spesa pensionistica in rapporto al PIL a legislazione vigente, secondo lo scenario EPC-WGA (curva ‘Normativa vigente’), ponendola a confronto con quelle che si sarebbero avute sulla base dei regimi antecedenti ai principali interventi di riforma.

Cumulativamente, la minore incidenza della spesa in rapporto al PIL derivante dal complessivo processo di riforma avviato nel 2004 ammonta a circa 60 punti percentuali di PIL al 2060.

FIGURA. R.2: SPESA PUBBLICA PER PENSIONI IN RAPPORTO AL PIL SOTTO DIFFERENTI IPOTESI NORMATIVE (scenario EPC-WGA)

Fonte: elaborazioni MEF.

FOCUS	Confronto con le previsioni di finanza pubblica della Commissione europea
Ai sensi della Legge 31 dicembre 2009, n. 196, e in ottemperanza alla Direttiva UE n. 85/2011, in questo riquadro è fornita una comparazione tra le previsioni di finanza pubblica a legislazione vigente contenute nel presente Documento[23] e le ultime pubblicate dalla Commissione europea[24].

Nello scenario tendenziale della NADEF l’indebitamento netto per il 2023 è previsto al 5,2 per cento del PIL, migliore di 2,8 punti percentuali rispetto al 2022 e superiore di 0,7 punti percentuali di quello stimato in primavera dalla Commissione. Lo scarto rispetto alle Spring Forecast è principalmente riconducibile alle maggiori spese previste nella NADEF (53,0 per cento contro il 52,5 della Commissione), in particolare per la revisione al rialzo delle spese per bonus edilizi. Relativamente alle entrate totali, le previsioni del Governo risultano inferiori di 0,2 punti percentuali (47,8 per cento a fronte del 48,0 della Commissione).

Il saldo primario, nel 2023, è stimato nella presente Nota a -1,4 per cento, in miglioramento rispetto al -3,8 per cento del 2022. La previsione è inferiore di 0,9 punti percentuali rispetto alla stima della Commissione, mentre la spesa per interessi (3,8 per cento) si discosta di 0,2 punti percentuali dalla previsione della Commissione (4,0 per cento).

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23 Per una descrizione degli effetti finanziari dei provvedimenti approvati successivamente alla pubblicazione del DEF si rinvia al paragrafo III.6.
24 European Economic Forecast - Spring 2023, aggiornate al 28 aprile 2023 e pubblicate il 15 maggio.

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TAVOLA R.1: CONFRONTO TRA LE PREVISIONI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
2023
	Data previsione	Totale entrate	Totale spese	Saldo primario	Accreditamento/ Indebitamento netto
CE (Spring Forecast)	apr-23	48,0	52,5	-0,5	-4,5
NADEF 2023	set-23	47,8	53,0	-1,4	-5,2

2024
CE (Spring Forecast)	apr-23	47,3	51,0	0,5	-3,7
NADEF 2023	set-23	47,0	50,6	0,6	-3,6
(1) Eventuali imprecisioni derivano da arrotondamenti.

Per il 2024, il Governo e la Commissione stimano entrambi una diminuzione dell’indebitamento netto rispetto all’anno precedente. Il deficit è previsto nella NADEF al 3,6 per cento, inferiore di 0,1 punti percentuali rispetto alla stima della Commissione europea. Anche il saldo primario risulta nella NADEF migliore di 0,1 punti percentuali rispetto alle Spring Forecast (avanzo di 0,6 per cento contro lo 0,5 della Commissione). Se, da un lato, il totale delle entrate previsto nella NADEF è inferiore di 0,3 punti percentuali rispetto alle Spring Forecast, dall’altro la proiezione delle spese totali contenuta nel presente Documento risulta inferiore di 0,4 punti percentuali rispetto a quanto previsto dalla Commissione.

III.2	PERCORSO PROGRAMMATICO DI FINANZA PUBBLICA
Il contesto europeo e le raccomandazioni di finanza pubblica della Commissione
Il 26 aprile la Commissione europea ha presentato la proposta legislativa di riforma della governance economica europea25, i cui tratti principali erano stati già anticipati nella Comunicazione di novembre 202226. Tale proposta è attualmente oggetto di negoziato. Nel Consiglio europeo del 29-30 giugno, gli Stati membri hanno confermato di voler concludere l’iter legislativo della riforma entro il 2023.

In attesa di chiudere il negoziato legislativo sulla revisione della governance, il 2024 viene considerato come un anno di transizione dall’attuale quadro giuridico del Patto di Stabilità e Crescita (PSC) alla nuova governance economica europea.
Da un lato, il prossimo anno torneranno formalmente in vigore le regole del PSC, in quanto alla fine del 2023 sarà disattivata la clausola generale di salvaguardia (CGS), come chiarito dalla Commissione nella sua Comunicazione di marzo contenente gli orientamenti per la politica fiscale nel 2024.
Dall’altro, la Commissione ha ritenuto opportuno chiedere agli Stati Membri di impostare la programmazione di bilancio di medio periodo dei Programmi di Stabilità 2023 in modo coerente con i criteri che ispirano la riforma. Tra questi, rileva l’adozione della spesa primaria netta, quale indicatore operativo principale per la valutazione della politica fiscale nel 2024. È sulla spesa primaria netta, difatti, che si

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25 Commissione europea (2023) ‘Proposal for regulation: new economic governance rules fit for the future’ del 26.04.2023 New economic governance rules fit for the future (europa.eu).
26 Commissione europea (2022) ‘Communication on orientations for a reform of the EU economic governance framework’ del 9.11.2022.

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incardineranno i piani pluriennali strutturali e di bilancio previsti nella nuova governance economica europea e sulla successiva sorveglianza che sarà messa in atto dalla Commissione.

Nelle raccomandazioni specifiche approvate dall’ECOFIN il 16 giugno e poi dal Consiglio europeo del 29 e 30 giugno27, la Commissione ha chiesto ai Paesi che non hanno ancora raggiunto il proprio obiettivo di medio termine (OMT) di effettuare uno sforzo fiscale espresso in termini di spesa primaria netta per il 2024.
Tale indicatore considera la spesa finanziata a livello nazionale al netto di misure discrezionali sul lato delle entrate, delle spese per interessi, delle spese relative ai programmi dell'Unione (interamente coperte dalle entrate provenienti dalla UE) e della componente ciclica della spesa per le indennità di disoccupazione28. L’aggregato di riferimento per la sorveglianza di bilancio nel prossimo anno è, dunque, più ampio rispetto a quello utilizzato negli anni in cui è stata attiva la CGS (2020-2023), che considerava l’andamento della spesa corrente primaria netta29. Lo stesso si differenzia dall’aggregato di spesa attualmente previsto dal PSC (cd. benchmark di spesa) poiché incorpora la spesa per investimenti pubblici finanziata da risorse nazionali30.
In particolare, nei considerando che precedono le Raccomandazioni si precisa che, per i Paesi che non hanno ancora raggiunto il proprio OMT, l’obiettivo di spesa primaria netta deve essere compatibile con un aggiustamento del saldo strutturale di bilancio che varia tra un minimo di 0,3 punti percentuali e un massimo di 0,7 punti percentuali del PIL, a seconda dei rischi di sostenibilità del debito.
Per l’Italia, il tetto massimo di crescita della spesa primaria netta raccomandato per il 2024 è pari all’1,3 per cento, ed è compatibile con un miglioramento del bilancio strutturale di 0,7 punti percentuali del PIL.
Tale correzione è ritenuta necessaria in considerazione delle esigenze di sostenibilità del debito del nostro Paese e della necessità di ricondurre l’indebitamento netto al di sotto della soglia del 3 per cento del PIL. La correzione risulta inoltre coerente con il principio previsto dall’attuale braccio preventivo del PSC (articolo 5 del Regolamento CE n. 1466 del 1997) secondo cui è richiesto un aggiustamento superiore alla correzione di riferimento (0,5 punti percentuali del PIL) agli Stati membri che non hanno conseguito l’OMT e che hanno un debito pubblico superiore al 60 per cento del PIL.

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27 Council recommendation on the 2023 National Reform Programme of Italy and delivering a Council opinion on the 2023 Stability Programme of Italy COM(2023) 612 final pdf (europa.eu).
28 Come chiarito nelle Raccomandazioni, i costi connessi al sostegno diretto per far fronte all’emergenza causata dalle alluvioni che hanno colpito la Regione Emilia-Romagna nel maggio 2023 saranno contabilizzati come misure una tantum e temporanee.
29 Secondo le Raccomandazioni del 2022 per il 2023, la Commissione proponeva di effettuare il consolidamento limitando la crescita della spesa corrente finanziata a livello nazionale al di sotto della crescita del prodotto potenziale nominale (https://commission.europa.eu/system/files/2022-05/2022-european-semester-csr-italy_en.pdf). La costruzione dell’aggregato di spesa rilevante presuppone/va la quantificazione delle misure di spesa (e di minori entrate) legate al Covid-19 e agli interventi introdotti per fronteggiare la crisi energetica, di carattere temporaneo e di natura emergenziale, che sono scorporate dalla spesa.
30 Nel benchmark di spesa del PSC si escludono dall’aggregato di spesa gli investimenti pubblici dell’anno T che si scostano dalla media osservata su un periodo di quattro anni, incluso l’anno base (cd. smoothing). Ne consegue che nel nuovo indicatore vengono considerati tutti gli investimenti finanziati con risorse nazionali, con la sola eccezione della parte finanziata dalle sovvenzioni del RRF e dai contributi degli altri fondi EU.

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Nelle Raccomandazioni, la Commissione ha continuato a porre enfasi sugli investimenti pubblici, in particolare quelli che favoriscono la transizione verde e digitale. Coerentemente, invita a salvaguardare questo tipo di spesa finanziata con risorse nazionali e ad assicurare il pieno utilizzo delle sovvenzioni erogate dal Dispositivo per la ripresa e la resilienza e di altri fondi dell’Unione in particolare per le transizioni verde e digitale.
Tale orientamento è stato confermato dall’Eurogruppo nel summit estivo dello scorso 13 luglio. I leader hanno riaffermato che la politica di bilancio dell’area euro per il 2024 deve perseguire un risanamento di bilancio deciso, graduale e realistico che includa riforme strutturali, ma che punti, anche, ad aumentare gli investimenti attraverso fonti private e pubbliche, nonché attraverso il sostegno del Dispositivo per la ripresa e la resilienza e gli altri strumenti dell'UE.

Nelle Raccomandazioni, la Commissione conferma gli orientamenti passati riguardanti gli interventi di sostegno a famiglie e imprese contro il caro energia: se ne suggerisce l’interruzione, il prima possibile e comunque entro il 2024 per destinare i relativi risparmi alla riduzione del deficit. Secondo le stime della Commissione, la sospensione degli interventi contro il caro energia determinerebbe una crescita della spesa primaria netta del nostro Paese inferiore a quella raccomandata per il 2024.
La Commissione indica, inoltre, che se dovessero emergere nuove pressioni sui prezzi dell’energia, eventuali misure di sostegno, mirate a proteggere le famiglie e le imprese più vulnerabili, dovrebbero essere sostenibili a livello fiscale e non compromettere gli incentivi per il risparmio energetico.
Per gli anni successivi al 2024, la Commissione ha raccomandato a tutti gli Stati membri dell’Unione di continuare a perseguire una strategia di bilancio di risanamento graduale e sostenibile che, insieme ad investimenti e riforme che favoriscano una maggiore produttività e crescita sostenibile, assicuri una posizione fiscale prudente nel medio termine.
In linea con gli adempimenti previsti nell’ambito del Semestre europeo, entro il 15 ottobre i Paesi dell’area dell’euro dovranno inviare alla Commissione e all’Eurogruppo i Documenti Programmatici di Bilancio per il 2024, con i quali aggiorneranno le previsioni e gli obiettivi macroeconomici e di finanza pubblica indicati nei Programmi di Stabilità e forniranno i dettagli delle misure delle prossime manovre di bilancio, inclusa una loro puntuale quantificazione.
La valutazione del Documento Programmatico di Bilancio da parte della Commissione sarà effettuata con riferimento all’indicatore di spesa primaria netta e alle raccomandazioni sopra illustrate, considerando le previsioni che saranno pubblicate a inizio novembre nell’Autumn Forecast della Commissione.

La Commissione, a conclusione della sua analisi sui disavanzi eccessivi riscontrati negli Stati membri del pacchetto di primavera31, ha ribadito che la possibilità di avvio della procedura per deficit eccessivi è rimandata alla primavera del 2024. In quella occasione, la Commissione valuterà l’opportunità di proporre l’apertura di procedure esclusivamente per disavanzi eccessivi realizzati nel 2023 (escludendo quindi

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31 Communication from the Commission to the Council: 2022 European Semester - Spring Package, Brussels, 24.5.2023, COM(2023) 600 final (https://commission.europa.eu/system/files/2023-05/COM_2023_600_1_EN.pdf).

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procedure per debiti eccessivi), sulla base dei dati finali di consuntivo sull’indebitamento netto.

FOCUS	Il processo di riforma della governance economica europea

Il pacchetto legislativo presentato dalla Commissione
Il 26 aprile 2023 la Commissione ha presentato il pacchetto legislativo che mira a riformare il quadro di governance economica dell'Unione europea con particolare riferimento al Patto di Stabilità e Crescita (PSC). Il pacchetto è composto da tre testi legislativi:

1.   la proposta di regolamento sul coordinamento effettivo delle politiche economiche e sulla sorveglianza multilaterale di bilancio, che sostituisce l’attuale Regolamento del Consiglio n. 1466 del 1997 (cd. braccio preventivo del PSC);

2.   la proposta di modifica del Regolamento del Consiglio n. 1467 del 1997 (cd. braccio correttivo del PSC), per l'accelerazione e il chiarimento dell'attuazione della procedura per i disavanzi eccessivi;

3. la proposta di modifica della Direttiva 2011/85/UE del Consiglio, relativa ai requisiti per i quadri di bilancio degli Stati membri.

La revisione intende introdurre un diverso approccio al quadro di governance economica dell'UE incentrato sulla sostenibilità del debito pubblico nel medio periodo, ponendo maggiore attenzione alla crescita economica e alle riforme strutturali.

La proposta di riforma del braccio preventivo

Nel braccio preventivo viene introdotto il Piano nazionale strutturale e di bilancio di medio termine, che integra la programmazione di bilancio con una pianificazione di riforme e investimenti in un’ottica quadriennale. Il Piano viene elaborato dallo Stato membro, che esercita la titolarità nella programmazione delle politiche in un costante dialogo con la Commissione. Una volta ricevuto il parere positivo della Commissione, il Piano dovrà essere approvato dal Consiglio. Il percorso di consolidamento di bilancio è differenziato per Paese in base alle specifiche posizioni di bilancio nazionali. Il sentiero di bilancio deve garantire nel medio termine un disavanzo stabilmente al di sotto del 3 per cento del PIL e una traiettoria discendente del rapporto debito/PIL. Il percorso di aggiustamento viene perseguito attraverso una regola della spesa, ossia la previsione di un limite annuale alla crescita della spesa primaria netta che diventa l’indicatore principale per la sorveglianza di bilancio annuale. L’aggiustamento annuale può essere ridotto nel caso di estensione fino a sette anni del periodo di aggiustamento a fronte, però, di un programma di riforme e investimenti che contribuisca a garantire la sostenibilità fiscale e la crescita economica, a rispondere alle raccomandazioni specifiche per il Paese e a perseguire gli obiettivi comuni dell’Unione europea (tra cui la sicurezza e la difesa comune). Per gli Stati membri con un debito pubblico superiore al 60 per cento del PIL e/o un disavanzo superiore al 3 per cento del PIL, la Commissione elabora una traiettoria tecnica per guidarli nell’elaborazione dei loro Piani[32]. A seguito dell’adozione del Piano, il monitoraggio

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32 La traiettoria è definita in modo da assicurare che: i) la dinamica del rapporto debito/PIL nel tempo rimanga o sia posta lungo un percorso decrescente, o che rimanga su livelli prudenti; ii) l’indebitamento sia ricondotto o mantenuto al di sotto della soglia del 3 per cento del PIL; iii) lo sforzo fiscale per il consolidamento nell’arco temporale di riferimento del Piano sia per lo meno proporzionale allo sforzo complessivamente richiesto sull’intero periodo di consolidamento; iv) il rapporto debito pubblico/PIL alla fine dell’orizzonte di programmazione risulti inferiore rispetto al momento di avvio del piano; v) il tasso di crescita della spesa primaria rimanga al di sotto, in media, di quello della crescita del PIL di medio periodo durante l’orizzonte temporale del Piano. Infine, per i Paesi con deficit superiore al 3 per cento del PIL il percorso della spesa primaria netta deve essere coerente con il benchmark di aggiustamento annuo minimo pari ad almeno lo 0,5 per cento del PIL. La metodologia di riferimento per l’analisi sulla sostenibilità del debito è quella elaborata dalla Commissione e descritta nel Debt Sustainability Monitor 2022.

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annuale sulla sua attuazione verrà effettuato sulla base di rapporti annuali presentati da ciascuno Stato membro. Il Piano può essere rivisto in caso di cambio di governo o circostanze oggettive che ne impediscano l’attuazione. Un conto nozionale registrerà gli sforamenti annuali in positivo e negativo rispetto al sentiero concordato. La proposta della Commissione prevede due clausole di salvaguardia, attivabili dal Consiglio su raccomandazione della Commissione, che permettono di deviare dal percorso di spesa: una generale, in caso di grave recessione economica nell’area euro o nell’Unione nel suo complesso, e una nazionale, qualora eventi al di fuori del controllo dello Stato abbiano impatti sostanziali sulle finanze del Paese interessato.

La proposta di riforma del braccio correttivo
La proposta della Commissione non modifica gli attuali parametri di riferimento relativi al deficit (il cui valore è pari al 3 per cento del PIL) e debito pubblico (il cui valore è pari al 60 per cento del PIL) previsti dal Trattato sul Funzionamento dell’UE (TFUE). Cambia la procedura per disavanzi eccessivi in caso di debito eccessivo, mentre viene confermato l’assetto dell’attuale procedura in caso di violazione del criterio del deficit. In particolare, l’apertura della procedura per debito verrà determinata da deviazioni rispetto al percorso di spesa definito nel Piano. Nella proposta legislativa della Commissione, il rischio di sostenibilità del debito diventa un fattore rilevante ‘chiave’ tra quelli di cui la Commissione tiene conto nel preparare la relazione ai sensi dell’art. 126 (3) TFUE[33]. Aperta la procedura, il Consiglio raccomanda un percorso di spesa correttivo[34]. L’ammontare delle sanzioni applicabili agli Stati dell’Area euro, in base alla proposta, verrebbe ridotto e la loro applicazione resa più automatica.

La proposta di modifica della Direttiva sui quadri di bilancio di medio periodo

La proposta di riforma della Direttiva 2011/85/UE rafforza l’orientamento a medio termine della pianificazione di bilancio. La proposta della Commissione rafforza il ruolo delle Istituzioni Fiscali Indipendenti, da un lato, introducendo dei requisiti minimi per il loro operato al fine di accrescerne l’omogeneità tra i diversi Stati e, dall’altro, assegnando loro nuovi compiti.

Il processo di approvazione

La presenza di differenti basi giuridiche comporta processi di approvazione distinti. La base giuridica della proposta di testo legislativo che sostituisce l’attuale Regolamento n. 1466/97 è l’art. 121.6 TFUE. Per la sua adozione verrà seguita la procedura legislativa ordinaria di co-decisione, con il coinvolgimento in egual misura di Parlamento europeo e Consiglio: sarà necessario il raggiungimento della maggioranza qualificata in Consiglio e della maggioranza semplice nel Parlamento europeo. Per la modifica del Regolamento n. 1467 del 1997 e della Direttiva 2011/85/UE dovrà essere utilizzata, invece, la procedura legislativa speciale, con un ruolo solo consultivo del Parlamento europeo. Rispetto al Consiglio, mentre la proposta di modifica del Regolamento n. 1467 del 1997 - che ha come base giuridica il secondo paragrafo dell’articolo 126.14 TFUE - dovrà ottenere l'unanimità, per la proposta di emendamento alla direttiva - avente come base giuridica il terzo paragrafo dell’articolo 126.14 TFUE - sarà sufficiente la maggioranza qualificata.

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33 Se uno Stato membro viene giudicato correre sostanziali rischi di sostenibilità del debito pubblico in base alla più recente valutazione della Commissione, ciò sarà considerato un fattore che porta generalmente all'apertura di una EDP.
34 Il percorso correttivo deve riportare o mantenere il livello di deficit nominale al di sotto del valore del 3 per cento, oltre a garantire che il debito sia posto lungo una traiettoria decrescente o verso livelli prudenti. Negli anni in cui il deficit rimane al di sopra del valore soglia, deve essere garantito un aggiustamento annuo pari almeno allo 0,5 per cento del PIL. Lo sforzo medio annuo di aggiustamento nei primi 3 anni deve essere almeno pari all’aggiustamento medio annuo sull’intero periodo di aggiustamento (clausola di anti-backloading).

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L’obiettivo è di raggiungere sia l’accordo in Consiglio sia con il Parlamento entro la fine del 2023, sotto la Presidenza spagnola dell’Unione europea.

La posizione dell’Italia

L’Italia ha sottolineato la necessità di garantire un buon equilibrio tra sostenibilità delle finanze pubbliche da un lato e sostegno alla crescita dall’altro. Una delle priorità italiane è il supporto agli investimenti e alle spese inerenti alle priorità europee, come quelle relative alle transizioni verdi e digitali, alla difesa e per le spese (finanziate da prestiti) incluse nei Piani di ripresa e resilienza. L’Italia sostiene l’importanza di mantenere una forte titolarità nazionale sul processo di programmazione sin dalle sue prime fasi. Inoltre, si è detta contraria a qualsiasi automatismo nell’apertura della procedura per deficit eccessivi.

Riprogrammazione degli obiettivi
La manovra di bilancio per il triennio 2024-2026 continuerà ad essere orientata al principio di prudenza, cercando il giusto equilibrio tra l’esigenza di fornire il sostegno necessario all’economia nell’immediato attraverso misure mirate, e l’obiettivo di assicurare sia il rientro del deficit al di sotto della soglia del 3 per cento del PIL sia un percorso di riduzione graduale e duraturo del rapporto de-bito/PIL.
In considerazione dell’elevata incertezza del quadro economico, il Governo ha deciso di richiedere, con la Relazione che accompagna il presente Documento, l’au-torizzazione del Parlamento a fissare un nuovo sentiero programmatico per l’inde-bitamento netto della PA. I nuovi obiettivi programmatici di deficit in rapporto al PIL sono posti al 5,3 per cento nel 2023, 4,3 per cento nel 2024, 3,6 nel 2025 e 2,9 per cento nel 2026.
La politica economica impostata dal Governo sin dal suo insediamento è coe-rente con gli orientamenti espressi dalla Commissione europea, rivolti in primo luogo alla necessità di continuare ad attenuare in modo temporaneo e mirato gli impatti sulle famiglie e le attività economiche dell’aumento dei prezzi dei beni energetici. Nell’attuale fase di progressiva discesa e stabilizzazione dei prezzi dei beni energetici, iniziata dalla fine del 2022, le misure di sostegno saranno gradual-mente ritirate entro il 2024, mantenendo una politica fiscale prudente, anche alla luce della disattivazione della clausola di salvaguardia generale del Patto di Stabi-lità e Crescita prevista per la fine dell’anno in corso.
I margini di bilancio rispetto alla previsione dello scenario tendenziale, oggetto della autorizzazione del Parlamento35, sono destinati a finanziare le misure di fi-nanza pubblica che saranno dettagliate nel prossimo Documento Programmatico di Bilancio e attuate con la manovra di finanza pubblica per il triennio 2024-2026.
Proseguendo lungo le linee programmatiche definite nel DEF di aprile, il Go-verno continuerà a sostenere la domanda privata e a contrastare il calo del potere di acquisto delle retribuzioni determinato dall’inflazione, attraverso interventi mi-rati. Gran parte delle risorse aggiuntive del 2024 saranno utilizzate per la riduzione del cuneo fiscale attraverso il taglio dei contributi dei lavoratori dipendenti attuato

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35 La richiesta di autorizzazione a ricorrere a maggior indebitamento è effettuata rispetto agli obiettivi di deficit fissati dal DEF di aprile al 4,5 per cento nel 2023, 3,7 per cento nel 2024, 3,0 per cento nel 2025 e 2,5 per cento nel 2026.

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in due tappe nel 2023. Ulteriori stanziamenti saranno inoltre destinati all’avvio della riforma del sistema fiscale, con particolare attenzione alle famiglie più nume-rose. Tali misure mirano a ridurre la pressione fiscale, aumentare il reddito dispo-nibile e sostenere i consumi.
La riduzione del cuneo fiscale può altresì conferire ulteriore impulso al mercato del lavoro, al fine di preservare e consolidare i progressi conseguiti negli ultimi anni. Inoltre, il sostegno ai redditi dei lavoratori può contribuire a limitare pressioni sui salari e i conseguenti effetti sui prezzi, mitigando le aspettative inflazionistiche sia degli operatori economici che dei mercati finanziari.
Tra le altre misure che il Governo proporrà nella legge di bilancio 2024, ven-gono segnalati stanziamenti per il triennio 2024-2026 destinati al personale del si-stema sanitario e per incentivare gli investimenti nel Mezzogiorno.
Infine, saranno destinate risorse per le cosiddette politiche invariate, quali quelle relative ai rinnovi contrattuali della pubblica amministrazione oltre ad altre spese necessarie per preservare la continuità dei servizi pubblici.
La riduzione del cuneo fiscale contribuirà a sospingere la crescita del PIL pre-valentemente tramite l’impulso fornito ai consumi. Come anticipato nel DEF, si get-tano le fondamenta dell’ambizioso programma di medio-lungo termine del Governo, che include, in particolare, la riforma complessiva del sistema fiscale, nella quale particolare attenzione sarà data alla modifica del regime fiscale delle famiglie.
Il finanziamento degli interventi di politica di bilancio, e delle cosiddette poli-tiche invariate, che non sono incluse nelle proiezioni di finanza pubblica a legisla-zione vigente36, avverrà anche individuando le opportune coperture all’interno del bilancio pubblico, al fine di preservare la sostenibilità delle finanze pubbliche.
Le attività di contrasto all’evasione saranno volte a migliorare la tax com-pliance dei contribuenti e a rafforzare i controlli mirati, indirizzandoli verso i sog-getti più a rischio. Per perseguire questi obiettivi, sarà potenziata l’interoperabi-lità, la piena utilizzazione delle banche dati e la capacità operativa dell’ammini-strazione finanziaria anche attraverso investimenti negli strumenti di data analysis e in tecniche di machine learning.
Inoltre, le amministrazioni centrali dello Stato concorreranno al finanziamento degli interventi che il Governo si appresta a introdurre con la legge di bilancio, continuando il percorso già avviato dallo scorso anno, di una rinnovata attività di valutazione e revisione della spesa37. Le predette amministrazioni assicureranno, con un’attività di revisione della spesa, il proprio concorso alla prossima manovra di finanza pubblica.
In sintesi, dunque, i saldi di bilancio saranno ricondotti ai valori programmatici tramite misure di controllo della spesa, revisione dei sussidi e riduzione del tax-gap.

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36 Le stesse riguardano spese ricorrenti ma non finanziate dalla legislazione in essere e che di norma vengono finanziate di anno in anno con la legge di bilancio in considerazione di impegni internazionali, di natura contrattuale o relative ad altre occorrenze.
37 Tali attività sono svolte nell’ambito della procedura prevista dall’articolo 22-bis della legge n. 196 del 2009 e del suo profilo di riforma abilitante del PNRR (riforma 1.13).

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Anche grazie all’attivazione da parte del Governo di questa nuova fase di revi-sione della spesa pubblica e alle ulteriori misure di riduzione della stessa che sa-ranno previste nella prossima manovra, le previsioni indicano il sostanziale rispetto delle raccomandazioni fiscali ricevute per il 2024.
Nonostante il rallentamento della crescita economica e il peggioramento delle prospettive di bilancio, la sostenibilità della finanza pubblica rimane solida nel me-dio termine. Come già chiarito, nel 2026 l’indebitamento netto sarà ricondotto en-tro il limite del 3 per cento previsto dal Patto di Stabilità e Crescita. Tale soglia resta il parametro di riferimento per l’apertura di una procedura per deficit ecces-sivi a livello europeo, anche nell’ambito della prevista revisione delle regole fiscali.
Coerentemente con questo obiettivo, la politica di bilancio diventerà lieve-mente restrittiva nel 2026 rispetto allo scenario tendenziale, con il conseguimento di un miglioramento più sostanzioso del saldo primario in tale anno.

TAVOLA III.4: QUADRO PROGRAMMATICO SINTETICO DI FINANZA PUBBLICA (in percentuale del PIL)
		2022	2023	2024	2025	2026
INDEBITAMENTO NETTO	(Nota agg. DEF)	-8,0	-5,3	-4,3	-3,6	-2,9
	(DEF)	-8,0	-4,5	-3,7	-3,0	-2,5
INTERESSI PASSIVI	(Nota agg. DEF)	4,3	3,8	4,2	4,3	4,6
	(DEF)	4,4	3,7	4,1	4,2	4,5
SALDO PRIMARIO	(Nota agg. DEF)	-3,8	-1,5	-0,2	0,7	1,6
	(DEF)	-3,6	-0,8	0,3	1,2	2,0
INDEBITAMENTO NETTO STRUTTURALE (1)	(Nota agg. DEF)	-8,7	-5,9	-4,8	-4,3	-3,5
	(DEF)	-8,5	-4,9	-4,1	-3,7	-3,2
DEBITO (lordo sostegni) (2)	(Nota agg. DEF)	141,7	140,2	140,1	139,9	139,6
	(DEF)	144,4	142,1	141,4	140,9	140,4
DEBITO (netto sostegni) (2)	(Nota agg. DEF)	138,8	137,4	137,5	137,4	137,2
	(DEF)	141,5	139,3	138,7	138,3	138,0
SALDO SETTORE PUBBLICO	(Nota agg. DEF)	-3,3	-5,6	-6,4	-5,6	-4,4
	(DEF)	-3,3	-5,6	-5,1	-4,4	-4,0
SALDO SETTORE STATALE	(Nota agg. DEF)	-3,4	-5,6	-6,3	-5,6	-4,5

1) Al netto delle misure una tantum e della componente ciclica.
2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali quote è stato pari a circa 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM.

Risultati e obiettivi in termini di saldo strutturale e di regola di spesa
Il saldo di bilancio e le altre variabili di finanza pubblica del quadro programmatico sono conformi alle indicazioni pervenute dalla Commissione europea e ricordate nella parte inziale del presente paragrafo.
Si rileva innanzitutto l’impegno a riportare il deficit su un sentiero di riduzione verso la soglia del 3 per cento entro il 2026. Si osserva inoltre un notevole miglioramento del saldo di bilancio strutturale nel 2023 rispetto al 2022, pari a 2,9 punti percentuali. Al miglioramento concorre il venire meno delle spese di natura emergenziale (che nel 2022 erano ancora legate anche alle spese Covid, oltre che al contrasto della crisi energetica) e la riduzione della spesa per bonus edilizi (registrata fra le uscite in conto capitale a partire dal DEF 2023)38.

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38 La riclassificazione del superbonus e del bonus facciate effettuata da Istat in occasione della diffusione delle stime di preconsuntivo in marzo aveva determinato, a parità di altre condizioni, un peggioramento del deficit 2020, 2021 e 2022, un impatto sostanzialmente neutrale nel 2023 e un miglioramento del deficit nel 2024 e negli

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La tendenza al miglioramento dei saldi strutturali è confermata anche negli anni seguenti. La variazione del 2024 è rilevante e pari all’1,1 per cento di PIL (0,9 per cento secondo il DEF). Si osserva, che l’ammontare delle misure legate all’emergenza energetica passa ad un livello sostanzialmente nullo nel 202439, contribuendo in modo rilevante alla variazione positiva del saldo.
Nel 2025 e 2026 prosegue il consolidamento dei saldi di finanza pubblica. Il miglioramento in termini di saldo strutturale è inferiore rispetto agli anni precedenti, ma comunque sostanziale e pari, rispettivamente, a 0,5 e 0,7 punti percentuali40.
Il miglioramento in termini di saldo primario strutturale sarebbe più ampio di quello del saldo strutturale a partire dal prossimo anno, e pari a 1,5 per cento nel 2024, 0,6 per cento nel 2025 e 1,0 punti percentuali nel 2026. Ciò è legato all’incremento della spesa per interessi nel prossimo triennio.
Come osservato nel paragrafo precedente, in cui è illustrata la proposta di riforma delle regole di bilancio, la spesa primaria è l’aggregato del bilancio pubblico maggiormente sotto il controllo dei governi ed è su tale aggregato che si concentrerà la sorveglianza di bilancio dei prossimi anni.
In particolare, la Commissione europea ha raccomandato al nostro Paese di rispettare un tetto massimo di crescita della spesa primaria netta pari all’1,3 per cento per il 2024.
Coerentemente con la richiesta della Commissione europea, nello scenario programmatico la spesa primaria netta si colloca ampiamente al di sotto dell’obiettivo prefissato per il 202441. Anche il tasso di crescita della spesa corrente primaria netta è previsto mantenersi al di sotto del benchmark calcolato sulla base della media decennale del tasso di crescita del PIL potenziale espressa in termini nominali, che indica un tasso di crescita massimo intorno al 5 per cento e al 3,6 per cento rispettivamente nel 2023 e 202442.
Inoltre, considerando le metriche adottate negli ultimi anni per valutare la fiscal stance relativa alla spesa primaria corrente finanziata da risorse nazionali, emerge una tendenza alla moderazione di questa categoria di spesa, così come richiesto dalla Commissione, segnalata da un valore positivo dell’indice in oggetto43.

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anni seguenti (miglioramento dovuto ad un aumento delle entrate delle amministrazioni pubbliche in conto competenza). L’aggiornamento dei costi connessi a questi bonus edilizi comporta un’ulteriore revisione al rialzo del deficit nel 2022 (compensata tuttavia dalla revisione del livello del PIL nominale), mentre la revisione al rialzo relativa al solo superbonus implica un aggravio di spesa nel 2023. Inoltre, la riclassificazione dei crediti d’imposta connessi al superbonus, da crediti pagabili a non pagabili, implica la ripartizione dell’importo precedentemente imputato al 2024 e al 2025 su quattro anni a partire dal 2025. Si rimanda al riquadro ‘Superbonus 110: revisione dell’impatto sulle finanze pubbliche’ per tutti i relativi approfondimenti.
39 Il prossimo anno, infatti, l’impatto delle misure per il caro energia, quantificato in circa 0,4 miliardi (0,02 per cento del PIL), è riconducibile principalmente agli effetti indiretti dei tagli delle accise sui carburanti nel 2022.
40 L’aggiornamento delle stime del saldo strutturale e delle variazioni strutturali annue tiene conto, tra l’altro, di un diverso profilo dell’output gap, che mostra ora una lieve riduzione nel biennio 2023-2024, seguita da un ampliamento nel 2025 e una nuova leggera riduzione nel 2026 (le stime del DEF ne indicavano un progressivo ampliamento fino al 2025 e una sostanziale stabilità nel 2026). Conseguentemente, la componente ciclica del saldo di bilancio rimarrebbe stabile ad un livello pari a 0,4 punti percentuali del PIL negli anni 2023-2024, mentre salirebbe a 0,6 punti percentuali negli anni 2025 e 2026.
41 Tasso di crescita annuale della spesa finanziata a livello nazionale al netto di misure discrezionali sul lato delle entrate, delle spese per interessi, delle spese relative ai programmi dell'Unione e della componente ciclica della spesa per le indennità di disoccupazione. L’indicatore esclude l’impatto delle misure emergenziali temporanee, tra cui le spese legate all’emergenza Covid-19 e la quota di misure targeted per la crisi energetica.
42 A tal proposito, è bene notare che a fronte dell’aggiornamento sia dei dati di consuntivo da parte dell’Istat del 22 settembre sia delle ipotesi di crescita del PIL per il 2023 e il 2024, inferiori rispetto al DEF, il profilo di crescita del prodotto potenziale rimane sostanzialmente invariato nell’orizzonte di previsione rispetto al DEF.
43 L’indice tiene conto dei criteri adottati dalla Commissione in termini di misure energetiche targeted, e non considera la maggiore spesa dovuta alla riclassificazione contabile dei crediti fiscali legati ad alcuni bonus edilizi.

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TAVOLA III.5: LA FINANZA PUBBLICA CORRETTA PER IL CICLO (in percentuale del PIL)
	2020	2021	2022	2023	2024	2025	2026
1. Tasso di crescita del PIL a prezzi costanti	-9,0	8,3	3,7	0,8	1,2	1,4	1,0
2. Indebitamento netto	-9,6	-8,8	-8,0	-5,3	-4,3	-3,6	-2,9
3. Interessi passivi	3,4	3,5	4,3	3,8	4,2	4,3	4,6
4. Misure una tantum (2)	0,1	0,4	0,3	0,2	0,0	0,0	0,0
di cui: Misure di entrata	0,2	0,4	0,3	0,2	0,0	0,1	0,0
Misure di spesa	-0,1	0,0	0,0	0,0	0,0	0,0	0,0
5. Tasso di crescita del PIL potenziale	0,1	0,3	1,1	0,9	1,1	1,1	1,0
Contributi dei fattori alla crescita potenziale:
Lavoro	-0,1	-0,1	0,6	0,4	0,5	0,5	0,4
Capitale	-0,1	0,2	0,4	0,4	0,4	0,4	0,4
Produttività Totale dei Fattori	0,3	0,3	0,2	0,2	0,2	0,2	0,2
6. Output gap	-9,0	-1,8	0,8	0,7	0,7	1,1	1,0
7. Componente ciclica del saldo di bilancio	-4,9	-1,0	0,4	0,4	0,4	0,6	0,6
8. Saldo di bilancio corretto per il ciclo	-4,7	-7,8	-8,5	-5,7	-4,7	-4,2	-3,5
9. Saldo primario corretto per il ciclo	-1,3	-4,3	-4,2	-1,9	-0,6	0,1	1,1
10. Saldo di bilancio strutturale (3)	-4,8	-8,2	-8,7	-5,9	-4,8	-4,3	-3,5
11. Saldo primario strutturale (3)	-1,3	-4,7	-4,5	-2,1	-0,6	0,0	1,0
12. Variazione saldo di bilancio strutturale	-3,2	-3,5	-0,5	2,9	1,1	0,5	0,7
13. Variazione saldo primario strutturale	-3,1	-3,4	0,3	2,4	1,5	0,6	1,0
(1) Gli arrotondamenti alla prima cifra decimale possono determinare incongruenze tra i valori presentati in tabella
(2) Il segno positivo indica misure una tantum a riduzione del deficit.
(3) Corretto per il ciclo al netto delle misure una tantum e altre misure temporanee.

La Tavola III.6 riporta le informazioni relative alla compliance della tradizionale regola della spesa prevista dal braccio preventivo del Patto di Stabilità e Crescita (cd. benchmark di spesa) lungo gli anni di programmazione44.
Concludendo, nel suo insieme il piano di finanza pubblica aggiornato in questo Documento rispetta le indicazioni fornite dalla Commissione per il 2024. Le proiezioni relative agli ultimi due anni di previsione proseguono nell’aggiustamento in termini di saldo strutturale disegnando miglioramenti in linea con il braccio preventivo del Patto di Stabilità e Crescita.
Il Governo presidierà con grande attenzione la spesa pubblica preservando i miglioramenti dei saldi di bilancio delineati in questo Documento programmatico. Il Governo continuerà, inoltre, a dare impulso agli investimenti pubblici, in linea con le raccomandazioni della Commissione europea.
Ricordando che le variazioni in termini di saldo primario strutturale sono congrue e raccolgono lo spirito della riforma proposta dalla Commissione si rimanda anche al paragrafo dedicato alle proiezioni del rapporto debito/PIL negli scenari di medio periodo.

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44 L'aggregato utilizzato per la regola della spesa tradizionale è molto simile a quello alla base della sorveglianza di bilancio per il 2024, differisce sostanzialmente per un diverso trattamento degli investimenti pubblici (cfr. il Focus ‘Il processo di riforma della governance economica europea’). Anche l’indicatore utilizzato per il calcolo della fiscal stance degli ultimi anni si distingue dalla regola di spesa tradizionale del PSC per il mancato impiego di una media mobile a quattro anni per il calcolo degli investimenti pubblici.

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TAVOLA III.6: DEVIAZIONI SIGNIFICATIVE
Convergenza del saldo strutturale verso l'MTO	2020	2021	2022	2023	2024	2025	2026
Indebitamento netto	-9,6	-8,8	-8,0	-5,3	-4,3	-3,6	-2,9
Obiettivo di Medio Termine (MTO) (1)	0,5	0,5	0,5	0,3	0,3	0,3	0,3
Saldo Strutturale	-4,8	-8,2	-8,7	-5,9	-4,8	-4,3	-3,5
Variazione annuale del saldo strutturale	-2,9	-1,2	-0,5	2,9	1,1	0,5	0,7
Variazione richiesta del saldo strutturale (2)	-0,2	0,5	0,6	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione annuale richiesta (<0,5 pp)	-2,7	-1,7	-1,1	2,3	0,5	-0,1	0,1
Variazione media del saldo strutturale (su due anni)	-1,3	-2,0	-0,8	1,2	2,0	0,8	0,6
Variazione media richiesta	0,1	0,2	0,6	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione media richiesta (<0,25 pp)	-1,4	-2,2	-1,4	0,6	1,4	0,2	0,0

Regola di spesa	2020	2021	2022	2023	2024	2025	2026
Tasso di crescita dell’aggregato di spesa di riferimento (%)	9,9	9,3	7,0	-1,2	-1,5	2,8	1,2
Benchmark modulato sulle condizioni cicliche prevalenti (3) (%)	1,3	1,8	1,8	5,1	2,4	1,7	1,8
Deviazione dell'aggregato di spesa dalla variazione annuale richiesta (<0,5 p.p.)	-4,1	-2,3	-2,5	3,1	1,8	-0,5	0,2
Deviazione dell'aggregato di spesa dalla variazione media richiesta su 2 anni (<0,25 p.p.)	-2,2	-3,2	-2,4	0,3	2,5	0,7	-0,1
(1) Nelle more della revisione della governance economica europea, la Commissione ha provveduto all’aggiornamento triennale dell’OMT sulla base dei dati aggiornati delle Autumn Forecast 2021 e dell’Ageing Report 2021.
(2) Per il periodo 2020 - 2023 si considera l'attivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita. Inoltre, per il 2020 si usufruisce della flessibilità concessa a causa degli interventi eccezionali di salvaguardia e messa in sicurezza del territorio.
(3) Il benchmark tiene conto della relativa variazione richiesta del saldo strutturale.

TAVOLA III.7: MISURE UNA TANTUM A LEGISLAZIONE VIGENTE (in milioni)
	CONSUNTIVO		PREVISIONI
	2021	2022	2023	2024	2025	2026
Totale misure una tantum	7.722	5.574	3.659	559	910	1.028
in % del PIL	0,4	0,3	0,2	0,0	0,0	0,0
- a) Entrate	7.351	6.145	4.296	775	1.223	512
in % del PIL	0,4	0,3	0,2	0,0	0,1	0,0
- Imposte sostitutive varie	5.638	4.454	4.450	752	348	0,0
- Allineamento valori di bilancio ai principi IAS	572	438	237	235	235	235
- Emersione capitali all'estero (voluntary disclosure)	1	1	0	0	0	0
- Rottamazione cartelle (1)	1.140	1.252	781	42	480	-31
- Affrancamento utili da paesi a fiscalità privilegiata	0	0	80	0	0	0
- Tregua fiscale	0	0	-1.252	-254	159	308

- b) Spese	-940	-2.074	-1.518	-1.090	-1.182	-361
in % del PIL	-0,1	-0,1	-0,1	-0,1	-0,1	0,0
- Interventi per calamità naturali	-940	-385	-1.518	-1.090	-1.182	-361
- Riclassificazione operazione MPS	0	-1.689	0	0	0	0

- c) Dismissioni immobiliari	1.311	1.503	882	874	869	877
in % del PIL	0,1	0,1	0,0	0,0	0,0	0,0
Ripartizione per sottosettori
- Amministrazioni Centrali	6.561	4.195	2.811	-281	75	185
- Amministrazioni Locali	754	389	623	630	637	645
- Enti di Previdenza	407	990	225	210	198	198
1) Comprende le misure del D.L. n. 193/2016, D.L. n. 148/2017, D.L. n. 119/2018 e D.L. n. 124/2019. Nota: Il segno positivo indica misure una tantum a riduzione dell’indebitamento netto nominale.

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III.3	EVOLUZIONE DEL RAPPORTO DEBITO/PIL
Le stime più recenti di Banca d’Italia e Istat45 danno luogo a una riduzione del rapporto debito/PIL degli ultimi due anni. Infatti, a seguito della revisione al rialzo del PIL nominale di circa 2 punti percentuali a partire dal 2021 e delle lievi revisioni dei livelli dello stock di debito pubblico a partire dal 2019, il rapporto debito/PIL è ora stimato al 147,1 per cento nel 2021 e al 141,7 per cento nel 2022. Questi dati certificano l’eccezionale riduzione del rapporto nei due anni successivi al 2020, l’anno del picco al 154,9 per cento per via della pandemia, pari a oltre 13 punti percentuali.
Come già illustrato nel DEF di aprile, la riduzione del rapporto nel 2022 è riconducibile, da un lato, alla crescita moderata dello stock di debito per effetto di un buon andamento dei saldi di cassa, dall’altro alla crescita del PIL nominale, sostenuta anche dall’effetto dell’inflazione. D’altra parte, l’incremento senza precedenti dei tassi di interesse di mercato avvenuto nel 2022 ha dato luogo ad una lievitazione del costo medio del debito tutto sommato contenuta, se si considerano anche le pressioni inflazionistiche ed il loro impatto diretto sull’onere del debito attraverso i titoli indicizzati al carovita. Questo è potuto accadere grazie alla durata media elevata del debito complessivo delle PA, pari a circa 7,8 anni46, che ha consentito di limitare gli effetti dei più alti tassi di interesse sulla spesa per interessi complessiva.
Di conseguenza, la componente snow-ball, che quantifica l’impatto automatico della differenza tra l’onere medio del debito e la crescita nominale del PIL sulla dinamica del rapporto debito/PIL, si è mantenuta fortemente negativa, contribuendo alla riduzione del rapporto nel 2022 per circa 5,1 punti percentuali. Quest’ultima ha più che compensato la spinta del deficit primario, pari al 3,8 per cento.
In linea con il piano delineato in aprile, nello scenario programmatico di questo Documento il rapporto debito/PIL è previsto in ulteriore riduzione nell’anno corrente, raggiungendo il 140,2 per cento.
Nel prossimo triennio diversi fattori incideranno sulla velocità di discesa del rapporto debito/PIL. Le prolungate incertezze nel contesto internazionale influiranno negativamente sulla crescita economica che vedrà un rallentamento; il tasso di inflazione, in discesa, attenuerà la spinta al PIL nominale, sebbene andrà anche a ridurre la componente di spesa per interesse legata ai titoli indicizzati all’inflazione; infine una quota crescente dei titoli di debito recepirà i maggiori tassi di rendimento derivanti dall’aumento dei tassi di riferimento deciso dalla Banca centrale europea, spingendo al rialzo la spesa per interessi complessiva.
All’aumento dello stock di debito contribuirà anche il flusso di crediti di imposta relativi agli incentivi per bonus edilizi utilizzati in compensazione che rilevano, ai fini della contabilizzazione del debito pubblico, in base al profilo di cassa della loro effettiva fruizione. La componente relativa all’aggiustamento stock-flussi cattura l'impatto derivante da tali flussi, all’interno della voce relativa al disallineamento tra competenza e cassa.

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45 Banca d’Italia ‘Bollettino statistico Finanza pubblica, fabbisogno e debito’ del 15 settembre 2023 e notifica; Istat, ‘Conti Economici Nazionali’, 22 settembre 2023.
46 Per contro, la durata media dello stock dei soli titoli di Stato è 7 anni.

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Pertanto, tale componente dell’ aggiustamento stock-flussi, già particolarmente sfavorevole nel DEF, risulta ulteriormente incrementata per effetto dell’aumento dei costi legati a tali bonus emersi dai dati più recenti sul monitoraggio dei conti pubblici, ed è attesa raggiungere un livello medio annuo di circa 1,1 punti percentuali del PIL nell’orizzonte previsivo 2024-2026, andando a più che compensare il contributo alla riduzione del rapporto debito/PIL derivante dal miglioramento del saldo primario.
Il rapporto debito/PIL programmatico scenderebbe lievemente nel 2024 di 0,1 punti percentuali, grazie all’avvio di un programma di valorizzazione e dismissione di asset pubblici e a un parziale utilizzo delle disponibilità liquide del Tesoro.
Nel 2025, il rafforzamento previsto per l’avanzo primario, insieme alle risorse acquisite mediante lo sviluppo del piano di dismissioni, assicurerà un’ulteriore riduzione del rapporto debito/PIL di 0,2 punti percentuali.
L’intonazione prudente della politica di bilancio nel 2026, la gestione del debito per scadenze ed emissioni, nonché l’attività di dismissione delle partecipate, sebbene ad un ritmo inferiore, contribuiranno a limitare l’impatto dell’aggiustamento stock-flussi, consentendo di continuare il percorso di rientro del rapporto debito/PIL, che nel 2026 dovrebbe attestarsi al 139,6 per cento, un livello inferiore all’obiettivo del 140,4 per cento del DEF.

La stima a consuntivo per il 2022 del rapporto debito/PIL al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell’UEM, bilaterali o attraverso l’EFSF, e del contributo al capitale dell’ESM si colloca al 138,8 per cento, mentre si prevede scendere al 137,2 per cento nel 2026 alla fine dell’orizzonte di previsione.

TAVOLA III.8: DEBITO DELLE AMMINISTRAZIONI PUBBLICHE PER SOTTOSETTORE (milioni e % del PIL) (1)
	2022	2023	2024	2025	2026
Livello al lordo dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.757.547	2.874.475	2.991.842	3.094.252	3.184.470
in % del PIL	141,7	140,2	140,1	139,9	139,6
Amministrazioni centrali (3)	2.683.932	2.801.597	2.919.833	3.023.141	3.114.402
Amministrazioni locali (3)	116.552	115.815	114.946	114.048	113.005
Enti di previdenza e assistenza (3)	101,9	101,9	101,9	101,9	101,9
Livello al netto dei sostegni finanziari Area Euro (2)
amministrazioni pubbliche	2.701.257	2.818.185	2.936.053	3.039.195	3.130.069
in % del PIL	138,8	137,4	137,5	137,4	137,2
Amministrazioni centrali (3)	2.627.642	2.745.307	2.864.043	2.968.084	3.060.001
Amministrazioni locali (3)	116.552	115.815	114.946	114.048	113.005
Enti di previdenza e assistenza (3)	101,9	101,9	101,9	101,9	101,9
(1) Nota: Eventuali imprecisioni derivano da arrotondamenti.
(2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2022 l'ammontare di tali interventi è stato pari a 56,3 miliardi, di cui 42 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito’ del 15 settembre 2023). Le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Si ipotizza una riduzione delle giacenze di liquidità del MEF rispetto al livello molto elevato raggiunto a fine 2022. Inoltre, nello scenario programmatico sono inclusi proventi da dismissioni di partecipazioni e il parziale rimborso anticipato dei prestiti bilaterali da parte della Grecia. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
(3) Al lordo delle passività nei confronti degli altri sottosettori.

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FIGURA III.2: ANDAMENTO DEL RAPPORTO DEBITO/PIL AL LORDO E AL NETTO DEGLI AIUTI EUROPEI

Fonte: Istat e Banca d’Italia. Dal 2023, previsioni dello scenario programmatico.

III.4	IL PERCORSO DI RIDUZIONE DEL DEBITO NELLA NUOVA GOVERNANCE ECONOMICA EUROPEA
La proposta legislativa di riforma delle regole di governance economica proposta dalla Commissione47 sposta l’attenzione sulla sostenibilità di medio periodo del debito, con l’obiettivo di assicurare un percorso di riduzione continuo e plausibile.
Se il negoziato legislativo confermerà l’approccio generale avanzato dalla Commissione, nei prossimi anni gli Stati membri che presentano un rapporto del debito sul PIL superiore al 60 per cento dovranno presentare dei piani nazionali che assicurino la riduzione del rapporto debito/PIL anche nel medio periodo48.
I percorsi di riduzione del debito saranno definiti, tra l’altro, in base al livello di indebitamento netto e debito pubblico di ciascun Paese e quindi mostreranno caratteristiche individuali tali da garantire che, con un aggiustamento di bilancio adeguato, la traiettoria del debito nei dieci anni successivi al piano si collochi su un sentiero di riduzione plausibile. La traiettoria di rientro verrà verificata simulando il comportamento del rapporto debito/PIL nei dieci anni successivi alla conclusione dell’aggiustamento che dovrà ridursi anche negli scenari sfavorevoli.
Il percorso discendente del rapporto debito pubblico/PIL viene garantito operativamente attraverso un tetto alla spesa primaria netta per un orizzonte temporale di quattro anni, con la possibilità di un’eventuale estensione fino a un massimo di sette anni a fronte di impegni assunti su riforme e investimenti.

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47 Commissione europea (2023) ‘Proposal for regulation: new economic governance rules fit for the future’ del 26.04.2023 New economic governance rules fit for the future (europa.eu).
48 Nella proposta legislativa del 26 aprile 2023 è stata eliminata la categorizzazione iniziale dei paesi in base ai rischi di sostenibilità del debito presente nella Comunicazione della Commissione del 9 novembre 2022.

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L’aggregato di spesa di riferimento dovrebbe essere composto dalle spese finanziate con risorse nazionali al netto di misure discrezionali in materia di entrate, degli interessi passivi e della componente ciclica della spesa per disoccupazione. L’aggregato esclude anche le spese finanziate con i fondi strutturali dell’UE e le sovvenzioni della Recovery and Resilience Facility (i prestiti RRF sono quindi ricompresi). Gli investimenti pubblici sarebbero inclusi per il loro intero ammontare.
L’attuale regola del debito, che prevede una riduzione di 1/20esimo all’anno del debito pubblico in eccesso rispetto al limite del 60 per cento del PIL previsto dal Patto di Stabilità e Crescita, sarà abolita, come già chiarito nei precedenti Documenti di programmazione, perché implicherebbe degli aggiustamenti di bilancio eccessivi49.
Nella proposta di riforma della Commissione, qualora si rispetti il percorso di spesa primaria netta indicato nel proprio piano di medio periodo concordato con la Commissione e approvato dal Consiglio, la discesa del rapporto debito/PIL sarebbe ritenuta sufficiente ad avvicinarsi alla soglia di riferimento del 60 per cento con un ritmo adeguato, anche nei casi in cui lo stesso ecceda tale soglia. Ciò escluderebbe l’avvio di una procedura per debito eccessivo.
In presenza, invece, di una deviazione dal sentiero di spesa verrebbe meno anche la conformità al criterio della riduzione del debito e potrebbero determinarsi quindi i presupposti per l’avvio della procedura per debito eccessivo.
L’avvio della procedura non sarebbe automatico, ma andrebbe in ogni caso subordinato alla considerazione da parte della Commissione dei cd. fattori rilevanti che, come previsto nel vigente quadro normativo50, influenzano in modo significativo la valutazione dell’osservanza della soglia relativa al debito51.
Oltre all’evoluzione delle posizioni di bilancio nel medio periodo, rileverebbe in particolare l’entità della deviazione effettiva dal percorso di spesa, misurata dal cd. conto di controllo52, e in quale misura tale deviazione sia dovuta a una grave recessione economica dell’area dell’euro o dell’intera Unione (cd. ‘clausola di salvaguardia generale’), o a circostanze eccezionali al di fuori del controllo del governo con rilevanti ripercussioni sulle finanze pubbliche dello Stato membro interessato (cd. clausola di salvaguardia specifica per Paese prevista nella proposta di nuovo regolamento n. 1467 del 1997).
Da considerare un fattore rilevante nella valutazione dell’andamento del rapporto debito/PIL, anche l’attuazione di riforme e investimenti, tra cui le politiche per attuare la strategia comune dell’UE per la crescita e l’occupazione.
Infine, la Commissione considererà tutti gli altri fattori che, secondo lo Stato membro interessato, sono significativi per valutare complessivamente l’osservanza dei criteri di riferimento del TFUE e che lo stesso ha sottoposto all’attenzione del Consiglio e della Commissione.

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49 Considerando le previsioni dello scenario programmatico di questo Documento, dalla regola del debito (in base alla configurazione backward-looking che risulta essere la più favorevole) emergerebbe un divario del rapporto debito/PIL rispetto al benchmark pari a 1,0 punto percentuale nel 2023 e 5,3 punti percentuali nel 2024.
50 Articolo 126, paragrafo 3, del Trattato sul Funzionamento dell’UE (TFUE).
51 Tali fattori continueranno a rilevare anche ai fini del rispetto della soglia di riferimento del 3 per cento per il rapporto tra indebitamento netto e PIL.
52 All’interno di tale conto saranno registrati gli scostamenti annui dal percorso di spesa rispetto al percorso concordato con le istituzioni europee, sia verso l’alto sia verso il basso. Gli scostamenti annuali verrebbero quindi sommati nel tempo per tenere traccia dell’andamento annuale.

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In questa fase di transizione verso la nuova governance, gli Stati membri sono stati invitati a presentare un piano di bilancio che conduca il debito pubblico in rapporto al PIL su un sentiero discendente e lo mantenga su livelli prudenti nel medio periodo, assicurando allo stesso tempo che l’indebitamento netto della PA risulti inferiore al 3 per cento di PIL.
In linea con lo spirito della proposta di riforma delle regole europee, il Governo aggiorna il percorso di graduale aggiustamento di bilancio programmato nel DEF per continuare a ridurre l’elevato debito pubblico, cosciente che un calo troppo repentino potrebbe avere un impatto negativo sulla crescita.
Pur nell’incertezza della situazione geopolitica attuale, e nelle more della approvazione del progetto di riforma della Governance europea, il Governo si impegna a un consolidamento pluriennale che, combinato con gli investimenti e le riforme strutturali definiti nel PNRR e le altre riforme programmate, mira a sostenere il potenziale di crescita dell’economia e a migliorare la sostenibilità del debito pubblico. Il Governo ritiene che sia interesse del Paese proseguire su tale sentiero fino a quando l’analisi di sostenibilità del debito indichi che non siano necessari ulteriori miglioramenti del saldo primario strutturale.

III.5	SCENARI DI SENSITIVITÀ DI FINANZA PUBBLICA E PROIEZIONE DEL RAPPORTO DEBITO/PIL NEL MEDIO PERIODO
In questa sezione si presentano alcune analisi di sensitività dei principali aggregati di finanza pubblica rispetto a scenari di rischio di tipo macroeconomico e finanziario.
In primo luogo, si evidenziano gli effetti sul saldo di bilancio e sul rapporto debito/PIL di shock che impattano sulla crescita economica e sulla struttura dei tassi d’interesse, e che coincidono con quelli presentati nel capitolo II. Il paragrafo successivo contiene i risultati di una simulazione stocastica dell’evoluzione del rapporto debito/PIL, rappresentata attraverso dei fan chart. Nell’ultimo paragrafo si mostrano i risultati di uno scenario che prolunga la proiezione del rapporto debito/PIL nel medio termine oltre l’orizzonte quadriennale di previsione della NADEF (fino all’anno 2034); proiezioni alternative mostrano profili del rapporto debito/PIL coerenti con un percorso di consolidamento fiscale oltre l’orizzonte del 2026 e con un profilo di crescita che incorpora una valutazione dell’impatto delle riforme contenute nel Piano Nazionale di Ripresa e Resilienza (PNRR).
Sensitività della finanza pubblica alla crescita e ai tassi d’interesse
Nella presente sezione sono simulati due scenari di rischio, in cui shock macroeconomici si riflettono sull’andamento della finanza pubblica nel periodo 2024-2026, secondo ipotesi standard di sensitività53.
Lo scenario di riferimento (o baseline) coincide con il quadro macroeconomico e di finanza pubblica programmatico illustrato nei capitoli I e II. L’analisi di

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53 Si veda la sezione III.3 della Nota Metodologica sui criteri di formulazione delle previsioni tendenziali relativa al DEF 2023, disponibile su: https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/Attivit--i/Contabilit_e_finanza_pubblica/DEF/2023/Nota-Metodologica-2023.pdf.

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sensitività è finalizzata a delineare il percorso del saldo di bilancio e la dinamica del rapporto debito/PIL ipotizzando due scenari alternativi basati su quanto presentato nel capitolo II nel Focus ‘Un’analisi di rischio (o di sensibilità) sulle variabili esogene’.
Lo scenario ‘rischio finanziario’ (corrispondente al quarto scenario del Focus sopracitato) prevede, a partire dal 2024, una crescita dello spread BTP-Bund di 100 punti base. Lo scenario ‘rischio tasso di cambio’ (corrispondente al secondo scenario del Focus) ipotizza un apprezzamento del tasso di cambio nominale effettivo rispetto al baseline.
Gli effetti sul PIL e sulle sue componenti sono stimati dal modello econometrico ITEM, come esplicitato nel Focus. La risposta dell’economia a questi shock modifica le stime del prodotto potenziale e dell’output gap, variabili alla base delle ipotesi standard di sensitività. Le risposte sui tassi e la variazione della spesa per interessi (per lo scenario ‘rischio finanziario’) sono calcolati con il modello SAPE del Dipartimento del Tesoro, che è alimentato dalla base dati dello stock dei titoli di Stato attuale e previsionale.
La Tavola seguente riporta le stime delle principali variabili macroeconomiche e di finanza pubblica nei diversi scenari nell’orizzonte 2022-2026.

TAVOLA III.9: SENSITIVITA' ALLA CRESCITA (valori percentuali)
		2022	2023	2024	2025	2026
Tasso di crescita del PIL nominale	Baseline	6,8	5,3	4,1	3,6	3,1
	Rischio finanziario	6,8	5,3	4,0	3,2	2,6
	Rischio tasso di cambio	6,8	5,3	3,9	3,0	2,6
Tasso di crescita del PIL reale	Baseline	3,7	0,8	1,2	1,4	1,0
	Rischio finanziario	3,7	0,8	1,1	1,1	0,5
	Rischio tasso di cambio	3,7	0,8	0,9	0,9	0,7
Indebitamento netto	Baseline	-8,0	-5,3	-4,3	-3,6	-2,9
	Rischio finanziario	-8,0	-5,3	-4,4	-3,9	-3,5
	Rischio tasso di cambio	-8,0	-5,3	-4,5	-4,1	-3,7
Avanzo primario	Baseline	-3,8	-1,5	-0,2	0,7	1,6
	Rischio finanziario	-3,8	-1,5	-0,2	0,4	1,0
	Rischio tasso di cambio	-3,8	-1,5	-0,3	0,2	0,8
Tasso di Interesse implicito	Baseline	3,1	2,8	3,1	3,2	3,4
	Rischio finanziario	3,1	2,8	3,2	3,5	3,8
	Rischio tasso di cambio	3,1	2,8	3,1	3,2	3,4
Debito Pubblico	Baseline	141,7	140,2	140,1	139,9	139,6
	Rischio finanziario	141,7	140,2	140,5	141,4	143,0
	Rischio tasso di cambio	141,7	140,2	140,6	141,7	143,0
Fonte: Istat ed elaborazioni MEF per il 2022. Dal 2023, previsioni programmatiche di questo Documento per lo scenario baseline.

La Figura seguente mostra la variazione del rapporto debito/PIL nei tre scenari. Il baseline, coincidente con la previsione programmatica ufficiale, indica una lieve tendenza verso il basso.

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FIGURA III.3: DINAMICA DEL RAPPORTO DEBITO/PIL NEGLI SCENARI DI SENSITIVITÀ

160
155
150
145
140
135
130
2019
2020
2021
2022
2023
2024
2025
2026
Baseline
Rischio finanziario
Rischio tasso di cambio

Fonte: Elaborazione MEF.

La dinamica decrescente del rapporto debito/PIL viene invertita in entrambi gli scenari di sensitività; il rapporto debito/PIL si avvierebbe su una dinamica crescente, nel caso dello shock finanziario essenzialmente a causa dell’ipotesi pessimistica sulla curva dei tassi di interesse, nel caso dello shock sul tasso di cambio per l’effetto sulla crescita economica. L’analisi proposta conferma quanto riscontrato nel Documento di Economia e Finanza 2023.
Simulazioni stocastiche della dinamica del debito
A integrazione dell’analisi di sensitività dell’andamento del rapporto debito/PIL nel breve periodo, si effettuano delle simulazioni stocastiche nell’orizzonte 2023-2026 che recepiscono la volatilità storica delle variabili rilevanti che incidono sulla finanza pubblica. Le analisi sono condotte mediante il metodo Montecarlo, applicando degli shock stocastici alla dinamica del rapporto debito/PIL relativa allo scenario di riferimento sottostante il presente Documento. Tali shock sono simulati sulla base della volatilità storica dei rendimenti (a breve e lungo termine), del tasso di crescita del PIL nominale e del saldo di bilancio primario e sono ottenuti eseguendo 2.000 estrazioni a partire da una distribuzione normale con media zero e matrice di varianze-covarianze osservata a partire dal primo trimestre del 1999, in corrispondenza dell’adozione dell’euro come moneta unica.
Considerata la notevole volatilità nelle variabili di interesse osservata a partire dal 2020, si presentano due modalità di simulazione degli shock. La prima modalità (‘shock ad alta volatilità’) tiene conto, ai fini della costruzione degli shock, della variabilità delle intere serie storiche disponibili; la seconda (‘shock a volatilità limitata’) opera una procedura cd. di trimming degli shock simulati, escludendo

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quelli che superano di due volte la deviazione standard della serie. In entrambi i casi, gli shock simulati sono simmetrici e hanno natura temporanea54.
Per ogni anno di previsione del quadro macroeconomico e per ogni tipologia di costruzione degli shock si rappresenta la distribuzione del rapporto debito/PIL attraverso dei fan chart (Figure III.4A e III.4B).
Nella simulazione con shock ad alta volatilità, il debito si distribuisce intorno a un valore mediano che è pari a circa il 138,8 per cento del PIL alla fine dell’orizzonte temporale, 0,8 punti percentuali al di sotto delle previsioni ufficiali per il 2026 riportate nel presente Documento. L’incertezza delle simulazioni nel 2026 riflette la variabilità dei dati di finanza pubblica utilizzati per la costruzione degli shock ed è quindi estremamente ampia, come mostrato da una differenza di oltre 48 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito pubblico previsto. Dopo la discesa del rapporto debito/PIL avvenuta nel 2021 e 2022 il rapporto debito/PIL continuerebbe a ridursi nel cinquanta per cento delle simulazioni.
Se si limita l’ampiezza degli shock escludendo le code di distribuzione più estreme (’shock a volatilità limitata’), i risultati dell’analisi sono visibilmente più concentrati attorno al debito corrispondente allo scenario di riferimento del presente Documento (Figura III.4B). In questo caso, l’incertezza registrata sui risultati del 2026 è più contenuta, e si evidenzia una differenza di circa 25 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito risultante. In questo caso, il rapporto debito/PIL continuerebbe a ridursi o rimarrebbe sostanzialmente stabile nel sessanta per cento delle simulazioni.

FIGURA III.4A: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK AD ALTA VOLATILITÀ	FIGURA III.4B: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK A VOLATILITÀ LIMITATA

Nota: I grafici riportano il 10°, 20°, 30°, 40°, 50°, 60°, 70°, 80° e 90° percentile della distribuzione del rapporto debito/PIL ottenuta con la simulazione stocastica. Fonte: Elaborazione MEF.

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54 Per approfondimenti sulla metodologia adottata, si veda Berti K., (2013), ‘Stochastic public debt projections using the historical variance-covariance matrix approach for EU countries’, Economic Papers 480 e European Commission, 2020, Debt Sustainability Monitor 2019, Institutional Papers 120, disponibile su:
https://economy-finance.ec.europa.eu/document/download/77d20f83-a86c-45b6-abee-cb657ffcc239_en?filename=ip120_en.pdf.

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Proiezioni del rapporto debito/PIL di medio periodo
In questa sezione, il rapporto debito/PIL è proiettato fino al 2034, seguendo le ipotesi standard di Debt Sustainability Analysis (DSA) utilizzate dalla Commissione europea per la proiezione dei saldi di finanza pubblica e delle variabili macroeconomiche55.
Nello scenario A, fino al 2026 il contesto macroeconomico e di finanza pubblica coincide con il quadro programmatico sottostante il presente Documento; nel medio periodo, a partire dal 2027, la crescita è allineata a quella del PIL potenziale, proiettato con la metodologia ‘t+10’ sviluppata dal Output Gap Working Group, mentre il tasso di inflazione converge a un valore determinato dalle aspettative di mercato, misurate sulla base delle quotazioni dei tassi swap sull’inflazione. Il saldo primario strutturale è pari al valore previsto per il 2026 corretto per la variazione delle entrate associate ai ’redditi proprietari’ della PA (Property Income, PI), ottenute come da metodologia illustrata nell’Ageing Report della Commissione europea del 2021, e per le spese connesse all’invecchiamento (Age Related Expenditures, ARE), stimate dalla Ragioneria Generale dello Stato56. Gli interessi annuali, infine, sono calcolati tramite il modello SAPE del Dipartimento del Tesoro, assumendo, come punto di partenza, la composizione e la struttura per scadenza dello stock di debito sottostante l’ultimo anno di previsione (2026).
Nello scenario ’continuazione aggiustamento’, il quadro macroeconomico e la struttura dei tassi d’interesse coincidono con lo scenario A, mentre il rapporto deficit/PIL nominale migliora negli anni successivi al 2026, ipotizzando un aggiustamento costante del saldo primario strutturale fino al 2031 tale da garantire che l’indebitamento netto sia mantenuto sotto la soglia del 3 per cento del PIL e che la dinamica del rapporto debito/PIL sia decrescente e resiliente a stress test deterministici su tassi di interesse, crescita e saldo primario nei successivi dieci anni. Per conseguire gli obiettivi citati, per il periodo 2027-2031 sarebbe sufficiente un aggiustamento annuale in termini di saldo primario strutturale di 0,55 punti percentuali57, sensibilmente inferiore a quello previsto nel presente Documento per il triennio 2024-2026, pari a 1,0 punto percentuale in media all’anno58. L’ulteriore correzione fiscale nello scenario ‘continuazione aggiustamento’, rispetto allo scenario A, implica un effetto di retroazione sul PIL reale in linea con la metodologia della Commissione europea applicata a partire dal Debt Sustainability Monitor del 2020.
Si tenga presente che la valutazione in termini di crescita economica di medio periodo per gli scenari A e ‘continuazione aggiustamento’ deve ritenersi prudenziale, in quanto gli effetti economici del vasto programma di investimenti e

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55 Si veda il Debt Sustainability Monitor 2022.
56 Tali spese sono calcolate a partire dal quadro macroeconomico tendenziale sottostante il presente documento. Per i dettagli metodologici, si veda: ‘Le tendenze di medio-lungo periodo del sistema pensionistico e socio-sanitario - Rapporto n. 24’, redatto dalla Ragioneria Generale dello Stato, disponibile su:
https://www.rgs.mef.gov.it/VERSIONE-I/attivita_istituzionali/monitoraggio/spesa_pensionistica/.
57 Tale aggiustamento risulta inferiore a quanto richiesto dalle regole europee attualmente in vigore che prevedono un aggiustamento di almeno 0,5 punti percentuali l’anno del saldo strutturale fino al raggiungimento dell’obiettivo di medio periodo.
58 A partire dall’ultimo anno di aggiustamento e per i successivi 10 anni, si considerano i seguenti stress test deterministici: scenario di rischio finanziario, scenario di minore saldo primario strutturale e uno scenario peggiorativo del differenziale tra tasso di interesse implicito e crescita economica. Tali scenari sono costruiti in linea con la metodologia illustrata nel Debt Sustainability Monitor 2022.

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riforma avviato con il PNRR non sono pienamente considerati. Infatti, in coerenza con l’approccio seguito dalla Commissione europea, non viene incluso l’impatto complessivo delle riforme strutturali sull’economia, potenzialmente molto rilevante.
Per tener conto del differenziale di crescita che si otterrebbe qualora si realizzassero gli effetti delle riforme avviate, lo scenario ‘continuazione aggiustamento + riforme PNRR’ combina il percorso di aggiustamento fiscale dello scenario precedentemente descritto a maggiori tassi di crescita che si otterrebbero includendo gli impatti sull’economia del programma di investimenti e riforma avviato con il PNRR. Tali impatti sono stati stimati, adottando un approccio prudenziale, tramite il modello DSGE Quest, in uso alla Direzione I del Dipartimento del Tesoro59. In questo scenario, il PIL reale è incrementato a partire dal 2024, ipotizzando anche che la maggiore crescita, in quanto legata a fattori strutturali, si trasferisca pienamente sul PIL potenziale. Le entrate e le uscite sono supposte invariate rispetto allo scenario A e, a partire dal 2027, il saldo primario strutturale in rapporto al PIL, in linea con lo scenario ‘continuazione aggiustamento’ migliora annualmente di 0,55 punti percentuali fino al 203160. I tassi d’interesse sono supposti invariati rispetto agli scenari A e ‘continuazione aggiustamento’.
La Figura seguente illustra l’evoluzione del rapporto debito/PIL nei tre scenari simulati. Nello scenario A, che non prevede correzione fiscale oltre il 2026, né una valutazione dell’impatto delle riforme, il rapporto debito/PIL cala fino al 2026, per poi rialzarsi e arrivare al 148,1 per cento nel 2034.
Nello scenario ‘continuazione aggiustamento’, l’ulteriore aggiustamento fiscale a partire dal 2027 produce un sentiero decrescente del rapporto debito/PIL fino al 2034, quando la previsione raggiunge il 127,5 per cento, con un saldo primario strutturale pari al 3,4 per cento del PIL e un corrispondente valore del saldo di bilancio strutturale pari a –1,9, lontano dall’obiettivo di medio periodo61. Un aggiustamento fiscale ulteriore rispetto a quello prospettato, necessario per raggiungere l’obiettivo di medio termine, risulterebbe quindi superfluo al fine di garantire la sostenibilità del debito pubblico nel medio periodo.
Nello scenario ‘continuazione aggiustamento + riforme PNRR’, la piena attuazione delle riforme, unita all’ulteriore aggiustamento fiscale, migliora il quadro macroeconomico, comportando un calo del rapporto debito/PIL, rispetto agli altri due scenari, lungo tutto l’arco della simulazione; il rapporto debito/PIL

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59 Il Programma Nazionale di Riforma rivede nel Capitolo II le stime dell’effetto delle riforme contenute nel Piano Nazionale di Ripresa e Resilienza. Per queste ultime la valutazione è stata effettuata con riferimento agli effetti strutturali di lungo periodo. La valutazione d’impatto ha riguardato un sottoinsieme del complesso delle misure di riforma contemplate nel Piano; quelle alle quali risultava possibile associare obiettivi quantitativi misurabili e utilizzabili in canali di simulazione interni al modello DSGE QUEST, sviluppato dalla Commissione Europea. In particolare, è stato possibile simulare gli effetti dei seguenti ambiti di riforma: istruzione e ricerca; politiche attive del mercato del lavoro; Pubblica Amministrazione; giustizia; concorrenza e appalti.
60 Nello scenario ‘continuazione aggiustamento + riforme PNRR’ un aggiustamento annuale del saldo primario strutturale di 0,45 punti percentuali nel periodo 2027-2031 sarebbe sufficiente a mantenere il deficit al di sotto del 3 per cento e a garantire che la discesa del rapporto debito/PIL sia resiliente a stress test deterministici nei dieci anni successivi alla fine dell’aggiustamento fiscale.
61 Entrambe le proiezioni implicano una spesa per interessi particolarmente gravosa. In realtà, il realizzarsi dei piani di aggiustamento con ogni probabilità comporterebbe in tempi ragionevoli una graduale riduzione dei tassi legata al restringersi del differenziale di rendimento dei titoli del debito pubblico italiani rispetto a quelli della Germania.

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entrerebbe in un trend fortemente decrescente e raggiungerebbe quota 121,5 per cento nel 2034.

FIGURA III.5: PROIEZIONE DI MEDIO TERMINE DEL RAPPORTO DEBITO/PIL

160
150
140
130
120
110
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Scenario 'A'
Scenario 'continuazione aggiustamento'
Scenario 'continuazione aggiustamento + riforme PNRR'

Fonte: Elaborazioni MEF.

La tendenza alla risalita del rapporto debito/PIL nello scenario A è legata principalmente a due fattori che inducono, rispettivamente, un peggioramento del saldo primario e della spesa per interessi. Da un lato, la proiezione incorpora un aumento delle spese legate all’invecchiamento della popolazione (ageing costs), dall’altro, le attuali proiezioni dei tassi forward, che rispecchiano i rendimenti di mercato, comportano un aumento del tasso implicito pagato sui titoli del debito pubblico a partire dal 2026 e per tutto l’orizzonte di proiezione.
Lo scenario ‘continuazione aggiustamento’ è utile a dimostrare come, nel medio periodo, il protrarsi del percorso virtuoso di aggiustamento fiscale (già prospettato per gli anni 2023-2026) anche oltre l’orizzonte di previsione del presente Documento potrà assicurare una dinamica sostenibile del rapporto debito pubblico/PIL, sebbene meno accentuata di quella dello scenario in cui si tiene anche conto dell’impatto positivo delle riforme.

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III.6	PRINCIPALI PROVVEDIMENTI DI FINANZA PUBBLICA ADOTTATI NEL 2023
A partire dallo scorso mese di marzo sono stati adottati diversi provvedimenti con carattere di urgenza. Tra questi, i principali62 prevedono misure a sostegno degli operatori economici, dei lavoratori e delle famiglie finalizzate a favorire la riduzione della pressione fiscale, l’inclusione sociale e l’accesso al mondo del lavoro, nonché il contenimento dei prezzi energetici, del gas naturale e dei carburanti. Altri interventi sono diretti a fronteggiare l'emergenza provocata dagli eventi alluvionali verificatisi a partire dal 1° maggio 2023, a potenziare la capacità amministrativa e organizzativa delle amministrazioni pubbliche, a finanziare investimenti di interesse strategico, a contrastare il disagio giovanile, la povertà educativa e la criminalità minorile e al rilancio dell’economia nelle aree del Mezzogiorno del Paese.
I provvedimenti considerati, tenuto conto anche dell’autorizzazione di ricorso all’indebitamento approvata dal Parlamento nel mese di aprile del corrente anno63 , comportano, in base alle valutazioni ex ante illustrate nelle rispettive relazioni tecniche, un peggioramento dell’indebitamento netto di circa 3,2 miliardi nel 2023, 4,4 miliardi nel 2024, 0,3 miliardi nel 2025 e 2026, corrispondenti a circa 3,2 miliardi nel 2023, 4,4 miliardi nel 2024, 0,3 miliardi nel 2025 e 2026 in termini di fabbisogno e a circa 3,4 miliardi nel 2023, 4,5 miliardi nel 2023, 0,3 miliardi nel 2025 e 2026 in termini di saldo netto da finanziare (Tavola seguente).

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62 Si tratta dei seguenti decreti: i) decreto-legge 30 marzo 2023, n. 34 recante ‘Misure urgenti a sostegno delle famiglie e delle imprese per l'acquisto di energia elettrica e gas naturale, nonché in materia di salute e adempimenti fiscali’, convertito con modificazioni dalla legge 26 maggio 2023, n. 56; ii) decreto-legge 22 aprile 2023, n. 44 recante ‘Disposizioni urgenti per il rafforzamento della capacità amministrativa delle amministrazioni pubbliche’ convertito con modificazioni dalla legge 21 giugno 2023, n. 74; iii) decreto-legge 4 maggio 2023, n. 48 recante ‘Misure urgenti per l'inclusione sociale e l'accesso al mondo del lavoro’, convertito con modificazioni dalla legge 3 luglio 2023, n. 85; iv) decreto-legge 29 maggio 2023, n. 57 recante ‘Misure urgenti per gli enti territoriali, nonché per garantire la tempestiva attuazione del Piano nazionale di ripresa e resilienza e per il settore energetico’, convertito con modificazioni dalla legge 26 luglio 2023, n. 95; v) decreto-legge 1 giugno 2023, n. 61 recante ‘Interventi urgenti per fronteggiare l'emergenza provocata dagli eventi alluvionali verificatisi a partire dal 1° maggio 2023’, convertito con modificazioni dalla legge 31 luglio 2023, n. 100; vi) decreto-legge 22 giugno 2023, n. 75 recante ‘Disposizioni urgenti in materia di organizzazione delle pubbliche amministrazioni, di agricoltura, di sport, di lavoro e per l'organizzazione del Giubileo della Chiesa cattolica per l'anno 2025’, convertito con modificazioni dalla legge 10 agosto 2023, n. 112; vii) decreto-legge 10 agosto 2023, n. 104 recante ‘Disposizioni urgenti a tutela degli utenti, in materia di attività economiche e finanziarie e investimenti strategici’; viii) decreto-legge 10 agosto 2023, n. 105 recante ‘Disposizioni urgenti in materia di processo penale, di processo civile, di contrasto agli incendi boschivi, di recupero dalle tossicodipendenze, di salute e di cultura, nonché in materia di personale della magistratura e della pubblica amministrazione’; ix) decreto-legge 31 agosto 2023, n. 118 recante ‘Misure urgenti in materia di finanziamento di investimenti di interesse strategico’; x) decreto-legge 15 settembre 2023, n. 123 recante ‘Misure urgenti di contrasto al disagio giovanile, alla povertà educativa e alla criminalità minorile, nonché per la sicurezza dei minori in ambito digitale’; xi) decreto-legge 19 settembre 2023, n. 124 recante ‘Disposizioni urgenti in materia di politiche di coesione, per il rilancio dell'economia nelle aree del Mezzogiorno del Paese, nonché in materia di immigrazione’.
63 Si fa riferimento alla Relazione al Parlamento di aprile 2023 presentata dal Governo ai sensi dell’articolo 6 della legge 24 dicembre 2012, n. 243 e approvata dalle Camere a maggioranza assoluta dei rispettivi componenti con apposite risoluzioni parlamentari in data 28 aprile 2023.

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TAVOLA III.10 - EFFETTI CUMULATI DEI PRINCIPALI PROVVEDIMENTI ADOTTATI NEL 2023 SUI SALDI DI FI-NANZA PUBBLICA (valori in milioni; al lordo degli oneri riflessi)
	2023	2024	2025	2026
D.L. n. 34/2023 (convertito con modificazioni dalla L. 26 maggio 2023, n. 56)	84	1	0	0
D.L. n. 44/2023 (convertito con modificazioni dalla L. 21 giugno 2023, n.74)	16	10	10	10
D.L. n. 48/2023 (convertito con modificazioni dalla L. 3 luglio 2023, n. 85)	-3.399	-4.497	-313	-335
D.L. n. 57/2023 (convertito con modificazioni dalla L. 26 luglio 2023, n. 95)	0	0	0	0
D.L. n. 61/2023 (convertito con modificazioni dalla L. 31 luglio 2023, n.100)	54	23	0	0
D.L. n. 75/2023 (convertito con modificazioni dalla L. 10 agosto 2023, n.112)	31	25	30	29
D.L. n. 104/2023 del 10 agosto 2023	13	4	0	0
D.L. n. 105/2023 del 10 agosto 2023	0	0	0	0
D.L. n. 118/2023 del 31 agosto 2023	0	0	0	0
D.L. n. 123/2023 del 15 settembre 2023	10	9	5	5
D.L. n. 124/2023 del 19 settembre 2023	0	3	3	3
INDEBITAMENTO NETTO	-3.191	-4.422	-266	-288
In % del PIL	-0,2	-0,2	0,0	0,0
FABBISOGNO	-3.171	-4.424	-264	-278
In % del PIL	-0,2	-0,2	0,0	0,0
SALDO NETTO DA FINANZIARE	-3.371	-4.488	-304	-322
In % del PIL	-0,2	-0,2	0,0	0,0
Fonte: elaborazioni su dati contenuti nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti considerati.
I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.

Il dettaglio degli interventi contenuti nei provvedimenti considerati è illustrato con riferimento ai principali settori di intervento e in relazione agli effetti netti che si producono in capo al beneficiario finale (Tav. III.11).
Nello specifico, a sostegno dei lavoratori e per ridurre la pressione fiscale è rafforzato l’esonero parziale dei contributi previdenziali a carico dei lavoratori dipendenti già adottato dalla legge di bilancio 2022 e prorogato e potenziato con la legge di bilancio 2023. Per i periodi di paga dal 1° luglio 2023 al 31 dicembre 2023, viene aumentata la percentuale di esonero sulla quota dei contributi previdenziali dovuti dai lavoratori dipendenti pubblici e privati elevandola da 2 punti percentuali a 6 punti percentuali, se la retribuzione imponibile non eccede l'importo mensile di 2.692 euro, e da 3 punti percentuali a 7 punti percentuali se la medesima retribuzione non eccede l'importo mensile di 1.923 euro, senza ulteriori effetti sul rateo di tredicesima erogato in relazione ai predetti periodi di paga limitatamente all’aumento di 4 punti percentuali. Nel 2024, è incrementata, la dotazione del fondo per la riduzione della pressione fiscale. Per i soli lavoratori dipendenti con figli fiscalmente a carico, per il periodo d'imposta 2023, è disposto l'incremento da 258 euro a 3.000 euro del limite di esenzione dal computo del reddito imponibile dei beni ceduti e dei servizi prestati al lavoratore medesimo. In questo regime di esenzione sono comprese anche le somme erogate o rimborsate dal datore di lavoro per il pagamento delle utenze domestiche del servizio idrico integrato, dell'energia elettrica e del gas naturale.

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Per sostenere le famiglie e le imprese per l'acquisto di energia elettrica e i consumi di gas, è prorogata fino a settembre 2023 la riduzione al 5 per cento dell’IVA sulle somministrazioni per combustione per usi civili e industriali e sulle somministrazioni di energia termica prodotta con gas metano e sulle forniture di teleriscaldamento. Sono rinnovati anche per il secondo trimestre 2023 i contributi straordinari, sotto forma di credito d'imposta, a favore delle imprese per la parziale compensazione dei maggiori oneri effettivamente sostenuti per gli acquisti della componente energetica e di gas naturale (con una revisione delle aliquote). Per il mese di aprile 2023 vengono confermate le aliquote negative della componente tariffaria UG2C applicata agli scaglioni di consumo di gas naturale fino a 5.000 metri cubi all’anno in misura pari al 35 per cento del valore del trimestre precedente. Inoltre, le aliquote delle componenti tariffarie relative agli altri oneri generali di sistema per il settore del gas sono mantenute azzerate fino al terzo trimestre 2023. Le agevolazioni tariffarie per la fornitura di energia elettrica riconosciute ai clienti domestici economicamente svantaggiati e a quelli che versano in gravi condizioni di salute e con ISEE fino a 15.000 euro (cd. bonus sociale per elettricità e gas) sono rideterminate fino a settembre 2023 nei limiti delle risorse disponibili, per le medesime finalità, nel bilancio della Cassa per i servizi energetici e ambientali64. Infine, per il quarto trimestre 2023, si prevede in favore dei clienti domestici residenti diversi da quelli titolari di bonus sociale il riconoscimento di un contributo a parziale compensazione delle spese di riscaldamento sostenute nell’abitazione di residenza del nucleo familiare. Questi interventi sono finanziati mediante l’utilizzo dei risparmi di spesa dei crediti di imposta a beneficio delle imprese per l’acquisto di energia e gas naturale, in relazione al più favorevole andamento dei prezzi energetici65.
Per fronteggiare l'emergenza provocata dagli eventi alluvionali che hanno interessato i territori delle regioni Emilia-Romagna, Toscana e Marche verificatisi a partire dal 1°maggio 2023, sono stanziate specifiche risorse da destinare alla ricostruzione dei beni pubblici e privati. Contestualmente anche per garantire una tempestiva realizzazione degli interventi più urgenti è altresì rifinanziato il fondo emergenze nazionali e si prevede la nomina di un Commissario straordinario. Dal 1°maggio al 31 agosto 2023, a beneficio dei lavoratori subordinati del settore privato residenti, domiciliati ovvero impiegati presso un’impresa avente sede nei territori alluvionati, è riconosciuta un’integrazione al reddito mensile di importo

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64 Per il periodo dal secondo trimestre 2023 e fino al 31 dicembre 2023, il bonus è rideterminato per i nuclei familiari con almeno quattro figli a carico, sulla base dell’indicatore ISEE pari a 30.000 euro, nel limite di 5 milioni di euro.
65 Alcune misure per il contrasto del caro energia sono state prorogate al quarto trimestre 2023 per effetto di un provvedimento approvato nella seduta del Consiglio dei ministri del 25 settembre 2023 e ancora in corso di pubblicazione. Nello specifico, viene confermato per il quarto trimestre 2023 l’azzeramento degli oneri generali di sistema per il settore del gas e si rideterminano le modalità di calcolo del bonus sociale elettrico, superando il meccanismo della compensazione complementare integrativa (complessivamente 0,3 miliardi a valere su risorse già disponibili a legislazione vigente). Per lo stesso periodo si dispone la riduzione dell’IVA al 5 per cento sulle somministrazioni di gas per combustione per usi civili e industriali, sulle somministrazioni di energia termica prodotta con gas metano e sulle forniture di teleriscaldamento (complessivamente 0,67 miliardi). È ridisciplinato il contributo straordinario alle spese di riscaldamento per i mesi di ottobre, novembre e dicembre 2023 che è diretto ora ai soli clienti domestici titolari di bonus sociale elettrico (0,3 miliardi comprensivi degli importi già disponibili a legislazione vigente). Si incrementano le risorse per l’acquisto di generi alimentari da parte dei nuclei familiari (cd. social card), il cui utilizzo è esteso anche alle spese per carburanti (0,1 miliardi nel 2023) e sono rifinanziati i fondi per la concessione di borse di studio e per il sostegno all’acquisto di abbonamenti per i servizi di trasporto pubblico locale (complessivamente circa 20 milioni nel 2023).

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massimo pari a quello previsto dalla normativa generale per i trattamenti di integrazione salariale, con contestuale previsione anche della copertura figurativa. Per le stesse mensilità a sostegno dei lavoratori autonomi è attribuita una indennità una tantum, pari a 500 euro per ciascun periodo di sospensione non superiore a quindici giorni e comunque nella misura massima complessiva di 3.000 euro. Relativamente allo stesso periodo temporale in favore dei soggetti con residenza ovvero con sede legale o operativa nei medesimi territori è disposta la sospensione dei termini in materia di adempimenti e versamenti tributari e contributivi66.
Nel settore della sanità si prevede l’istituzione di un Fondo a carico del bilancio statale per l’anno 2023 per far fronte a quota parte degli oneri a carico delle aziende fornitrici di dispositivi medici a seguito del superamento del relativo tetto della spesa relativo agli anni 2015-2018. Sempre per l’anno 2023, per affrontare la carenza di personale presso i servizi di emergenza – urgenza ospedalieri del Servizio Sanitario Nazionale (SSN) e al fine di ridurre l’utilizzo delle esternalizzazioni, si stabilisce che le aziende e gli enti del SSN possano ricorrere per il personale medico a prestazioni aggiuntive la cui tariffa oraria, in deroga alla contrattazione, può essere aumentata fino a 100 euro lordi omnicomprensivi e a prestazioni aggiuntive del personale infermieristico la cui tariffa oraria può essere aumentata fino a 50 euro lordi omnicomprensivi. Per il periodo dal 1° giugno al 31 dicembre 2023 sono inoltre incrementate le risorse destinate alla corresponsione di una specifica indennità accessoria per i dipendenti del SSN operanti nei servizi di pronto soccorso.
In materia di lavoro e politiche sociali, per contrastare la povertà, la fragilità e l’esclusione sociale e lavorativa, in sostituzione del reddito di cittadinanza, è istituito, a decorrere dal 1° gennaio 2024, l’assegno di inclusione quale strumento di sostegno economico e di inclusione sociale e professionale condizionata alla prova dei mezzi e all'adesione a un percorso personalizzato di attivazione e di inclusione sociale e lavorativa. La misura è rivolta ai nuclei familiari con almeno un disabile o un minore o un anziano con almeno 60 anni o a chi è in situazioni svantaggiate in possesso di determinati requisiti economici e patrimoniali. L’assegno è composto da un’integrazione del reddito familiare pari ad almeno 480 euro annui fino ad un massimo di 6.000 euro annui67, moltiplicato per il parametro della scala di equivalenza. Esso comprende, inoltre, anche una ulteriore integrazione per i nuclei familiari residenti in abitazione concessa in locazione con contratto regolarmente registrato. L’assegno ha una durata continuativa non superiore a diciotto mesi e può essere rinnovato, previa sospensione di un mese, per periodi ulteriori di durata di dodici mesi, sempre previa sospensione di un mese.
Con lo scopo di favorire l'attivazione nel mondo del lavoro delle persone a rischio di esclusione sociale e lavorativa, è istituita, dal 1° settembre 2023, una specifica misura di supporto per la formazione e il lavoro mediante la partecipazione a progetti di formazione, di qualificazione e riqualificazione

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66 Per completezza si ricorda che, tramite la rifinalizzazione di risorse disponibili a legislazione vigente, sono previste ulteriori misure per l’emergenza alluvionale che riguardano: il sostegno alle imprese esportatrici e a quelle agricole, il rafforzamento degli interventi del Fondo di garanzia per le piccole e medie imprese, il sostegno per gli investimenti e i progetti di innovazione realizzati nei settori dell’agricoltura, zootecnia, pesca e acquacultura e il ripristino e consolidamento delle strutture sanitarie, nonché il potenziamento infrastrutturale e tecnologico della rete dell'emergenza ospedaliera e territoriale.
67 Elevabile a 7.560 euro se il nucleo familiare è composto da persone tutte di età pari o superiore a 67 anni ovvero da persone di età pari o superiore a 67 anni e da altri familiari tutti in condizioni di disabilità grave o di non autosufficienza.

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professionale, di orientamento, di accompagnamento al lavoro e di politiche attive del lavoro comunque denominate. In caso di partecipazione a tali programmi e progetti, per tutta la loro durata e comunque per un periodo massimo di dodici mensilità, l'interessato riceve un’indennità di partecipazione di 350 euro mensili. Il supporto per la formazione e il lavoro è utilizzabile dai componenti dei nuclei familiari, di età compresa tra 18 e 59 anni, con un valore dell'ISEE familiare non superiore a 6.000 euro annui, che non hanno i requisiti per accedere all'assegno di inclusione o che fanno parte di nuclei che accedono a tale assegno, ma non sono considerati nella relativa scala di equivalenza (ossia non sono soggetti disabili o soggetti con carichi di cura) e non sono obbligati alle attività individuate nel progetto di formazione lavorativa e inclusione sociale68.
Per sostenere le famiglie e facilitare la conciliazione fra vita privata e lavoro, è istituito un fondo per il 2023 volto a supportare attività finalizzate al potenziamento dei centri estivi, dei servizi socioeducativi territoriali e dei centri con funzione educativa e ricreativa che svolgono attività a favore dei minori.
In materia di salute e sicurezza sul lavoro viene incrementato il Fondo di sostegno per le famiglie delle vittime di gravi infortuni sul lavoro e si prevedono nuove risorse per i familiari degli studenti vittime di infortuni in occasione delle attività formative.
Per garantire il rafforzamento della capacità amministrativa del settore pubblico, sono previste nuove assunzioni da parte delle amministrazioni centrali dello Stato, delle forze dell’ordine e degli altri enti pubblici, nonché interventi a supporto delle istituzioni scolastiche del Mezzogiorno.
Tra le altre misure si annoverano:
●	l’incremento del fondo rotativo Mediocredito centrale per il sostegno all'internazionalizzazione delle imprese di 545 milioni per l'anno 2023 (senza effetti sul deficit della PA);
●	il finanziamento dei lavori di adeguamento delle tecnologie e presidi sanitari funzionali all'accoglimento dei pellegrini del Giubileo 2025;
●	l’assegnazione delle risorse del fondo per lo sviluppo e la coesione programmazione 2021-2027 per interventi di prevenzione del dissesto idrogeologico nella Regione Calabria;
●
il riconoscimento per il periodo 11 agosto 2023 - 31 dicembre 2027 di un contributo sotto forma di credito di imposta da riconoscere alle imprese residenti nel territorio dello Stato, incluse le stabili organizzazioni di soggetti non residenti, che effettuano investimenti in progetti di ricerca e sviluppo relativi al settore dei semiconduttori;

●	gli interventi infrastrutturali urgenti in favore del comune di Caivano al fine di fronteggiare le situazioni di degrado, vulnerabilità sociale e disagio giovanile presenti nel territorio;
●	l’istituzione di una zona economica speciale per il Mezzogiorno che ricomprende i territori delle regioni Abruzzo, Basilicata, Calabria, Campania,

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68 Il supporto per la formazione e il lavoro è incompatibile con il reddito e la pensione di cittadinanza e con ogni altro strumento pubblico di integrazione o di sostegno al reddito per la disoccupazione.

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Molise, Puglia, Sicilia e Sardegna che, dal 1° gennaio 2024, sostituirà le attuali zone economiche speciali;
●	la progettazione e realizzazione di strutture di prima accoglienza e di permanenza e rimpatrio dislocate sul territorio nazionale.

Sono previste, infine, risorse (senza effetti sul deficit della PA) per finanziare nel 2023 operazioni di acquisizione, da parte del Ministero dell’economia e delle finanze, di partecipazioni azionarie in società operanti in ambiti di rilievo strategico.

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TAVOLA III.11 - EFFETTI NETTI DEI PRINCIPALI PROVVEDIMENTI DI FINANZA PUBBLICA ADOTTATI NEL 2023* SULL'INDEBITAMENTO NETTO DELLA P.A. (valori in milioni di euro)
	2023	2024	2025	2026
Riduzione della pressione fiscale	-3.890	-4.257	0	-1
Esonero parziale dei contributi previdenziali a carico dei lavoratori dipendenti	-3.488	-180	0	0
Innalzamento per il 2023 ad euro 3.000 del valore dei beni ceduti e dei servizi che non concorre a formare il reddito di lavoro dipendente	-332	-12	1	0
Incremento del Fondo per la riduzione della pressione fiscale	0	-4.064	0	0
Altre misure per la riduzione della pressione fiscale	-69	-1	-1	-1
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carbu-ranti	-3.548	2	0	0
Applicazione dell’aliquota IVA del 5% alle somministrazioni di gas metano per gli usi civili e industriali, alle forniture di servizi di teleriscaldamento nonché alle somministrazioni di energia termica prodotta con gas metano in esecuzione di un contratto di servizio energia	-1.029	0	0	0
Contributo in quota fissa in caso di prezzi gas elevati per i clienti domestici	-873	0	0	0
Credito di imposta a favore delle imprese a parziale compensazione degli extra costi sos-tenuti per l'eccezionale innalzamento dei costi dell'energia	-813	0	0	0
Credito d'imposta, a parziale compensazione dei maggiori oneri sostenuti dalle imprese per l’acquisto del gas naturale	-535	0	0	0
Azzeramento delle aliquote relative agli oneri generali di sistema del gas inclusa la compo-nente tariffaria UG2C	-280	0	0	0
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-17	2	0	0
Interventi urgenti per fronteggiare l'emergenza provocata dagli eventi alluvionali verifi-catisi a partire dal 1° maggio 2023	-2.168	-723	-842	0
Fondo per la ricostruzione del territorio delle regioni Emilia-Romagna, Toscana e Marche (include le risorse derivanti dalle revoche dei riparti del fondo investimenti)	-908	-750	-842	0
Indennità in favore dei lavoratori subordinati del settore privato impossibilitati a prestare attività lavorativa	-425	0	0	0
Contributi per interventi di ricostruzione, ripristino e riparazione privata nell'ambito dei territori colpiti dagli eventi alluvionali	-270	0	0	0
Indennità una tantum in favore dei lavoratori autonomi che hanno dovuto sospendere l’attività a causa degli eventi alluvionali	-254	0	0	0
Rifinanziamento Fondo emergenze nazionali	-200	0	0	0
Sospensione dei termini in materia di adempimenti e versamenti tributari e contributivi per i residenti dei territori alluvionati	-42	33	0	0
Esonero dal pagamento dei contributi universitari o delle tasse di iscrizione previsti per l’anno accademico 2022/2023	-13	0	0	0
Istituzione fondo per l'erogazione di sostegni agli studenti universitari e delle Istituzioni AFAM che hanno subito la perdita e il danneggiamento delle strumentazioni e attrezzature personali di studio e ricerca	-12	0	0	0
Istituzione Fondo straordinario a sostegno della continuità didattica	-10	0	0	0
Istituzione fondo da destinare al sostegno delle attività turistico-ricettive e della ristora-zione delle Regioni Emilia-Romagna e Marche	-10	0	0	0
Altre misure per fronteggiare l'emergenza provocata dagli eventi alluvionali verificatisi a partire dal 1° maggio 2023	-24	-6	0	0
Sanità	-1.173	0	0	0
Istituzione fondo destinato all'erogazione del contributo statale per il ripiano del super-amento del tetto di spesa dei dispositivi medici	-1.085	0	0	0
Incremento della tariffa oraria delle prestazioni aggiuntive e anticipo dell’indennità nei servizi di emergenza-urgenza	-88	0	0	0
Lavoro e politiche sociali	-249	-7.211	-7.116	-6.709
Supporto per la formazione e il lavoro e relativi incentivi	-123	-1.461	-1.262	-958
Fondo per le attività socio-educative a favore dei minori	-60	0	0	0
Sicurezza sul lavoro, tutela contro gli infortuni e sostegno alle famiglie delle vittime	-52	-32	-7	-7
Maggiorazione dell’Assegno Unico e Universale per i minori appartenenti a nuclei con un solo genitore lavoratore, ove l’altro risulti deceduto	-7	-12	-12	-12
Assegno di inclusione e relativi incentivi	0	-5.661	-5.853	-5.720
Misure a favore dei lavoratori dipendenti di Alitalia - Società aerea italiana Spa e Alitalia Cityliner Spa	0	-54	-3	-2
Altre misure per il lavoro e le politiche sociali	-7	10	20	-10

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TAVOLA III.11 (SEGUE) - EFFETTI NETTI DEI PRINCIPALI PROVVEDIMENTI DI FINANZA PUBBLICA ADOTTATI NEL 2023* SULL'INDEBITAMENTO NETTO DELLA PA (valori in milioni di euro)
	2023	2024	2025	2026
Pubblica amministrazione e lavoro pubblico	-154	-182	-183	-196
Assunzione di personale nelle amministrazioni dello Stato e degli enti pubblici	-39	-101	-107	-118
Incremento del fondo per la progressiva armonizzazione dei trattamenti economici acces-sori del personale dei Ministeri	-28	-28	-28	-28
Interventi a supporto delle istituzioni scolastiche del Mezzogiorno	-11	-8	-3	-3
Incremento Fondo risorse decentrate del Ministero dell'Istruzione e del Merito	-6	-8	-9	-9
Incremento del Fondo per il funzionamento ordinario delle istituzioni statali AFAM	-3	-3	-3	-3
Altre misure per la pubblica amministrazione e lavoro pubblico	-67	-34	-32	-35
Altre misure	-346	-555	-659	-659
Lavori di adeguamento delle tecnologie e dei presidi sanitari per il Giubileo 2025, real-izzazione delle opere funzionali alle celebrazioni nonché investimenti di digitalizzazione dei cammini giubilari e di una applicazione informatica sul patrimonio sacro di Roma	-65	-125	-26	-3
Interessi passivi sulle maggiori emissioni di debito	-40	-210	-314	-335
Risorse per sostenere spese in conto capitale della regione Calabria volte a prevenire e a mitigare il rischio idrogeologico e idraulico	-20	-50	-90	-136
Misure per l'accoglienza, la permanenza e il rimpatrio	-20	-1	-1	-1
Credito di imposta per attività di ricerca e lo sviluppo nella microelettronica	0	-10	-130	-130
Zona economica speciale SUD	0	-6	-6	-6
Interventi urgenti nel territorio del Comune di Caivano	0	-1	0	0
Altro	-200	-152	-92	-47
Coperture	8.335	8.504	8.534	7.277
Minori spese associate al contributo straordinario al costo dell'energia elettrica a favore delle imprese energivore e non energivore per il I semestre 2023	2.717	0	0	0
Minori spese associate al contributo straordinario al costo del gas naturale a favore delle imprese gasivore e non gasivore per il I semestre 2023	2.371	0	0	0
Fondo per il Reddito di cittadinanza	563	0	0	0
Fondo per l'avvio di opere indifferibili	518	325	211	3
Versamento all’entrata del bilancio dello Stato, da parte della Cassa per i servizi energetici e ambientali (CSEA), di risorse disponibili sul conto di gestione relativo ai bonus sociali gas	489	0	0	0
Revoca e riversamento all'entrata delle somme oggetto di riparto del fondo investimenti conservate in conto residui	300	450	642	0
Fondo di integrazione salariale	280	0	0	0
Aumento dell’imposta dovuta sulle riserve matematiche dei rami vita per il 2023	220	0	0	0
Fondi speciali di parte corrente e di conto capitale	171	206	165	99
Versamento all'entrata del bilancio dello Stato delle risorse del Fondo unico giustizia di cui all’art. 61, c. 23, del D.L. 112/2008, che restano acquisite all'erario	120	0	0	0
Riduzione delle risorse assegnate al Ministero dell'economia e delle finanze a seguito del riparto del Fondo per assicurare il finanziamento degli investimenti e lo sviluppo infra-strutturale del Paese	108	0	0	0
Fondo per la ricerca, lo sviluppo della tecnologia dei microprocessori e l'investimento in nuove applicazioni industriali di tecnologie innovative	3	19	139	139
Fondo per il sostegno alla povertà e per l’inclusione attiva	0	7.076	7.068	6.678
Altre coperture	475	427	310	357
Totale complessivo	-3.191	-4.422	-266	-288
*Si tratta del decreto-legge 30 marzo 2023, n. 34 convertito con modificazioni dalla legge 26 maggio 2023, n. 56, del decreto-legge 22 aprile 2023, n. 44 convertito con modificazioni dalla legge 21 giugno 2023, n. 74, del decreto-legge 4 maggio 2023, n. 48 convertito con modificazioni dalla legge 3 luglio 2023, n. 85, del decreto-legge 29 maggio 2023, n. 57, convertito con modificazioni dalla legge 26 luglio 2023, n. 95, del decreto-legge 1 giugno 2023, n. 61 convertito con modificazioni dalla legge 31 luglio 2023, n. 100, del decreto-legge 22 giugno 2023, n. 75 convertito con modificazioni dalla legge 10 agosto 2023, n. 112, del decreto-legge 10 agosto 2023, n. 104, del decreto-legge 10 agosto 2023, n. 105, del decreto-legge 31 agosto 2023, n. 118, del decreto-legge 15 settembre 2023, n. 123 e del decreto-legge 19 settembre 2023, n. 124.
Nota: il segno positivo indica un miglioramento del saldo, mentre quello negativo indica un peggioramento. I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.
Fonte: elaborazioni su dati contenuti nella relazione tecnica e nel prospetto riepilogativo degli effetti finanziari del provvedimento considerato.

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FOCUS	La valutazione delle maggiori entrate strutturali derivanti dal miglioramento della compliance fiscale

L’articolo 1, comma 3, della legge di bilancio 2021-2023[69] ha introdotto un nuovo dispositivo di alimentazione del Fondo speciale, istituito dal comma 2 della medesima legge al fine di dare attuazione a interventi in materia di riforma del sistema fiscale (d’ora in avanti ‘Fondo’). Il Fondo è alimentato dalle risorse stimate come maggiori entrate permanenti derivanti dal miglioramento dell’adempimento spontaneo, fermo restando il rispetto degli obiettivi programmatici di finanza pubblica. Conseguentemente, il comma 6 ha abrogato i commi da 431 a 435 dell’articolo 1 della legge 27 dicembre 2013, n. 147, che avevano istituito il precedente Fondo per la riduzione della pressione fiscale[70].

A differenza del previgente meccanismo, il nuovo Fondo viene alimentato con le sole entrate generate dal miglioramento dell’adempimento spontaneo dei contribuenti (tax compliance) e potrà essere destinato al finanziamento di interventi di riduzione della pressione fiscale.

L’articolo 1, comma 4 della legge di bilancio 2021-2023 stabilisce che, ai fini della determinazione delle risorse di cui al comma 3, si considerano, in ciascun anno, le maggiori entrate derivanti dal miglioramento dell'adempimento spontaneo che sono indicate, con riferimento al terzo anno precedente alla predisposizione della legge di bilancio, nella Relazione sull'economia non osservata e sull'evasione fiscale e contributiva, redatta ai sensi dell'articolo 10-bis.1, comma 3, della legge 31 dicembre 2009, n. 196, introdotto dall'articolo 2 del decreto legislativo 24 settembre 2015, n. 160. La valutazione di quest’anno deve pertanto fare riferimento alla variazione della tax compliance riferita all’anno d’imposta 2020, così come risulta dalla stima definitiva riportata nella Relazione 2023.

Sulla base della metodologia utilizzata dalla Commissione incaricata di redigere la Relazione, delle best practices internazionali e delle principali evidenze della letteratura teorica e empirica in materia, la variazione della tax compliance è costituita dalla variazione (col segno negativo) del tax gap nel 2020 rispetto al 2019. Vale la pena ricordare che l’indicatore di variazione del tax gap non viene costruito come differenza in termini assoluti tra il tax gap del 2020 rispetto a quello registrato nel 2019, ma come prodotto tra la variazione della propensione al gap (assunta come proxy della propensione all’evasione) tra il 2020 e il 2019 e il gettito teorico dell’imposta nel 2020. Come evidenziato anche in un recente contributo della Relazione[71], questo indicatore è in grado di isolare l’effetto della variazione della tax compliance dagli effetti delle variazioni congiunturali e normative sulla base imponibile e sul gettito teorico dell’imposta. In altri termini, è possibile tenere conto del cd. scenario controfattuale che consente di valutare quale sarebbe stata l’evasione dell’imposta nel 2020 se la propensione all’evasione fosse stata quella registrata nel 2019.

Inoltre, la quantificazione fa riferimento esclusivamente al gap dell’IVA e delle imposte dirette (IRPEF e IRES) sul reddito da lavoro autonomo e d’impresa, in considerazione di aspetti legati al calcolo e al monitoraggio della tax compliance, sulla base dei requisiti e delle condizioni previste dalla norma, che verranno di seguito illustrate. La Tavola R.1 riporta il calcolo della variazione della tax compliance nel 2020 rispetto al 2019, sulla base dei risultati aggiornati pubblicati nella Relazione 2023; la variazione della compliance viene riportata valutando sia il tax gap in termini assoluti, sia la variazione nella propensione al gap.

I risultati mostrano un miglioramento della tax compliance nel 2020 rispetto al 2019 pari a un minimo di 235 milioni (nel caso del calcolo basato sulla variazione della propensione

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69 Legge 30 dicembre 2020, n. 178.
70 L’articolo 1, comma 130 della legge di bilancio 2023-2025, ha istituito nuovamente il Fondo per la riduzione della pressione fiscale. Inoltre, è stato previsto che la dotazione del Fondo sia anche alimentata dalle maggiori entrate ascrivibili all’imposizione sui redditi derivanti da plusvalenze relative a operazioni aventi a oggetto cripto-attività.
71 Vedi Box 1.C.3, Relazione sull’economia non osservata e sull’evasione fiscale e contributiva 2019, pp. 11-12.

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al gap) e a un massimo di 8,7 miliardi (nel caso del calcolo basato sulla variazione assoluta del tax gap). Tale differenza si spiega con il dato anomalo del gettito potenziale nell’anno d’imposta 2020, che riduce notevolmente l’impatto della riduzione della propensione al gap in termini di recupero di ammontare del gettito complessivo.

TAVOLA R.1: LA VARIAZIONE DELLA TAX COMPLIANCE - 2019-2018 - DATI IN MILIONI DI EURO
		Anno	IVA	IRPEF	IRES	Totale
Propensione al gap	a)	2019	19,86%	69,16%	23,81%
	b)	2020	19,18%	69,68%	24,86%
Gettito teorico	c)	2019	135.423	46.955	37.719
	d)	2020	119.367	40.487	34.144
Tax gap	e)	2019	26.889	32.476	8.980
	f)	2020	22.899	28.212	8.487
Variazione tax compliance	g) = -(f - e)	Tax gap	3.990	4.264	493	8.747
	h) = -(b - a) * d	Propensione al gap	802	-210	-358	235

La norma vigente prevede due condizioni necessarie per determinare le risorse da destinare al Fondo. La prima condizione è indicata al comma 4 e si riferisce alla definizione delle maggiori entrate ‘permanenti’; la seconda condizione, indicata al comma 5, intende accertare il rispetto degli obiettivi programmatici di finanza pubblica.

In particolare, la condizione di cui al comma 4 prevede che le maggiori entrate, così come determinate nella Tavola R.1, siano considerate permanenti se per i tre anni successivi a quello oggetto di quantificazione, la somma algebrica della stima della variazione delle entrate derivanti in ciascun anno dal miglioramento dell'adempimento spontaneo risulti non negativa. Tale condizione implica, di fatto, che il miglioramento della tax compliance registrato nel 2020 non sia stato successivamente annullato da un peggioramento della tax compliance nel triennio successivo 2021-2023.

Il successivo periodo del medesimo comma prevede che qualora la suddetta somma algebrica risulti negativa, l'ammontare delle maggiori entrate permanenti è dato dalla differenza, se positiva, tra le maggiori entrate di cui al primo periodo e il valore negativo della somma algebrica della variazione delle entrate da miglioramento dell'adempimento spontaneo stimata con riferimento ai tre anni successivi. Viceversa, se la differenza di cui al periodo precedente è negativa o pari a zero, l'ammontare delle maggiori entrate permanenti è pari a zero. In sintesi, nel primo caso si fa riferimento a un peggioramento parziale della tax compliance; nel secondo caso a un peggioramento in grado di annullare tutta la variazione positiva della tax compliance registrata nel 2020.

Sotto il profilo metodologico, per calcolare la variazione della tax compliance per il triennio successivo al 2020 si sarebbero dovute utilizzare, per il 2021, le stime preliminari riportate nella Relazione 2023, mentre per il biennio successivo si fa riferimento alla stima elaborata dal Dipartimento delle finanze[72]. Tuttavia, avendo l’Istat anticipato già a metà settembre che la revisione del PIL 2021 sarebbe stata particolarmente rilevante, le stime provvisorie relative al tax gap 2021 per le principali imposte non sono state riportate nella Relazione 2023 e saranno inserite nell’Aggiornamento della stessa che verrà pubblicato ad inizio dicembre 2023. La quantificazione della variazione della tax compliance qui riportata deve

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72 La stima elaborata dal Dipartimento delle finanze si basa sul cd. metodo del residuo. Tale metodologia consente di depurare l’andamento delle imposte dagli effetti dovuti alla variazione del ciclo economico e della normativa. Il residuo non spiegato viene interpretato come variazione della tax compliance. Si tratta di una metodologia necessariamente meno ottimale rispetto all’approccio top-down, basato sul confronto tra i dati della Contabilità nazionale e quelli delle dichiarazioni fiscali, utilizzato nella Relazione. Tuttavia, laddove non è possibile, in assenza dei dati, applicare l’approccio top down, il metodo del residuo può considerarsi robusto al fine di soddisfare quanto previsto dalla condizione posta dal comma 4 dell’articolo 1 della Legge di Bilancio 2021-2023.

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ritenersi, conseguentemente, provvisoria e non tiene conto della revisione dei Conti nazionali effettuata da Istat[73].

Tale stima viene effettuata solo con riferimento all’IVA e alle imposte dirette per i redditi da lavoro autonomo e d’impresa. Inoltre, l’ammontare delle risorse potenziali derivanti dalla variazione positiva della tax compliance, riportate nella Tavola R.1, deve essere opportunamente corretto per tener conto delle risorse derivanti dal miglioramento della tax compliance che sono state già impiegate per finanziare interventi di spesa o di riduzione delle entrate.

La Tavola R.2 illustra il calcolo delle risorse potenziali da destinare al Fondo, tenendo conto della condizione prevista dal comma 4.

TAVOLA R.2: MAGGIORI ENTRATE PERMANENTI - CONDIZONE EX ART 1. C. 4 L. 178/2020 - (dati in milioni di euro)
Anno	Metodo	Quantificazione	IVA	IRPEF/IRES	Totale
		variazione compliance	802	-567	235
2020	Approccio top-down	di cui già impiegati	1.239	0	1.239
		a) var. compliance residua	-437	-567	-1.004
		variazione compliance	5.757	3.772	9.528
2021 (*)	Approccio top-down	di cui già impiegati	264	0	264
		b) var. compliance residua	5.492	3.772	9.264
		variazione compliance	-2.603	7.018	4.415
2022	Metodo del ‘residuo’	interventi normativi	-3.020	-1.436	-4.456
		c) var. compliance netta	417	8,454	8.871
		variazione compliance	-3.989		-3.989
2023	Metodo del ‘residuo’	interventi normativi	1.223		1.223
		d var. compliance netta	-5.212		-5.212
Condizione ex art. 1 comma 4		e) = b + c + d	697	12.225	12.922
Legge 178/2020					e) > 0
Fondo potenziale		f) = max {0, a}			0
(*) La quantificazione non tiene conto della revisione dei Conti nazionali effettuata da Istat nel mese di settembre 2023.

A fronte di una variazione positiva della compliance di 235 milioni, si osserva che circa 1,2 miliardi, stimati ex-ante come effetto di miglioramento della tax compliance a seguito dell’introduzione nel 2020 dell’obbligo di memorizzazione e trasmissione telematica dei corrispettivi, delle disposizioni di prevenzione delle frodi nel settore della commercializzazione e distribuzione dei carburanti e del contrasto alle frodi IVA sulle auto, sono stati già impiegati a copertura delle manovre di finanza pubblica. Pertanto, la variazione netta della tax compliance, potenzialmente da destinare al Fondo, risulta negativa di circa un miliardo[74].

Conseguentemente, per quest’anno non è possibile destinare risorse al Fondo per la riduzione della pressione fiscale[75].
Il calcolo sulla variazione della compliance nel triennio successivo 2021-2023, riportato nelle righe successive in Tavola R.2 ai sensi dell’articolo 1, comma 4, della legge n.

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73 Istat, ‘Conti Economici Nazionali’, 22 settembre 2023.
74 Occorre evidenziare che la quantificazione degli effetti di miglioramento della compliance era stata effettuata ex-ante, prima del verificarsi della crisi pandemica. La crisi pandemica ha inevitabilmente contribuito a ridurre notevolmente l’impatto del recupero di gettito dal miglioramento della compliance.
75 Si ricorda, tuttavia, che ai sensi dell’articolo 41 del decreto-legge 48/2023 la dotazione del Fondo per la riduzione della pressione fiscale, di cui all'articolo 1, comma 130, della legge 29 dicembre 2022, n. 197, è incrementata di 4.064 milioni per l'anno 2024. Ai relativi oneri si è provveduto attraverso la differenza tra i saldi programmatici e i saldi tendenziali registrati nel biennio 2023-24, ai sensi dell'articolo 44 del medesimo decreto-legge.

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178/2020, risulta comunque irrilevante ai fini della determinazione delle risorse da destinare al Fondo.

Anche con riferimento al comma 5, il quale prevede che, nel rispetto degli obiettivi programmatici di finanza pubblica, la Nota di aggiornamento del Documento di economia e finanza indichi la quota delle maggiori entrate permanenti rispetto alle previsioni tendenziali formulate per il Documento di economia e finanza, derivanti dal miglioramento dell'adempimento spontaneo e determinate ai sensi del comma 4, da destinare al Fondo di cui al comma 2, la quantificazione, comunque riportata nella Tavola R.3, risulta altrettanto irrilevante ai fini della determinazione delle risorse da destinare al Fondo.

TAVOLA R.3: FONDO PER LA RIFORMA DEL SISTEMA FISCALE - ART.1 C. 5 L. 178/2020 - (dati in milioni di euro)
Anno 2023		Previsioni
		DEF 2023	NADEF 2023	Differenza
IVA		158.832	157.164	-1.668
Saldo IRPEF		6.432	7.793	1.361
Saldo IRES		8.527	14.851	6.324
Totale	a)	173.791	179.808	6.017
Fondo potenziale	b)			0
Condizione ex art. 1 comma 5 Legge 178/2020				a) > b)
Fondo potenziale	c) = b)			0
Fondo effettivo				0

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IV.	LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA
IV.1	INTRODUZIONE
Dalla pubblicazione del DEF ad oggi, l’azione di Governo si è focalizzata sull’attuazione, rimodulazione e integrazione del Piano Nazionale di Ripresa e Resilienza (PNRR), sulla riforma fiscale e su attività propedeutiche all’attuazione dell’autonomia differenziata delle Regioni.
In particolare, gli aggiustamenti al Piano sono stati resi necessari in considerazione di diversi fattori di criticità, in larga parte di natura esogena1, e dall’approvazione del piano REPowerEU2 , che permette agli Stati membri di inserire riforme e investimenti per ridurre la dipendenza dai combustibili fossili russi e diversificare l'approvvigionamento energetico e la transizione ecologica. La proposta di revisione del Piano, trasmessa alla Commissione lo scorso agosto, sarà finalizzata nel negoziato tuttora in corso, per poi essere approvata dal Consiglio dell'Unione europea.
A luglio, il Consiglio dell’Unione europea ha adottato le Raccomandazioni specifiche per l’Italia3, alla luce del Programma Nazionale di Riforma, del Programma di Stabilità e delle conclusioni del Rapporto-Paese sull’Italia4 redatto dalla Commissione europea.
Le Raccomandazioni del Consiglio mirano a rafforzare le politiche destinate a ridurre il debito pubblico, a sostenere gli investimenti e a promuovere la transizione energetica nel contesto del nuovo capitolo del PNRR dedicato al REPowerEU, al fine di garantire una crescita sostenibile (Tavola IV.1).
Coerentemente con quanto richiesto dalla normativa nazionale, si espongono i progressi conseguiti in tema di riforme e di politica economica con riferimento alle tre suddette Raccomandazioni del Consiglio.

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1 Quali l’inflazione elevata e le strozzature nelle catene dell’offerta. Per dettagli si vedano le Informative presenti in https://www.politicheeuropee.gov.it/it/ministro/agenda/19-lug-23-audizione/.
2 Per la documentazione completa, si veda:
https://www.consilium.europa.eu/it/press/press-releases/2023/02/21/eu-recovery-plan-council-adopts-repowereu/
3 Le Raccomandazioni sono state formulate a maggio dalla Commissione europea e approvate a luglio dal Consiglio europeo. Per approfondimenti si veda:
https://eur-lex.europa.eu/legal-content/IT/TXT/?uri=CELEX:32023H0901(12).
4 Per approfondimenti, si veda:
https://commission.europa.eu/publications/2023-european-semester-country-specific-recommendations-commission-recommendations_en.

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TAVOLA IV.1 - RACCOMANDAZIONI DEL CONSIGLIO DELL’UE PER L'ITALIA
Raccomandazione 1:
Finanza pubblica Spending Review e
Racc. 1- eliminare gradualmente le vigenti misure di sostegno connesse all'energia, usando i relativi risparmi per ridurre il disavanzo pubblico, quanto prima nel 2023 e nel 2024; qualora nuovi aumenti dei prezzi dell'energia dovessero richiedere misure di sostegno, provvedere a che queste mirino a tutelare le famiglie e le imprese vulnerabili, siano sostenibili a livello di bilancio e preservino gli incentivi al risparmio energetico; […]

Spesa pubblica	Racc. 1- […] assicurare una politica di bilancio prudente, in particolare limitando a non più dell'1,3% l'aumento nominale della spesa primaria netta finanziata a livello nazionale nel 2024;
Infrastrutture ed investimenti
Racc. 1- […] preservare gli investimenti pubblici finanziati a livello nazionale e provvedere all'assorbimento efficace delle sovvenzioni del dispositivo per la ripresa e la resilienza e di altri fondi dell'UE, in particolare per promuovere le transizioni verde e digitale;

Finanza pubblica e investimenti per una crescita sostenibile
Racc. 1- […] per il periodo successivo al 2024, continuare a perseguire una strategia di bilancio a medio termine di risanamento graduale e sostenibile, combinata con investimenti e riforme atti a migliorare la produttività e ad aumentare la crescita sostenibile, al fine di conseguire una posizione di bilancio prudente a medio termine;

Politica fiscale
Racc. 1 - […]ridurre ulteriormente le imposte sul lavoro e aumentare l'efficienza del sistema fiscale mediante l'adozione e la corretta attuazione della legge delega di riforma fiscale, preservando nel contempo la progressività del sistema fiscale e migliorando l'equità, in particolare mediante la razionalizzazione e la riduzione delle spese fiscali, comprese l'IVA e le sovvenzioni dannose per l'ambiente, e la riduzione della complessità del codice tributario; allineare i valori catastali ai valori di mercato correnti;

Raccomandazione 2:
PNRR
Racc. 2 - garantire una governance efficace e rafforzare la capacità amministrativa, in particolare a livello subnazionale, ai fini dell'attuazione continuativa, rapida e solida del piano per la ripresa e la resilienza. […]

REPowerEu e politica di coesione
Racc. 2 - […] perfezionare celermente il capitolo dedicato a REPowerEU al fine di avviarne rapidamente l'attuazione; procedere alla rapida attuazione dei programmi della politica di coesione in stretta complementarità e sinergia con il piano per la ripresa e la resilienza;

Raccomandazione 3:
Sostenibilità ambientale
Racc. 3 - ridurre la dipendenza dai combustibili fossili; razionalizzare le procedure di concessione per accelerare la produzione di energie rinnovabili aggiuntive e sviluppare interconnessioni delle reti elettriche per assorbirla; accrescere la capacità di trasporto interno del gas al fine di diversificare le importazioni di energia e rafforzare la sicurezza dell'approvvigionamento; aumentare l'efficienza energetica nei settori residenziale e produttivo, anche attraverso sistemi di incentivi maggiormente mirati, rivolti in particolare alle famiglie più vulnerabili e agli edifici con le prestazioni peggiori; promuovere la mobilità sostenibile, anche eliminando le sovvenzioni dannose per l'ambiente e accelerando l'installazione di stazioni di ricarica; intensificare le iniziative a livello politico volte all'offerta e all'acquisizione delle competenze necessarie per la transizione verde.

IV.2	PERSEGUIRE UNA POLITICA DI BILANCIO PRUDENTE E DI SUPPORTO ALLA CRESCITA SOSTENIBILE (CSR1)
Assicurare una politica di bilancio prudente
L’andamento del deficit nel 2023 è caratterizzato, oltre che dall’aggiornamento in rialzo dei crediti d’imposta legati ai bonus edilizi, dalla proroga di alcune misure, concentrate principalmente nel primo trimestre, per contenere l’impatto dei rincari dei prezzi energetici su famiglie e imprese, coerentemente con gli indirizzi della Commissione europea. Quest’ultima aveva

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invitato a proseguire gli interventi di supporto alle attività economiche e alle famiglie, in particolare le più vulnerabili, per attenuare gli effetti della crisi energetica, iniziando, al contempo, un processo di graduale rimozione (phasing-out) delle misure temporanee ed emergenziali per garantire la sostenibilità delle finanze pubbliche. Nella prima Raccomandazione del Consiglio all’Italia, questo orientamento è rinnovato, con l’invito a completare l’eliminazione di tali misure quanto prima nel 2023, o al più tardi nel 2024.
Gli interventi introdotti in corso d’anno, tra cui alcune proroghe di passati provvedimenti, sono stati ritenuti necessari per sostenere le famiglie, a fronte degli aumenti registrati dai prezzi dei beni energetici. Essi si inseriscono nel processo di phasing-out. Nel 2023, infatti, le risorse stanziate per le misure temporanee in risposta al caro energia risultano più che dimezzate rispetto a quelle allocate nel corso del 2022. Tali misure si sono sempre più caratterizzate per la loro selettività, anche al fine di ridurre la pressione sul fabbisogno del settore pubblico5.
L’aggiornamento delle previsioni nello scenario a legislazione vigente presenta un peggioramento rispetto ad aprile, per effetto di alcuni fattori che agiscono in modo diverso sui vari anni. Tra questi si può menzionare: i) la revisione al rialzo dei crediti d’imposta relativi ai bonus edilizi, che impatta sul deficit del 2023 e causa un ulteriore aumento della componente stock-flussi, che contribuisce alla crescita dello stock di debito atteso nel periodo 2023-20266; ii) la più contenuta previsione di crescita economica attesa nel 2023 e nel 2024, che contribuisce a rendere meno dinamiche le entrate tributarie; iii) l’aumento dei rendimenti dei titoli di Stato, che comporta un aggravio aggiuntivo in termini di maggiore spesa per interessi, prevalentemente nel triennio 2024-2026.
Come delineato nello scenario programmatico, la manovra di bilancio per il triennio 2024-2026, continuerà ad essere prudente, perseguendo il giusto equilibrio tra il sostegno all’economia nel breve termine, attraverso misure mirate, e il contenimento del deficit e del rapporto debito/PIL nel medio termine.
Nel merito, il Consiglio europeo chiede di limitare la crescita della spesa primaria netta finanziata con risorse nazionali al di sotto dell’1,3 per cento nel 2024, pur preservando gli investimenti pubblici, in particolare quelli destinati a promuovere le transizioni verde e digitale. Le previsioni dello scenario programmatico indicano il rispetto del limite posto alla spesa.
Tale Raccomandazione trova una risposta nell’attivazione da parte del Governo di una nuova fase di revisione della spesa, ai sensi dell’articolo 22-bis della legge di contabilità e finanza pubblica7.
Nel DEF di aprile, infatti, sono stati definiti gli obiettivi di risparmio di spesa delle amministrazioni centrali del bilancio dello Stato per il triennio 2024-2026, che si aggiungono a quelli già definiti nel DEF 2022. Al riguardo, lo scorso agosto è stato

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5 Per maggiori dettagli si rimanda al riquadro nel cap. 3 ‘Le recenti iniziative adottate in risposta al caro energia’.
6 L’aggiustamento stock-flussi comprende i fattori che spiegano la differenza tra l’indebitamento netto e la variazione del debito pubblico, come gli introiti da privatizzazioni, gli scarti di emissione, i costi delle operazioni su derivati, le variazioni delle disponibilità liquide del Tesoro. Tra le componenti vi è la differenza tra i saldi valutati in termini di competenza e di cassa, in cui rientra la differente contabilizzazione dei crediti di imposta relativi al superbonus.
7 L. n. 196/2009.

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approvato il decreto del Presidente del Consiglio dei ministri8 che ha disciplinato: i) la ripartizione degli obiettivi per ministero; ii) i criteri per la definizione delle proposte per il loro conseguimento e per il monitoraggio delle stesse, in coerenza con la riforma 1.13 del PNRR volta al rafforzamento delle attività di monitoraggio e valutazione nei processi di bilancio.
La riduzione delle voci di spesa in conto capitale non può eccedere il 30 per cento dell’obiettivo di risparmio complessivo. Sono, in ogni caso, escluse le voci relative a: i) i progetti a valere sul PNRR e sul Piano complementare; ii) le spese per la ricostruzione a seguito di calamità naturali; iii) le spese per la misura Transizione 4.0.
La Ragioneria Generale dello Stato ha adottato delle linee guida per orientare il processo di analisi per la revisione della spesa e il monitoraggio delle amministrazioni, allo scopo di garantire loro un’adeguata assistenza per raggiungere gli obiettivi di maggiore efficienza.
In un orizzonte temporale di medio termine, al fine di potenziare la capacità di governo della spesa pubblica, incrementarne il valore prodotto, ridurre eventuali inefficienze e sprechi e individuare spazi di bilancio disponibili per il finanziamento di nuovi interventi, è prevista la realizzazione, in via sistematica e strutturale, di attività di analisi e valutazione delle politiche pubbliche e della spesa, programmate e organizzate in specifici piani triennali. Tali attività mirano a rendere disponibili indicazioni approfondite sull’efficacia delle politiche e sull’efficienza dei processi, con l’obiettivo di fornire al decisore e a chi è chiamato a dare attuazione alle politiche pubbliche informazioni su quali interventi sia più conveniente investire, quali ridimensionare o in che modo sia più utile riorganizzare il sistema di produzione e di offerta dei servizi.
Il principale obiettivo è quello di individuare le azioni da intraprendere per migliorare l’allocazione delle risorse, per rendere le politiche adottate sempre più efficaci e i servizi più efficienti, nonché per favorire e sostenere i processi di revisione e di riallocazione della spesa.
Queste attività saranno programmate e realizzate da ciascun Ministero sulla base di appositi indirizzi e specifici criteri, con il coordinamento e il supporto del Ministero dell’economia e delle finanze.
Nonostante il rallentamento della crescita economica e il peggioramento delle prospettive di bilancio, la sostenibilità della finanza pubblica rimane solida nel medio termine. L’indebitamento netto è previsto tornare sotto la soglia del 3 per cento del PIL entro il 2026, grazie a un progressivo aumento dell’avanzo primario, tale da più che compensare l’aumento della spesa per interessi, dovuta all’aumento dei rendimenti sui titoli di Stato.
Il rapporto debito/PIL lungo tutto l’arco temporale della NADEF si colloca su un sentiero di riduzione graduale, pur se contenuta. Si tratta di una fase transitoria che accompagna il rientro del deficit al di sotto della soglia del 3 per cento e che risente della suddetta componente stock-flussi a causa del Superbonus. Successivamente la traiettoria del rapporto mostrerà un profilo discendente molto più rapido.

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8 DPCM del 7 agosto 2023 e pubblicato in GU il 18 agosto 2023. Gli importi corrispondo a 300 milioni nel 2024, 500 milioni nel 2025 e 700 milioni nel 2026, che, andandosi ad aggiungere agli obiettivi del DEF 2022, arrivano a 1.500 milioni per il 2024, 2.000 milioni per il 2025 e 2.200 milioni dal 2026.

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La riforma fiscale
La revisione del sistema fiscale è una delle riforme chiave ed è esplicitamente richiesta nella CSR1.
La legge delega di riforma fiscale, approvata lo scorso agosto9, si pone, tra gli altri, i seguenti obiettivi: i) stimolare la crescita economica e la natalità, attraverso l'aumento dell'efficienza del sistema tributario e la riduzione del carico fiscale; ii) semplificare il sistema tributario, riducendone distorsioni e complessità; iii) contrastare più efficacemente l’evasione e l’elusione fiscale mediante il rafforzamento dell’utilizzo delle diverse banche dati a disposizione e la creazione di un sistema più efficiente e trasparente per favorire la compliance volontaria.
Tra le misure principali contenute nella delega, si prevede la revisione e la graduale riduzione dell’imposta sul reddito delle persone fisiche (IRPEF), anche attraverso la riduzione delle aliquote e dei relativi scaglioni, preservando il principio di progressività al fine di ridurre il carico fiscale sul lavoro e promuovere l’equità orizzontale. Per stimolare l’offerta di lavoro, inoltre, si prevede l’applicazione di un’imposta sostitutiva proporzionale sulla tredicesima mensilità, sui premi di produttività e sulle retribuzioni corrisposte a titolo di straordinario che eccedono una determinata soglia. La legge delega attribuisce un ruolo particolare al riordino delle tax expenditures, per il conseguimento degli obiettivi di equità verticale e orizzontale e il sostegno della transizione energetica. La rimodulazione delle tax expenditures prevista dalla delega sarà effettuata ponendo attenzione ai seguenti aspetti: i) composizione del nucleo familiare e costi sostenuti per la crescita dei figli; ii) tutela del bene costituito dalla casa, della salute, dell’istruzione e della previdenza complementare; iii) obiettivi di miglioramento dell’efficienza energetica e della riduzione del rischio sismico del patrimonio edilizio esistente.
Per quanto concerne l’imposizione sui redditi delle società e degli enti (IRES), la legge delega prevede interventi finalizzati a sostenere gli investimenti e la produttività, nel rispetto dei principi sulla tassazione internazionale e delle raccomandazioni dell’OCSE. La delega prevede la riduzione dell’aliquota IRES per le imprese che impiegano in investimenti, nuove assunzioni o schemi stabili di partecipazione dei dipendenti agli utili una somma corrispondente, in tutto o in parte, al reddito entro i due periodi d'imposta successivi alla sua produzione. Si prevede, inoltre, il riordino delle regole di deducibilità degli interessi per allineare il sistema impositivo attualmente esistente a quello internazionale.
La delega dispone, inoltre, il graduale superamento dell’IRAP10, al fine di ridurre le distorsioni e gli oneri in capo alle imprese e agli operatori economici. L’intervento deve comunque garantire il finanziamento del servizio sanitario nazionale ed il gettito in misura equivalente per le regioni che presentino squilibri di bilancio sanitario o siano sottoposte a piani di rientro. La delega contiene anche principi e criteri direttivi specifici per una razionalizzazione dei micro-tributi per ridurre le complessità dell’attuale sistema e gli adempimenti a carico dei

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9 L. n. 111 del 9 agosto 2023.
10 In questo processo, si darà priorità alle società di persone e alle associazioni senza personalità giuridica costituite tra persone fisiche per l'esercizio in forma associata di arti e professioni.

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contribuenti. Il riordino dei micro-tributi prevede interventi relativamente all’imposta di registro, all’imposta sulle successioni e donazioni, all’imposta di bollo e agli altri tributi indiretti diversi dall’IVA.
In riferimento alle accise e alle altre imposte indirette sulla produzione e sui consumi, anche in risposta alla CSR3, la legge delega prevede la rimodulazione della tassazione energetica con l’obiettivo di favorire la riduzione delle emissioni di gas climalteranti e sostenere la produzione di energia elettrica da risorse rinnovabili.
In particolare, la legge prevede che: i) le aliquote di accisa e le altre forme di tassazione siano rimodulate in relazione all’impatto ambientale dei prodotti energetici su cui esse si applicano; ii) siano introdotti meccanismi di esenzione o agevolazione per favorire la produzione di energia da biomasse o altre risorse rinnovabili, nel rispetto delle normative comunitarie; iii) siano progressivamente rimodulate o eliminate alcune delle agevolazioni, catalogate come sussidi ambientalmente dannosi11. In ogni caso, tali interventi saranno in linea con la revisione della direttiva sulla tassazione dei prodotti energetici12, una volta terminato il negoziato tuttora in corso.
Le novità della delega fiscale riguardano anche un miglioramento del rapporto tra fisco e contribuenti, al fine di renderlo più trasparente e certo. Si prevede la semplificazione delle regole alla base del dialogo tra l’amministrazione finanziaria e i cittadini, riducendo gli adempimenti e la complessità, e rivedendo in modo sistematico il sistema delle sanzioni. In tema di controlli, si persegue un cambio di prospettiva, passando da una verifica ex post a quella ex ante. Saranno incoraggiati, infatti, l’adempimento spontaneo con il concordato preventivo biennale per le imprese di minore dimensione e la cooperative compliance per le imprese più grandi. Ciò contribuirà ad incrementare la trasparenza e la certezza del sistema tributario, anche al fine di attrarre investitori esteri.
Infine, secondo quanto previsto nel testo nella delega fiscale, le misure di efficientamento della struttura dei tributi e di riduzione del carico fiscale saranno finalizzate anche a stimolare la natalità e sostenere le famiglie, le persone con disabilità e i giovani.
Per rafforzare ulteriormente tali interventi, il Governo intende adottare provvedimenti legislativi con cui potenziare la rete dei servizi e il novero delle agevolazioni a sostegno della famiglia e assicurarne la più ampia fruizione13, nonché per direzionare l’attività delle Pubbliche Amministrazioni (PA). verso il soddisfacimento delle necessità delle famiglie in difficoltà o numerose, in considerazione della funzione sociale multidimensionale svolta dal nucleo familiare. È infine necessario sottolineare che si prevede per il 2024 la conferma della

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11 In Italia la rassegna di tali misure è contenuta nel Catalogo dei sussidi ambientalmente dannosi, curato dal Ministero dell’Ambiente e della Sicurezza Energetica.
12 Direttiva 2003/96/CE del Consiglio del 27 ottobre 2003, che definisce il quadro comunitario per la tassazione dei prodotti energetici e dell'elettricità.
13 Si prevede, in particolare, il potenziamento dei centri estivi e sportivi, dei servizi socioeducativi territoriali, dei centri con funzione educativa e ricreativa che svolgono attività a favore dei minori e delle strutture, anche private, per l’assistenza all’infanzia.

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significativa riduzione dei contributi sociali a carico dei lavoratori così come potenziata nel 202314, determinando un calo del cuneo fiscale così come richiesto.

FOCUS	L’autonomia differenziata

L’articolo 116, terzo comma, della Costituzione italiana prevede che con legge dello Stato è possibile procedere all’attribuzione di forme e condizioni particolari di autonomia alle Regioni a statuto ordinario che ne facciano richiesta, fermo restando il rispetto dei principi stabiliti dall’articolo 119 della Costituzione. Il medesimo comma specifica la procedura per l’approvazione della legge, la quale deve avvenire a maggioranza assoluta dei componenti di ciascuna Camera sulla base di un’intesa fra lo Stato e la Regione interessata.

Il percorso per l’attuazione dell’articolo 116, terzo comma, della Costituzione è stato avviato attraverso:

●        la definizione e l’avvio del procedimento di determinazione dei livelli essenziali delle pre-stazioni (LEP) concernenti i diritti civili e sociali che devono essere garantiti su tutto il territorio nazionale, ai sensi dell’articolo 117, secondo comma, lettera m), della Co-stituzione;

● la presentazione di un disegno di legge alle Camere per l’attuazione dell’articolo 116, terzo comma, della Costituzione.

Per quanto riguarda la determinazione dei LEP nelle 23 materie che possono essere oggetto di autonomia differenziata, la legge di bilancio per l’anno 2023[15] ha istituito una Cabina di regia, composta dai Ministri competenti per materia.

Alla Cabina di regia spetta sia la ricognizione della normativa statale e delle funzioni esercitate dallo Stato e dalle Regioni a statuto ordinario, in ognuna delle materie di cui all'articolo 116, terzo comma, della Costituzione, che la ricognizione della spesa storica a carattere permanente nelle medesime materie e funzioni.

Inoltre, spetta alla Cabina di regia:
● individuare le materie o gli ambiti di materie che sono riferibili ai LEP, sulla base delle ipotesi tecniche formulate dalla Commissione tecnica per i fabbisogni standard;

●        determinare, nel rispetto dell'articolo 17 della legge 31 dicembre 2009, n. 196, e, comunque, nell'ambito degli stanziamenti di bilancio a legislazione vigente, i LEP, sulla base delle ipotesi tecniche formulate dalla Commissione tecnica per i fabbisogni standard.

Al termine di tale iter, la Cabina di regia predisporrà uno o più schemi di decreto del Presidente del Consiglio dei ministri recanti, anche distintamente tra le 23 materie, la determinazione dei LEP e dei relativi costi e fabbisogni standard.

Per quanto concerne l’attuazione della disposizione costituzionale di cui all’articolo 116 della Costituzione, è stato, poi, presentato l’Atto Senato n. 615, che, da un lato, individua i princìpi per l’attribuzione di funzioni alle Regioni che abbiano chiesto l’accesso a forme e condizioni particolari di autonomia per una o più materie richiamate dall’articolo 116, terzo comma, della Costituzione, e delle connesse risorse umane, strumentali e finanziarie; dall’altro, definisce le modalità procedurali di approvazione, modifica e cessazione di efficacia delle intese fra lo Stato e la singola Regione.

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14 Il Decreto-legge 4 maggio 2023, n. 48, convertito con modificazioni dalla Legge 3 luglio 2023, n. 85, ha rafforzato la riduzione dell’aliquota relativa ai contributi sociali a carico dei lavoratori con redditi medio-bassi, prevista, per l’intero 2023, dalla L. 197/2022, che a sua volta aveva prorogato il taglio in vigore nel 2022. Per il secondo semestre 2023, la riduzione sale a 6 punti percentuali per i lavoratori con una retribuzione mensile inferiore 2.692 euro su 13 mensilità (maggiorata a 7 punti percentuali nel caso di retribuzione mensile inferiore ai 1.923 euro).
15 Legge 29 dicembre 2022, n. 197, articolo 1, commi da 791 a 801.

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Tra le finalità dell’intervento normativo si stabilisce, all’articolo 1, che l’attribuzione di funzioni relative alle ulteriori forme e condizioni particolari di autonomia, con riguardo a materie o ambiti di materie riferibili ai diritti civili e sociali che devono essere garantiti su tutto il territorio nazionale, è consentita subordinatamente alla determinazione dei LEP.

Più specificatamente, l'articolo 4 chiarisce i principi per il trasferimento delle funzioni, con le relative risorse umane, strumentali e finanziarie, attinenti a materie o ambiti di materie riferibili ai LEP: tale trasferimento può avvenire, nell’ambito delle risorse che saranno rese disponibili in coerenza con gli obiettivi di finanza pubblica e con gli equilibri di bilancio, solo dopo la conseguente determinazione dei LEP e dei relativi costi e fabbisogni standard.

Nel corso dell’esame parlamentare del disegno di legge, particolare attenzione è stata data al rafforzamento delle garanzie per assicurare il raggiungimento dei LEP in tutte le regioni, anche attraverso la previsione di meccanismi di monitoraggio e di misure perequative già previste dal disegno di legge.

Infine, al fine di individuare i livelli essenziali delle prestazioni concernenti i diritti civili e sociali, con DPCM del 26 marzo del 2023 è stato istituito il Comitato per i Livelli essenziali delle prestazioni (CLEP), che supporterà il lavoro della cabina di regia, istituita ai sensi della legge n. 197 del 2022.

Preservare gli investimenti pubblici finanziati a livello nazionale e promuo-vere le transizioni verde e digitale
La trasformazione digitale del Paese sta avanzando a un ritmo notevole: l’Italia è tra gli Stati membri che, partendo da una posizione arretrata, ha migliorato sostanzialmente i propri punteggi DESI negli ultimi cinque anni, attuando investimenti e destinando una maggiore attenzione politica al digitale, anche grazie alla maggiore disponibilità dei finanziamenti europei16.
Sebbene permangano ambiti in cui si registrano performance inferiori alla media UE, come nel caso delle competenze dei cittadini e della digitalizzazione dei servizi pubblici, l’attenzione sull’innovazione si è intensificata. A questo scopo, sono state messe in atto numerose misure per favorire la trasformazione digitale del Paese, destinando una cospicua parte delle risorse del PNRR (il 25 per cento del totale) a sostenere riforme e investimenti innovativi per l’obiettivo digitale17.
Contribuiscono a tale obiettivo, in modo particolare, gli investimenti della Missione 1 (Digitalizzazione, innovazione, competitività, cultura e turismo), che mirano, in primo luogo, a promuovere la transizione digitale della PA, attraverso il passaggio al cloud e all’interoperabilità.
In particolare, sono state completate con successo la progettazione, preparazione, installazione e il testing di quattro data center, che costituiscono il nucleo di una nuova infrastruttura cloud, denominata ‘Polo Strategico Nazionale’ (PSN), dedicata a ospitare i sistemi informativi, i dati e le applicazioni di tutte le pubbliche amministrazioni. Nelle prossime fasi, si prevede la migrazione dei dataset e delle applicazioni di circa 280 pubbliche amministrazioni centrali e aziende sanitarie locali su tale cloud.

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16 Commissione europea, Indice di digitalizzazione dell'economia e della società (DESI), 2022.
17 L’obiettivo digitale è calcolato in base alla metodologia indicata del Regolamento UE 241/2021 relativo al dispositivo RRF: le misure incluse nei piani per la ripresa e la resilienza dei singoli Stati membri devono contribuire a tale obiettivo, per almeno il 20 per cento della dotazione complessiva. I coefficienti per le singole misure sono determinati sulla base dei settori di intervento stabiliti nell’allegato VII.

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Inoltre, è stata realizzata la Piattaforma Digitale Nazionale Dati che garantirà l’interoperabilità dei sistemi informativi e delle basi dati delle pubbliche amministrazioni.
Gli obiettivi previsti per la diffusione di AppIO (target interno) e di PagoPa (target europeo) sono stati raggiunti rispettivamente con due e tre anni di anticipo.
Il Governo ha adottato specifiche misure per l’accrescimento delle competenze digitali della popolazione e della forza lavoro: la ‘Strategia nazionale per le competenze digitali’ e l’iniziativa ‘Repubblica digitale’ con il relativo fondo sono le iniziative più rilevanti, a cui si aggiungono il ‘Servizio civile digitale’, il Programma nazionale per la garanzia di occupabilità dei lavoratori e il ‘Piano nazionale nuove competenze’.
Di particolare importanza sono gli investimenti dedicati alla connettività ed i finanziamenti per gli IPCEI (Important Projects of Common European Interest), tra cui rientrano quelli dedicati alla microelettronica, alle infrastrutture e ai servizi cloud di prossima generazione.
Con l’obiettivo di potenziare la catena di approvvigionamento dei semiconduttori, in Italia e in Europa, e allo stesso tempo sostenere le transizioni verde e digitale, si concluderà a breve il processo per istituire la Fondazione ‘Centro italiano per il design dei circuiti integrati a semiconduttore’. Coerentemente con il contenuto della legge istitutiva18, la Fondazione avrà il compito di promuovere la progettazione dei circuiti integrati, rafforzare il sistema di formazione professionale e favorire l'innovazione e il trasferimento tecnologico nel settore, anche partecipando a iniziative e programmi dell’Unione europea.
L’Italia ha destinato ingenti risorse all’High Performance Computing (HPC) che ha beneficiato di un investimento congiunto19 di 120 milioni per finanziare il supercomputer LEONARDO inaugurato nel novembre 2022 che, ad oggi, è il quarto supercomputer più potente al mondo.
Nell’ambito degli investimenti previsti per la terza rata del PNRR, l’attenzione si è focalizzata sulle misure in materia di cybersecurity. Dopo l’istituzione dell’Agenzia per la Cybersicurezza Nazionale, è stata avviata la definizione dell’architettura dell’ecosistema di cybersecurity nazionale; in questo ambito, saranno potenziati i sistemi di Cybersecurity delle PA locali e centrali.
Consistenti investimenti sono stati allocati alla digitalizzazione dei servizi della Sanità20 e all’ammodernamento del parco tecnologico ospedaliero.
Per l’attuazione dei principali interventi disposti nell’ambito della transizione verde, si rimanda a quanto riportato nel paragrafo dedicato alla CSR3.

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18 La Fondazione è istituita ai sensi dell’articolo 1, comma 405, della legge n. 197/2022.
19 Il 50 per cento dell’investimento è finanziato dalla Commissione europea, mentre il resto è garantito dal Ministero italiano dell'Università e della Ricerca e dal consorzio CINECA (composto da Austria, Grecia, Ungheria, Slovacchia e Slovenia).
20 La gara per la ‘Progettazione, realizzazione e gestione dei servizi abilitanti della Piattaforma Nazionale di Telemedicina’ è stata assegnata nel marzo 2023.

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IV.3	ACCELERARE L’ATTUAZIONE DEL PNRR, DI REPOWER-EU E DEI PROGRAMMI DELLA POLITICA DI COESIONE (CSR2)
Nuova governance del PNRR presso la Presidenza del Consiglio
Con la riforma introdotta con il decreto-legge ‘PNRR ter’21, il Governo ha rivisto la struttura organizzativa del PNRR, con l’intento di razionalizzare e migliorare l’efficacia del processo di governance. Ha provveduto infatti a: i) affidare le decisioni e il coordinamento negoziale con la Commissione al Ministro per gli Affari europei, il Sud, le politiche di coesione e per il PNRR; ii) istituire presso la Presidenza del Consiglio una struttura di missione PNRR, con funzioni d’indirizzo, coordinamento e presidio sull’attuazione del Piano; iii) potenziare le attività di verifica, di monitoraggio e di revisione del PNRR; iv) inserire i rappresentanti delle parti sociali ed economiche nella Cabina di regia; v) istituire presso il Dipartimento della Ragioneria Generale dello Stato del Ministero dell’economia e delle finanze l’Ispettorato Generale per il PNRR, con compiti di coordinamento operativo sull’attuazione, gestione finanziaria e monitoraggio del PNRR, di controllo e rendicontazione all’Unione europea, nonché di supporto all’Autorità politica delegata e alle amministrazioni centrali e territoriali coinvolte nell'attuazione degli interventi del Piano.
Il rafforzamento della capacità amministrativa
La riforma della PA rappresenta un elemento essenziale per accelerare il processo produttivo del Paese e fornire un adeguato livello di servizi ai cittadini. Gli obiettivi che il PNRR si prefigge afferiscono a: i) l’entrata in vigore di tutti i provvedimenti attuativi della riforma del pubblico impiego; ii) la definizione di piani per il reclutamento; iii) lo sviluppo di carriera e il training per tutti i dipendenti pubblici. Il decreto-legge ‘PNRR ter’, il decreto-legge ‘PA’22 e il decreto-legge ‘PA Bis’23 si muovono verso questa direzione. In particolare, i decreti-legge ‘PA’ e ‘PA Bis’, in applicazione della CSR2, puntano ad accrescere il capitale umano delle amministrazioni pubbliche impegnate nell’attuazione del PNRR. I due decreti-legge, tra le altre, contengono misure per: i) stabilizzare il personale a tempo determinato dedicato alle valutazioni di impatto ambientale; ii) rafforzare le strutture amministrative dei ministeri e delle agenzie; iii) ampliare la possibilità di assumere dirigenti fuori ruolo con competenze specifiche; iv) accelerare lo svolgimento dei concorsi pubblici, così da favorire l’assunzione di personale, soprattutto giovani, da insediare presso varie pubbliche amministrazioni.
Si prevede, nello specifico, inoltre, la semplificazione del reclutamento del personale dei Vigili del fuoco, dei magistrati ordinari e del personale del Ministero della giustizia, nonché il rafforzamento del contingente impiegato presso la Commissione tecnica per la valutazione dell’impatto ambientale dei progetti PNIEC

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21 Decreto-legge 24 febbraio 2023 n. 13, convertito con modificazioni dalla legge n. 41/2023.
22 Decreto-legge 22 aprile 2023 n. 44, convertito con modificazioni dalla legge n. 74/2023.
23 Decreto-legge 22 giugno 2023 n. 75, convertito con modificazioni dalla legge n. 112/2023.nel marzo 2023.

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e PNRR e presso la Soprintendenza Speciale per il PNRR e modalità di sostegno alle assunzioni nei piccoli comuni (con popolazione fino a 5.000 abitanti).
Per assicurare la qualità e la trasparenza dell’attività amministrativa e dei servizi ai cittadini e alle imprese, semplificando i processi, sono previste novità anche per il Piano Integrato di Attività e Organizzazione (PIAO) della PA24.
Nel PNRR, la digitalizzazione delle pubbliche amministrazioni assume un ruolo centrale25. Ulteriori interventi in materia di digitalizzazione hanno riguardato il settore della scuola e della giustizia. Per conseguire gli obiettivi del PNRR relativi alle linee di investimento per la digitalizzazione delle istituzioni scolastiche, sono estese agli anni scolastici 2023-2024 e 2024-2025 le misure relative alle équipe formative territoriali; tra tali misure, sono ricomprese anche le azioni e gli investimenti del PNRR. In materia di giustizia, invece, sono stati intensificati il processo di digitalizzazione degli atti giudiziari e la dismissione degli archivi analogici.
Il decreto-legge 22 giugno 2023, n. 75, convertito, con modificazioni, dalla legge 10 agosto 2023, n. 112, ha istituito una “cabina di regia” per l'individuazione delle direttive in materia di valorizzazione e dismissione del patrimonio immobiliare pubblico, avente funzioni di impulso, coordinamento e controllo in materia di programmazione e realizzazione degli interventi necessari alla valorizzazione e alla dismissione del patrimonio immobiliare pubblico. Tali attività saranno, in particolare, volte a rispondere alle esigenze connesse all’emergenza abitativa in modo da fornire l’adeguato sostegno alle necessità delle famiglie in difficoltà o numerose e della funzione sociale multidimensionale svolta dal nucleo familiare.
Lo stato di attuazione del PNRR
La prima fase di attuazione del PNRR (fino al primo semestre 2022) è stata caratterizzata principalmente da interventi di natura procedurale o preliminare alla realizzazione dei progetti che si sono conclusi nei tempi previsti26.
A partire dal secondo semestre 2022, sono aumentati i traguardi da conseguire, nonché la complessità degli interventi, derivante dall’effettiva realizzazione dei numerosi progetti previsti dal Piano (avvio dell’attuazione degli investimenti, selezione degli operatori economici, approvvigionamenti di materie prime, recruiting di personale specializzato etc.).
Inoltre, la dinamica dei prezzi e le difficoltà di approvvigionamento delle catene dell’offerta, verificatesi nel periodo immediatamente successivo all’avvio del Piano, esacerbate dal conflitto in Ucraina, hanno inciso sui costi degli interventi e sulla capacità delle amministrazioni di avviare le gare per nuove opere. Per ovviare a tale circostanza e scongiurare il rischio di importanti ritardi nella

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21 Il PIAO è un documento unico di programmazione e governance, introdotto dal D.L. n. 80/2021, che sostituisce una serie di Piani che le amministrazioni erano tenute a predisporre in relazione alla gestione delle risorse umane, l’organizzazione dei dipendenti nei vari uffici, la formazione e le misure di prevenzione della corruzione. L’adozione dei PIAO da parte delle diverse amministrazioni, inizialmente prevista entro il 30 aprile, è stata posticipata al 30 giugno 2022 dal D.L. n. 36/2022 che ne ha definito i contenuti e lo schema tipo. Il 1°luglio è diventato operativo il relativo portale.
22 Per i dettagli delle misure proposte, si rimanda al paragrafo ‘Preservare gli investimenti pubblici finanziati a livello nazionale e promuovere le transizioni verde e digitale’.
23 Tra questi, la riforma del processo civile, la semplificazione della interconnessione tra le PA, i decreti attuativi per l’ammodernamento degli impianti di rifiuti sono stati approvati nei tempi previsti.

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realizzazione degli interventi del PNRR, il c.d. decreto-legge ‘Aiuti’27 ha previsto un meccanismo di adeguamento delle basi di asta per consentire l'avvio delle procedure di affidamento previste dai cronoprogrammi degli interventi, tramite un Fondo per l'avvio delle opere indifferibili28.
Nonostante tale contributo, considerate le circostanze oggettive che potrebbero ostacolare il raggiungimento di alcuni dei traguardi concordati, il Governo ha ritenuto necessaria una revisione del Piano originario, che è stata presentata alla Commissione europea lo scorso agosto.
Per un approfondimento sui principali sviluppi e sul processo di approvazione delle richieste di pagamento delle rate del PNRR, si rimanda alla documentazione disponibile sul sito ItaliaDomani29.
Si segnala che il 22 settembre è stata inoltrata alla Commissione la richiesta di pagamento della quarta rata. Il 26 settembre, il Comitato RRF ha autorizzato la Commissione a procedere con l’esborso della terza rata, passaggio formale propedeutico all'erogazione dei fondi (18,5 miliardi, al netto della quota di prefinanziamento).
Le proposte di revisione e integrazione del PNRR con un capitolo REPowerEU
Per far fronte al cambiamento di scenario a seguito della crisi ucraina, che ha avuto un impatto diretto sui presupposti su cui si basa il PNRR, le istituzioni europee hanno adottato il Regolamento (UE) 2023/435 dedicato al Piano REPowerEU. Tale Regolamento stabilisce gli obiettivi specifici, le fonti di finanziamento e le modalità per l’inserimento di appositi capitoli REPowerUE nei PNRR30.
La dotazione finanziaria complessiva del capitolo REPowerEU consisterà per l’Italia in 2,76 miliardi a fondo perduto (a cui si aggiungono 161 milioni per l’aggiornamento del contributo finanziario massimo RRF), a cui andranno sommate ulteriori risorse liberate dalle modifiche al PNRR, in corso di negoziazione con la Commissione, e, eventualmente, dal fondo di sviluppo e coesione della programmazione 2021-2027. L’Italia non ha chiesto prestiti aggiuntivi, nonostante il Regolamento preveda questa possibilità.
Nel corso del mese di agosto, il Governo ha trasmesso alla Commissione europea una serie di proposte di riforme e investimenti per il capitolo REPowerEU, come illustrato nel paragrafo dedicato alla CSR3. Al contempo, l’inflazione elevata e le strozzature nelle catene dell’offerta sono circostanze oggettive che determinano un ostacolo al mantenimento di alcuni degli obiettivi finali del Piano. Nell’ambito di una verifica complessiva, la presentazione del capitolo REPowerEU è stata,

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27 D.L. 17 maggio 2022 n. 50, convertito con modificazioni dalla legge n. 91/2022.
28 Nello specifico, l'articolo 26, comma 7, del predetto D.L. n. 50/2022 ha istituito il Fondo per l'avvio delle opere indifferibili, con uno stanziamento iniziale di complessivi 7.500 milioni, a cui sono stati aggiunti ulteriori 1.300 milioni, previsti dall'articolo 34 del D.L. n. 115/2022, per complessivi 8,8 miliardi dal 2022 al 2027. Con decreto del Presidente del Consiglio dei ministri del 28 luglio 2022, sono state disciplinate le modalità di accesso al Fondo. Le risorse sono state assegnate alle stazioni appaltanti con successivi decreti del Ragioniere Generale dello Stato per l’annualità 2022 e il primo semestre 2023, interessando interventi finanziati da risorse PNRR, per opere, in relazione alle quali sono stati nominati Commissari Straordinari, e per interventi PNC.
29 https://www.italiadomani.gov.it/content/sogei-ng/it/it/home.html.
30 La successiva Comunicazione della Commissione europea 2023/C 80/01, pubblicata in data 3 marzo 2023, recante Orientamenti sui piani per la ripresa e la resilienza nel contesto di REPowerEU, fornisce gli orientamenti e la procedura per la modifica dei PNRR e le modalità di preparazione dei capitoli REPowerEU.

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pertanto, abbinata a una proposta di riprogrammazione in grado di evitare il rischio del mancato raggiungimento degli impegni originariamente presi nei tempi prestabiliti e di liberare risorse per integrare il finanziamento delle nuove iniziative, ferma restando l’esigenza che tutto avvenga in maniera neutrale sui saldi di finanza pubblica.
È stata avviata la discussione con la Commissione europea in merito alle proposte.
Per le nuove misure REPowerEU, sono in corso di valutazione: i) la coerenza con le finalità dello strumento; ii) l’effettiva possibilità che gli interventi siano completati entro il 2026; iii) i profili ambientali degli interventi e la compatibilità di deroga al principio del non arrecare danno significativo all’ambiente (c.d. DNSH) per i gasdotti.
Per le modifiche a traguardi e obiettivi originari del Piano, sono invece oggetto di approfondimento gli effettivi impatti dell’aumento dei costi delle materie prime e dell’energia sugli interventi realizzabili e le eventuali soluzioni per soddisfare l’ambizione delle misure del Piano con modifiche al percorso attuativo. La definizione condivisa del capitolo REPowerEU e della riprogrammazione è attesa per la fine dell’anno.
Complementarità tra le priorità sostenute dai fondi di coesione e il PNRR
Per rafforzare l’efficacia della politica di coesione e assicurarne la complementarità con il PNRR, come già indicato nell’Accordo di Partenariato 2021-2027, si è intervenuti con la riforma varata con il decreto-legge ‘PNRR Ter’, che ha ridisegnato il sistema di governance nazionale del PNRR e della politica di coesione, in linea con l’individuazione di una Autorità politica unica attraverso cui rappresentare, con una visione di sistema, le scelte operate su entrambi gli strumenti di intervento.
In particolare, sono state rafforzate le competenze del Dipartimento per le politiche di coesione della Presidenza del Consiglio dei ministri, che è la struttura che assicura l’indirizzo strategico, il coordinamento e il presidio sulla programmazione e attuazione della politica di coesione, in coordinamento con il PNRR. Con il medesimo decreto è stata prevista la soppressione dell’Agenzia per la coesione territoriale ed è stata istituita una Struttura di missione per il PNRR a supporto dell’Autorità politica delegata, al fine di assicurare uniformità e coerenza nelle reciproche interdipendenze.
L’esigenza di una piena integrazione tra i fondi della politica di coesione, europei e nazionali, e il PNRR, ribadita nella Raccomandazione, risulta dunque in linea con il lavoro del Governo, che ha accentrato la governance dei due strumenti con la riforma varata ad aprile, e che, negli scorsi mesi, ha rafforzato il coordinamento con Regioni e Ministeri, nell’ambito della politica di coesione. Anche in quest’ultimo caso, si intende assicurare la realizzazione di interventi strategici e qualificanti per i territori, in una prospettiva di integrazione tra fondi nazionali, europei e PNRR, per evitare effetti di spiazzamento e rischi di sovrapposizione tra i diversi programmi di investimento.
A tal fine, sono state adottate le ‘Disposizioni urgenti in materia di politiche di coesione e per il rilancio dell'economia nelle aree del Mezzogiorno e per

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l’immigrazione’31. Esse prevedono che il Governo sottoscriva con ciascuna Regione e con i Ministeri interessati un ‘Accordo per la coesione’, nel quale individuare le specifiche progettualità per lo sviluppo infrastrutturale, economico e sociale dei territori, con tempistiche predefinite e con il concorso e la combinazione di più fonti di finanziamento. Gli Accordi considerano lo stato di attuazione, le criticità e le situazioni di ritardo della programmazione 2014-2020, nonché lo stato di avanzamento del PNRR.
Anche il Regolamento REPowerEU ha previsto la possibilità di orientare verso le finalità del Piano fino ad un massimo del 7,5 per cento delle risorse FESR e FSE Plus assegnate ai programmi nazionali e regionali. Nell’ambito degli ‘Accordi per la coesione’ sopra richiamati, viene verificato l’interesse a rendere operativa tale disposizione regolamentare.
Inoltre, sempre nell’ambito della negoziazione avviata con tali Accordi, viene assicurata l’interazione tra le diverse politiche di investimento, al fine di rafforzare l’efficienza e l’efficacia delle stesse. In tal senso, le politiche di coesione possono sostenere interventi originariamente finanziati dal PNRR che, alla luce delle istruttorie condotte, non consentano il rispetto degli obblighi temporali richiesti dallo stesso Piano. Ciò consentirà di assicurare la realizzazione di interventi già selezionati e per i quali sono disponibili livelli di attuazione coerenti con le stesse politiche di coesione.
A questi importanti fattori di integrazione tra politica di coesione e PNRR, si aggiunge la previsione nell’ambito dei meccanismi di coordinamento dell’Accordo di Partenariato 2021-2027, della costituzione di un Tavolo tecnico, di prossima attivazione, che ha lo scopo di verificare, anche in fase attuativa, le complementarità e sinergie tra i due programmi d’investimento.
Le Conclusioni dei Consigli europei del 9 febbraio e del 23 marzo scorsi, hanno rappresentato l’esigenza di maggiore flessibilità nell’uso delle risorse dei fondi europei, e, quindi, anche della politica di coesione, per rafforzare la competitività a lungo termine dell’Unione europea. Su queste basi, è attualmente in discussione la proposta di regolamento europeo presentata dalla Commissione, che istituisce la Piattaforma europea per le tecnologie strategiche (STEP), che introduce rilevanti flessibilità nell’uso dei fondi 2021-2027, inclusa l’estensione dell’ammissibilità ai finanziamenti per le grandi imprese.
Per quanto riguarda, invece, la programmazione 2014-2020, in una logica di forte integrazione tra programmi e valorizzando le flessibilità introdotte dal Regolamento REPowerEU, è stata promossa un’azione volta a massimizzare l’utilizzo della cd. iniziativa SAFE32. Sono 12 i programmi operativi, di cui 5 nazionali, che hanno manifestato l’interesse ad aderire all’iniziativa e sono in corso le procedure formali di modifica degli stessi. L’ammontare complessivo delle risorse da riprogrammare è pari ad oltre 1,6 miliardi, di cui circa 1,5 miliardi destinati al finanziamento della misura nazionale ‘Bonus sociale elettrico’, a sostegno delle famiglie in condizioni di disagio economico. Attraverso l’Iniziativa SAFE, è stato

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31 D.L. n. 124 del 19 settembre 2023.
32 L’iniziativa SAFE (Supporting Affordable Energy) rientra nell'ambito della politica di coesione dell’Unione e consente agli Stati membri di utilizzare fino al 10 per cento dei fondi strutturali 2014-2020 non spesi per fornire un sostegno diretto alle famiglie vulnerabili e alle piccole e medie imprese per aiutarle a far fronte all'aumento dei costi energetici.

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possibile contemperare l’esigenza di sostenere famiglie e imprese per far fronte agli aumenti dei costi dell’energia causati dal conflitto in Ucraina con l’esigenza di scongiurare il rischio di non utilizzo di una parte dei fondi europei 2014-2020 per effetto di criticità o ritardi nell’attuazione della programmazione. Elemento rilevante, a supporto di questa strategia, è rappresentato dall’intervento strutturale per il rafforzamento della capacità amministrativa nell’ambito del Programma Nazionale Capacità per la Coesione 2021-2027. Il programma prevede l’assunzione con contratti di lavoro a tempo indeterminato di 2.200 unità di personale non dirigenziale, principalmente destinate a rafforzare la capacità amministrativa delle Regioni del Mezzogiorno e degli Enti locali, nonché la creazione di un dispositivo territoriale di assistenza tecnica a favore, in particolare, dei Comuni, governato dal Dipartimento per le politiche di coesione. L’obiettivo è di dotare queste istituzioni delle competenze necessarie per accelerare la realizzazione dei progetti e aumentarne la capacità di spesa del 20 per cento rispetto alla precedente programmazione.
IV.4	PROMUOVERE LA SOSTENIBILITÀ AMBIENTALE (CSR3)
Alla terza CSR, dedicata alla sostenibilità ambientale, risponde dettagliatamente la proposta di inserimento di un capitolo REPowerEU nel PNRR, presentata dal Governo.
REPowerEU
Il REPowerEU amplifica la portata innovativa del PNRR nel campo dell’energia, della transizione verde e della sostenibilità.
Le proposte di investimento e riforme contenute nel REPowerEU italiano sono suddivise in tre capitoli tematici:
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Capitolo 1 – Reti (rafforzamento strategico delle reti di distribuzione, anche riferite al gas, nella prospettiva della conversione degli impianti al trasporto di idrogeno, compreso il GNL, in particolare per consentire la diversificazione dell'approvvigionamento nell'interesse dell'Unione nel suo complesso e affrontare le strozzature interne e transfrontaliere nella trasmissione e distribuzione dell'energia elettrica) - in cui vengono proposti: i) investimenti per potenziare le linee di trasmissione in alta tensione e di interconnessione elettrica transfrontaliera tra Italia e Paesi confinanti; ii) scale up di misure già avviate nell’ambito del PNRR come Smart grid della rete elettrica e interventi su resilienza climatica reti.

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Capitolo 2 – Transizione verde ed efficientamento energetico (produzione di energie rinnovabili e riduzione della domanda di energia e riqualificazione) - in cui vengono proposti crediti d’imposta, contributi a fondo perduto, prestiti agevolati e strumenti analoghi ai contratti di sviluppo per: i) incentivare gli investimenti delle imprese nella produzione di energia da fonti rinnovabili e nella realizzazione di impianti di autoproduzione; ii) migliorare le prestazioni e la sostenibilità nei settori agroalimentare e zootecnico. Inoltre, è prevista l’elettrificazione delle banchine portuali per la riduzione delle emissioni delle

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navi nella fase di stazionamento in porto (c.d. cold ironing). Sono previste riforme e investimenti nelle competenze green dei lavoratori del settore privato e della PA. Alcuni degli interventi proposti rafforzano le misure per lo sviluppo dell’idrogeno, nel contesto del riutilizzo delle aree industriali dismesse e per le attività di ricerca e sviluppo sull’idrogeno, già avviate nell’ambito del PNRR.
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Capitolo 3 – Filiere industriali strategiche (sostegno alle catene del valore,promozione delle filiere dell’energia rinnovabile e dell’idrogeno nella prospettiva dell’economia circolare e del recupero dei materiali rari) - in cui sipropongono investimenti per supportare la transizione ecologica in un’ottica di filiera strategica e per l’approvvigionamento sostenibile, circolare e sicuro delle materie prime critiche.

Infine, tra le riforme allo studio si evidenziano: i) le norme volte alla riduzione dei costi di connessione degli impianti per la produzione di biometano e alla mitigazione del rischio finanziario associato ai contratti Power Purchase Agreements (PPA) da fonti rinnovabili; ii) un Testo unico per l’autorizzazione degli impianti di produzione energetica da fonti rinnovabili; iii) la definizione di un percorso per la razionalizzazione dei sussidi inefficienti connessi ai combustibili fossili.

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